    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 6, 1995

                                                       REGISTRATION NO. 33-63733
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO



                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          MENTOR GRAPHICS CORPORATION
            (EXACT NAME OF REGISTRANTS AS SPECIFIED IN ITS CHARTER)

              OREGON                             7373                           93-0786033
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NO.)

                            8005 S.W. BOECKMAN ROAD
                         WILSONVILLE, OREGON 97070-7777
                           TELEPHONE: (503) 685-7000
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                WALDEN C. RHINES
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          MENTOR GRAPHICS CORPORATION
                            8005 S.W. BOECKMAN ROAD
                         WILSONVILLE, OREGON 97070-7777
                           TELEPHONE: (503) 685-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

        JOSHUA L. GREEN                       DEAN FREED                     TIMOTHY TOMLINSON
       STANLEY F. PIERSON          VICE PRESIDENT, GENERAL COUNSEL            RICHARD JUDKINS
        DEANN K. WRIGHT                     AND SECRETARY             TOMLINSON ZISKO MOROSOLI & MASER
       VENTURE LAW GROUP             MENTOR GRAPHICS CORPORATION             200 PAGE MILL ROAD
   A PROFESSIONAL CORPORATION          8005 S.W. BOECKMAN ROAD                  SECOND FLOOR
      2800 SAND HILL ROAD           WILSONVILLE, OREGON 97070-7777      PALO ALTO, CALIFORNIA 94306
  MENLO PARK, CALIFORNIA 94025

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:


     As promptly as practicable after this Registration Statement becomes effective and the effective time of the proposed merger of a subsidiary of the Registrant with and into Microtec Research, Inc., as described in the Agreement and Plan of Merger, dated as of October 9, 1995, amended November 6, 1995, attached as Annex A to the Prospectus/Proxy Statement forming a part of this Registration Statement.


     If the securities being registered on this Form are being offered in connection with the formation of a holding Company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TITLE OF EACH CLASS                                     PROPOSED MAXIMUM  PROPOSED MAXIMUM
OF SECURITIES                            AMOUNT TO BE    OFFERING PRICE      AGGREGATE        AMOUNT OF
TO BE REGISTERED                        REGISTERED(1)      PER SHARE     OFFERING PRICE(3) REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, no par value.............    6,445,545          (2)           $130,200,000      $44,896.58

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Based upon the maximum number of shares that may be issued in the merger described herein.

(2) Not applicable.

(3) The registration fee is calculated in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended, by multiplying $14.00, the average high and low prices of Microtec Common Stock on the Nasdaq National Market on October 23, 1995, by 9,300,000, the number of shares of Microtec Common Stock to be received by the Registrant in exchange for the Common Stock of the Registrant pursuant to the merger described herein.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          MENTOR GRAPHICS CORPORATION
                            ------------------------

              CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
                  OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

FORM S-4 REGISTRATION STATEMENT ITEM AND HEADING              LOCATION IN PROSPECTUS
-------------------------------------------------   ------------------------------------------
                                                           (Information about the Transaction)
  1.   Forepart of the Registration Statement and
       Outside Front Cover Page of Prospectus....   Outside Front Cover Page
  2.   Inside Front and Outside Back Cover Pages
       of Prospectus.............................   Inside Front and Outside Back Cover Pages
  3.   Risk Factors, Ratio of Earnings to Fixed
       Charges and Other Information.............   Summary; Selected Historical and Pro Forma
                                                    Financial Data; Comparative Stock Price
                                                    Data and Dividend History; Risk Factors;
                                                    The Special Meeting; The Merger; The
                                                    Merger Agreement; Mentor Graphics
                                                    Management's Discussion and Analysis of
                                                    Financial Condition and Results of
                                                    Operations; Information Concerning Mentor
                                                    Graphics; Information Concerning Microtec
  4.   Terms of the Transaction..................   Summary; The Merger; The Merger Agreement;
                                                    Description of Mentor Graphics Capital
                                                    Stock; Comparison of Rights of Holders of
                                                    Mentor Graphics Common Stock and Microtec
                                                    Common Stock
  5.   Pro Forma Financial Information...........   Pro Forma Combined Condensed Financial
                                                    Statements
  6.   Material Contacts with the Company Being
       Acquired..................................   The Merger
  7.   Additional Information Required for
       Reoffering by Persons and Parties Deemed
       to be Underwriters........................   *
  8.   Interests of Named Experts and Counsel....   Experts; Legal Matters
  9.   Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities...............................   *
                                                            (Information about the Registrant)
 10.   Information with Respect to S-3
       Registrants...............................   *
 11.   Incorporation of Certain Information by
       Reference.................................   *
 12.   Information with Respect to S-2 or S-3
       Registrants...............................   *
 13.   Incorporation of Certain Information by
       Reference.................................   *

FORM S-4 REGISTRATION STATEMENT ITEM AND HEADING              LOCATION IN PROSPECTUS
-------------------------------------------------   ------------------------------------------
 14.   Information with Respect to Registrants
       Other Than S-2 or S-3 Registrants.........   Summary; Risk Factors; The Special
                                                    Meeting; The Merger; The Merger Agreement;
                                                    Mentor Graphics Management's Discussion
                                                    and Analysis of Financial Condition and
                                                    Results of Operations; Information
                                                    Concerning Mentor Graphics; Description of
                                                    Mentor Graphics Capital Stock; Comparison
                                                    of Rights of Holders of Mentor Graphics
                                                    Common Stock and Microtec Common Stock;
                                                    Index to Financial Statements
                                                (Information about the Company being Acquired)
 15.   Information with Respect to S-3
       Companies.................................   *
 16.   Information with Respect to S-2 or S-3
       Companies.................................   *
 17.   Information with Respect to Companies
       Other Than S-2 or S-3 Companies...........   Summary; Risk Factors; The Special
                                                    Meeting; The Merger; The Merger Agreement;
                                                    Microtec Management's Discussion and
                                                    Analysis of Financial Condition and
                                                    Results of Operations; Information
                                                    Concerning Microtec; Comparison of Rights
                                                    of Holders of Mentor Graphics Common Stock
                                                    and Microtec Common Stock; Index to
                                                    Financial Statements
                                                           (Voting and Management Information)
 18.   Information if Proxies, Consents or
       Authorizations are to be Solicited........   Summary; The Special Meeting: The Merger;
                                                    Information Concerning Mentor Graphics;
                                                    Information Concerning Microtec
 19.   Information if Proxies, Consents or
       Authorizations are not to be Solicited or
       in an Exchange Offer......................   *

---------------

* Not Applicable.

                                     [LOGO]

                            MICROTEC RESEARCH, INC.
                         2350 MISSION COLLEGE BOULEVARD
                         SANTA CLARA, CALIFORNIA 95054

Dear Stockholder:


     You are cordially invited to attend a special meeting of the stockholders of Microtec Research, Inc. ("Microtec") to be held at 8:00 a.m. local time, on
            , 1995, at Microtec's executive offices, 2350 Mission College Boulevard, Santa Clara, California (the "Special Meeting").



     At the Special Meeting, you will be asked to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 9, 1995, as amended November 6, 1995, by and among Mentor Graphics Corporation ("Mentor Graphics"), M Acquisition Sub, Inc., a wholly owned subsidiary of Mentor Graphics ("Merger Sub"), and Microtec, and to approve the merger (the "Merger") of Merger Sub with and into Microtec pursuant to the Merger Agreement. As a result of the Merger, Microtec will become a wholly owned subsidiary of Mentor Graphics and each share of common stock of Microtec will be converted into and exchanged for 0.6930693 shares of Mentor Graphics Common Stock.


     MICROTEC'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF MICROTEC AND ITS STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

     Details of the proposed Merger and other important information concerning Mentor Graphics and Microtec are more fully described in the accompanying Proxy Statement/Prospectus. Please give this material your careful attention.

     Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement/Prospectus at any time before it has been voted at the Special Meeting. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          Jerry Kirk
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

Santa Clara, California
            , 1995

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

                            MICROTEC RESEARCH, INC.
                         2350 MISSION COLLEGE BOULEVARD
                         SANTA CLARA, CALIFORNIA 95054
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD                , 1995

TO: THE STOCKHOLDERS OF MICROTEC RESEARCH, INC.


     NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Microtec Research, Inc., a Delaware corporation ("Microtec"), will be held at
8:00 a.m. local time, on             , 1995, at Microtec's executive offices,
2350 Mission College Boulevard, Santa Clara, California (the "Special Meeting"), to consider and vote upon the following proposals:



          1. To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 9, 1995, as amended November 6, 1995, by and among Mentor Graphics Corporation ("Mentor Graphics"), M Acquisition Sub, Inc., a wholly owned subsidiary of Mentor Graphics ("Merger Sub"), and Microtec and to approve the merger (the "Merger") of Merger Sub with and into Microtec pursuant to the Merger Agreement. As a result of the Merger, Microtec will become a wholly owned subsidiary of Mentor Graphics and each share of Common Stock of Microtec will be converted into and exchanged for
     0.6930693 shares of Mentor Graphics Common Stock. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement and Prospectus (the "Proxy Statement/Prospectus") accompanying this Notice.


          2. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.


     The Board of Directors has fixed the close of business on November 15, 1995 as the record date for the determination of the holders of Microtec Common Stock entitled to notice of, and to vote at, the Special Meeting. Accordingly, only stockholders of record at the close of business on such date are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. The affirmative vote of a majority of the outstanding shares of Microtec Common Stock entitled to vote thereon is necessary for approval and adoption of the Merger Agreement and approval of the Merger.


     Details of the proposed Merger and other important information concerning Mentor Graphics and Microtec are more fully described in the accompanying Proxy Statement/Prospectus. Please give this material your careful attention.

     You may revoke your proxy in the manner described in the accompanying Proxy Statement/Prospectus at any time before it has been voted at the Special Meeting. Any stockholder attending the Special Meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors

Santa Clara, California                   Kenneth E. Lonchar
            , 1995                        Vice President, Finance and
                                          Administration
                                          and Chief Financial Officer

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE MICROTEC BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                            MICROTEC RESEARCH, INC.

                                PROXY STATEMENT
                            ------------------------

                          MENTOR GRAPHICS CORPORATION

                                   PROSPECTUS


     This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") is being furnished to the holders of common stock, par value $.001 per share (the "Microtec Common Stock"), of Microtec Research, Inc., a Delaware corporation ("Microtec"), in connection with the solicitation of proxies by the Microtec Board of Directors for use at the Special Meeting of Stockholders of Microtec to
be held on             , 1995 at 8:00 a.m., and at any and all adjournments or
postponements thereof (the "Special Meeting").



     This Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of M Acquisition Sub, Inc. ("Merger Sub") with and into Microtec, pursuant to which Microtec will become a wholly owned subsidiary of Mentor Graphics Corporation ("Mentor Graphics") pursuant to an Agreement and Plan of Merger dated as of October 9, 1995, as amended November 6, 1995, between Mentor Graphics, Merger Sub and Microtec (the "Merger Agreement"). In the Merger, each outstanding share of Microtec Common Stock will be converted into and represent the right to receive 0.6930693 of a share of Mentor Graphics Common Stock. Cash will be paid in lieu of any fractional share of Mentor Graphics Common Stock.



     This Proxy Statement/Prospectus also constitutes the Prospectus of Mentor Graphics with respect to up to 6,445,545 shares of Common Stock to be issued in connection with the Merger. Mentor Graphics Common Stock is traded on the Nasdaq National Market ("Nasdaq") under the symbol "MENT." On December 4, 1995, the closing sale price for Mentor Graphics Common Stock as reported on Nasdaq was $19.50 per share.


     This Proxy Statement/Prospectus and the accompanying form of proxy are
first being mailed to the Stockholders of Microtec on or about             ,
1995.

                            ------------------------

  SEE "RISK FACTORS" BEGINNING ON PAGE    FOR A DISCUSSION OF CERTAIN FACTORS
              THAT SHOULD BE CONSIDERED BY MICROTEC STOCKHOLDERS.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OR THIS PROXY STATEMENT/PROSPECTUS. ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS             , 1995.

                            ------------------------

     No person has been authorized to give any information or to make any representations not contained or incorporated in this Proxy Statement/Prospectus in connection with the matters referred to herein and, if given or made, such information or representations must not be relied upon as having been so authorized by Microtec or by Mentor Graphics. This Proxy Statement/Prospectus does not constitute an offer of any securities other than the registered securities to which it relates or an offer to any person in any jurisdiction where such offer would be unlawful. The delivery of this Proxy Statement/Prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to date hereof.

                            ------------------------

                                   TRADEMARKS

     Mentor Graphics(R), the Mentor Graphics logo, Board Station(R), GDT(R), Hybrid Station(R), Idea Station(R), IC Station(R), MCM Station(R) and QuickVHDL(R) are registered trademarks of Mentor Graphics Corporation. AutoFlow(TM), AutoLogic II(TM), AutoTherm MCM(TM), BSDArchitect(TM), Cell Builder(TM), DFTAdvisor(TM), DSP Station(TM), EngineerView(TM), FPGA Station(TM), FastScan(TM), FlexTest(TM), Logical Cable(TM), MS Analyzer(TM), Manufacturing Advisor(TM), MicroRoute(TM), Physical Cable(TM), Physical Test
Manager: SITE(TM), SOS Initiative(TM), System Design Station(TM), System Architect(TM) and Top-Down Design Solver(TM) are trademarks of Mentor Graphics Corporation.

     Microtec(R), the Microtec logo, Spectra(R), VRTX(R), VRTX32(R), XRAY(R), and XRAY MasterWorks(R) are registered trademarks of Microtec Research, Inc. VRTXmc(TM) and VRTXsa(TM) are trademarks of Microtec Research, Inc.

                             TABLE OF CONTENTS FOR
                           PROXY STATEMENT/PROSPECTUS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................    2
SUMMARY...............................................................................    3
     The Companies....................................................................    3
     Date and Place of the Special Meeting............................................    4
     Purpose of the Special Meeting; The Merger.......................................    4
     Stockholders Entitled to Vote; Voting Agreement..................................    4
     Vote Required....................................................................    4
     Appraisal Rights.................................................................    5
     Recommendation; Fairness Opinion.................................................    5
     Reasons for the Merger...........................................................    5
     Operations Following the Merger..................................................    5
     Interests of Certain Persons in the Merger.......................................    5
     Effective Time of the Merger.....................................................    6
     Conditions to the Merger.........................................................    6
     Termination......................................................................    6
     Surrender of Certificates........................................................    6
     Accounting Treatment.............................................................    6
     Certain Federal Income Tax Consequences..........................................    6
     Regulatory Matters...............................................................    7
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA......................................    8
COMPARATIVE STOCK PRICE DATA AND DIVIDEND HISTORY.....................................   11
RISK FACTORS..........................................................................   12
THE SPECIAL MEETING...................................................................   14
     General..........................................................................   14
     Matters to be Considered at the Special Meeting..................................   14
     Record Date; Voting at the Special Meeting; Vote Required........................   14
     Proxies..........................................................................   14
THE MERGER............................................................................   16
     Description......................................................................   16
     Background of the Merger.........................................................   16
     Reasons for the Merger; Recommendation of the Microtec Board of Directors........   17
     Operations Following the Merger..................................................   19
     Fairness Opinion.................................................................   19
     Certain Federal Income Tax Consequences..........................................   23
     Accounting Treatment.............................................................   24
     Interests of Certain Persons in the Merger.......................................   25
     Regulatory Matters...............................................................   25
     Appraisal Rights.................................................................   25
THE MERGER AGREEMENT..................................................................   26
     Effective Time of the Merger.....................................................   26
     Conversion of Shares.............................................................   26
     Treatment of Microtec Stock Options and Employee Stock Purchase Plan.............   26
     Resale of Mentor Graphics Common Stock by Microtec Affiliates....................   27
     Business of Microtec Pending the Merger..........................................   28
     Solicitation of Alternative Transactions.........................................   29
     Corporate Structure and Related Matters After the Merger.........................   29
     Certain Covenants................................................................   30

                                                                                        PAGE
                                                                                        ----


     Conditions to the Merger.........................................................   31
     Termination; Amendment...........................................................   31
     Fees and Expenses................................................................   32
     Confidentiality Agreement........................................................   32
PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.....................................   33
MENTOR GRAPHICS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS...............................................................   37
INFORMATION CONCERNING MENTOR GRAPHICS................................................   49
     Business.........................................................................   49
     Competition......................................................................   52
     Employees........................................................................   53
     Properties.......................................................................   53
     Legal Proceedings................................................................   53
     Management.......................................................................   54
     Information Regarding Beneficial Ownership of Principal Mentor Graphics
       Stockholders and Management....................................................   56
     Certain Transactions.............................................................   57
     Information Regarding Executive Officer Compensation.............................   58
MICROTEC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................   61
INFORMATION CONCERNING MICROTEC ......................................................   70
     Business.........................................................................   70
     Employees........................................................................   77
     Properties.......................................................................   77
     Legal Proceedings................................................................   77
     Management.......................................................................   78
     Information Regarding Beneficial Ownership of Principal Microtec
       Stockholders and Management....................................................   80
     Certain Transactions.............................................................   81
     Information Regarding Executive Officer Compensation.............................   82
DESCRIPTION OF MENTOR GRAPHICS CAPITAL STOCK..........................................   85
COMPARISON OF RIGHTS OF HOLDERS OF MENTOR GRAPHICS COMMON STOCK AND MICROTEC COMMON
  STOCK...............................................................................   86
     Amendment of Certificate or Articles of Incorporation; Amendment of Bylaws.......   86
     Dividends and Other Distributions................................................   86
     Special Meeting of Stockholders..................................................   87
     Provisions Relating to Directors.................................................   87
     Certain Anti-Takeover Provisions.................................................   88
     Dissenters' Rights...............................................................   89
     Limitation on Director Liability.................................................   89
EXPERTS...............................................................................   90
LEGAL MATTERS.........................................................................   90
OTHER MATTERS.........................................................................   90
INDEX TO FINANCIAL STATEMENTS.........................................................  F-1


ANNEX A: Agreement and Plan of Merger
ANNEX B: Opinion of Lehman Brothers

                             AVAILABLE INFORMATION

     Mentor Graphics and Microtec are each subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities in the New York Regional Office, 7 World Trade Center, New York, New York 10048, and the Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, Washington, D.C. 20549. In addition, material filed by Mentor Graphics and Microtec can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1935 K Street, N.W., Washington, D.C. 20006.

     Mentor Graphics has filed with the Commission a Registration Statement on Form S-4 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus and is qualified in its entirety by reference to the full text of this Proxy Statement/Prospectus and the exhibits hereto. Stockholders are urged to read this Proxy Statement/Prospectus, and the accompanying exhibits in their entirety. See "Risk Factors" for certain information that should be considered by the stockholders of Microtec.

THE COMPANIES

  Mentor Graphics Corporation

     Mentor Graphics is a leading supplier of electronic design automation ("EDA") systems -- advanced computer software used to automate the design, analysis and testing of electronic systems and components. Mentor Graphics markets its products primarily to large companies in the aerospace, computer, consumer electronics, semiconductor and telecommunications industries. Mentor Graphics' software products enable engineers and designers to design, analyze, place and route, and test custom integrated circuits, application specific integrated circuits, field programmable gate arrays, printed circuit boards, multichip modules and other electronic systems and subsystems prior to creating actual hardware prototypes. Customers use Mentor Graphics' software in the design of such diverse products as supercomputers, automotive electronics, missile guidance systems, signal processors and personal computers. Mentor Graphics sells and licenses its products primarily through its direct sales force in North America, Europe and Asia, and through distributors in territories where the volume of business does not warrant a direct sales presence.

     Mentor Graphics was incorporated in Oregon in 1981. Mentor Graphics' executive offices are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. Its telephone number at that address is (503) 685-7000.

  Microtec Research, Inc.

     Microtec is a provider of software products for the development and operation of embedded systems, including software development tools, real-time operating systems and software connectivity products. Microtec's integrated software solutions enable embedded systems developers to increase productivity, thereby decreasing costs of product development and reducing time-to-market for new products. Microtec has one of the largest installed customer bases in the embedded systems software development market, with over 40,000 licensed users of its software development tools and over 4,000 licensed users of its VRTX real-time operating systems.

     Microtec has a broad, integrated product line, including its C and object-oriented C++ software development tools, VRTX real-time operating systems and Spectra host-target connectivity products. Microtec has designed its products to have an open architecture and to have common features and interfaces across a range of microprocessors and host computers.

     Microtec was incorporated in California in 1979 and reincorporated in Delaware in December 1994. Microtec's executive offices are located at 2350 Mission College Boulevard, Santa Clara, California 95054. Its telephone number at that address is (408) 980-1300.

  M Acquisition Sub, Inc.

     Merger Sub is a Delaware corporation recently organized by Mentor Graphics for the purpose of effecting the acquisition of Microtec. It has no material assets and has not engaged in any activities except in connection with the proposed acquisition. Its executive offices are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. Its telephone number at that address is
(503) 685-7000.

DATE AND PLACE OF THE SPECIAL MEETING


     The Special Meeting of the stockholders of Microtec (the "Special Meeting")
will be held on          , 1995 at 8:00 a.m., local time, at the executive
offices of Microtec located at 2350 Mission College Boulevard, Santa Clara, California.


PURPOSE OF THE SPECIAL MEETING; THE MERGER

     At the Special Meeting, the stockholders of Microtec will consider and vote upon the proposals (i) to approve and adopt the Merger Agreement and to approve the Merger and (ii) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. See "The Special Meeting -- Matters to be Considered at the Special Meeting."

     As a result of the Merger, each outstanding share of Microtec Common Stock will be converted into the right to receive 0.6930693 (the "Exchange Ratio") shares of Mentor Graphics Common Stock. Upon consummation of the Merger, each then-outstanding option to purchase Microtec Common Stock under each of Microtec's 1985 Amended and Restated Option Plan and 1994 Stock Option Plan (a "Microtec Option") will be assumed by Mentor Graphics and will automatically be converted into an option to purchase that number of shares of Mentor Graphics Common Stock equal to the product of the number of shares of Microtec Common Stock such option was exercisable for at the time of the Merger multiplied by the Exchange Ratio at an exercise price equal to the quotient of the per share exercise price of the Microtec Option at the time of the Merger divided by the Exchange Ratio. From or after the date 30 days prior to the Effective Time, each outstanding option to purchase Microtec Common Stock under Microtec's 1994 Outside Directors' Option Plan shall become fully exercisable and all such options outstanding at the Effective Time shall automatically terminate. Subject to the consummation of the Merger, on the last trading day prior to the Effective Time, Microtec will apply the funds then credited under Microtec's 1994 Employee Stock Purchase Plan to each participant's payroll withholding account to the purchase of whole shares of Microtec Common Stock. See "The Merger Agreement -- Conversion of Shares; Treatment of Microtec Stock Options and Employee Stock Purchase Plan."

STOCKHOLDERS ENTITLED TO VOTE; VOTING AGREEMENT


     The close of business on November 15, 1995 is the record date for determination of holders of Microtec Common Stock entitled to vote at the Special Meeting. At that date, 8,913,148 shares of Microtec Common Stock were outstanding, held by approximately 230 holders of record. As of such date, directors and executive officers of Microtec and their affiliates may be deemed to be beneficial owners of approximately 61.5% of the outstanding shares of Microtec Common Stock. See "The Special Meeting -- Record Date; Voting at the Special Meeting; Vote Required."


     The directors and executive officers of Microtec have indicated that they intend to vote the shares of Microtec Common Stock held by them for approval and adoption of the Merger Agreement and approval of the Merger. Jerry Kirk, Chairman of the Board, President and Chief Executive Officer of Microtec, has entered into a voting agreement with Mentor Graphics pursuant to which he has agreed to vote his 4,248,334 shares of Microtec Common Stock (approximately 48% of the outstanding Microtec Common Stock) in favor of the Merger Agreement and the Merger. Mr. Kirk has also given Mentor Graphics an irrevocable proxy to vote these shares in favor of the Merger Agreement and the Merger. See "The Special Meeting -- Record Date; Voting at the Special Meeting; Vote Required."

VOTE REQUIRED

     Approval of the Merger Agreement and the Merger will require the affirmative vote of the holders of a majority of the outstanding shares of Microtec Common Stock entitled to vote thereon. Any other matters being submitted for consideration by the Microtec stockholders will require the affirmative vote of the holders of a majority of the shares of Microtec Common Stock present (in person or by proxy) at the Special Meeting and entitled to vote thereon. See "The Special Meeting -- Record Date; Voting at the Special Meeting; Vote Required; Proxies."

APPRAISAL RIGHTS

     Under the Delaware General Corporation Law, the holders of Microtec Common Stock are not entitled to appraisal rights in connection with the Merger.

RECOMMENDATION; FAIRNESS OPINION

     The Board of Directors of Microtec (the "Microtec Board") has approved the Merger Agreement and recommends that holders of Microtec Common Stock vote FOR the approval and adoption of the Merger Agreement and approval of the Merger.

     Lehman Brothers Inc. ("Lehman Brothers") has delivered to the Microtec Board its written opinion dated as of October 9, 1995 to the effect that, based upon and subject to the various considerations set forth in such opinion, as of the date of such opinion, the Exchange Ratio is fair from a financial point of view to the stockholders of Microtec.

     A copy of the opinion of Lehman Brothers, which sets forth the assumptions made, matters considered and scope of their review, is attached to this Proxy Statement/Prospectus as Annex B, and should be read in its entirety. See "The Merger -- Fairness Opinion," which also contains a discussion of the fee to be paid to Lehman Brothers.

REASONS FOR THE MERGER

     The Boards of Directors of Mentor Graphics and Microtec considered a number of potential joint benefits resulting from the Merger, including expanded market opportunities for both companys' products resulting from access to broader sales and distribution channels and enhanced ability to exploit growth opportunities in the embedded software systems market resulting from the combination of Mentor Graphic's financial and technical resources with Microtec's products. The Microtec Board believes that the Merger will provide the Microtec stockholders with the opportunity to receive, on a tax-free basis, Mentor Graphics Common Stock that will enable them to participate in opportunities for growth in the combined company after the Merger.

     Each Board of Directors has recognized that the potential benefits of the Merger may not be realized. Risks associated with the Merger include the need to integrate the operations, facilities and personnel, particularly engineering and sales personnel, of the two companies and the dilution that may result from the issuance of shares of Mentor Graphics Common Stock in the Merger. See "Risk Factors."

     For a discussion of the factors considered by the Board of Directors of Microtec in reaching its decision to recommend the Merger, see "The
Merger -- Reasons for the Merger; Recommendation of the Microtec Board of Directors."

OPERATIONS FOLLOWING THE MERGER

     Microtec will become a wholly-owned subsidiary of Mentor Graphics at the Effective Time of the Merger. Mentor Graphics intends that Microtec will be operated as an independent business within Mentor Graphics' Hardware/Software Design Division. None of the officers or directors of Microtec are expected to serve as officers or directors of Mentor Graphics following the Merger (although certain of Microtec's officers are expected to continue to serve as officers of Microtec following the Merger). See "The Merger -- Operations Following the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     None of the officers or directors of Microtec will receive any consideration other than as a securityholder in connection with the Merger, except as described below with respect to (i) certain consulting and employment agreements, (ii) options outstanding under the Directors Option Plan and (iii) certain indemnification obligations which will survive the Merger. See "The Merger -- Interests of Certain Persons in the Merger."

EFFECTIVE TIME OF THE MERGER

     As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement, the parties thereto will file a certificate of merger with the Secretary of State of the State of Delaware. The Merger will become effective upon such filing (the "Effective Time"). It is anticipated that, assuming all conditions are met, the Merger will occur on or before December 31, 1995.

CONDITIONS TO THE MERGER

     Consummation of the Merger is subject to the satisfaction of a number of conditions, including but not limited to (i) the adoption and approval of the Merger Agreement by the requisite vote of the stockholders of Microtec; (ii) the authorization for listing on the Nasdaq National Market of the shares of Mentor Graphics Common Stock to be issued in connection with the Merger; (iii) the absence of any restrictive court orders or any other legal restraints or prohibitions, and of any pending governmental proceedings, preventing or making illegal the consummation of the Merger; (iv) the continuing accuracy of the representations and warranties made in the Merger Agreement on and as of the Effective Time (except those limited by their terms to a different date) and (v) the receipt by Mentor Graphics and Microtec of certain opinions regarding tax and accounting matters. See "The Merger Agreement -- Conditions to the Merger."

TERMINATION

     The Merger Agreement may be terminated and the Merger may be abandoned prior to the Effective Time either before or after its approval by the stockholders of Microtec, under the circumstances specified in the Merger Agreement, including by mutual written agreement of Mentor Graphics and Microtec and by either party if the Merger is not consummated by January 31, 1996.

     Under certain circumstances either Mentor Graphics or Microtec may be required to pay a termination fee if the Merger Agreement is terminated. See "The Merger Agreement -- Termination; Amendment" and "-- Fees and Expenses."

SURRENDER OF CERTIFICATES

     If the Merger becomes effective, Mentor Graphics will cause American Stock Transfer & Trust Company ("Exchange Agent") to mail a letter of transmittal (the "Letter of Transmittal") with instructions to all holders of record of Microtec Common Stock as of the Effective Time for use in surrendering their stock certificates in exchange for certificates representing Mentor Graphics Common Stock and a cash payment in lieu of fractional shares. Certificates should not be surrendered until the Letter of Transmittal is received.

ACCOUNTING TREATMENT

     The Merger is expected to be accounted for as a pooling of interests. Upon execution of the Merger Agreement, Mentor Graphics received an opinion from KPMG Peat Marwick LLP, independent auditors, to the effect that, based upon certain material facts and certain representations and warranties described in such opinion, such accounting treatment is appropriate. In addition, Microtec received an opinion from Deloitte & Touche LLP, independent auditors, to the effect that, based upon certain material facts and certain representations and warranties described in such opinion, Microtec was not precluded from using the pooling of interests method of accounting in a merger transaction. See "The Merger -- Accounting Treatment."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger will qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, holders of Microtec Common Stock will not recognize gain or loss for federal income tax purposes by reason of the conversion of Microtec Common Stock to Mentor Graphics Common Stock, except for cash received in lieu of fractional shares. See "The Merger -- Certain Federal Income Tax Consequences."

     The Merger will not have any tax consequences to the stockholders of Mentor Graphics.

REGULATORY MATTERS


     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the United States Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the United States Justice Department (the "Antitrust Division"), and specified waiting period requirements have been satisfied. The applicable waiting period under the HSR Act expired on November 26, 1995. See "The Merger -- Regulatory Matters."

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA


     The following selected historical financial information of Mentor Graphics and Microtec has been derived from their respective historical consolidated financial statements, and should be read in conjunction with such consolidated financial statements and the notes thereto, certain of which are included in this Proxy Statement/Prospectus. The selected pro forma financial information of Mentor Graphics and Microtec gives effect to the Merger and is derived from the pro forma combined condensed financial statements and should be read in conjunction with such pro forma statements and the notes thereto which are included in this Proxy Statement/Prospectus. For pro forma purposes, Mentor Graphics' financial statements for the three fiscal years ended December 31, 1994, 1993 and 1992, and for the nine months ended September 30, 1995 and 1994 have been combined with the financial statements of Microtec for the three fiscal years ended March 31, 1995, 1994 and 1993 and for the nine months ended September 30, 1995 and 1994. No dividends have been declared or paid on Microtec Common Stock. The pro forma data does not reflect the issuance of additional shares of Mentor Graphics Common Stock prior to consummation of the Merger.


     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated, nor is it necessarily indicative of future operating results or financial position.

                       SELECTED HISTORICAL FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                    NINE MONTHS
                                                ENDED SEPTEMBER 30,
                                                    (UNAUDITED)                     YEAR ENDED DECEMBER 31,
                                                -------------------   ----------------------------------------------------
                                                  1995       1994       1994       1993       1992       1991       1990
                                                --------   --------   --------   --------   --------   --------   --------
Mentor Graphics Statement of Operations Data:
Net revenues................................... $274,821   $246,439   $348,294   $339,775   $350,766   $400,127   $435,185
Income (loss) from operations(1)...............   32,233     15,208     28,460    (29,392)   (40,732)   (60,501)    20,715
Net income (loss)..............................   31,305     14,530     27,537    (32,073)   (50,861)   (61,613)    23,625
Net income (loss) per share.................... $   0.57   $   0.28   $   0.53   $  (0.69)  $  (1.13)  $  (1.43)  $   0.53
Cash dividends per share.......................                                       .18        .24        .24        .22
Shares used in per share calculations..........   55,323     51,966     52,120     46,410     45,142     43,153     44,833
Mentor Graphics Balance Sheet Data:
Working Capital................................ $181,989   $121,308   $138,779   $ 96,336   $108,392   $169,875   $208,223
Total Assets...................................  432,502    369,841    393,797    353,584    378,565    445,661    504,287
Long-term Debt.................................   52,589     54,096     53,625     54,321     55,709     50,554     50,167
Stockholders' Equity...........................  282,439    223,045    239,068    195,711    221,406    267,667    326,419


---------------
(1) Includes restructuring costs of $(6,045), $24,800, $12,900 and $27,100 for the years ended December 31, 1994, 1993, 1992 and 1991, respectively. Also includes merger related charges of $9,265 for the year ended December 31, 1994.


                                                     SIX MONTHS
                                                 ENDED SEPTEMBER30,
                                                    (UNAUDITED)                       YEAR ENDED MARCH 31,
                                                 ------------------    ---------------------------------------------------
                                                  1995       1994       1995       1994       1993       1992       1991
                                                 -------    -------    -------    -------    -------    -------    -------
Microtec Statement of Operations Data:
Net revenues...................................  $22,732    $21,481    $45,212    $33,007    $22,626    $20,028    $15,553
Income (loss) from operations(1)...............    1,255      2,550      5,830    (13,999)       492      2,593      3,151
Net income (loss)..............................    1,168      1,808      4,350     (8,331)       156      2,086      2,551
Net income (loss) per share....................  $  0.13    $  0.22    $  0.50    $ (1.21)
Shares used in per share calculations..........    9,311      8,247      8,621      6,877
Microtec Balance Sheet Data:
Working Capital................................  $11,476    $ 5,238    $12,191    $ 4,519    $ 6,534    $ 7,168    $ 5,286
Total Assets...................................   34,168     25,640     36,769     25,161     16,827     14,448     11,250
Stockholders' Equity...........................   22,659     10,710     21,563      8,260      9,413      9,157      7,006


---------------
(1) Includes acquired in process research and development and litigation related costs of $18,282 in 1994 and $2,083 in 1993.

     SELECTED CONSOLIDATED FINANCIAL DATA -- PRO FORMA COMBINED (UNAUDITED)


     Set forth below are unaudited selected consolidated financial data (pro forma combined) of Mentor Graphics and Microtec which give effect to the Merger under the pooling of interests method accounting. Such pro forma data assumes the Merger had been effective at the beginning of the periods presented for the statement of operations information and on September 30, 1995 and December 31, 1994, 1993 and 1992 for the balance sheet information. The pro forma information is presented for illustrative purposes and is not necessarily indicative of future operating results or financial position of combined companies. The selected unaudited pro forma combined financial data should be read in conjunction with the "Unaudited Pro Forma Condensed Combined Financial Information," including the notes thereto.


     SELECTED CONSOLIDATED FINANCIAL DATA -- PRO FORMA COMBINED (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                  NINE MONTHS
                                              ENDED SEPTEMBER 30,    FOR THE YEAR ENDED DECEMBER
                                                                                 31,
                                              -------------------   ------------------------------
                                                1995       1994       1994       1993       1992
                                              --------   --------   --------   --------   --------
STATEMENTS OF OPERATIONS DATA:(1)(2)
Net Revenue.................................  $309,681   $278,562   $393,506   $372,782   $373,392
Income (loss) before income taxes...........    39,822     21,585     37,502    (43,580)   (47,845)
Net Income (loss)...........................    33,974     17,155     33,187    (45,904)   (50,705)
Net Income (loss) per share.................  $   0.55   $   0.30   $   0.57   $  (0.90)  $  (1.02)
Cash dividends per share....................        --         --         --       0.17       0.22
Shares used in per share calculations.......    61,767     57,620     58,095     51,176     49,576



                                                                            DECEMBER 31,
                                               SEPTEMBER 30,     ----------------------------------
                                                   1995            1994         1993         1992
                                               -------------     --------     --------     --------
BALANCE SHEET DATA:(2)
Working Capital..............................    $ 192,965       $150,470     $ 97,155     $108,892
Total Assets.................................      462,470        426,366      373,245      378,565
Long-term Debt...............................       52,589         53,625       54,321       55,709
Stockholders' Equity.........................      300,898        256,431      198,471      221,406


---------------
(1) All net income (loss) and per share data includes Mentor Graphics restructuring costs of $(6,045), $24,800 and $12,900, for the years ended December 31, 1994, 1993, & 1992, respectively, Mentor Graphics merger related charges of $9,265 for the year ended December 31, 1994, and Microtec acquired in process research and development and litigation related costs of $18,282 and $2,083 for the years ended December 31, 1994 and 1993, respectively.


(2) It is expected that following the Merger, Mentor Graphics will incur a charge to operations, currently anticipated to be between $3,000 and $4,000, in the quarter ending December 31, 1995 to reflect the combination of the two companies. The charge includes elimination of duplicate facilities, severance costs and the write-off of property and equipment. This charge is not reflected in the pro forma data.


     See Pro Forma Combined Condensed Financial Statements and accompanying notes thereto.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share data of Mentor Graphics and Microtec and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a pooling of interests basis assuming that 0.6930693 shares of Mentor Graphics Common Stock is issued in exchange for each share of Microtec Common Stock in the Merger. This data should be read in conjunction with the selected financial data, the pro forma combined condensed financial statements and the separate historical financial statements of Mentor Graphics and Microtec and notes thereto, included elsewhere in this Proxy Statement/Prospectus. The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of the periods presented and should not be construed as representative of future operations.


                                                   NINE MONTHS
                                               ENDED SEPTEMBER 30,
                                                   (UNAUDITED)           YEAR ENDED DECEMBER 31,
                                               -------------------     ---------------------------
                                               1995          1994      1994       1993       1992
                                               -----         -----     -----     ------     ------
Historical Mentor Graphics:
  Net income (loss)..........................  $0.57         $0.28     $0.53     $(0.69)    $(1.13)
  Dividends..................................   0.00          0.00      0.00       0.18       0.24
  Book value.................................   5.18                    4.66



                                                   NINE MONTHS
                                               ENDED SEPTEMBER 30,
                                                   (UNAUDITED)            YEAR ENDED MARCH 31,
                                               -------------------     ---------------------------
                                               1995          1994      1995       1994       1993
                                               -----         -----     -----     ------     ------
Historical Microtec:
  Net income (loss)..........................  $0.29         $0.32     $0.50     $(1.21)
  Dividends..................................   0.00          0.00      0.00       0.00
  Book value.................................   2.55                    2.49



                                                   NINE MONTHS
                                               ENDED SEPTEMBER 30,       YEAR ENDED DECEMBER 31,
                                                   (UNAUDITED)                 (UNAUDITED)
                                               -------------------     ---------------------------
                                               1995          1994      1994       1993       1992
                                               -----         -----     -----     ------     ------
Pro Forma Combined Per Mentor Graphics Share:
  Net income (loss)..........................  $0.55         $0.30     $0.57     $(0.90)    $(1.02)
  Dividends..................................   0.00          0.00      0.00       0.17       0.22
  Book value.................................   4.96                    4.47
Equivalent Pro Forma Combined Per Microtec
  Share:
  Net income (loss)..........................  $0.30         $0.21     $0.40     $(0.62)    $(0.71)
  Dividends..................................   0.00          0.00      0.00       0.12       0.15
  Book value.................................   3.44                    3.10


     On October 9, 1995, the last full trading day preceding the public announcement by Mentor Graphics and Microtec of the execution of the Merger Agreement, the closing price of Mentor Graphics Common Stock on Nasdaq was $19.07, and the closing price of Microtec Common Stock on Nasdaq was $11.25. The equivalent market price per share of Microtec Common Stock based on the Exchange Ratio would have been $13.22.

See Pro Forma Combined Condensed Financial Statements and accompanying notes thereto.

               COMPARATIVE STOCK PRICE DATA AND DIVIDEND HISTORY

     The Mentor Graphics Common Stock and the Microtec Common Stock are quoted on Nasdaq under the trading symbols "MENT" and "MTEC", respectively. The following table sets forth, for the periods indicated, the quarterly high and low sale prices per share of the Mentor Graphics Common Stock and the Microtec Common Stock. The Microtec Common Stock began trading on Nasdaq on December 15, 1994.


                                                                  MENTOR
                                                                 GRAPHICS          MICROTEC
                                                               COMMON STOCK      COMMON STOCK
                                                              --------------    --------------
                                                              HIGH      LOW     HIGH      LOW
                                                              -----    -----    -----    -----
1993
  First Quarter.............................................  $  11    $7 7/8      --       --
  Second Quarter............................................     12    7 7/8       --       --
  Third Quarter.............................................  11 1/2   8 3/8       --       --
  Fourth Quarter............................................  15 1/2      10       --       --
1994
  First Quarter.............................................  $17 1/4  $11 1/4     --       --
  Second Quarter............................................  16 1/8      10       --       --
  Third Quarter.............................................  11 5/8   9 3/8       --       --
  Fourth Quarter............................................  15 5/8   10 5/8   $   9    $   8
1995
  First Quarter.............................................  $16 3/8  $12 3/8  $  13    $8 1/4
  Second Quarter............................................  18 1/2   14 7/8   16 1/4   7 3/4
  Third Quarter.............................................  21 3/8   16 1/8   12 1/4   7 3/4
  Fourth Quarter (through December 1, 1995).................  22 7/8   16 5/8      15    10 3/4



     The number of holders of record of Mentor Graphics Common Stock and Microtec Common Stock on November 15, 1995 were approximately 1,311 and 230, respectively.


     No cash dividends have been previously paid on Microtec Common Stock. No cash dividends have been paid on Mentor Graphics Common Stock since the third quarter of 1993, and Mentor Graphics does not anticipate paying dividends in the foreseeable future. Any future determination concerning the payment of cash dividends will depend upon Mentor Graphics' results of operations, financial condition, capital requirements and other factors deemed relevant by Mentor Graphics' Board of Directors.

     The following table sets forth the high, low and closing sale prices as reported on Nasdaq of the Mentor Graphics Common Stock and the Microtec Common Stock on Monday, October 9, 1995. The public announcement of the Merger Agreement occurred prior to the opening of trading on Tuesday, October 10, 1995.

                                                   MENTOR                     MICROTEC
                                                  GRAPHICS     MICROTEC     EQUIVALENT(1)
                                                  --------     --------     -------------
            High................................   $19.75       $11.75         $ 13.69
            Low.................................    19.00        10.75           13.17
            Closing.............................    19.07        11.25           13.22

---------------
(1) The Microtec equivalent market value is computed by multiplying the high, low and closing market price per share of Mentor Graphics Common Stock by the Exchange Ratio.


     The last reported sale prices for Mentor Graphics Common Stock and Microtec Common Stock as reported on Nasdaq on December 4, 1995 were 19 1/2 and 13 1/2, respectively.

                                  RISK FACTORS

     The following risk factors should be considered by holders of Microtec Common Stock in evaluating whether to approve the Merger Agreement and thereby become holders of Mentor Graphics Common Stock. These factors should be considered in conjunction with the other information included and incorporated by reference in this Proxy Statement/Prospectus.

     Competition. The EDA industry is highly competitive and has been characterized by rapid technological advances in application software, operating systems and hardware. Some of Mentor Graphics' competitors and potential competitors may have greater name recognition, more extensive engineering, manufacturing and marketing capabilities and greater financial, technological and personnel resources than Mentor Graphics. There can be no assurance that Mentor Graphics will have the financial resources, marketing, distribution and service capability, depth of key personnel or technological knowledge to compete successfully in the EDA market in the future. The primary competitors for Mentor Graphics products are Cadence Design Systems, Inc., Synopsys, Inc., Viewlogic Systems, Inc., COMPASS Design Automation, Inc., Zuken-Redac, Intergraph Corporation and numerous small companies. The EDA industry has become increasingly competitive and Mentor Graphics' results may be adversely affected by the actions of existing or future competitors. Such actions may include the development or acquisition of new technologies, the introduction of new products, the assertion by third parties of patent or similar intellectual property rights, and the reduction of prices by competitors to gain or retain market share. Industry consolidation or alliances may also affect the competitive environment. In particular, competitive pressures from existing or new competitors who offer lower prices or introduce new products could result in delayed or deferred purchasing decisions by potential customers and price reductions, both of which would adversely affect Mentor Graphics' sales and operating margins. See "Business -- Competition."

     Key Personnel. The success of Mentor Graphics depends on its ability to attract and retain qualified technical, managerial, sales and marketing personnel. Competition for such personnel is intense in the software industry and there can be no assurance that Mentor Graphics will be successful in retaining its key technical, sales and marketing employees or that it can attract, assimilate or retain other qualified technical, managerial, sales and marketing personnel in the future. If Mentor Graphics is unable to hire the necessary technical personnel, the development of new products could be impaired. In addition, if Mentor Graphics is unable to retain qualified sales personnel, sales of its products would be negatively affected.

     Acquisition Strategy. Acquisitions of complementary businesses are an integral part of Mentor Graphics' overall business strategy. In addition to the Microtec acquisition, Mentor Graphics has recently consummated acquisitions of several other companies, including Axiom Datorer Skandinavien, AB, Exemplar Logic, Inc. and Precedence Incorporated. Mentor Graphics continually evaluates potential acquisition and investment opportunities. There can be no assurance that products, technologies and businesses of acquired companies, or the technical and sales personnel of such companies, will be effectively assimilated with those of Mentor Graphics. In addition, Mentor Graphics may incur significant expenses to complete acquisitions and investments and to support the acquired products, technologies or businesses. There can be no assurance that any acquired products, technologies or businesses will contribute to Mentor Graphics' revenues or earnings to any material extent. Furthermore, the challenge of managing the integration of multiple companies simultaneously is significant, and there can be no assurance that Mentor Graphics will be able to manage such integration successfully.

     Uncertainties Related to the Integration of Microtec's Business. The successful combination of companies in the high technology industry may be more difficult to accomplish than in other industries. There can be no assurance that Mentor Graphics will be successful in developing additional products based on Microtec's technology or engineering expertise, that Mentor Graphics will be successful in integrating its own distribution channels with those of Microtec, that Mentor Graphics will be successful in coordinating the activities of the Microtec and Mentor Graphics sales force or in selling Microtec's products to its own customer base, that the combined companies will retain their key personnel or that Mentor Graphics will realize any of the other potential benefits of the Merger.

     Technological Change. The market for Mentor Graphics' products (including the product lines of Microtec to be acquired in the Merger) is characterized by rapidly changing technology, evolving industry standards, and frequent introductions of new products and product enhancements. Mentor Graphics' success will depend upon its continued ability to enhance its existing products, to introduce new products on a timely and cost-effective basis to meet evolving customer requirements, to achieve market acceptance for new product offerings, and to respond to emerging industry standards and other technological changes. There can be no assurance that Mentor Graphics will be successful in developing new products or enhancing its existing products or that such new or enhanced products will receive market acceptance.

     Product Protection and Intellectual Property. Mentor Graphics currently relies upon a combination of patents, copyrights, trademarks and trade secret laws to establish and protect its proprietary rights in its products. Mentor Graphics maintains as proprietary the software and other portions of the technology incorporated in its products. Mentor Graphics has been issued and has applied for patents in the United States on various aspects of its products. There can be no assurance that the steps taken by Mentor Graphics to protect its proprietary rights will be adequate to prevent misappropriation of its technology or that Mentor Graphics competitors will independently develop technologies that are substantially equivalent or superior to Mentor Graphics' technology. In addition, the laws of some foreign countries do not protect Mentor Graphics' proprietary rights to the same extent as do the laws of the United States. No assurance can be given that any patents currently held or issued to Mentor Graphics in the future will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide competitive advantages.

     History of Losses; Repeated Restructuring Charges. Although Mentor Graphics was profitable in 1994 and the first three quarters of 1995, in the years ended December 31, 1993, 1992, and 1991, Mentor Graphics incurred net losses of $32,073,000, $50,861,000, and $61,613,000, respectively, including restructuring charges of $24,800,000, $12,900,000, and $27,100,000, respectively. The 1993 restructuring charge related to a restructuring plan approved in December 1993 aimed at reducing operating expenses by streamlining and reorganizing Company operations. The 1992 and 1991 restructuring charges related to restructuring plans aimed at improving Mentor Graphics' focus on its core businesses of integrated circuit design and electronic systems design. There can be no assurance as to Mentor Graphics' ability to avoid future restructuring charges or to achieve sustained profitability.

     Possible Volatility of Stock Price. The market price of Mentor Graphics' Common Stock may be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, changes in earnings estimates by analysts, announcements of technological innovations or new products by Mentor Graphics or its competitors, general conditions in the software and computer industries and other events or factors. In addition, the stocks of many technology companies have experienced extreme price and volume fluctuations which have often been unrelated to the companies' operating performance. Such market fluctuations, as well as general economic, political and market conditions, may adversely affect the market price of Mentor Graphics' Common Stock. Because the market price of Mentor Graphics Common Stock is subject to fluctuation, the market value of the shares of Mentor Graphics Common Stock that Microtec stockholders will receive in the Merger may increase or decrease prior to the Merger. Microtec stockholders are urged to obtain a current market quotation for Mentor Graphics Common Stock.

                              THE SPECIAL MEETING

GENERAL


     This Proxy Statement/Prospectus is being furnished to holders of Microtec Common Stock in connection with the solicitation of proxies by the Microtec Board for use at the Special Meeting to be held at Microtec's executive offices, 2350 Mission College Boulevard, Santa Clara, California at 8:00 a.m., local
time, on             , 1995, or at any adjournments or postponements thereof,
for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders of Microtec.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING


     At the Special Meeting, stockholders of record of Microtec as of the close of business on November 15, 1995, will be asked to consider and vote upon proposals (i) to approve and adopt the Merger Agreement and to approve the Merger and (ii) to transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.


     THE MICROTEC BOARD HAS DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF MICROTEC AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND RECOMMENDS A VOTE BY THE STOCKHOLDERS OF MICROTEC FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

RECORD DATE; VOTING AT THE SPECIAL MEETING; VOTE REQUIRED


     The Microtec Board has fixed November 15, 1995 as the record date for the determination of the stockholders of Microtec entitled to notice of and to vote at the Special Meeting. Only holders of record of Microtec Common Stock on the record date will be entitled to notice of and to vote at the Special Meeting. As of November 15, 1995, there were 8,913,148 shares of Microtec Common Stock outstanding and entitled to vote, which were held by approximately 230 holders of record. Each record holder of Microtec Common Stock on the record date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the stockholders of Microtec at the Special Meeting.


     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Microtec Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. The approval of the Merger Agreement and the Merger will require the affirmative vote of the holders of at least a majority of the outstanding shares of Microtec Common Stock entitled to vote thereon. Abstentions and broker non-votes will not be counted, but will have the practical effect of a vote against the Merger Agreement and the Merger since they represent one less vote for approval.


     As of November 15, 1995, directors, executive officers and affiliates of Microtec may be deemed to be the beneficial owners of approximately 61.5% of the outstanding shares of Microtec Common Stock. Each of the directors and executive officers of Microtec has indicated an intention to vote or direct the vote of all shares of Microtec Common Stock over which he or she has voting control in favor of the Merger Agreement and the Merger.


     In addition, Jerry Kirk, the President, Chief Executive Officer and Chairman of the Board of Microtec, has entered into a voting agreement with Mentor Graphics pursuant to which he has agreed to vote his 4,248,334 shares of Microtec Common Stock (approximately 48% of the currently outstanding shares of Microtec Common Stock) in favor of the Merger Agreement and the Merger. Mr. Kirk has also given Mentor Graphics an irrevocable proxy to vote these shares in favor of the Merger Agreement and the Merger.

PROXIES

     This Proxy Statement/Prospectus is being furnished to holders of Microtec Common Stock in connection with the solicitation of proxies by and on behalf of the Microtec Board for use at the Special Meeting.

     All shares of Microtec Common Stock that are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not duly and timely revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR approval and adoption of the Merger Agreement and approval of the Merger.


     If any other matters are properly presented for consideration at the Special Meeting (or any adjournments or postponements thereof), including, among other things, consideration of a motion to adjourn or postpone the Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed forms of proxy and voting thereunder will have discretion to vote on such matters in accordance with their best judgment, except that proxies voted against the Merger will not be voted for any adjournment or postponement of the Special Meeting.


     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Microtec at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Microtec before taking the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Microtec, 2350 Mission College Boulevard, Santa Clara, California 95054, Attention: Secretary, or hand-delivered to the Secretary of Microtec at or before taking the vote at the Special Meeting.

     In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Microtec in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Microtec will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

              STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES
                             WITH THEIR PROXY CARDS

                                   THE MERGER
DESCRIPTION

     Under the Merger Agreement, M Acquisition Sub, Inc. ("Merger Sub"), a wholly owned subsidiary of Mentor Graphics formed for this purpose, will merge with and into Microtec, which will continue as the surviving corporation. At the effective time of the Merger, (i) each outstanding share of Microtec Common Stock will be converted into the right to receive 0.6930693 (the "Exchange Ratio") shares of Mentor Graphics Common Stock and (ii) each outstanding share of common stock of Merger Sub will be converted into one share of common stock of Microtec, as the surviving corporation. Microtec will become a wholly-owned subsidiary of Mentor Graphics.

BACKGROUND OF THE MERGER

     In April 1989, Mentor Graphics and Microtec entered into a Software Development and License Agreement under which Microtec was to develop an interactive interface between Mentor Graphics software and Microtec's XRAY family of debugging software tools. In connection with an August 1991 restructuring of Mentor Graphics, all work on this project ceased.

     During the second quarter of 1995, management of Mentor Graphics determined that the company should pursue a strategy of hardware/software co-design, as a result of which it began evaluating companies in the embedded software systems market. In this connection, in early July of 1995, Chung Tung, Vice President and General Manager of Mentor Graphics Hardware/Software Design Division, contacted Jerry Kirk, President and Chief Executive Officer of Microtec to discuss the possibility of working together on certain tools targeted at hardware/software co-verification. Certain employees of Mentor Graphics and Microtec subsequently met on July 18, 1995, to discuss the possibility of cooperative development of selected design tools. At this meeting, the decision was made to proceed with a technical evaluation of such a strategy, and thereafter more detailed technical meetings took place between members of each company.

     On August 8, 1995, Mentor Graphics' President and Chief Executive Officer, Walden C. Rhines, met with Mr. Kirk to discuss a possible relationship between the two companies. Based on these discussions, it was determined that if a tight integration of the companies' products was required to achieve the benefits of the proposed development effort, then a more expansive collaboration, possibly including a merger, might be considered. Dr. Rhines and Mr. Kirk agreed to consider the possibility of a merger of the companies and to talk again. On August 10, certain employees of Mentor Graphics met with Mr. Kirk and Kenneth E. Lonchar, Microtec's Vice President and Chief Financial Officer, to learn more about Microtec's business.


     A further meeting was held on August 15, 1995, during which members of the senior management of Mentor Graphics presented to senior management of Microtec an overview of the process by which Mentor Graphics identifies, pursues and integrates merger partners. At this meeting, representatives of Mentor Graphics suggested a price range of $10.00 - $11.00 per share of Microtec Common Stock, which was rejected by Microtec.



     On September 6, 1995, the Board of Directors of Microtec discussed a possible merger with Mentor Graphics and authorized management representatives to meet with representatives of Mentor Graphics to further explore such a possibility. In addition, on September 6 and 7, representatives of management of each company met to discuss further a potential merger and to conduct preliminary price discussions. The Mentor Graphics Board of Directors discussed the proposed merger at a telephonic meeting on September 12, 1995. The Board reviewed the due diligence conducted by Mentor Graphics to date and directed management to proceed with preliminary acquisition discussions and to continue its legal, technical and financial due diligence review of Microtec.


     Discussions between the parties continued and on September 23, representatives of Mentor Graphics and Microtec signed a summary of terms expressing the parties' intent to proceed with negotiation and execution of a definitive merger agreement. The summary provided that proceeding with the proposed merger would be subject to a variety of conditions, including financial, technical and legal due diligence review, accounting treatment of the transaction as a pooling of interests, the approval of each company's Board of Directors and the approval of Microtec's stockholders. The summary provided for the issuance of Mentor Graphics Common Stock in exchange for Microtec Common Stock at a price equivalent to $14.00 per share, to be based on the average closing price of Mentor Graphics Common Stock over a specified ten-day trading period.


     On September 25, 1995, Microtec engaged Lehman Brothers Inc. to render its opinion with respect to the fairness to the Microtec stockholders, from a financial point of view, of the consideration to be received in the proposed Merger, including the proposed Exchange Ratio. Lehman Brothers had served as managing underwriter for the initial public offering of Microtec's Common Stock in December 1994. Also, in preparation for Microtec's next board meeting, Microtec's management delivered to each member of the Microtec Board of Directors certain due diligence materials regarding Mentor Graphics, including Mentor Graphics' 1994 Annual Report, 1995 Proxy Statement, Form 10-K for the year ended December 31, 1994, earnings release for the quarter ended June 30, 1995 and various analyst reports on Mentor Graphics. Additionally, between September 25, 1995 and the Microtec Board meeting on October 6, 1995, members of Microtec management and its counsel responded informally to various due diligence questions raised from time to time by individual Microtec Board members.


     Mr. Kirk visited Mentor Graphics on September 28, 1995, to discuss merger organizational issues and on September 30, 1995, representatives from each company participated in a merger planning meeting at Mentor Graphics' San Jose offices. The Board of Directors of Mentor Graphics participated in a telephonic conference to discuss the proposed terms of the merger.

     Mr. Lonchar and representatives of Lehman Brothers conducted further due diligence at Mentor Graphics' headquarters on October 5, reviewing financial, legal, tax, compatibility and other issues relating to the proposed Merger.


     At a meeting held the evening of October 5, the Mentor Graphics Board reviewed proposed merger terms and due diligence questions regarding Microtec. At the conclusion of the meeting, the Mentor Graphics Board authorized Dr. Rhines to enter into a binding agreement to acquire Microtec, following satisfaction of certain due diligence and integration matters. At a meeting of the Board of Directors of Microtec on October 6, 1995, Mr. Kirk and Mr. James F. Ready, Microtec's Vice President, Chief Technical Officer, made a presentation to the Board on the potential strategic benefits to Microtec of a merger with Mentor Graphics. Mr. Lonchar made a due diligence presentation and representatives of Lehman Brothers made a financial presentation. In addition, Microtec's legal counsel advised the directors as to their fiduciary obligations in considering the proposed merger. Thereafter, R. Douglas Norby, Senior Vice President and Chief Financial Officer of Mentor Graphics, made a presentation on the merger proposal from the point of view of Mentor Graphics. The Board directed several questions to Mr. Norby and received responses. Representatives of both companies held an all-day meeting at Mentor Graphics' headquarters on October 8, 1995 to continue negotiations of the terms of the merger and to discuss integration plans.


     On October 9, 1995, the parties conducted final negotiations relating to the merger terms, and the Board of Directors of Microtec held a special meeting to discuss the terms of the proposed Merger Agreement. At the meeting, Lehman Brothers made a presentation and rendered its opinion as to the fairness, from a financial point of view, of the consideration to be received by the Microtec stockholders. After a lengthy discussion, the Microtec Board unanimously approved the terms of the Merger Agreement. Later that evening, the Merger Agreement was executed.

REASONS FOR THE MERGER; RECOMMENDATION OF THE MICROTEC BOARD OF DIRECTORS

  Mentor Graphics' Reasons for the Merger

     The Mentor Graphics Board of Directors believes that the Merger is a key step in Mentor Graphics' efforts to integrate hardware and software codesign for its customers. By combining Mentor Graphics hardware design tools with Microtec's integrated software development tools and family of real-time operating system products, Mentor Graphics will seek to solve problems inherent in the increasingly complex tasks of creating hardware designs and the software systems "embedded" in that hardware. Mentor Graphics believes that the complexity of electronic systems containing both hardware and software will increase, presenting additional challenges for designers. The Mentor Graphics Board believes that the Merger will be beneficial to

Mentor Graphics because the combination will expand the available market for Microtec's products by leveraging Mentor Graphics' distribution channels and customer base. Mentor Graphics' Board believes that there is significant growth opportunity in the market for embedded systems, and the Merger will position Mentor Graphics to participate in such growth by providing an opportunity for expanded distribution of Microtec's products and, with Mentor Graphics' greater financial and technical resources, provide a means for Mentor Graphics to develop and acquire additional embedded software products. The Mentor Graphics Board of Directors believes that over time this strategy will enhance the value of the combined company to Stockholders of both Microtec and Mentor Graphics.

     The Mentor Graphics Board also considered potentially negative factors in its deliberations concerning the Merger, including but not limited to (i) the risk that the potential benefits of the Merger might not be fully realized; (ii) the dilution to Stockholders of Mentor Graphics that may result from issuance of Mentor Graphics Common Stock in the Merger; (iii) the effect of the Merger on Microtec's ability to continue to attract and retain key technical, sales and other personnel; and (iv) additional risks described under "Risk Factors."

     The Mentor Graphics Board considered, among other matters: (i) information concerning each company's respective business, operations, prospects, financial performance and condition, technology, management and competitive position; (ii) the financial condition, results of operation and businesses of each company before and after giving effect to the Merger; (iii) current financial market conditions and historical market prices with respect to Mentor Graphics and Microtec common stock; (iv) the consideration to be paid to stockholders of Microtec in connection with the Merger; (v) the terms of the Merger Agreement;
(vi) the possibility of other alternatives with respect to pursuing Mentor Graphics' strategic objective of entering the embedded systems market; (vii) the impact of the Merger on Mentor Graphics' customers; and (viii) reports from management, technical advisors, financial advisors and legal advisors as to the results of their due diligence investigation of Microtec.

     In view of the variety of factors considered in connection with the evaluation of the Merger, the Mentor Graphics Board of Directors did not find it practical to and did not quantify or otherwise assign relevant weights to specific factors considered in reaching its determination.

  Microtec's Reasons for the Merger

     The Microtec Board has unanimously approved the Merger and determined that the Merger is advisable and fair and in the best interests of Microtec and its stockholders. The Microtec Board unanimously recommends to Microtec stockholders that they vote FOR the approval of the Merger and the approval and adoption of the Merger Agreement. The Microtec Board based its approval of the Merger and its determination that the Exchange Ratio is fair to Microtec and its stockholders upon a number of factors, including its views regarding the following.

     The Microtec Board believes that the Merger will be beneficial to Microtec given the complementary nature of the two companies' product lines and the opportunity for the potential realization of Microtec's strategic objective of developing and marketing innovative products to optimize the design and development of embedded systems across hardware/software boundaries by becoming an integrated hardware/software design tools supplier as the result of the Merger. The Microtec Board believes that for the following additional reasons the Merger will be beneficial to Microtec: (i) the combination with Mentor Graphics will create a combined company with significantly greater resources, more diversified product line and greater financial and marketing capabilities than those of Microtec alone and may enable the combined company to compete more effectively with competitors having greater resources and broader product offerings than Microtec; (ii) the combination with Mentor Graphics will provide an opportunity for expanded distribution of Microtec's products, as Mentor Graphics has traditionally been stronger in sales at the senior management level of customers and with hardware designers while Microtec has been stronger with embedded software developers at operational levels of management; (iii) the combination of Microtec and Mentor Graphics will provide Microtec with additional financial and technological resources to meet Microtec's commitment to an ongoing program of rapid technological innovation; (iv) the consideration to be received by Microtec's stockholders in the Merger, including the fact that the Exchange Ratio represented a premium of 24.0% over the October 6, 1995 closing price of Microtec Common Stock; (v) the Merger will provide Microtec stockholders with a security that has significantly larger market float, greater liquidity and greater business diversification than Microtec Common Stock; and (vi) the Microtec stockholders will have the opportunity to receive, on a tax-free basis, Mentor Graphics Common Stock that will enable them to participate in opportunities for growth in the combined company after the Merger.

     The Microtec Board also considered a variety of potentially negative factors in its deliberations concerning the Merger, including, but not limited to: (i) the risk that the potential benefits of the Merger might not be fully realized; (ii) the possible restructuring of Microtec and a reduction in the number of employees and consolidation of facilities; (iii) the possibility that the Merger might not be consummated and the effect of public announcement of the Merger on (a) Microtec's sales and operating results, (b) Microtec's ability to attract and retain key management, marketing and technical personnel, and (c) progress of certain development projects; and (iv) the other risks described under "Risk Factors."

     The Microtec Board also considered, among other matters: (i) information concerning Microtec's and Mentor Graphics' respective business, prospects, financial performance and condition, operations, technology, management and competitive position; (ii) the financial condition, results of operations and businesses of Microtec and Mentor Graphics before and after giving effect to the Merger; (iii) current financial market conditions and historical market prices, volatility and trading information with respect to Microtec and Mentor Graphics Common Stock; (iv) the consideration to be received by Microtec stockholders in the Merger and the relationship between market value of Mentor Graphics Common Stock to be issued in exchange for Microtec Common Stock and Microtec's per share reported earnings, earnings before interest and taxes and certain other measures; (v) the belief that the terms of the Merger Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations are reasonable; (vi) Microtec's prospects as an independent company; (vii) the potential for other third parties to enter into strategic relationships with or to acquire Microtec; (viii) the ability of Microtec, after receiving the advice of counsel that its fiduciary duties require it to do so, to consider and negotiate other unsolicited, bona fide, superior acquisition proposals and, in such event, to terminate the Merger Agreement, subject to the payment of a fee to Mentor Graphics; (ix) the financial presentations by Lehman Brothers, including Lehman Brothers' opinion (which concluded that the consideration to be received by its stockholders was fair from a financial point of view to Microtec and its stockholders); (x) the impact of the Merger on Microtec's customers and employees; and (xi) reports from management, financial advisors and legal advisors as the results of their due diligence investigation of Mentor Graphics.

     In view of the variety of factors considered in connection with its evaluation of the Merger, the Microtec Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

OPERATIONS FOLLOWING THE MERGER


     Microtec will become a wholly-owned subsidiary of Mentor Graphics at the Effective Time of the Merger. Mentor Graphics intends that Microtec will be operated as an independent business within Mentor Graphics Hardware/Software Design (HSD) Division, with the Vice President and General Manager of the HSD Division acting as President of Microtec. Microtec will continue to develop and maintain its software separate from Mentor Graphics research and development; however, Mentor Graphics and Microtec will collaborate on certain co-simulation products. Initial joint products, targeted for release in mid 1996, will consist of Mentor Graphics hardware design EDA tools and Microtec software creation and debugging tools with some software links. The products are intended to allow electronic system design teams to simplify and speed up test and verification of hardware systems containing embedded software.



     Microtec's marketing and sales will remain independent, although it is anticipated that efforts between the two sales forces will be coordinated in some respects, as Microtec and Mentor Graphics have mutual customers. None of the officers or directors of Microtec are expected to serve as officers or directors of Mentor Graphics following the Merger (although certain of Microtec's officers are expected to continue to serve as officers of Microtec following the Merger).

FAIRNESS OPINION

     Microtec has engaged Lehman Brothers to render its opinion as to the fairness, from a financial point of view, to Microtec's stockholders of the Exchange Ratio to be offered to such stockholders in the Merger.

     On October 6 and October 9, 1995 in connection with the evaluation of the Merger Agreement by the Microtec Board of Directors, Lehman Brothers made presentations to the Microtec Board with respect to the Merger and on October 9, 1995 rendered a written opinion dated October 9, 1995 that, as of the date of such opinion, and subject to certain assumptions, factors and limitations set forth in such written opinion as described below, the Exchange Ratio to be offered to the stockholders of Microtec is fair, from a financial point of view, to Microtec's stockholders.

     The full text of the written opinion of Lehman Brothers dated October 9, 1995, which sets forth assumptions made, factors considered and limitations on the review undertaken by Lehman Brothers, is set forth in Annex B to this Proxy Statement/Prospectus. Microtec stockholders are urged to read such opinion carefully in its entirety.


     No limitations were imposed by Microtec on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion, except that Lehman Brothers was not authorized to solicit any indications of interest from any third party with respect to the purchase of all or a part of Microtec's business. Lehman Brothers was not requested to and did not make any recommendation to the Microtec Board as to the form or amount of consideration to be paid to Microtec stockholders in the Merger, which was determined through arm's-length negotiations between Microtec and Mentor Graphics. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to Microtec, but made its determination as to fairness, from a financial point of view, to Microtec's stockholders of the Exchange Ratio on the basis of the financial and comparative analyses summarized below. This opinion has been requested by the Board of Directors of Microtec. Lehman Brothers' opinion does not constitute a recommendation to any Microtec stockholder as to how such stockholder should vote with respect to the Merger at the Microtec Special Meeting. Lehman Brothers was not requested to opine as to, and its opinion does not in any manner address, Microtec's underlying business decision to proceed with or effect the Merger.


     In arriving at its opinion, Lehman Brothers reviewed and analyzed: (1) the Merger Agreement; (2) such publicly available information concerning Microtec and Mentor Graphics that it believed to be relevant to its inquiry; (3) financial and operating information with respect to the business, operations and prospects of Microtec furnished to it by Microtec; (4) financial and operating information with respect to the business, operations and prospects of Mentor Graphics furnished to it by Mentor Graphics; (5) a trading history of the Microtec Common Stock and a comparison of that trading history with those of other companies which it deemed relevant; (6) a trading history of the Mentor Graphics common Stock and a comparison of that trading history with those of other companies which it deemed relevant; (7) a comparison of the historical financial results and present financial condition of Microtec with those of other companies which it deemed relevant; (8) a comparison of the historical financial results and present financial condition of Mentor Graphics with those of other companies which it deemed relevant; (9) a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions which it deemed relevant; and (10) the potential pro forma earnings per share impact of the Merger on Mentor Graphics' earnings. In addition, Lehman Brothers had discussions with the management of Microtec and Mentor Graphics concerning their respective businesses, operations, assets, financial conditions and prospects and undertook such other studies, analyses and investigations as it deemed appropriate.

     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of the management of Microtec that they were not aware of any facts that would make such information inaccurate or misleading. With respect to the financial forecasts of Microtec and Mentor Graphics, upon advice of Microtec, Lehman Brothers assumed that such forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Microtec and Mentor Graphics, as the case may be, as to the future financial performance of Microtec and Mentor Graphics, respectively, and that Microtec and Mentor Graphics will perform in accordance with such forecasts. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Microtec or Mentor Graphics and did not make nor obtain any evaluations or appraisals of the assets or liabilities of Microtec or Mentor Graphics. In addition, Lehman Brothers was not authorized to solicit, and did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of Microtec's business. Lehman Brothers' opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion.

     In connection with preparing its presentations to the Microtec Board on October 6 and October 9, 1994 and its written opinion on October 9, 1995, Lehman Brothers performed a variety of financial and comparative analyses which are summarized below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and application of those methods to the particular circumstances, and therefore such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portions of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Microtec and Mentor Graphics. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to necessarily reflect the prices at which businesses actually may be sold.

     Merger Premium and Exchange Ratio Analysis. Based on the average closing price of Mentor Graphics common stock for the ten trading days ending two days before the signing of a definitive agreement (i.e., $20.20 as of October 6, 1995), the Exchange Ratio values Microtec Common Stock at $13.95 per share, which represented a premium of 24.0% over the October 6, 1995 closing price of Microtec Common Stock and a 46.8% premium over the closing price 30 days prior to October 9, 1995. At the 0.6930693 Exchange Ratio, Microtec stockholders would own approximately 10.2% of Mentor Graphics on a pro forma fully diluted basis.

     Analysis of Selected Publicly Traded Comparable Companies. Using publicly available information and information provided by the managements of Microtec and Mentor Graphics, Lehman Brothers compared selected financial data of Microtec with similar data of selected publicly traded companies engaged in businesses considered by Lehman Brothers to be comparable to those of Microtec. Specifically, Lehman Brothers considered Mentor Graphics, Integrated Systems, Inc., RadiSys Corp. (based on the filing range), Rational Software Corp., Wind River Systems, Inc., ArcSys, Inc., Cadence Design Systems, Inc., Integrated Silicon Systems, Inc., Quickturn Design Systems, Inc., Synopsys, Inc., and Viewlogic Systems, Inc. (the "Comparable Group"). Lehman Brothers calculated, among other things, total equity value as a multiple of book value, last twelve months ("LTM") EPS, estimated 1995 EPS and estimated 1996 EPS; estimated 1996 P/E ratio divided by estimated 5-year growth and total equity value plus net debt as a multiple of LTM revenues and earnings before interest and taxes ("EBIT") for each of Microtec, Mentor Graphics and such comparable companies. Estimated 1995 and 1996 EPS and 5-year growth estimates for the Comparable Group except Microtec and Mentor Graphics was based on Institutional Brokers Estimate Service ("IBES") median estimates and for Microtec and Mentor Graphics was based on projections provided by the management of Microtec and financial data and guidance provided by the management of Mentor Graphics. Lehman Brothers observed that Microtec currently trades at a significant earnings multiple discount to competing embedded systems software companies but at a multiple similar to other technical software companies. Lehman Brothers believes this is caused by an expectation of slower revenue and earnings growth for Microtec as compared to other embedded systems software companies and lingering investor uncertainty over Microtec's future performance due to its late market entry with a PowerPC product, and also by the fact that the integration of the Ready Systems Corporation acquisition has taken more management time than originally estimated.

     Analysis of Mentor Graphics' Current Stock Price. Lehman Brothers compared Mentor Graphics' stock to a comparable group of electronic design automation software companies including ArcSys Inc., Cadence Design Systems, Inc., Integrated Silicon Systems, Inc., Quickturn Design Systems, Inc., Synopsis, Inc. and Viewlogic Systems, Inc. (the "EDA Group"). Lehman Brothers noted that Mentor Graphics currently trades at a discount to the EDA Group based on multiples of 1995 and 1996 EPS.

     Analysis of Selected Comparable Transactions. Using publicly available information, Lehman Brothers compared selected financial data (including equity value as a multiple of book value and LTM EPS and total equity value plus net debt as a multiple of LTM revenues and EBIT) for Microtec, based on a $13.95 value of the Exchange Ratio, with similar data for selected transactions in the embedded software industry. These transactions were announced between August, 1993 and August, 1995 and included the acquisition of Integrated Silicon Systems Inc. by ArcSys Inc., the acquisition of OLAP Division of IRI Software by Oracle Corp., the acquisition of Sabre Software Inc. by McAfee Associates Inc., the Acquisition of Digitalk Inc. by ParcPlace Systems Inc., the acquisition of Trinzic Corp. by Platinum Technology Inc., the acquisition of Altai Inc. by Platinum Technology Inc., the acquisition of Sunrise Test Systems Inc. by Viewlogic Systems Inc., the acquisition of KnowledgeWare Inc. by Sterling Software Inc., the acquisition of PDA Engineering by MacNeal-Schwendler Corp., the acquisition of Chronologic Simulation by Viewlogic Systems, the acquisition Logic Modeling Corp. by Synopsys Inc., the acquisition of Watcom Corp. by Powersoft Corp., and the acquisition of Aries Technology, Inc. by MacNeal-Schwendler Corp.

     Lehman Brothers observed that, based on a $13.95 value, the Exchange Ratio represented an LTM EPS multiple of 29.7x and an LTM revenue multiple of 2.43x. This compared to the medians of comparable transactions of 40.6x for LTM EPS and 1.81x for LTM revenue. When viewed as a percentage premium to the market price of Microtec's stock, the Exchange Ratio resulted in a 46.8% premium to the market price 30 days prior to announcement and a 24.0% premium to the market one day prior to announcement. This compared with median premiums of comparable transactions of 36.0% for 30 days prior to announcement and 36.0% for one day prior to announcement. However, because the reasons for, the circumstances surrounding and the timing of each of the transactions analyzed were specific to each transaction and because of the inherent differences between the business, operations and prospects of Microtec, Mentor Graphics and the acquired companies in such transactions, Lehman Brothers believed that an appropriate use of a comparable transaction analysis in this instance also would involve qualitative judgments concerning differences between the characteristics of the Merger and these transactions which would affect the acquisition value of Microtec and the acquired companies in such transactions.

     Contribution Analysis. Lehman Brothers analyzed the contribution of each of Microtec and Mentor Graphics to revenues and operating income of the combined entity for 1994 through 1997 based on the projections for Microtec and the financial data and guidance of Mentor Graphics provided by the managements of Microtec and Mentor Graphics. This analysis did not incorporate any cost savings or synergies that may result with the Merger. This analysis indicated that on a revenue basis Microtec and Mentor Graphics would have contributed respectively, 11.2% and 88.8% in 1994, 11.1% and 88.9% in 1995 and an estimated 11.4% to 88.6%
in 1996 and 12.3% to 87.7% in 1997 for the combined entity. This analysis indicated that on an operating income basis Microtec and Mentor Graphics would have contributed respectively, 14.2% and 85.8% in 1994, 6.9% and 93.1% in 1995, and an estimated 7.8% to 92.2% in 1996 and 8.4% to 91.6% in 1997 for the combined entity. Lehman Brothers compared the approximately 10.2% pro forma ownership of Microtec stockholders and 89.8% ownership of Mentor Graphics Stockholders of the combined entity with the revenues and operating income contributions set forth above.

     Discounted Cash Flow Analysis. Lehman Brothers calculated the present value of the future streams of after-tax cash flows that Microtec could be expected to produce over a five year period. The analysis utilized financial and operating information relating to the business, operations and prospects of Microtec provided by Microtec management and relied on certain assumptions with respect to Microtec's future business and operations. After-tax cash flows were calculated as the unlevered after-tax earnings plus amortization and depreciation less net changes in non-cash working capital and capital expenditures. Lehman Brothers calculated terminal values for Microtec in 2000 by applying to projected EBIT a range of multiples of 15x to 27x. Lehman Brothers' determination of the appropriate range of multiples was based on an assessment of current trading multiples of the comparable companies and on Lehman Brothers' general experience in valuations of companies. The cash flow streams and terminal values were then discounted to present values using a range of discount rates of 19% - 25%, which were chosen based on several assumptions regarding factors such as inflation rate, interest rates, the inherent business risk in Microtec's business as well as the embedded software industry as a whole, and the cost of capital for Microtec. The discounted cash flow analysis indicated a range of value of approximately $113.9-$157.6 million for Microtec which compared to the implied total equity value for Microtec based on the Exchange Ratio valued at $13.95 per share of $136.0 million.

     Pro Forma Merger Analysis. Lehman Brothers analyzed the pro forma EPS dilution effects of the Merger to Mentor Graphics for 1995 through 1997. This analysis was based on the projections underlying the discounted cash flow analysis for Microtec described above as well as estimates for Mentor Graphics that were developed with guidance from Mentor Graphics' management. Lehman Brothers calculated the EPS for the combined company for 1994, 1995, 1996 and 1997 which indicated that the Merger would be nominally dilutive to Mentor Graphics' stand-alone EPS, as estimated by Mentor Graphics' management each such year. The pro forma merger analysis excluded any potential cost savings and/or synergies that might result from the Merger and a combination of the business of Microtec and Mentor Graphics.

     "Has/Gets" Valuation Analysis. Lehman Brothers analyzed the implied pro forma benefits for Microtec stockholders on an EPS, revenue per share, book value per share and cash per share basis. Lehman Brothers reviewed estimated pro forma 1995, 1996 and 1997 EPS and estimated pro forma 1995 and 1996 revenue merger-related benefits to Microtec stockholders and, assuming that current multiples for Mentor Graphics remain applicable to the combined entity following the Merger, calculated the implied per share increase to Microtec stockholders. The resultant per share benefits attributable to Microtec stockholders ranged from $1.47 per share, using 1995 estimated revenue per share, to $2.48 per share, using pro forma 1997 estimated EPS.

     Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, competitive bids, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The Microtec Board selected Lehman Brothers because of its expertise, reputation and familiarity with Microtec and the embedded software industry in general.

     Pursuant to an engagement letter between Microtec and Lehman Brothers, Microtec has agreed to pay Lehman Brothers a fee of $325,000 for rendering its opinion. Microtec also has agreed to reimburse Lehman Brothers for reasonable expenses incurred by Lehman Brothers and to indemnify Lehman Brothers for certain liabilities that may arise out of the rendering of this opinion. Lehman Brothers has performed various investment banking services for Microtec in the past, including lead-managing Microtec's initial public offering in December 1994, and has received customary fees for such services. In the ordinary course of its business, Lehman Brothers actively trades in the securities of Microtec and Mentor Graphics for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following discussion summarizes federal income tax considerations of the Merger that are generally applicable to holders of Microtec Common Stock and reflects the opinions of tax counsel regarding qualification of the Merger as a reorganization under Section 368 of the Code included in the Registration Statement of which this Proxy Statement/Prospectus is a part. This discussion does not deal with all federal income tax considerations that may be relevant to particular Microtec stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, tax-exempt entities, foreign persons, corporations who treat the Merger as producing gain for financial statement purposes, or stockholders who acquired their shares upon exercise of stock options or in other compensatory transactions. Furthermore, no foreign, state or local tax considerations are addressed herein nor are federal tax consequences other than income tax consequences addressed. ACCORDINGLY, ALL MICROTEC STOCKHOLDERS ARE

URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.


     As stated below, it is a condition to Mentor Graphics' and Microtec's obligations to effect the Merger that each receives an opinion from its respective legal counsel, Venture Law Group, A Professional Corporation, and Tomlinson Zisko Morosoli & Maser, that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Subject to the limitations and qualifications described herein, and assuming the Merger does so qualify, then the following tax consequences will generally result (although the opinions of legal counsel do not address these resulting consequences):


          (a) No gain or loss should be recognized by holders of Microtec Common Stock upon their receipt in the Merger of Mentor Graphics Common Stock (except to the extent of cash received in lieu of a fractional share thereof) in exchange therefor;

          (b) The aggregate tax basis of the Mentor Graphics Common Stock so received in the Merger (including any fractional share not actually received) should be the same as the aggregate tax basis of the Microtec Common Stock surrendered in exchange therefor;

          (c) The holding period of the Mentor Graphics Common Stock received in the Merger should include the period for which the Microtec Common Stock surrendered in exchange therefor was held, provided that the Microtec Common Stock is held as a capital asset at the time of the Merger; and

          (d) A fractional share of Mentor Graphics Common Stock not actually issued pursuant to the Merger but for which cash is received in lieu thereof should be treated as if a fractional share of Mentor Graphics Common Stock had been issued in the Merger and then redeemed by Mentor Graphics. A Microtec stockholder receiving such cash should generally recognize gain or loss upon such payment equal to the difference (if any) between such stockholder's basis in the fractional share and the amount of cash received. Such gain or loss should be a capital gain or loss if, at the time of the Merger, the Microtec Common Stock is held as a capital asset.


     The parties will not request a ruling from the Internal Revenue Service (the "IRS") regarding the consequences of the Merger. It is a condition to Mentor Graphics' and Microtec's obligations to effect the Merger that they receive opinions from their respective legal counsel, Venture Law Group and Tomlinson Zisko Morosoli & Maser, respectively, to the effect that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. These opinions, which are collectively referred to herein as the "Tax Opinions," neither bind the IRS nor preclude the IRS from adopting a contrary position. In addition, the Tax Opinions will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations and covenants made by Mentor Graphics, Microtec and certain Microtec stockholders. Of particular importance will be an assumption that the "continuity of interest" requirement for treatment of the Merger as a "reorganization" will be satisfied and representations (described below) relating to that requirement supporting such assumption.



     To satisfy the continuity of interest requirement, Microtec stockholders must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer so much of either (i) their Microtec Common Stock in anticipation of the Merger or (ii) the Mentor Graphics Common Stock to be received in the Merger (collectively "Planned Dispositions"), such that the Microtec stockholders, as a group, would no longer have a significant equity interest in the Microtec business conducted by Mentor Graphics after the Merger. Each legal counsel rendering a Tax Opinion will receive, as a condition of issuing such Tax Opinion, representations from Mentor Graphics and Microtec that neither has knowledge of any such plan or intent and representations from Microtec affiliates that they are not participating in and are not aware of any such plan or intent.


     Irrespective of the tax-free nature of the Merger, a Microtec stockholder who receives shares of Mentor Graphics Common Stock will recognize gain to the extent such shares are considered to be received in exchange for services or property (other than solely Microtec Common Stock). All or a portion of such gain may be taxable as ordinary income. Gain will also be recognized to the extent a Microtec stockholder is treated as receiving (directly or indirectly) consideration (other than Mentor Graphics Common Stock) in exchange for his or her Microtec Common Stock or to the extent the Microtec Common Stock surrendered in the Merger is not equal in value to the Mentor Graphics Common Stock received in exchange therefor. The Tax Opinions and this discussion assume such equal value.

     A successful IRS challenge to the tax-free status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in a recharacterization of the transaction by the IRS as a taxable sale by all Microtec stockholders of their Microtec Common Stock to Mentor Graphics in exchange for Mentor Graphics Common Stock (and any cash received in lieu of fractional shares). In this event, a Microtec stockholder would recognize gain or loss with respect to each share of Microtec Common Stock exchanged in the Merger equal to the difference between the fair market value, at the time of the Merger, of the Mentor Graphics Common Stock received in exchange therefor (including any cash received in lieu of a fractional share) and the stockholder's basis in the Microtec Common Stock so exchanged. A stockholder's aggregate basis in the Mentor Graphics Common Stock so received would equal its fair market value at the time of receipt, and the holding period for such stock would not include the holding period for the Microtec Common Stock exchanged therefor.

ACCOUNTING TREATMENT

     The Merger is expected to be treated as a "pooling of interests" for accounting purposes. This accounting method permits the recorded assets and liabilities of both Mentor Graphics and Microtec to be carried forward to the surviving corporation at their recorded historical amounts and no recognition of goodwill in the combination is required of either company in the Merger.

     Upon execution of the Merger Agreement, Mentor Graphics received an opinion from KPMG Peat Marwick LLP, independent auditors, to the effect that, based upon certain material facts and certain representations and warranties described in such opinion, the Merger will qualify for treatment as a pooling of interests. In addition, Microtec received an opinion from Deloitte & Touche LLP, independent auditors, to the effect that, based upon certain material facts and certain representations and warranties described in such opinion, Microtec was not precluded from using the pooling of interest method of accounting in a merger transaction.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Mentor Graphics has entered into a consulting agreement with Mr. Kirk, pursuant to which Mr. Kirk, through his wholly-owned corporation, will provide ongoing services to Microtec on a full-time basis for a period of 6 months after the Effective Time and on a part-time basis for a period of 18 months thereafter. The consulting agreement contains non-compete and non-solicitation provisions applicable for a period of three years following the Effective Time of the Merger. Mr. Kirk will receive compensation of $22,500 per month under the consulting agreement.

     Microtec has entered into an employment agreement with Mr. Lonchar, effective as of the Effective Time of the Merger, pursuant to which Mr. Lonchar will provide ongoing services to Microtec on a full-time basis until June 30, 1996. The employment agreement contains non-compete and non-solicitation provisions applicable for periods of one year and six months, respectively, after the termination of the employment agreement. Mr. Lonchar will receive compensation of $13,333 per month plus bonus compensation of up to $85,000 over the term of the employment agreement.


     Pursuant to the terms of the Directors Option Plan, outstanding options issued thereunder will be subject to accelerated vesting on their exercisability 30 days prior to the Effective Time of the Merger. Each of two of the directors of Microtec, Gregory Avis and Alan Herzig, hold an option under the Directors Option Plan to purchase 5,000 shares of Microtec Common Stock. Based upon the closing price of Mentor Graphics Common Stock on December 4, 1995 of $19.50, and assuming the exercise of such outstanding options, the aggregate dollar value (in Mentor Graphics Common Stock) of each such option is approximately $20,000.


     In addition, indemnification provisions currently set forth in the Certificate of Incorporation of Microtec shall survive for a period of six years from the Effective Time with respect to individuals who at the Effective Time were directors, officers, employees or agents of Microtec, unless such modification is required by law. Mentor Graphics has agreed to maintain in effect for a period of three years from the Effective Time policies of directors' and officers' liability insurance comparable to those currently maintained by Microtec, to the extent available on reasonable economic terms.

REGULATORY MATTERS


     Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division, and specified waiting period requirements have been satisfied. Mentor Graphics and Microtec each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on October 27, 1995. On November 26, 1995, the waiting period under the HSR Act expired. At any time before or after consummation of the Merger, the FTC, the Antitrust Division, state attorneys general or others could take action under the antitrust laws with respect to the Merger, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Mentor Graphics or Microtec.


APPRAISAL RIGHTS

     Under the Delaware General Corporation Law, the holders of Microtec Common Stock are not entitled to appraisal rights in connection with the Merger.

                              THE MERGER AGREEMENT

     The following paragraphs summarize, among other things, the material terms of the Merger Agreement, which is attached hereto as Annex A and incorporated by reference herein. Stockholders of Microtec are urged to read the Merger Agreement in its entirety for a more complete description of the Merger.

EFFECTIVE TIME OF THE MERGER

     As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement, the parties thereto will file a certificate of merger with the Secretary of State of the State of Delaware. The Merger will become effective upon such filing (the "Effective Time").

CONVERSION OF SHARES

     At the Effective Time, each outstanding share of Microtec Common Stock (other than shares owned by Merger Sub, Mentor Graphics or any Subsidiary of Mentor Graphics or Microtec) will be converted into the right to receive
0.6930693 (the "Exchange Ratio") shares of Mentor Graphics Common Stock. Merger Sub will merge with and into Microtec, which will be the surviving corporation and a wholly owned subsidiary of Mentor Graphics. Each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the surviving corporation. American Stock Transfer & Trust Company has been designated as exchange agent ("Exchange Agent") in the Merger.

     As promptly as practicable after the Effective Time, Mentor Graphics will cause Exchange Agent to mail to each stockholder of record of Microtec as of the Effective Time transmittal materials for use in exchanging certificates of Microtec Common Stock for certificates of Mentor Graphics Common Stock. The transmittal materials will contain information and instructions with respect to the surrender of Microtec Common Stock certificates in exchange for new certificates representing Mentor Graphics Common Stock and cash in payment for any fractional shares resulting from the exchange. Certificates should not be surrendered until the Letter of Transmittal is received. Pending delivery to the Exchange Agent of Microtec Common Stock certificates, any dividends on the Mentor Graphics Common Stock to be issued as a result of the Merger that are payable prior to the delivery of such certificates will be held by the Exchange Agent. Such dividends will be paid, without interest, to the persons entitled thereto upon delivery of such Microtec Common Stock certificates to the Exchange Agent.

     Fractional shares of Mentor Graphics Common Stock will not be issued in the Merger. Instead, each stockholder of Microtec who would otherwise be entitled to a fraction of a share will receive, in lieu thereof, an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction, multiplied by $20.20.

TREATMENT OF MICROTEC STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN

     1985 Amended and Restated Stock Option Plan (the "1985 Option Plan") and 1994 Stock Option Plan (the "1994 Option Plan"). At the Effective Time, each outstanding option to purchase shares of Microtec Common Stock (a "Microtec Option") under the 1985 Option Plan and the 1994 Option Plan, whether vested or unvested, will be assumed by Mentor Graphics. Each Microtec Option assumed by Mentor Graphics under the Merger Agreement will continue to have, and be subject to, the same terms and conditions set forth in the 1985 Option Plan or the 1994 Option Plan, as applicable, (and in the agreement issued to the optionee for each such Microtec Option) immediately prior to the Effective Time, except for the number of shares of Mentor Graphics Common Stock to be purchased under such option and the exercise price thereof. Each such option will be exercisable for that number of whole shares of Mentor Graphics Common Stock equal to the product of the number of shares of Microtec Common Stock that were purchasable under such option multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Mentor Graphics Common Stock. The per share exercise price for the shares of Mentor Graphics Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Microtec Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

     After the Effective Time, Mentor Graphics will issue to each holder of an outstanding option a document evidencing the foregoing assumption of such option by Mentor Graphics. It is the intention of Mentor Graphics and Microtec that the options assumed by Mentor Graphics qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the options qualified as incentive stock options prior to the Effective Time. Mentor Graphics will file a registration statement, or amend an existing registration statement, to cover the shares of Mentor Graphics Common Stock issuable upon exercise of the options assumed by Mentor Graphics.

     1994 Outside Directors' Option Plan (the "Directors' Option Plan"). From and after the date 30 days prior to the Effective Time, each outstanding option to purchase shares of Microtec Common Stock under the Directors' Option Plan shall become fully exercisable without regard to the vesting schedule of such options. All options outstanding under the Directors Option Plan at the Effective Time shall terminate and no such options shall be exercisable after the Effective Time, be assumed by Mentor Graphics or be converted into the right to purchase Mentor Graphics Common Stock.

     1994 Employee Stock Purchase Plan (the "Microtec ESPP"). Subject to the consummation of the Merger, on the last trading day prior to the Effective Time (the "Final Company Purchase Date"), Microtec will apply the funds then credited to each Microtec ESPP participant's payroll withholding account to the purchase of whole shares of Microtec Common Stock. The cost to each participant in the Purchase Plan for the shares of Microtec Common Stock thus purchased shall be eighty-five percent (85%) of the lower of the closing sale price of Microtec Common Stock on the Nasdaq National Market (i) the first day of the offering period or (ii) the last trading day on or prior to the Final Company Purchase Date. Shares of Microtec Common Stock purchased on the Final Company Purchase Date will be converted in the same manner as described above in the "The Merger Agreement -- Conversion of Shares."

RESALE OF MENTOR GRAPHICS COMMON STOCK BY MICROTEC AFFILIATES

     Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), regulates the disposition of securities of "affiliates" of Microtec in connection with the Merger.

     Microtec has delivered to Mentor Graphics a letter (the "Affiliate Letter") identifying all persons who Microtec believes to be, at the time of the Microtec Special Meeting, "affiliates" of Microtec for purposes of Rule 145 under the Securities Act. Such Affiliate Letter may be further updated prior to the Effective Time. Microtec has also agreed to use its best efforts to cause each person (an "Affiliate") who is identified as an Affiliate in the Affiliate Letter to deliver to Mentor Graphics, prior to the Effective Time, a written agreement (an "Affiliate Agreement").

     Under the Affiliate Agreement, such Affiliate will be advised that the Affiliate may not sell, transfer or otherwise dispose of Mentor Graphics Common Stock issued to the Affiliate in the Merger unless such sale, transfer or other disposition (i) has been registered under the Securities Act, (ii) is made in compliance with the requirements of Rule 145 under the Securities Act or (iii) in the opinion of counsel reasonably acceptable to Mentor Graphics, is otherwise exempt from registration under the Securities Act, Mentor Graphics is under no obligation to register under the Securities Act the sale, transfer or other disposition of Mentor Graphics Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

     Under the Affiliate Agreement, Mentor Graphics is entitled to issue appropriate stock transfer instructions to the transfer agent for the shares of Mentor Graphics Common Stock that are to be received by such Affiliate and to place restrictive legends on the certificates evidencing Mentor Graphics Common Stock. Unless the transfer by the Affiliate of its Mentor Graphics Common Stock has been registered under the Securities Act or is a sale made in compliance with the provisions of Rule 145 under the Securities Act. Mentor Graphics has the right to insert restrictive legends on the certificates issued to any transferee of the Affiliate.

     The foregoing restrictions apply, with respect to Affiliates, to all purported sales, transfers and other conveyances of Mentor Graphics Common Stock received or to be received by such Affiliate pursuant to the

Merger Agreement and to all purported reductions in the interest in or risks relating to such Mentor Graphics Common Stock, whether or not such Affiliate shall have exchanged following the Effective Time such Microtec Common Stock certificates for Mentor Graphics Common Stock certificates.

     The Affiliate Agreement also prohibits the Affiliate from any sale, transfer or other disposition or any other reduction of the Affiliate's risk of ownership of or investment in any securities of Mentor Graphics during the 30-day period before the Effective Time and until Mentor Graphics releases publicly results including at least 30 days of its combined operations after the Effective Time.

     The Affiliate Agreement provides that, in order to satisfy the continuity of interest requirement, Microtec stockholders must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer so much of either (i) their Microtec Common Stock in anticipation of the Merger or (ii) the Mentor Graphics Common Stock to be received in the Merger (collectively "Planned Dispositions"), such that the Microtec stockholders, as a group, would no longer have a significant equity interest in the Microtec business conducted by Mentor Graphics after the Merger. See "The Merger -- Certain Federal Income Tax Consequences."

BUSINESS OF MICROTEC PENDING THE MERGER

     Pending the consummation of the Merger, and except as otherwise consented to or approved in advance by Mentor Graphics in writing, Microtec has agreed that Microtec and its subsidiaries will, among other things, operate their business in accordance with their ordinary course of business and in a manner consistent with past practices, and use reasonable commercial efforts to preserve substantially intact their business organization, to keep available the services of their present officers, employees and consultants and to preserve their present relationships with customers and suppliers and other persons with which they have significant business relations. In addition, Microtec and its subsidiaries have agreed not to take any of the following actions without the prior written consent of Mentor Graphics: (i) change or amend Microtec's Certificate of Incorporation or Bylaws; (ii) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of
(a) any shares of capital stock of any class, or any options (except for options granted consistent with past practices, to employees, other than officers, which options represent the right to acquire no more than 75,000 shares of Microtec Common Stock in the aggregate and no more than 7,500 shares of Microtec Common Stock by any individual), warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of Microtec, its subsidiaries or affiliates (except for the issuance of shares of Microtec Common Stock issuable upon the exercise of stock options outstanding on the date of the Merger Agreement under the 1985 Option Plan, 1994 Option Plan or the Director Option Plan or pursuant to rights to purchase such shares under the Purchase Plan, or (b) any of their assets (except for sales of assets in the ordinary course of business and in a manner consistent with past practices);
(iii) declare or pay any dividends or any other distribution with respect to their common stock except for certain intracompany distributions; (iv) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for shares of their capital stock; (v) amend the terms of, repurchase, redeem or otherwise acquire any of their securities; (vi) sell, transfer, license, sublicense or otherwise dispose of any Microtec Intellectual Property (as defined in the Merger Agreement), or amend or modify any existing agreements with respect to any Microtec Intellectual Property, other than those entered into in the ordinary course of business and on terms consistent with past practices of Microtec; (vii) (a) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (b) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of Microtec's subsidiaries entered into in the ordinary course of business) or endorse or otherwise become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practices; (c) enter into any contract or agreement other than in the ordinary course of business; (d) authorize any capital expenditures in excess of $80,000 for any particular item or which are, in the aggregate, in excess of $350,000 for Microtec and its subsidiaries taken as a whole; (e) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this item (vii); (viii) increase the compensation for their officers or employees, except for increases in salary or wages of their employees who are not Microtec officers in accordance with past practices, or grant any severance or termination pay or stock options (except for options granted consistent with past practices, to employees, other than officers, which options represent the right to acquire no more than 75,000 shares of Microtec Common Stock in the aggregate and no more than 7,500 shares of Company Common Stock by any individual) to, or enter into any employment or severance agreement with any director, officer or other employees, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of their current or former directors, officers or employees; (ix) take any action other than in the ordinary course of business and in a manner consistent with past practices with respect to accounting policies or procedures; (x) make any material tax election or settle or compromise any material federal, state, local or foreign income tax liability or agree to an extension of a statute of limitations; (xi) pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practices of liabilities reflected or reserved against in the financial statements of Microtec or incurred in the ordinary course of business and consistent with past practice.

SOLICITATION OF ALTERNATIVE TRANSACTIONS

     Microtec has agreed that it will not (a) solicit, initiate or knowingly encourage or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any person relating to (i) any acquisition or purchase of any of its material assets or any class of its equities securities, (ii) any tender offer (including a self tender offer) or exchange offer involving shares of its capital stock, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution, or similar transaction other than the transactions contemplated by the Merger Agreement, or (iv) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would or could reasonably be expected to materially dilute the benefits to either party of the transactions contemplated by the Merger Agreement (the transactions referred to in clauses (i)-(iv) are collectively referred to herein as "Transaction Proposals"), or (b) enter into or participate in any discussions or negotiations regarding any Transaction Proposal, or furnish to any other person any information with respect to its business, properties or assets or any Transaction Proposal, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any person to make or seek any transaction Proposal; provided, however, that the foregoing will not prohibit Microtec from (i) furnishing information pursuant to a confidentiality agreement substantially similar to the confidentiality agreement signed by the parties in connection with the discussions pertaining to the Merger to a third party who has initiated contact with either party regarding a bona fide unsolicited Transaction Proposal under specified circumstances (a "Permitted Contact"), (ii) engaging in discussions or negotiations with a third party who has initiated a Permitted Contact regarding a Transaction Proposal, and/or (iii) following receipt of a Transaction Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act, or otherwise making disclosure to its stockholders, but in each case referred to in the foregoing clauses (i) through (iii) only to the extent that the Board of Directors of Microtec concludes in good faith in the exercise of its fiduciary duties, after consultation with its outside counsel and financial advisor, that such actions are more likely than not to result in a bona fide Transaction Proposal, the terms of which would be more favorable to its stockholders than the Merger (a "Superior Proposal"). If Microtec receives a Transaction Proposal, it will within one business day of its receipt of such proposal inform Mentor Graphics of the terms and conditions of such proposal and identity of the person making it.

CORPORATE STRUCTURE AND RELATED MATTERS AFTER THE MERGER

     At the Effective Time, Merger Sub will be merged with and into Microtec, which will be the surviving corporation and a wholly owned subsidiary of Mentor Graphics. Each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one share of common stock of the surviving corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the surviving corporation.

     Unless otherwise determined by Mentor Graphics prior to the Effective Time, at the Effective Time the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation of the surviving corporation, except that Merger Sub will change its legal name to "Microtec Research, Inc." until thereafter amended. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the Bylaws of the surviving corporation.

     The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the surviving corporation, and the officers of Microtec immediately prior to the Effective Time will be the initial officers of the surviving corporation, in each case until their respective successors are duly elected or appointed and qualified.

     After the Effective Time, all shares of Microtec Common Stock will cease to be quoted on Nasdaq, and the surviving corporation will undertake to terminate registration of Microtec Common Stock under the Exchange Act.

CERTAIN COVENANTS

     Each of Mentor Graphics and Microtec will afford to the other party and its representatives reasonable access to its properties, books, contracts, commitments and records, and make available to the other party and its representatives (i) a copy of each report, schedule, registration statement and other document filed or received by it prior to the Effective Time pursuant to the requirements of federal securities laws, and (ii) all other information concerning its business, properties and personnel as said party and representatives may reasonable request.

     Mentor Graphics and Microtec will promptly prepare and file with the Commission this Proxy Statement/Prospectus and Mentor Graphics will promptly prepare and file with the Commission the Registration Statement. Each of Mentor Graphics and Microtec will use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Microtec will thereafter as promptly as practicable mail the Proxy Statement/Prospectus to its stockholders. Mentor Graphics and Microtec will use all reasonable efforts to obtain all necessary state securities law of "Blue Sky" permits and approvals required to carry out the transactions contemplated by the Merger Agreement.

     Each of Mentor Graphics and Microtec will promptly prepare and file the applicable notices (if any) required to be filed by it under the HSR Act and comply promptly with any requests to it from the FTC or United States Department of Justice for additional information.

     Microtec will use its best efforts to cause each director, executive officer and any other person who is an Affiliate to deliver to Mentor Graphics, as soon as practicable, and prior to the date of the Special Meeting, an Affiliate Agreement providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Microtec Common Stock held by such Affiliate and the shares of Mentor Graphics Common Stock to be received by such Affiliate in the Merger: (i) in the case of shares of Mentor Graphics Common Stock to be received by Affiliates of Microtec in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and (ii) during the period commencing 30 days prior to the Effective Time and ending at the time of the publication of financial results covering at least 30 days of combined operations of Mentor Graphics and Microtec.

     Microtec will call a meeting of its stockholders to be held as soon as practicable for the purpose of obtaining the stockholder approval required in connection with the Merger Agreement, and will use its best efforts to cause such meeting to occur on the same date. Subject to compliance with certain provisions of the Merger Agreement and the directors' applicable fiduciary duties, the Board of Directors of Microtec will recommend to its stockholders that they vote to approve the Merger Agreement and the Merger.

     Each of Mentor Graphics and Microtec will use its best efforts to take, or cause to be taken, all actions necessary, proper or advisable (i) to comply with all legal requirements which may be imposed on such party with respect to the Merger and (ii) to consummate the transaction contemplated by the Merger Agreement.

CONDITIONS TO THE MERGER


     Consummation of the Merger is subject to the satisfaction of various conditions, including (i) the approval and adoption of the Merger Agreement and the Merger by the requisite vote of the stockholders of Microtec; (ii) the authorization for listing on the Nasdaq National Market of the shares of Mentor Graphics Common Stock to be issued in connection with the Merger; (iii) the expiration or termination of any waiting period and any extension thereof applicable to the consummation of the Merger under the HSR Act (which waiting period expired on November 26, 1995); (iv) the absence of any restrictive court orders or any other legal restraints or prohibitions, and of any governmental proceedings preventing the consummation of the Merger; (v) the receipt of an officer certificate by each of Mentor Graphics and Microtec from the other party's officers to the effect that certain representations and warranties made by the respective party are true and correct in all material respects on and as of the Effective Time; (vi) the receipt of an officer certificate by Mentor Graphics and Microtec from the other party's officers to the effect that the respective party has performed or complied in all material respects with all agreements and covenants required by the Merger Agreement on or prior to the Effective Time; (vii) the obtaining by Mentor Graphics and Microtec, respectively, of all material consents, waivers, approvals, authorizations or orders required to be obtained for the authorization, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby; (viii) the filing by Mentor Graphics and Microtec, respectively, of all the documents required to be filed for the authorization, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby; (ix) the receipt by Mentor Graphics and Microtec, respectively, of certain opinions regarding tax and accounting matters; and (x) the receipt by Mentor Graphics of the Affiliate Agreements. Mentor Graphics' obligation to consummate the Merger is conditioned on receipt of an opinion from Microtec's independent auditors, to the effect that the Merger may be accounted for as a pooling of interests (which opinion was received on October 9, 1995). Microtec's obligation to consummate the Merger is conditioned on receipt of an opinion from Lehman Brothers, Inc. dated as of the date of the Merger Agreement and reaffirmed no earlier than two days prior to the mailing of this Proxy Statement/Prospectus, in a form reasonably satisfactory to Microtec, to the effect that the consideration to be received by the stockholders of Microtec pursuant to the Merger Agreement is fair from a financial point of view to such holders. Neither party intends to waive any of the conditions to the Merger.


TERMINATION; AMENDMENT

     The Merger Agreement may be terminated and the Merger may be abandoned prior to the Effective Time either before or after its approval by the stockholders of Microtec, under the circumstances specified therein, including
(i) by mutual written agreement of Mentor Graphics and Microtec; (ii) by either Mentor Graphics or Microtec, if the Merger shall not have been consummated by January 31, 1996 and if the terminating party has not caused the failure of the Merger to be consummated by its own willful failure to fulfill any of its material obligations under the Merger Agreement; (iii) by either Mentor Graphics or Microtec if a court or a governmental agency prohibits, by order, decree, ruling or any other action, the transactions contemplated by the Merger Agreement; (iv) by either Mentor Graphics or Microtec, if the stockholders of Microtec fail to approve the Merger Agreement; (v) by either Mentor Graphics or Microtec, in the event of a material breach by the other party of any representation, warranty, covenant, term or provision of the Merger Agreement which is not cured promptly after notice thereof; (vi) by Microtec if Microtec receives a bona fide written Transaction Proposal from a third party and the Board of Directors of Microtec determines in good faith that such Transaction Proposal is a Superior Proposal and Microtec has provided Mentor Graphics with at least five business days' written notice of such Transaction Proposal; and
(vii) by Mentor Graphics for any other reason upon payment of liquidated damages as set forth below.


     Microtec has agreed to pay Mentor Graphics a termination fee of $5,000,000 if the Merger Agreement is terminated because Microtec has accepted or recommended to its stockholders a Superior Proposal. Mentor Graphics has agreed to pay Microtec the sum of $10,000,000 as liquidated damages (i) if Microtec terminates the Merger Agreement, as a result of a material breach by Mentor Graphics of any representation, warranty, covenant, term or provision of the Merger Agreement which is not cured promptly after notice thereof, or

(ii) if Mentor Graphics terminates the Merger Agreement for any reason other than those set forth in clauses (i)-(vi) of the foregoing paragraph.

     The Merger Agreement may be amended by an agreement in writing among the parties thereto at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of Microtec, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Microtec Common Stock will be converted upon consummation of the Merger.

FEES AND EXPENSES

     Except as set forth above (see "The Merger Agreement -- Termination; Amendment"), all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the Merger is consummated.

     Mentor Graphics and Microtec will share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement/Prospectus, the Registration Statement and any amendments or supplements thereto.

CONFIDENTIALITY AGREEMENT

     Each party to the Merger Agreement has agreed to keep confidential, pursuant to the Confidentiality Agreement dated August 10, 1995 (the "Confidentiality Agreement") between Mentor Graphics and Microtec, information provided to the other party pursuant to the Merger Agreement with respect to the business, properties and personnel of the party furnishing such information. The Confidentiality Agreement contains terms restricting the disclosure and use of confidential information exchanged between the two parties in evaluating the Merger and otherwise.

               PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


     The following unaudited pro forma combined condensed financial statements assume a business combination between Mentor Graphics and Microtec accounted for on a pooling of interests basis. The pro forma combined condensed financial statements are based on the respective historical financial statements and the notes thereto, which are included elsewhere in the Proxy Statement/Prospectus. The pro forma combined balance sheet combines Mentor Graphic's September 30, 1995 unaudited condensed consolidated balance sheet with Microtec's September 30, 1995 unaudited condensed consolidated balance sheet. The pro forma combined condensed statements of operations combined Mentor Graphic's historical condensed consolidated statements of operations for the three fiscal years ended December 31, 1994 and the unaudited nine months ended September 30, 1995 and 1994 with the corresponding Microtec historical condensed consolidated statements of operations for the three fiscal years ended March 31, 1995 and the unaudited nine months ended September 30, 1995 and 1994, respectively. No cash dividends were declared and paid on Microtec Common Stock.


     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

     These pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Mentor Graphics and of Microtec, included elsewhere herein. See "Index to Financial Statements."

             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                        NINE MONTHS ENDED
                                          SEPTEMBER 30,                    DECEMBER 31,
                                      ---------------------     ----------------------------------
                                        1995         1994         1994         1993         1992
                                      --------     --------     --------     --------     --------
Net Revenue.........................  $309,681     $278,562     $393,506     $372,782     $373,392
Costs & Expenses:
  Cost of goods sold................    87,457       76,421      112,722      125,350      156,653
  Research & development............    62,725       58,561       84,438       86,774       80,379
  Selling, general &
     administrative.................   125,419      121,920      158,836      164,846      163,050
  Restructuring costs...............    (2,040)      (5,600)      (6,045)      24,800       12,900
  Merger-related charges............       800        8,265        9,265       14,403          650
                                      --------     --------     --------     --------     --------
          Total costs & expenses....   274,361      259,567      359,216      416,173      413,632
                                      --------     --------     --------     --------     --------
Income (loss) from operations.......    35,320       18,995       34,290      (43,391)     (40,240)
                                      --------     --------     --------     --------     --------
Other income (expense), net.........     4,502        2,590        3,212         (189)      (7,605)
                                      --------     --------     --------     --------     --------
Income (loss) before income taxes...    39,822       21,585       37,502      (43,580)     (47,845)
                                      --------     --------     --------     --------     --------
Provision for income taxes (note
  2)................................     5,848        4,430        4,315        2,324        2,860
                                      --------     --------     --------     --------     --------
Net income (loss)...................  $ 33,974     $ 17,155     $ 33,187     $(45,904)    $(50,705)
                                      ========     ========     ========     ========     ========
Net income (loss) per share.........  $   0.55     $   0.30     $   0.57     $  (0.90)    $  (1.02)
                                      ========     ========     ========     ========     ========
Shares used in per share
  calculations......................    61,767       57,620       58,095       51,176       49,576
                                      ========     ========     ========     ========     ========


 * See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                        MENTOR GRAPHICS       MICROTEC                          COMBINED
                                        ---------------     -------------                     -------------
                                         SEPTEMBER 30,      SEPTEMBER 30,                     SEPTEMBER 30,
                                             1995               1995          ADJUSTMENTS         1995
                                        ---------------     -------------     -----------     -------------
Assets
Current Assets:
  Cash and cash equivalents...........     $ 154,419           $11,345                          $ 165,764
  Short-term investments..............        31,425                --                             31,425
  Trade accounts receivable, net......        79,527             7,647                             87,174
  Prepaid expense and other (note
     2)...............................        13,253             2,476             (500)           15,229
                                            --------           -------          -------          --------
          Total Current Assets........       278,624            21,468             (500)          299,592
Cash and investments, long-term.......        30,000                --                             30,000
Property plant and equipment, net.....        94,442             4,901                             99,343
Other assets (note 2).................        29,436             7,799           (3,700)           33,535
                                            --------           -------          -------          --------
          Total assets................     $ 432,502           $34,168           (4,200)        $ 462,470
                                            ========           =======          =======          ========
Liabilities & Stockholder's equity
Current liabilities:
  Short-term borrowings...............     $   8,815                                            $   8,815
  Accounts payable....................         7,979           $ 1,584                              9,563
  Income taxes payable................        13,329               337                             13,666
  Accrued and other liabilities.......        45,296             3,858                             49,154
  Deferred revenue....................        21,216             4,213                             25,429
                                            --------           -------          -------          --------
          Total current liabilities...        96,635             9,992                            106,627
Long-term debt........................        52,589                --                             52,589
Other long-term deferrals.............           839             1,517                              2,356
                                            --------           -------          -------          --------
     Total Liabilities................       150,063            11,509                            161,572
Stockholders' equity
  Common Stock........................       266,525            16,940                            283,465
  Retained earnings (note 2)..........         2,346             5,688           (4,200)            3,834
Foreign currency translation
  adjustment..........................        13,568                31                             13,599
                                            --------           -------          -------          --------
          Total stockholders'
            equity....................       282,439            22,659           (4,200)          300,898
                                            ========           =======          =======          ========
Total liabilities and stockholders'
  equity..............................     $ 432,502           $34,168           (4,200)        $ 462,470
                                            ========           =======          =======          ========


 * See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


(1) The pro forma combined condensed financial statements reflect the issuance of up to 6,168 shares of Mentor Graphics Common Stock for an aggregate of up to 8,900 shares of Microtec Common Stock (based on shares of Common Stock outstanding as of September 30, 1995) in connection with the Merger based on an exchange ratio of .6930693 shares of Mentor Graphics Common Stock for each share of Microtec Common Stock. The actual number of shares of Mentor Graphics Common Stock to be issued will be determined at the Effective Time of the Merger based on the Exchange Ratio and the number of shares of Microtec Common Stock then outstanding.


    There are no material differences between the accounting policies of Mentor Graphics and Microtec.

(2) Mentor Graphics and Microtec account for income taxes under Financial Accounting Standards Board's Statement No. 109, " Accounting for Income Taxes." Statement No. 109 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for future tax consequences attributable to temporary differences between the financial statement carrying amounts and tax balances of existing assets and liabilities. Mentor Graphics established a valuation allowance for certain deferred tax assets, and net operating loss and tax credit carry forwards. Statement No. 109 requires that such a valuation allowance be recorded when it is more likely than not that some portion of the deferred tax assets will not be realized. Mentor Graphics deferred tax asset valuation allowance was $49,745 as of January 1, 1993 which included a reserve against all domestic deferred tax assets.

    Microtec, on a stand alone basis, has not reserved for domestic deferred tax assets. While this valuation position was reasonable for Microtec, when combined with Mentor Graphics through pooling of interests, establishment of a valuation reserve is necessary. On a combined basis, it is more likely than not that the domestic deferred tax assets will not be realized for the restated periods and beyond. As a result, an adjustment to reserve for Microtec's deferred tax assets of $5,500 and $(1,300) was established for the combined condensed financial information as of December 31, 1993 and 1994, respectively.

    The following is a summary of consolidated adjustments for deferred tax assets which reflect the merger, as if it was effected for all periods:

                                                                   YEAR ENDED DECEMBER
                                                                           31,
                                                                   -------------------
                                                                    1994         1993
                                                                   ------       ------
            Provision (benefit) for income taxes
            Mentor Graphics..................................       3,375        2,424
            Microtec.........................................       2,240       (5,600)
                                                                   -------      -------
                                                                    5,615       (3,176)
            Adjustment.......................................      (1,300)       5,500
                                                                   -------      -------
            Adjusted.........................................       4,315        2,324
                                                                   =======      =======

(3) Charges to operations by Mentor Graphics are expected to occur subsequent to the Merger to reflect the combination of the two Companies. These charges are estimated to be approximately $5,000 to $8,000 which include the elimination of duplicate facilities, severance costs related to the termination of certain employees, the write-off of certain property and equipment and legal and accounting fees associated with administration of the Merger activities. Such charges and related activities are currently being studied by Mentor Graphics and have not been finalized. These costs, once established, will be charged to operations in the period in which the Merger is consummated. This charge is not reflected in the Pro Forma combined condensed financial information.

            MENTOR GRAPHICS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(ALL NUMERICAL REFERENCES ARE IN THOUSANDS, EXCEPT FOR PERCENTAGES)


  Years Ended December 31, 1994, 1993 and 1992


     Revenue and Gross Margins.

                                             1994       CHANGE       1993       CHANGE       1992
                                           --------     ------     --------     ------     --------
System and software revenue..............  $187,117        (2)%    $191,180       (10)%    $212,397
System and software gross margins........  $150,360         8%     $138,879         7%     $130,404
  Percentage of revenue..................      80.4%                   72.6%                   61.4%
Service and support revenue..............  $161,177         8%     $148,595         7%     $138,369
Service and support gross margins........  $ 91,114        13%     $ 80,704        20%     $ 67,394
  Percentage of revenue..................      56.5%                   54.3%                   48.7%
Total revenue............................  $348,294         3%     $339,775        (3)%    $350,766
Total gross margins......................  $241,474        10%     $219,583        11%     $197,798
  Percentage of revenue..................      69.3%                   64.6%                   56.4%

     System and Software. System and software revenue is derived from software products owned by Mentor Graphics, software products owned by third parties for which royalties are paid by Mentor Graphics, and hardware products. System and software revenue declined 2% from 1993 to 1994 and 10% from 1992 to 1993. The primary factors contributing to the decline in system and software revenue include a significant reduction in hardware revenue and a generally poor world-wide economy in 1993. Offsetting these reductions, the software components of 1993 and 1994 system and software revenue increased due to improved product offerings, the completion of Version 8 and additional point tool products.

     The hardware component of system and software revenue declined to 8% in 1994 from 17% and 34% in 1993 and 1992, respectively. During the last three years Mentor Graphics has been executing a plan to exit the hardware business. While almost all of Mentor Graphics' customers now meet their hardware needs by working directly with hardware vendors, Mentor Graphics continues to meet the demands of some customers who prefer to purchase complete systems from one vendor. Hardware revenue will continue to decline, at a much slower rate, becoming an insignificant element of revenue in the future.

     Revenue for 1992, 1993, and to a much lesser extent 1994 were negatively impacted by a poor world-wide economy. In 1994 Mentor Graphics experienced improved activity in Europe while Japan continued to reflect weakness. During 1994 the software component of system and software revenue was up 24% for the European region compared to the same period last year while North American and Japan experienced modest 4% and 7% improvement for the same periods, respectively. From December 31, 1993 to December 31, 1994, the U.S. dollar weakened approximately 7% on a revenue-based weighted average against the Japanese yen, resulting in higher U.S. dollar revenue from Japanese yen based sales in 1994. Exclusive of currency exchange rate changes, the software component of system and software revenue was flat year to year in Japan. The North American sales force executed a reorganization during the first quarter of 1994 which resulted in a temporary reduction in productivity. The result of the reorganization was to streamline operations by reducing two layers of management and better aligning the sales team to meet customer demand. North America sales were also impacted by the absence of large multi-year contracts which made a significant contribution to revenue in 1993. 1994 systems and software revenue was characterized by smaller sales contracts to a much broader customer base.

     The software component of system and software revenue increased 8% from 1993 to 1994 and 14% from 1992 to 1993. The slower-than-anticipated conversion of customers to Mentor Graphics' Version 8 software, which previously had slowed sales of the new software tools, was substantially completed by the end of 1993. During the first quarter of 1993 Mentor Graphics shipped Version 8.2 of its software. This release included enhanced performance and reliability of the Version 8 software and was a key factor in Mentor Graphics' ability to increase the conversion of existing customers. Customers who transitioned or were in the process of transitioning from Version 7 to Version 8 increased from 30% in 1992 to approximately 80% in 1993. Customer conversion to Version 8 was no longer an issue in 1994.


     In 1994, Mentor Graphics merged with Anacad Electrical Engineering Software GmbH (Anacad) and Model Technology Incorporated (MTI). The Anacad transaction was accounted for as a purchase and was completed on September 30, 1994, while the MTI transaction was accounted for as a pooling of interests and was completed on November 30, 1994. The consolidated financial results of Anacad were included in Mentor Graphics' consolidated statements of operations for the fourth quarter of 1994 only. The financial results of MTI were included in Mentor Graphics' consolidated statements of operations for all of 1994, while Mentor Graphics' prior year financial statements were not restated due to the relative immateriality of MTI's separate financial statements for 1993 and 1992. The addition of Anacad and MTI revenue increased the software component of system and software revenue by approximately 3% in 1994.


     Overall growth in the EDA industry has been slower over the last several years. To achieve additional revenue growth, EDA vendors must increase market share by either developing or acquiring new technologies that provide additional competitive solutions. The mergers with Anacad and MTI were a result of Mentor Graphics' strategy to evaluate make-orbuy alternatives to achieve revenue growth. Anacad's mixed signal simulation and optimization product offerings and MTI's VHDL simulation product offerings are complementary to Mentor Graphics' current product lines and will contribute to revenue growth in 1995. This growth may be offset as some of Mentor Graphics' maturing products reach the late stages of their product life cycles.

     System and software gross margin improvement in 1994 and 1993 were primarily a result of increased software versus hardware sales each year. Software gross margins are much higher than hardware gross margins. The impact of hardware-software mix-shift on gross margins will be less significant in 1995 as hardware revenue will decline at a much slower rate.

     Amortization of previously capitalized software development costs to system and software cost of good sold was $6,220, $7,449, and $5,875 for 1994, 1993, and 1992, respectively.

     Amortization of purchased technology increased in the fourth quarter of 1994 due to the acquisition of Anacad and other technologies during the third quarter of 1994. Quarterly purchased technology amortization to system and software cost of revenues for the next three years, exclusive of additional acquisitions, is expected to increase by approximately $500. This increase will be partially offset by reduced amortization of software development costs as several capitalized projects became fully amortized in 1994. Technology acquisitions are expected to continue in 1995 and may increase purchased technology and related amortization, depending on the nature of the transaction.

     Services and Support. Service and support revenue consists of software support, which consists primarily of revenue from annual maintenance contracts, hardware support, and professional services, which includes consulting services, customer training and custom design services. Service and support revenue increased 8% from 1993 to 1994 and 7% from 1992 to 1993. Rapid growth in professional services combined with sustained growth in software support yielded this result. These positive factors were offset by a reduction in hardware support revenues as many customers contracted directly with primary providers of hardware service. The reduction in hardware support revenue reflects Mentor Graphics' planned shift to a software-only business model. Mentor Graphics also recognized as a one-time benefit from an individual service contract in the third quarter of 1993 increasing service and support revenue by $2,100.


     The software support component of service and support revenue increased 12% from 1993 to 1994 and 12% from 1993 to 1992. Significant Version 8 releases during 1993 and 1994 were the main factors contributing to the success of Mentor Graphics' software support program. These releases were a key to increasing both installed customer base and the percent of established customers signing up for the software support program. Growth in software support revenue is contingent on continued development and acquisition of competitive software products. The mergers with Anacad and MTI discussed above had minimal impact on 1994 service and support revenue. Anacad and MTI are expected to contribute to software maintenance and support revenue growth in 1995. This growth may be offset as some of Mentor Graphics' current products reach the late stages of their product life cycles.

     Mentor Graphics has focused resources in the past three years toward development of the professional service business to meet customer needs for comprehensive EDA solutions. The response to this service has been favorable since many customers want consulting and other services, in addition to software products, to optimize their design processes. Increased professional service revenue is expected in 1995 as Mentor Graphics continues to respond to customer demand.

     The increase in service and support gross margins is primarily attributable to the reduction of lower margin hardware support and higher volume to absorb the fixed cost of overhead. In addition, 1993 gross margins were favorably impacted by 100% margin associated with the individual service contract discussed above. Consistent with consulting and training business models, gross margins, generated by Mentor Graphics' professional service activities have been, and are expected to continue to be, lower than software support. Lower overall service and support gross margins are anticipated as growth in the professional service business is expected to be higher than growth in software maintenance and support.

     Operating Expenses.

                                             1994       CHANGE       1993       CHANGE       1992
                                           --------     ------     --------     ------     --------
Research and development.................  $ 72,484       (7)%     $ 77,598        5 %     $ 73,947
     Percentage of total revenues........      20.8 %                  22.8%                   21.1%
Marketing, general, and administration...  $137,310       (6)%     $146,577       (3)%     $151,683
     Percentage of total revenues........      39.4 %                  43.1%                   43.2%
Restructure costs........................  $ (6,045)      --       $ 24,800       92 %     $ 12,900
     Percentage of total revenues........      (1.7)%                   7.3%                    3.7%

     Research and Development. Gross research and development (R&D) costs were $77,640, $81,207 and $80,067 for 1994, 1993 and 1992, respectively, representing a 4% decrease from 1993 to 1994 and a 1% increase from 1992 to 1993. In 1994, R&D expenditures decreased due to a lower headcount plan that was achieved through attrition and layoffs. Mentor Graphics closed an Integrated Circuit Division R&D site during the first quarter of 1994, consolidating activities with other pre-existing locations. Additional cost saving actions were taken in other R&D divisions of Mentor Graphics during the year.

     Offsetting these cost savings were the acquisitions of Anacad and MTI. Anacad and MTI increased R&D expense by approximately $1,100 each in 1994. In 1993, R&D expenditures remained flat while Mentor Graphics focused on performance improvements of it's Version 8 software release. In the fourth quarter of 1993, Mentor Graphics acquired CheckLogic Systems, Inc. resulting in additional R&D expense of $630 for the year. Offsetting these expenses was a reduction in headcount for the year due to attrition.

     During 1994 Mentor Graphics capitalized software development costs of $5,156, compared to $3,609 and $6,120 for 1993 and 1992, respectively. Capitalization increased in 1994 as more resources were directed toward development of new products and enhancement of existing products. The decline in software development cost capitalization during 1993 relates to substantial completion of development activities associated with Version 8, focus on performance improvements and an effort toward transition of customers to the new software.

     Gross R&D costs are expected to increase from 1994 levels due to acquisitions of Anacad and MTI, discussed above and additional research and development investment in the coming year. In addition, Mentor Graphics will continue to evaluate make-or-buy alternatives in 1995 which may result in more acquisitions. Overall, the ratio of R&D expense as a percent of revenue may increase in 1995 due to this additional investment activity.

     Marketing, General, and Administration. Marketing, general and administration (MG&A) expenses were $137,310, $146,577 and $151,683 for 1994, 1993 and 1992, respectively, representing a 6% decrease from 1993 to 1994 and a 3% decrease from 1992 to 1993. In 1994, MG&A expenses declined as actions associated with the December 1993 restructuring were executed during the year. The North American sales force executed a reorganization during the first quarter of 1994 which resulted in lower headcount and reduced layers of management to better align the sales teams with their respective territories. In addition, actions were executed at several international locations to streamline the organizations to improve the ratio of selling and administrative expense compared to regional revenue levels.

     Offsetting these cost savings were the acquisitions of Anacad and MTI, which increased MG&A expense by approximately $1,100 and $1,300, respectively in 1994. The decline in 1993 represents headcount reductions by selective replacement of voluntary attribution, partially offset by increased recruiting costs associated with the successful hiring of several key management positions.

     In 1995 MG&A expenses are expected to increase from 1994 levels due to acquisitions of Anacad and MTI, discussed above. In addition, Mentor Graphics will experience increased costs associated with the implementation of a new global information system in the coming year. The system is expected to reduce the costs associated with capturing and analyzing financial and non-financial data in 1996. Overall, the goal of management is to improve the ratio of MG&A expense as a percent of revenue as compared to 1994 levels. Achievement of this goal is not guaranteed due to the uncertainty of revenues.

     Restructuring Costs. During 1994, Mentor Graphics continued the execution of the restructuring plan approved by its management in December 1993. This plan was aimed at reducing operating expenses by streamlining and reorganizing certain of its operations. In 1994, implementation of the restructuring plan reduced expenses by an estimated $10,000. When all elements of the restructuring plan have been fully implemented, Mentor Graphics expects future costs and expenses to be reduced even further.

     During 1994, Mentor Graphics recorded a gross restructure credit of $10,045. This credit was the result of reduced estimates for the costs of executing certain elements of the restructure plan, and cancellation of certain actions, and was partially offset by an accrual of $4,000 associated with new restructure activities approved by management during the year. The new restructure costs accrued in 1994 were limited to severance and write-offs of excess equipment and intangible software technology assets related to discontinued product development activities. Reductions in the estimated costs of the plan were realized primarily due to greater than anticipated employee attrition, which allowed Mentor Graphics to achieve its cost reduction objectives at a lower cost. In addition, the reduction in costs reflects lower than anticipated severance package costs overseas. Approximately $10,000 of the 1993 restructure accrual resulted in cash expenditures in 1994. Approximately $10,000 of the remaining $11,897 restructure accrual should result in cash expenditure in 1995. Spending associated with certain facilities closures should extend beyond 1995.

     In 1993, restructure costs of $24,800 were recognized for the execution of this plan. These costs consisted primarily of direct costs related to the severance and relocation of employees, facilities closure, and write-offs of excess equipment and intangible software technology assets related to discontinued product development activities.

     In August 1992, Mentor Graphics executed a restructuring plan aimed at improving its focus on the core business of integrated circuit design and electronic systems design. As part of the restructuring, Mentor Graphics substantially reduced internal development on various software products and consolidated certain field facilities to more economically support sales efforts. Costs associated with the restructuring of $12,900 were recognized in 1992. Restructuring costs included direct costs related to the severance and relocation of employees, consolidation of facilities, and write-offs of intangible software technology assets related to discontinued product lines. The result was to significantly reduce operating costs of administration, distribution and sales.

     Merger Related Charges. Merger related charges are the result of a write-off of in-process R&D of $8,265 associated with the Anacad transaction and consulting service costs of $1,000 associated with the MTI transaction. On September 30, 1994, Mentor Graphics completed the acquisition of Anacad. The acquisition was accounted for as a purchase. The cost of the acquisition has been allocated on the basis of estimated fair value of the assets and liabilities assumed. This allocation resulted in a one-time charge for in-process R&D of $8,265, capitalization of goodwill of $2,897 and capitalization of technology of $4,735. The charge for in-process R&D was a result of allocating a portion of the acquisition costs to Anacad's in-process product development that had not reached technological feasibility. On December 1, 1994, Mentor Graphics completed the merger with MTI. The transaction was accounted for as a pooling of interests. Mentor

Graphics' prior year financial statements were not restated due to relative materiality of MTI's separate financial statements for 1993 and 1992. The merger costs of $1,000 were paid by MTI for consulting services rendered to facilitate negotiation of the various components of the merger agreement.

     Other Income (Expense).

                                             1994      CHANGE     1993      CHANGE      1992
                                            ------     ------     -----     ------     -------
    Other income (expense), net...........  $2,452       --       $(257)      97%      $(7,539)

     Other income (expense) has increased significantly over the last three years due to increased interest income in 1994, lower interest expense in 1994 and 1993, and one-time charges of $7,298 in 1992. Interest income was $4,953, $4,338 and $5,284 in 1994, 1993 and 1992, respectively. The improvement in interest income is attributable to higher interest rates and higher average cash balances due to earnings in 1994. In 1993, compared to 1992, average interest rates on investments were much lower, while average cash balances were flat, resulting in lower interest income. Interest expense was $2,703, $4,404 and $5,469 in 1994, 1993 and 1992, respectively. In 1994, average debt outstanding was lower due to improved cashflow from operating activities and continued management of Mentor Graphics' long term committed revolving credit facility. Interest expense declined significantly in 1993 as a result of a reduction in the notional amount of its interest rate swap agreement from $50,000 to $17,500 and lower average debt outstanding through management of Mentor Graphics' long term committed revolving credit facility. The interest rate swap agreement converts floating rates on $17,500 of borrowings to a fixed rate of 9.55%. The reduction in notional amount resulted in moving $32,500 of borrowings to more favorable floating rates.

     Other expense for 1992 includes a charge of $6,150 related to termination of a contractual relationship with a third-party software supplier. Mentor Graphics paid $4,250 in the fourth quarter of 1992 and took a write-off of $1,900 in balance sheet amounts related to the contract. In exchange, the supplier relinquished all future claims against Mentor Graphics, including cancellation of the obligation to pay royalties on sales of certain products through September 30, 1994. Other expense in 1992 also includes write-downs for certain non-operating assets to net realizable value, totaling $1,148.

     Provision for Income Taxes. The provision for income taxes was $3,375, $2,424 and $2,590 in 1994, 1993 and 1992, respectively. Mentor Graphics' income tax position for each year combines the effects of available tax benefits in certain countries where Mentor Graphics does business, benefits from available net operating loss carrybacks, and tax expense for subsidiaries with pre-tax income. As such Mentor Graphics' income tax position and resultant effective tax rate is uncertain in 1995.

     Effective January 1, 1993, Mentor Graphics adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The cumulative effect of the change in the method for accounting for income taxes was not material to Mentor Graphics' financial statements, and is therefore not disclosed separately in the Consolidated Statement of Operations for the year ending December 31, 1993.

     Effects of Foreign Currency Fluctuations. Mentor Graphics experienced net gains from foreign currency transactions of $177, $247 and $297 in 1994, and 1993 and 1992, respectively. These amounts are composed of realized gains and losses on cash transactions involving various foreign currencies, and unrealized gains and losses related to foreign currency receivables and payable resulting from exchange rate fluctuations between the various currencies in which Mentor Graphics operates. Foreign currency gains and losses are included as a component of other income and expense.

     The "foreign currency translation adjustment," as reported in the stockholders' equity section of the consolidated balance sheet, increased to $12,674 at December 31, 1994, from $7,539 at the end of 1993. This reflects the increase in the value of net assets denominated in foreign currencies since year-end 1993 as a result of a weaker U.S. dollar at the close of 1994.

     During 1994, the U.S. dollar weakened approximately 8% against the Japanese yen and 2% against European currencies in which Mentor Graphics does business, primarily the Deutsche mark, British pound, and French franc. The Japanese yen strengthened steadily over 1994, while European currencies fluctuated minimally during the same period. A weaker U.S. dollar results in Mentor Graphics' products being more affordable in foreign markets, which generally results in favorable economics for Mentor Graphics. The weakening of the dollar relative to the foreign currencies also has a positive impact on revenues as local currency revenues translate into more U.S. dollars. However, this translation also results in higher reported expenses in U.S. dollars terms.

     During 1993, the U.S. dollar was volatile against the European currencies, strengthening during the first three months and last six months of the year. The dollars weakened when compared to the yen during the first nine months of 1993 and rebounded slightly in the fourth quarter. Foreign currency fluctuations in Europe and Japan resulted in a slightly weaker U.S. dollars overall during 1993.

     Mentor Graphics generates approximately half of its revenues outside of the United States and expects this to continue in the future. As such, Mentor Graphics' business and operating results can be impacted by the effects of future foreign currency fluctuations.

     Liquidity and Capital Resources.

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1994         1993         1992
                                                             --------     --------     --------
Current Assets.............................................  $238,006     $198,088     $207,987
Cash and short-term investments............................  $137,856     $109,568     $108,783
Cash and investments, long-term............................  $ 30,000     $ 30,000     $ 30,000
Cash provided by operations................................  $ 50,397     $ 25,289     $ 13,610
Cash used for investment activities, excluding short-term
  investments..............................................  $(31,233)    $(26,754)    $(29,559)
Cash provided (used) by financing activities...............  $  6,455     $  1,862     $(18,354)

     Cash and Investments. Total cash and investments increased $28,288 during 1994. Cash provided by operations was $50,397, an increase of $25,108 from 1993. Positively impacting cash provided by operations in 1994 was net income of $27,537 coupled with the impact of the adjustment for in-process R&D associated with the Anacad acquisition of $8,265. These sources of cash were offset by an increase in trade accounts receivable and decreased accrued liabilities associated with the restructuring accrual changes discussed previously. In 1993, cash was negatively impacted by the net loss incurred of $32,073 for the year and reductions in accounts payable. These uses of cash were offset by a reduction in trade accounts receivable, continued transition out of the hardware business resulting in lower inventory levels and increased accrued liabilities associated with the year-end restructuring.


     Cash and short-term investments were positively impacted by the proceeds from issuance of common stock upon exercise of stock options and employee stock plan purchases in the amount of $10,205 and $11,179 in 1994 and 1993, respectively. This increase was offset by investment in property, plant and equipment of $14,327 in 1994 and $22,790 in 1993. In addition, the purchase of Anacad late in 1994 resulted in cash payments totaling $10,050. In 1993, dividends paid to stockholders totaled $8,291. See dividends discussion below. Also, cash distributions of $2,346 were paid in 1994 by MTI to its shareholders in the normal course of S-Corporation business prior to Mentor Graphics' November 30, 1994 acquisition.


     Trade Accounts Receivable. The trade accounts receivable balance increased $9,630 from the December 31, 1993 balance. The increase is primarily attributable to a large customer contract receivable due in 1995 totaling $8,000. In addition, Anacad and MTI acquisitions increased the trade receivable balance by $2,531 year to year. Excluding the large customer contract and the impact of acquisitions on trade receivables, Mentor Graphics was able to improve cash collections and reduce days sales outstanding in 1994.

     Inventory. Inventory levels at December 31, 1994 totaled $856, down $1,443 since December 31, 1993. The reduction in inventory reflects Mentor Graphics' shift to a software-only business model resulting in the reclassification of demonstration equipment to property, plant and equipment in 1994. In 1994, demonstration equipment was not promoted for sale as it was in prior years. Demonstration equipment included in inventory amounted to $1,835 at December 31, 1993. The remaining balance in inventory primarily consists of documentation and CD ROM media for software updates. Inventory is expected to be at approximately current levels in 1995. For any remaining hardware requests from customers, Mentor Graphics will use a drop ship approach, shipping directly from the hardware vendor to the customer.

     Other Assets. Other assets increased to $28,090 at December 31, 1994 from $20,584 at year-end 1993. The 1994 acquisition of Anacad resulted in goodwill capitalization of $2,897 and technology capitalization of $4,735. The goodwill costs will be amortized over a three-year period to R&D expense. The technology costs will be amortized over a three-year period to system and software cost of revenues. Net capitalized software development costs decreased by $1,064 as capitalization and amortization were $5,156 and $6,220, respectively, in 1994. Also, capitalized purchased technology increased by $1,700 in 1994. In 1993, capitalization and amortization of software development costs were $3,609 and $7,449, respectively.

     Long-term Debt. Long-term debt decreased $696 from December 31, 1993. Mentor Graphics had borrowings outstanding of $54,160 and $55,000 under its $55,000 committed revolving credit facility as of December 31, 1994 and 1993, respectively. Due to required annual commitment reductions, Mentor Graphics reduced credit facility borrowings by $840 in July 1994. In addition, $840 of the credit facility borrowings are classified as current and included in short-term borrowings on the consolidated balance sheets as of December 31, 1994 and 1993.

     Dividends. In October 1993, the Board of Directors voted to discontinue paying a quarterly dividend to Stockholders. Mentor Graphics intends to reinvest future earnings in opportunities for growth. Dividends were paid during the first three quarters of 1993 totaling $8,291.

     Capital Resources. Total capital expenditures increased to $26,077 for 1994, compared to $23,145 and $23,439 for 1993 and 1992, respectively. The purchase of Anacad late in 1994 resulted in cash payments totaling $10,050 during the year. In addition, Mentor Graphics purchased technologies totaling $1,700 during 1994. Mentor Graphics will continue to evaluate make-or-buy alternatives which should result in additional capital expenditures in 1995.

     Expenditures for property and equipment were $14,327 and $22,790 in 1994 and 1993, respectively. In 1994 investment in computer equipment for development engineers declined as significant investment in 1993 and 1992 completed Mentor Graphics' transition to a UNIX-based operating system environment. Future capital expenditure plans include maintaining a state of the art design environment for research and development and sales demonstration equipment and implementing a new global information system.

     Mentor Graphics anticipates that current cash balances, anticipated cashflows from operating activities, and existing credit facilities will be sufficient to meet its working capital needs for at least the next twelve months.

  Nine Months Ended September 30, 1995 and September 30, 1994



RESULTS OF OPERATIONS



     System and Software Revenues and Gross Margins. System and software revenues for the quarter ended September 30, 1995, totaled $47,290, representing an increase of $5,616 or 13% from the third quarter of 1994. For the first nine months of 1995, system and software revenues increased $1,687 or 1% from the same period a year ago. Third quarter system and software gross margins increased slightly to 83% in 1995 compared to 81% in the same period of 1994. For the first nine months of 1995 and 1994, system and software gross margins were 82%.



     System and software revenues experienced only modest growth in the first nine months of 1995 versus the same period of 1994 due to a one-time contract which yielded approximately $11,000 in the first quarter of 1994. The acquisitions of Anacad, Exemplar Logic, Inc. (Exemplar) and Axiom Datorer Skandinavian AB (Axiom) contributed approximately $5,400 of system and software revenues for the first nine months of 1995 compared to zero for the same period a year ago. In addition, a general weakening of the U.S. dollar of approximately 3% to 4%, resulted in higher reported system and software revenues due to translation of local currency activity to U.S. dollars for the first nine months of 1995 versus 1994.



     System and software product revenues are shifting from maturing product offerings to new product offerings. The extent to which sales of new products will off-set declining sales of older products will remain difficult to predict for some time. In addition, revenue levels for newly acquired entities are difficult to predict due to such variables as integration of engineering and sales personnel.



     Increasingly Mentor Graphics seeks to expand existing product offerings and pursue new lines of business through acquisitions. Acquisitions accommodate Mentor Graphics' strategic requirements including filing gaps in existing products and technologies, eliminating dependencies on third parties and creating avenues into new lines of business. During the fourth quarter of 1995 Mentor Graphics announced the acquisition of Precedence Incorporated (Precedence) and entered into a merger agreement with Microtec which is pending approval by the shareholders of Microtec and certain other conditions. Both transactions are expected to be accounted for as a pooling of interests. The impact of these acquisitions are not reflected in the accompanying financial statements since the transactions were not consummated during the third quarter of 1995.



     System and software gross margin levels are dependent on such factors as third party software content for which royalties are paid, lower margin hardware revenue levels, and amortization of previously capitalized software development costs and purchased technology costs. Third party software royalty costs have been favorably impacted by acquisitions of third parties where existing agreements were in place. Mentor Graphics continues to have other third party contracts that contribute varying levels of revenues and cost of revenues quarter to quarter. Similar to Anacad, Exemplar and MTI, the fourth quarter 1995 Precedence acquisition represents a business combination where a third party agreement was in place. Future trends of third party revenue content are difficult to predict since they are dependent on such variables as new third party agreements, potential acquisitions of third parties where existing agreements are in place, and varying levels of customer demand for third party product offerings.



     Amortization of previously capitalized software development costs to system and software cost of revenues was $1,181 and $3,653 for the third quarter and first nine months of 1995, respectively, compared to $1,540 and $5,027 for the same periods a year ago. In 1994, amortization reflected a higher level of capitalized costs accumulated during development of Version 8 software products. The amortization level declined in the first nine months of 1995 as several capitalized projects became fully amortized during the prior year. Purchased technology amortization to system and software cost of goods sold was $1,671 and $214 for the nine months ended September 30, 1995 and 1994, respectively. The increase in purchased technology amortization is due primarily to various technology acquisitions in 1994, including the purchase of Anacad on September 30, 1994. Exclusive of additional acquisitions, amortization of capitalized software development and purchased technology costs is expected to be approximately flat for the next several quarters.



     Service and Support Revenues and Gross Margins. Service and support revenues for the third quarter of 1995 were $48,038, representing an increase of $8,345 or 21% from the comparable quarter of 1994. For the first nine months of 1995, service and support revenues totaled $137,639, representing an increase of 24% from the same period of 1994.



     Growth in software support revenue is attributable to growth in Mentor Graphics' installed customer base, acquisitions of Anacad and Exemplar, and favorable effects of currency fluctuations. Mentor Graphics continues to experience increases of installed customer base due to improved and expanded software product offerings. In addition, a general weakening of the U.S. dollar resulted in higher reported software support revenues due to translation of local currency activity to U.S. dollars for the first nine months of 1995 versus 1994. Since growth in software support is dependent on continued success of the software product offerings, increases in Mentor Graphics' installed customer base, and the impact of acquisitions, future software support revenue levels are difficult to predict.



     Professional and other service revenues for the third quarter of 1995 were approximately $12,200, an increase of 51% from the comparable quarter of 1994. For the first nine months of 1995, professional and other service revenues totaled approximately $37,100, an increase of 51% from the same period of 1994. Overall professional service revenues are expected to continue to grow. In particular, integrated circuit technology center (ICTC) custom design services are experiencing increased demand. Over the past year, Mentor Graphics has added resources to the ICTC business in response to the increased demand resulting in higher revenue levels as more design contracts are completed.



     Service and support gross margins were 59% and 58% for the quarters ended September 30, 1995 and 1994, respectively and 58% and 56% for the first nine months of 1995 and 1994, respectively. Service and support gross margins were favorably impacted by higher software support revenue volume and unfavorably impacted by professional service volume. Consistent with consulting and training business models, gross margins generated by Mentor Graphics professional service activities have been and are expected to continue to be lower than software support. Professional service gross margins improved for the quarter and year to date but remain substantially lower than software support. Future service and support gross margins are expected to be lower as growth in the professional service business is expected to be higher than growth in software support.



Operating Expenses



     The following summarizes research and development (R&D) expenses:



                                                THREE MONTHS ENDED         NINE MONTHS ENDED
                                                   SEPTEMBER 30,             SEPTEMBER 30,
                                                -------------------       -------------------
                                                 1995        1994          1995        1994
                                                -------     -------       -------     -------
    Gross R&D.................................  $20,570     $17,460       $58,433     $54,099
    Capitalized R&D...........................   (1,942)       (991)       (5,002)     (4,064)
                                                -------     -------       -------     -------
    Net R&D...................................  $18,628     $16,469       $53,431     $50,035
                                                =======     =======       =======     =======



     Higher gross R&D expenses are attributable to merger and acquisition activity and accelerating depreciation of file-server equipment used by Mentor Graphics' engineers, off-set by lower base business head count. The acquisitions of Anacad, Exemplar and Axiom resulted in additional R&D expenses of approximately $4,400 in the first nine months of 1995, compared to zero in the same period of 1994. Mentor Graphics accelerated depreciation on the remaining book value of its Wilsonville file-server environment in the third quarter of 1995 which resulted in a one-time charge to R&D of $1,440. Through an evaluation of the file-server environment, Mentor Graphics determined that changes in technology had rendered the existing equipment obsolete. R&D expenses are expected to increase as new business combinations are consummated in the fourth quarter of 1995.



     During the third quarter and the first nine months of 1995, marketing, general and administration (MG&A) expenses were $35,118 and $107,755, respectively, compared to $33,124 and $106,884 for the same periods of 1994, respectively. The increase in MG&A expenses is principally attributable to merger and acquisition activity discussed above, off-set by lower base business head count. The acquisitions of Anacad,

Exemplar and Axiom resulted in additional MG&A expenses of approximately $5,800 in the first nine months of 1995, compared to zero in the same period of 1994. In 1994, Mentor Graphics streamlined its North American, European and Japanese organizations to improve the ratio of selling and administrative expense compared to regional revenue levels. This process was executed throughout 1994 resulting in lower expense levels as the year progressed. In addition, corporate administrative costs have been reduced. MG&A expenses are expected to increase in the fourth quarter of 1995 as new business combinations are consummated and selling costs increase due to a seasonally strong quarter.



     Merger Related Charges. Merger related charges are the result of a write-off of in-process R&D of $400 associated with the Axiom transaction and $400 in expenses primarily associated with the acquisition of Exemplar for services rendered to facilitate completion of the merger agreement and severance costs. On May 4, 1995, Mentor Graphics completed the acquisition of Axiom. The total purchase price of Axiom was $480 in addition to Axiom's net deficit of $413 for a total acquisition cost basis of $893. The acquisition was accounted for as a purchase. The cost of the acquisition has been allocated on the basis of estimated fair value of the assets and liabilities assumed. This allocation resulted in a one-time charge for in-process R&D of $400, capitalization of goodwill of $398 and capitalization of technology of $95. The charge for in-process R&D was a result of allocating a portion of the acquisition cost to Axiom's in-process product development that had not reached technological feasibility. On May 31, 1995, Mentor Graphics completed the merger with Exemplar. The transaction was accounted for as a pooling of interests. Mentor Graphics' prior year financial statements were not restated due to relative materiality of Exemplar's separate financial statements for 1994 and prior years. It is expected that merger related charges associated with the acquisitions of Precedence and Microtec should result in a fourth quarter charge totaling between $3,000 and $4,000. The costs associated with this charge include elimination of duplicate facilities, severance costs related to the termination of certain employees, the write-off of certain property and equipment and legal and accounting fees associated with administration of the merger activities.



     Restructuring Costs. Implementation of Mentor Graphics' restructuring plan which was approved by management in December 1993, and modified in 1994, continued during 1995. Costs remaining to be incurred in executing the restructuring plan consist primarily of direct costs associated with severance and relocation of employees, facilities closures and write-offs of excess equipment and intangible software technology assets related to discontinued product development activities.



     During the second quarter of 1995, several elements of the restructuring plan were adjusted due to updated information. Costs associated with an international reorganization were modified due to additional cost information related to implementation activities associated with a new global information system. In addition, certain actions associated with a product discontinuance plan will not be taken as the technology will be used by Mentor Graphics' consulting organization. As a result, the Company recorded a $2,040 credit during the second quarter of 1995 reflecting these lower costs.



     Approximately $8,000 of the December 31, 1994 restructuring accrual of approximately $12,000 should result in cash outflows during 1995. For the first nine months of 1995, restructure-related cash outflows were approximately $3,400. For the fourth quarter of 1995, disbursements are anticipated to be near $4,600. Other dispositions include the second quarter adjustment of $2,040 and approximately $2,000 to be disbursed after 1995, primarily for facilities closures.



     Other Income (Expense). During the third quarter and the first nine months of 1995, other income was $874 and $3,682, compared to other income of $1,214 and $2,122 for the same periods of 1994, respectively. Interest income from investments was $1,975 and $5,983 for the third quarter and first nine months of 1995, respectively, compared to $1,369 and $3,452 for the same periods of 1994. The increase in interest income is primarily attributable to higher average cash, cash equivalents and short term investments outstanding during the comparable quarters. During the third quarter and first nine months of 1995, interest expense amounted to $679 and $1,785, respectively, up from $351 and down from $1,855 for the comparable periods in 1994. In addition, Mentor Graphics experienced a net loss from foreign currency transactions of $335 and $181 during the third quarter and first nine months of 1995, respectively, compared to a net gain of $194 and $141 during the same periods a year ago.

     Provision for Income Taxes. The provision for income taxes amounted to $1,760 for the quarter ended September 30, 1995, as compared to $900 for the same period in 1994. For the first nine months of 1995, the provision for income taxes was $4,790 compared to $2,800 for the same period a year ago.



     Effective January 1, 1993 Mentor Graphics adopted Statement No. 109, "Accounting for Income Taxes." At that time a valuation allowance for certain current deferred tax assets, and net operating loss and tax credit carryforwards was established. The valuation allowance as of December 31, 1994 was $46,213, of which $1,974 was related to deferred tax assets of Mentor Graphics' Japanese subsidiary. The reserve was established when it was more likely than not that some portion of the deferred tax asset would not be realized. Based on current operating income levels before tax for Mentor Graphics' Japanese subsidiary, it has been determined that it is now more likely than not that the Japanese subsidiary's deferred tax assets will be realized. As such, the tax provision for the third quarter and the last nine months of 1995 has been adjusted for the reversal of the valuation allowance for the Japanese deferred tax assets. This reversal, in addition to changes in operating income forecasts for certain tax jurisdictions, results in a lower effective tax rate than was posted in the first quarter of 1995. Mentor Graphics' income tax position for each year combines the effects of available tax benefits in certain countries where Mentor Graphics does business, benefits from available net operating loss carrybacks, and tax expense for subsidiaries with pre-tax income. As such, Mentor Graphics' income tax position and resultant effective tax rate is uncertain for the remainder of 1995.



     Effects of Foreign Currency Fluctuations. Mentor Graphics experienced a net loss from foreign currency transactions of $335 and $181 during the third quarter and first nine months of 1995, respectively, compared to a net gain of $194 and $141 during the same periods a year ago. These amounts are comprised of realized gains and losses on cash transactions involving various foreign currencies, and unrealized gains and losses related to foreign currency receivables and payables resulting from exchange rate fluctuations between the various currencies in which Mentor Graphics operates. Foreign currency gains and losses are included as a component of other income. The "foreign currency translation adjustment", as reported in the equity section of the Consolidated Balance Sheet at September 30, 1995, increased to $13,568 from $12,674 at the end of 1994. This reflects the increase in the value of net assets denominated in foreign currencies against the U.S. dollar since year end 1994.



     During the third quarter of 1995, Mentor Graphics entered into a three year forward contract to stabilize the currency effects on a portion of Mentor Graphics' net investment in its Japanese subsidiary. The contract to sell Yen
2.2 billion will guarantee Mentor Graphics $25,400 at the contract's expiration. Any differences between the contracted currency rate and the currency rate at each balance sheet date will impact the foreign currency translation adjustment component of the stockholders' equity section of the Consolidated Balance Sheet. The result is a partial off-set of the effect of Japanese currency changes on stockholders' equity during the contract term. This forward contract should not impact current or future Consolidated Statements of Operations.



     During the period from December 31, 1994 to September 30, 1995, the U.S. dollar weakened approximately 1% against the Japanese yen and 6% against the European currencies. Generally, a weakening of the U.S. dollar makes Mentor Graphics' products less expensive in foreign markets, which has a positive impact on Mentor Graphics' revenues over time. In addition, a weakening U.S. dollar results in higher reported revenues and operating expenses due to translation of local currency activity to U.S. dollars for consolidated financial reporting.



     Mentor Graphics generally realizes approximately half of its revenue outside the United States and expects this to continue in the future. As such, Mentor Graphics' business and operating results may be impacted by the effects of future foreign currency fluctuations.



Liquidity and Capital Resources



     Cash and Cash Investments. Total cash and investments at September 30, 1995 were $185,844 compared to $137,856 at the end of 1994. Cash provided by operations was $60,327 for the first nine months of 1995 compared to $33,852 during the same period of 1994. Cash provided by operations was positively impacted by net income of $31,305 for the first nine months of 1995 compared to $14,530 for the same period of 1994. In addition, strong collection efforts decreased trade receivables by $5,838 offset by decreased accounts payable of $3,622 due primarily to lower quarter-end purchasing activity versus higher year end activity due to the final quarter attempt to match costs with fiscal year budgets. Cash and short-term investments at September 30, 1995 were positively impacted by proceeds from the issuance of common stock of $14,504, offset by repurchase of common stock of $2,250, investment in property, plant and equipment of $14,957, and new business investments of $3,820.



     Trade Accounts Receivable. Trade accounts receivable decreased to $76,755 at September 30, 1995 form $82,285 at year end 1994. This decrease was attributable to a more evenly distributed shipment pattern during the first nine months of 1995 compared to the fourth quarter of 1994. As a result, a higher percent of shipments made during the third quarter of 1995 were converted into cash collections before the period ended.



     Other Assets. Other assets increased to $29,436 at September 30, 1995 from $28,090 at year-end 1994. Net capitalized software development costs increased by $1,349 as capitalization and amortization were $5,002 and $3,653, respectively, during the first nine months of 1995. This increase was also attributable to the purchase of Axiom for $493 and $1,990 spent on investment in other technology companies in which Mentor Graphics owns a minority interest. This increase in other assets was offset by amortization of goodwill and purchased technology of $2,760.



     Capital Resources. Total capital expenditures increased to $14,957 through September 30, 1995, compared to $8,425 for the same period of 1994. The increase in capital expenditures is primarily a result of costs associated with a new global information system. These expenditures will continue as the year progresses. As a result of the Merger with Microtec, Mentor Graphics expects to incur a merger charge totaling between $3,000 and $4,000. The expected cash outflow associated with this charge is expected to occur over the next twelve months. The impact of the Merger on liquidity and capital resources is not expected to be negative since Mentor Graphics will issue common stock in connection with the acquisition and Microtec and Mentor Graphics each have a recent history of generating positive operating cashflows. However, there is no guarantee that positive operating cashflow performance will continue subsequent to consummation of the Merger. Specific combined product development activities are currently being studied and the impact of such funding on liquidity and capital resources is not known. Mentor Graphics expects to evaluate the funding of all research and development before specific funding levels for various projects are determined. Mentor Graphics anticipates that current cash balances, anticipated cash flows from operating activities, and existing credit facilities will be sufficient to meet its working capital needs for at least the next twelve months.

                     INFORMATION CONCERNING MENTOR GRAPHICS

BUSINESS

  General

     Mentor Graphics is a leading supplier of electronic design automation ("EDA") systems -- advanced computer software used to automate the design, analysis and testing of electronic systems and components. Mentor Graphics markets its products primarily to large companies in the aerospace, computer, consumer electronics, semiconductor and telecommunications industries. Customers use Mentor Graphics software in the design of such diverse products as supercomputers, automotive electronics, missile guidance systems, signal processors and personal computers. Mentor Graphics sells and licenses its products primarily through its direct sales force in North America, Europe and Asia, and through distributors in territories where the volume of business does not warrant a direct sales presence. Mentor Graphics was incorporated in Oregon in 1981. Mentor Graphics' executive officers are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. Its telephone number at that address is
(503) 685-7000.

  Platforms

     Mentor Graphics' software products run primarily on UNIX workstations in a broad range of price and performance levels, including workstations manufactured by Hewlett-Packard Company, Sun Microsystems, Inc., Digital Equipment Corporation, NEC Corporation and IBM. These computer manufacturers have a substantial installed base of workstations, and make frequent introductions of new products. A limited number of Mentor Graphics' software products also run on personal computers.

     Mentor Graphics has written virtually all of its software in the high level languages C++, C, Pascal, or FORTRAN to facilitate its portability to other platforms in the future, should availability of Mentor Graphics software on such platforms prove desirable.

  Products and Services

     Products. Mentor Graphics designs, manufactures, markets and supports EDA software for the integrated circuit ("IC") and electronic systems design markets. Current EDA processes must manage the speed, density and reliability tradeoffs necessary to allow customers to quickly create and test high performance IC and electronic system designs and, as a result, to shorten product time-to-market. Mentor Graphics' software products enable engineers and designers to design, analyze, place and route, and test custom ICs, application specific integrated circuits ("ASICs"), printed circuit boards ("PCBs"), multichip modules ("MCMs") and other electronic systems and subsystems prior to creating hardware prototypes. Mentor Graphics provides a full suite of software tools covering the entire EDA design flow, as well as high-performance software tools that can be used in other EDA vendor design environments. Mentor Graphics believes that its products help customers reduce development times while producing innovative hardware products of high quality. Mentor Graphics markets and supports worldwide over 150 tools for design, capture, simulation, synthesis analysis, verification, layout test and manufacturing tools.

     Mentor Graphics' products include tools for system design flow, IC design flow and MCM/PCB design flow. Mentor Graphics' system design products allow customers to create designs for ASICs and Field Programmable Gate Arrays ("FPGA"). ASICs are special integrated circuits that can be designed much faster than traditional ICs. FPGAs, as the name suggests, are circuits that can be programmed to include different functionality at the point of manufacturing or during system startup. System design products allow designers to simulate designs to ensure that they possess the required performance and functionality, to test the design for errors, and to create output which will allow the design to be manufactured. Products within the system design flow include BSDArchitect, DFTAdvisor, FastScan, FlexTest, QuickVHDL, System Design Station, System Architect, DSP Station, Top-Down Design Solver, AutoLogic II, FPGA Station and Idea Station.

     ICs are high performance circuits that are customized for each individual design. The Company's IC design flow products allow designers to specify an IC design to test the design for errors, "layout" the electrical components of the design in a way that balances IC performance and the size of the IC used, and finally, to create output which will allow the IC to be manufactured. Products within the IC design flow include IC design and layout tools such as MS Analyzer , Cell Builder, GDT, IC Station and MicroRoute, as well as all analog and analog/mixed signal design solutions and power management.

     MCM/PCB design flow tools allow customers to determine the functionality of a MCM/PCB. PCBs are a common way of packaging electronic circuits in which discrete components (for example, resistors and capacitors) and ICs are mounted on an epoxy type "board." MCMs may be thought of as several ICs mounted together on a single substrate. The tools allow designers to select from a library of parts to be included in the PCB/MCM, to simulate and test the performance of the MCM/PCB, to test for manufacturability, thermal analysis and signal integrity, and to output data which will allow the MCM/PCB to be manufactured. Products within the MCM and PCB design flows include Board Station, MCM Station, Hybrid Station, AutoTherm MCM, AutoFlow, Logical Cable, Physical Cable, Physical Test
Manager: SITE, Manufacturing Advisor and EngineerView.

     Mentor Graphics believes that as computers, telecommunications, and consumer devices converge into portable and hand-held products, systems on silicon will become a major product paradigm and will soon account for a substantial number of design starts. As a result, EDA technology will be required to design complex hardware/software systems. Designs will be increasingly small and densely packed with components. In May 1995, Mentor Graphics announced its Systems-on-Silicon ("SOS") Initiative, a company-wide program created to meet the growing challenge of installing entire computer systems, both hardware and software, on a single IC or ASIC. The SOS Initiative of designing systems on a single IC targets the challenge of creating entire systems on silicon, including design reuse, design creation and simulation at very high levels of abstraction, fully integrated design processes that support multiple design styles and technologies, hardware/software co-design, power management, and timing analysis. Under the SOS Initiative program, each division of Mentor Graphics is expected to contribute specific technology and expertise to meet the Initiative's long-term goal of fully tested EDA design processes that support the entire design cycle for systems on silicon. These new technologies are also expected to impact Mentor Graphics' products targeted at IC, ASIC, MCM and PCB designs.

  Customer Support Services

     Mentor Graphics has a worldwide organization to meet its customers' needs for software support. Mentor Graphics offers support contracts providing software updates and support. Most of Mentor Graphics' customers have entered into software support contracts. Mentor Graphics provides technical support for its products through a direct telephone support line and an on-line electronic communications system.

  Professional Services

     Mentor Graphics believes that delivery of professional services is a rapidly expanding segment of the EDA market. Mentor Graphics' Professional Services Division (PSD) was established in 1987. This division's mission is to team with customers' design groups to increase productivity and reduce costs by assisting customers with methodology and process changes, tool refinements, design implementation and integration services. The Professional Services Division has a worldwide team of EDA professionals available for on-site customer consultation providing software and services for design data management and electronic parts data creation, co-design of ASICs, ICs, MCMs and EDA network and design environment management and software integration.

  Marketing and Sales

     Mentor Graphics' marketing strategy emphasizes customer support, professional consulting services, a strong direct sales force and large corporate account penetration in the semiconductor, aerospace, computer, telecommunications, automotive and consumer electronics industries. Customers use Mentor Graphics' product in the design of such diverse products as supercomputers, automotive electronics, missile guidance systems, signal processors, personal computers, gallium arsenside circuits, microprocessors and telecommunication switching systems.

     Mentor Graphics sells and licenses its products primarily through its direct sales force in North America, Asia and Europe. Mentor Graphics also licenses its products through distributors in territories where the volume of business is not sufficient to warrant a direct sales presence. During the years ending December 31, 1994 and 1993, sales outside of North America accounted for 45 and 46 percent, respectively, of total sales. Additional information relating to foreign and domestic operations is contained in Note 14 of Mentor Graphics Notes to Consolidated Financial Statements. Fluctuating exchange rates and other factors beyond Mentor Graphics' control, such as tariff and trade policies, domestic and foreign tax and economic policies and the relative stability of international economic and monetary conditions should continue to affect the level and profitability of sales outside the United States.


     Mentor Graphics' also licenses products through its newly created subsidiary, Antares Corporation ("Antares"). Antares was established to focus on high quality, lower cost tools for the UNIX and personal computer market. It will not use the Mentor Graphics sales force, but will rely instead on telesales and value added resellers. Mentor Graphics' recently acquired Model Technology and Exemplar Logic subsidiaries have been combined to form Antares. Antares is currently wholly-owned by Mentor Graphics, but over time, Mentor Graphics plans to issue approximately 20% of Antares' stock to Antares employees as a result of equity incentive programs.


     Mentor Graphics' OpenDoor program coordinates and supports the integration of third party EDA products, both commercial and internally developed by customers, into the Mentor Graphics' design environment. Under this program, Mentor Graphics enables OpenDoor participant companies to develop interfaces from their products to Mentor Graphics' products. OpenDoor participants can select from a range of integration technologies to achieve an optional degree of integration for their products. There are now approximately 130 OpenDoor participants.

     No material portion of Mentor Graphics' business is dependent on a single customer. Mentor Graphics has traditionally experienced some seasonal fluctuations in receipt of orders, which are typically stronger in the second and fourth quarters of the year. As is typical of many other companies in the electronics industry, Mentor Graphics generally ships its products to customers within 10 to 90 days after receipt of an order, and a substantial portion of quarterly shipments tend to be made in the last month of each quarter.

     Mentor Graphics sells and licenses its products and some third-party products pursuant to purchase and license agreements. Mentor Graphics schedules deliveries only after receipt of purchase orders under these agreements.

  Manufacturing Operations

     Mentor Graphics' manufacturing operations primarily consist of reproduction of Mentor Graphics' software and documentation. In North America, manufacturing is outsourced. Software and documentation distribution centers in The Netherlands, Japan and Singapore serve their respective regions. Mentor Graphics uses a manufacturing resource planning system which integrates purchasing, inventory control and accounting in all regions.

  Product Development and Acquisitions

     The EDA market is competitive and characterized by rapid technological change. Although traditionally most of Mentor Graphics' new product offerings were developed by Mentor Graphics itself, more and more research and development is concentrated on enhancing existing product lines. During the years ended December 31, 1994, 1993 and 1992, Mentor Graphics expensed approximately $72,484,000, $77,598,000 and $73,947,000 respectively, and capitalized approximately $5,156,000, $3,609,000 and $6,120,000, respectively, related to product development. Increasingly Mentor Graphics seeks to expand existing product offerings and pursue new lines of business through acquisitions. Acquisitions accommodate Mentor Graphics' focused strategic requirements including filling gaps in existing products or technologies, eliminating dependencies on third parties and providing Mentor Graphics with an avenue into new lines of business. During 1994, Mentor

Graphics acquired Anacad and MTI, to date in 1995, Mentor Graphics has acquired Axiom, Exemplar and Precedence.


  Suppliers

     Mentor Graphics seeks to provide its customers with software that addresses the entire electronic design process. Supplier products fill in the gaps in the existing product lines and allow Mentor Graphics to offer products which are needed by customers but which are not core to Mentor Graphics' business. Supplier agreements are also used by Mentor Graphics to explore possible new lines of business. Although Mentor Graphics has supplier agreements with several large customers who do not wish to develop a specific internal technology into a commercial product, Mentor Graphics' suppliers are typically small niche companies which do not have adequate distribution channels for their products. Mentor Graphics maintains three different types of supplier relationships: (i) a simple remarketing relationship where the product is added to the Mentor Graphics' price list and drop shipped to the customer directly from the supplier; (ii) a partial integration relationship where the supplier's object code is packaged and shipped with other Mentor Graphics' products to the customer; and (iii) a fully integrated relationship where Mentor Graphics acquires the supplier's source code and makes some modifications to the product before it is packaged and delivered to the customer.

     Supplier agreements are typically three year agreements with royalty payments based on a percentage of product revenue. They generally provide for adequate quality assurance and require an escrow of the supplier's source code. Customer support for supplier products is typically provided by Mentor Graphics with the supplier providing backup support and research and development in the event of a problem with the product itself. See "Product Development and Acquisitions."

  Patents and Licenses

     Mentor Graphics owns eight United States patents and nine foreign patents covering portions of its technology. Mentor Graphics is currently seeking to patent more of the inventive technology which Mentor Graphics believes gives it a competitive advantage. Mentor Graphics presently has patent applications pending and intends to file additional patent applications in the future. While Mentor Graphics believes the pending applications relate to patentable devices, there can be no assurance that any patent will be issued or that any patent can be successfully defended. Although Mentor Graphics believes that patents are less significant to the success of its business than technical competence, management ability, marketing capability and customer support, Mentor Graphics believes that software patents are becoming increasingly important in the EDA industry.

     Mentor Graphics regards its application software as proprietary and attempts to protect it with copyrights, trade secret laws, and internal non-disclosure safeguards, as well as patents, when appropriate, as noted above. Mentor Graphics typically incorporates restrictions on disclosure, usage and transferability into its agreements with customers and other third parties.

COMPETITION

     The EDA industry is competitive and has been characterized by rapid technological advances in application software, operating systems and hardware. Mentor Graphics' principal competitors are Cadence Design Systems Inc., Synopsys Inc., Viewlogic Systems, Inc., COMPASS Design Automation, Inc., Zuken-Redac, Intergraph Corporation and numerous small companies. Mentor Graphics believes that other companies may also be developing EDA systems.

     Some of Mentor Graphics' competitors and potential competitors may have greater financial and marketing resources than Mentor Graphics. However, Mentor Graphics believes the main competitive factors in the EDA industry are breadth and quality of application software, product integration, ability to respond to technological change, quality of a company's sales force, price, size of the installed base, level of customer support and value added services. Mentor Graphics believes that it generally competes favorably in these areas. Mentor Graphics can give no assurance, however, that it will have financial resources, marketing, distribution and service capability, depth of key personnel or technological knowledge to compete successfully in the EDA market.

EMPLOYEES


     Mentor Graphics and its subsidiaries employed approximately 2,031 persons full time as of November 1, 1995. Mentor Graphics' success will depend in part on its ability to attract and retain employees who are in great demand. Mentor Graphics continues to enjoy good employee relations. No Mentor Graphics employees are represented by a collective bargaining unit.


PROPERTIES

     Mentor Graphics' Wilsonville, Oregon facilities are located in six owned buildings of approximately 420,000 total square feet located on about 90 acres. All corporate functions, as well as a majority of research and development and domestic activities, operate from this site.

     Mentor Graphics leases additional space in San Jose, California, and in various locations throughout the United States and in other countries, primarily for sales and customers service operations. Mentor Graphics believes that it will be able to renew or replace its existing leases as they expire and that its current facilities will be adequate through at least 1996.

LEGAL PROCEEDINGS

     There are no material legal proceedings pending against Mentor Graphics.

MANAGEMENT


     The directors and executive officers of Mentor Graphics, and their ages as of November 1, 1995, are as follows:



                      NAME                    AGE                    POSITION
    ----------------------------------------  ---   ------------------------------------------
    Walden C. Rhines........................  49    President, Chief Executive Officer and
                                                    Director
    R. Douglas Norby........................  60    Senior Vice President and Chief Financial
                                                    Officer
    Frank S. Delia..........................  49    Vice President and Chief Administrative
                                                    Officer
    Dean Freed..............................  37    Vice President, General Counsel and
                                                    Secretary
    James J. Luttenbacher...................  40    Corporate Controller and Chief Accounting
                                                    Officer
    Bob Van Leyen...........................  52    Treasurer
    Jon A. Shirley(2)(3)....................  57    Chairman of the Board of Directors
    Marsha B. Congdon(1)(2)(3)..............  48    Director
    James R. Fiebiger(1)(3).................  54    Director
    Fontaine K. Richardson(2)(3)............  54    Director


---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Nominating Committee

     Dr. Rhines has served as Director, President and Chief Executive Officer of Mentor Graphics since November 1993. From 1972 to 1993, Dr. Rhines was employed by Texas Instruments, Incorporated where he held a variety of technical and management positions and was most recently Executive Vice President of Texas Instruments Semiconductor Group. Dr. Rhines is currently a director of Cirrus Logic, Inc., a manufacturer of semiconductors, and Triquint Semiconductor, Inc., a semiconductor manufacturer.

     Mr. Norby has served as Senior Vice President and Chief Financial Officer of Mentor Graphics since July 1993. From 1992 to 1993, he served as President and Chief Executive Officer of Pharmetrix Corporation. From 1985 to 1992, he was employed by Lucasfilm, Ltd. where he last held the position of President and Chief Operating Officer.

     Mr. Delia has served as Vice President and Chief Administrative Officer of Mentor Graphics since July 1995. From 1990 to July 1995, Mr. Delia served as Vice President, Chief Administrative Officer, General Counsel and Secretary of Mentor Graphics.

     Mr. Freed has served as Vice President, General Counsel and Secretary of Mentor Graphics since July 1995. Mr. Freed served as Deputy General Counsel and Assistant Secretary of Mentor Graphics from April 1994 to July 1995, and was Associate General Counsel and Assistant Secretary from 1990 to April 1994. He has been employed by Mentor Graphics since January 1989.

     Mr. Luttenbacher has served as Corporate Controller and Chief Accounting Officer since October 1993, having served as Corporate Controller from August 1992 until October 1993. From 1981 to 1992, Mr. Luttenbacher was employed by Hewlett-Packard Company in a variety of accounting positions, the most recent of which was Manager of the North American Financial Services Group.

     Mr. Van Leyen has served as Treasurer of Mentor Graphics since May 1994. He has been employed by Mentor Graphics since 1986 and, before becoming Treasurer, was based in Paris, France and held the title of Finance Director, European Operations.

     Mr. Shirley has served as Chairman of the Board of Directors since 1994 and as a director of Mentor Graphics since 1989. Mr. Shirley has been a private investor since 1990. He served as President and Chief

Operating Officer of Microsoft Corporation from 1983 to 1990 and continues to serve as a director of Microsoft Corporation.

     Ms. Congdon has served as a director of Mentor Graphics since 1991. Since March 1994 she has served as Vice President, Policy and Strategy of US West Inc., a provider of communication services. From December 1992 to March 1994, Ms. Congdon was the Regional Vice President and Chief Executive Officer, Oregon of US West Communications and from 1987 to December 1992 she was its Vice President and Chief Executive Officer, Oregon. Ms. Congdon is currently a director of US Bank of Oregon.

     Mr. Fiebiger has served as a director of Mentor Graphics since 1994. Since 1993, Mr. Fiebiger has been Chairman of the Board and Managing Director of Thunderbird Technologies, Inc., a technology licensing company. From 1988 to 1993, he served as President and Chief Operating Officer of VLSI Technology Inc., a manufacturer of semiconductors. Mr. Fiebiger is currently a director of Zycad Corporation, a manufacturer of electronic design automation tools.

     Mr. Richardson has served as a director of Mentor Graphics since 1983. Since 1983, Mr. Richardson has been a general partner of Eastech Management Company, a venture capital firm. He is currently a director of Banyan Systems, Inc., a manufacturer of computer network software products.

     Officers are elected by and serve at the discretion of the Board of Directors. There are no family relationships among any of the directors or officers of Mentor Graphics.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL
MENTOR GRAPHICS STOCKHOLDERS AND MANAGEMENT


     The following table sets forth certain information regarding the beneficial ownership of Mentor Graphics' Common Stock as of November 15, 1995, by: (i) each director; (ii) each of the Executive Officers named in the Summary Compensation Table employed by Mentor Graphics in that capacity on November 15, 1995; (iii) all officers and directors as a group; and (iv) each beneficial owner of more than five percent (5%) of Mentor Graphics' Common Stock:


                                                             SHARES BENEFICIALLY
                                                                    OWNED
                                                                PRIOR TO THE
                                                                  MERGER(1)              PERCENT
                                                            ---------------------         AFTER
                    BENEFICIAL OWNERS                        NUMBER       PERCENT     THE MERGER(2)
----------------------------------------------------------  ---------     -------     -------------
Merrill Lynch & Co., Inc.(3)..............................  4,655,600       8.3%           7.5%
  and various subsidiaries
World Financial Center, North Tower
New York, NY 10281-1323


State of Wisconsin Investment Board(4)....................  4,576,000       8.2%           7.4%
P.O. Box 7842
Madison, WI 53707
FMR Corp.(5)..............................................  3,667,700       6.6%           5.9%
82 Devonshire Street
Boston, MA 02109
Capital Research and Management Company,(6)...............  3,635,000       6.5%           5.9%
  a registered investment adviser and an operating
  subsidiary of
The Capital Group, Inc.
333 South Hope Street
Los Angeles, CA 90071
Crabbe-Huson Company(7)...................................  2,896,700       5.2%           4.7%
121 S.W. Morrison
Portland, OR 97204
Walden C. Rhines(8).......................................    253,375       *             *
R. Douglas Norby(9).......................................     40,000       *             *
James J. Luttenbacher(10).................................     14,957       *             *
Frank S. Delia(11)........................................     32,528       *             *
Jon A. Shirley(12)........................................    109,342       *             *
Marsha B. Congdon(13).....................................     40,902       *             *
James R. Fiebiger(14).....................................      6,000       *             *
Fontaine K. Richardson(15)................................     94,800       *             *
All directors and executive officers as a group (8
  persons)(16)............................................    591,904       1.1%          *


---------------
  *  Less than 1%


 (1) Unless otherwise indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to the shares indicated as beneficially owned by them, subject to community property laws where applicable. Share figures based on copies of reports filed with the Securities and Exchange Commission (the "SEC"). Applicable percentages are based on 55,453,650 shares outstanding on November 15, 1995, as adjusted as required by rules promulgated by the SEC.



 (2) Applicable percentages are based on 61,899,195 shares outstanding on November 15, 1995, as adjusted as required by rules promulgated by the SEC.


 (3) Information provided as of February 10, 1995 in a Schedule 13G filed by the stockholder.

 (4) Information provided as of February 13, 1995 in a Schedule 13G filed by the stockholder.

 (5) Information provided as of February 13, 1995 in a Schedule 13G filed by the stockholder.

 (6) Information provided as of February 8, 1995 in a Schedule 13G filed by the stockholder.

 (7) Information provided as of February 10, 1995 in a Schedule 13G filed by the stockholder.


 (8) Includes 53,375 shares held and 200,000 shares subject to options exercisable within 60 days of November 15, 1995.



 (9) Includes 20,000 shares held and 20,000 shares subject to options exercisable within 60 days of November 15, 1995.



(10) Includes 4,832 shares held and 10,125 shares subject to options exercisable within 60 days of November 15, 1995.



(11) Includes 1,328 shares held and 31,200 shares subject to options exercisable within 60 days of November 15, 1995.



(12) Includes 5,000 shares held and 104,342 shares subject to options exercisable within 60 days of November 15, 1995.



(13) Includes 1,253 shares held and 39,649 shares subject to options exercisable within 60 days of November 15, 1995.



(14) Consists of 6,000 shares subject to options exercisable within 60 days of November 15, 1995.



(15) Consists of 94,800 shares subject to options exercisable within 60 days of November 15, 1995.



(16) Includes 85,788 shares held and 506,116 shares subject to options exercisable within 60 days of November 15, 1995.


CERTAIN TRANSACTIONS

     During 1992, Mentor Graphics had outstanding loans to four executive officers: (a) $64,000 to David Y. Chen, a former officer, at 8.5% interest as a bridge relocation loan; (b) $75,000 to Brian W. Maggs, a former officer, at 6% interest for the purchase of real estate; and (c) $146,000 to Marvin S. Wolfson, a former officer, at 10% interest for the purchase of real estate and Mentor Graphics Common Stock. Mentor Graphics held a security interest in certain assets securing such loans, all of which have been repaid in full. In 1992 Mentor Graphics executed a one year consulting agreement with Gerard H. Langeler, a former director and officer, under which as payment for services, Mentor Graphics extended for two years the exercise period on 113,000 unexercised stock options previously granted to Mr. Langeler.

     Mentor Graphics executed a non-compete agreement with David C. Moffenbeier, a former director and officer, on June 1, 1993, under which, until May 31, 1994, Mentor Graphics agreed to pay Mr. Moffenbeier $255,000, and extended certain health insurance benefits and allowed 80,100 previously granted stock options to vest and be exercisable through May 31, 1994. In connection with the resignation of Thomas H. Bruggere as an officer and employee of Mentor Graphics on February 11, 1994, Mentor Graphics entered into a consulting and non-compete agreement with Mr. Bruggere pursuant to which Mr. Bruggere received a continuation of his $400,000 annual salary through January 31, 1995, a one-year extension of health insurance and, with respect to outstanding options for 277,700 shares of Common Stock, an extension of vesting through October 7, 1995 and an extension of exercisability through October 7, 1996.

     During 1992, 1993 and 1994, Mentor Graphics had an outstanding secured loan in the amount of $75,000 to Frank S. Delia at 10% interest for the purchase of real estate. Mr. Delia has repaid the loan in full.

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

  Summary Compensation Table

     The following summary compensation table shows compensation paid by Mentor Graphics for the last three fiscal years to Mentor Graphics' Chief Executive Officer and each of Mentor Graphics' four other most highly compensated executive officers (Named Executive Officers).

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                    ANNUAL COMPENSATION      SECURITIES      ALL OTHER
    NAME AND                                        --------------------     UNDERLYING     COMPENSATION
PRINCIPAL POSITION                           YEAR   SALARY($)   BONUS($)   OPTIONS/SARS(#)     ($)(6)
------------------                           ----   ---------   --------   --------------   ------------
Walden C. Rhines...........................  1994    400,000    276,000              0              0
President and Chief Executive                1993     84,872    413,333        600,000              0
Officer(1)                                   1992         --         --             --             --
Waldo J. Richards..........................  1994    247,458    150,000         15,000          4,620
Senior Vice President, Product               1993    199,449     37,000        100,000            734
Operations(2)                                1992         --         --             --             --
R. Douglas Norby...........................  1994    235,000    160,000              0          4,620
Senior Vice President                        1993     86,166     66,667        250,000              0
and Chief Financial Officer(3)               1992         --         --             --             --
James J. Luttenbacher......................  1994    148,927     51,000          4,500          4,620
Chief Accounting Officer and                 1993    142,648     14,000              0          4,497
Corporate Controller(4)                      1992         --         --             --             --
Frank S. Delia.............................  1994    148,142     58,816          8,000          4,620
Vice President and Chief                     1993    145,000     20,000              0          4,350
Administrative Officer                       1992    145,000          0         64,200(5)       4,364

---------------
(1) Dr. Rhines began employment with Mentor Graphics in October 1993.

(2) Mr. Richards began employment with Mentor Graphics in February 1993. He resigned as an employee of Mentor Graphics in March 1995.

(3) Mr. Norby began employment with Mentor Graphics in July 1993.

(4) Mr. Luttenbacher began employment with Mentor Graphics in August 1992 and became an executive officer in October 1993.

(5) On October 7, 1992, the Compensation Committee and the Board of Directors approved a repricing of outstanding options under Mentor Graphics' employee stock option plans. For purposes of the table above, repriced options are considered to be option grants and, therefore, are included in the number of options granted in 1992. If repriced options are not counted, an option grant in 1992 was made to Mr. Delia for 10,000 shares.

(6) Amounts shown are Company contributions to the Individual Deferred Tax and Savings Plan pursuant to which Mentor Graphics' U.S. employees may defer compensation under Section 401(k) of the Internal Revenue Code. Mentor Graphics contributes an amount equal to 50% of the first 6% of salary contributed under the plan by an eligible employee.

  Option Grants in Fiscal Year

     The following table shows for the fiscal year ended December 31, 1994, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers.

                                                                                       POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                                ----------------------------------------------------     ANNUAL RATES OF
                                   # OF       % OF TOTAL                                   STOCK PRICE
                                SECURITIES     OPTIONS                                   APPRECIATION FOR
                                UNDERLYING    GRANTED TO    EXERCISE OR                   OPTION TERM(2)
                                 OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   --------------------
NAME                            GRANTED(1)   FISCAL YEAR     ($/SHARE)       DATE      5%($)        10%($)
----                            ----------   ------------   -----------   ----------   ------       -------
Walden C. Rhines..............        --           --             --              --       --            --
Waldo J. Richards.............    15,000          1.7          9.625       7/31/2004   90,797       230,097
R. Douglas Norby..............        --           --             --              --       --            --
James J. Luttenbacher.........     4,500           .5          9.625       7/31/2004   27,239        69,029
Frank S. Delia................     8,000           .9          9.625       7/31/2004   48,425       122,718

---------------
(1) Each option is fully exercisable four years after August 4, 1994, with 25% becoming exercisable on each of the first four anniversaries after that date. All options become fully exercisable upon a "change in control" of Mentor Graphics as defined in the 1982 Stock Option Plan. Unless otherwise determined by the Compensation Committee before the occurrence of the event, a "change in control" generally includes the following events: the acquisition by any person of 20% or more of Mentor Graphics' Common Stock, the nomination (and subsequent election) of a majority of Mentor Graphics' directors by persons other than the incumbent directors and the approval by Mentor Graphics' shareholders of a merger, share exchange, sale of substantially all of Mentor Graphics' assets or plan of liquidation.

(2) The 5% and 10% assumed rates of appreciation are required by the Securities and Exchange Commission and do not represent Mentor Graphics' estimate or projection of the future Common Stock price.

  Aggregated Option Exercises in Last Fiscal Year-End Option Values

     The following table provides information on option exercises for the last fiscal year by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 1994.

                                                        NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                          SHARES                       OPTIONS AT 12/31/94(#)                AT 12/31/94($)
                        ACQUIRED ON      VALUE      -----------------------------     -----------------------------
NAME                    EXERCISE(#)   REALIZED($)   EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                    -----------   -----------   -----------     -------------     -----------     -------------
Walden C. Rhines......          0             0       100,000          400,000          362,500         1,450,000
Waldo J. Richards.....          0             0        20,000           95,000          102,500           494,375
R. Douglas Norby......          0             0        20,000(1)       230,000          127,500         1,466,250
James J.
  Luttenbacher........          0             0         6,000           13,500           50,250           100,688
Frank S. Delia........     30,000       217,500        20,866           23,334          178,761           186,840

---------------
(1) Includes 15,000 shares currently held by Mr. Norby as the result of exercising an option to purchase these shares in February 1995.

  Employment Agreements

     In connection with the hiring of R. Douglas Norby in July 1993, Mentor Graphics entered into an employment agreement with him for a two-year term. Pursuant to this agreement, Mr. Norby was granted a ten-year option for 100,000 shares of Common Stock at the then current market price of $8.875 per share, vesting 20% per year over the first five years of his employment. Also pursuant to this agreement, he was granted a ten-year option for 150,000 shares of Common Stock at $8.875 per share subject to both time and performance vesting. One-third of the shares will vest after the third anniversary of the grant if the average closing price of the Common Stock over any 30-day period after such third anniversary exceeds $25. One-third of the shares will vest after the fourth anniversary if such 30-day average closing price exceeds $30, and the remaining third will vest after the fifth anniversary if such 30-day average closing price exceeds $40. All of the shares will vest if Mr. Norby is employed by Mentor Graphics 9 1/2 years after the grant. The agreement also provides that if Mentor Graphics terminates Mr. Norby's employment without cause during the term of the agreement, Mentor Graphics will continue his salary and health insurance for two years after such termination.

     In connection with the hiring of Dr. Walden C. Rhines in October 1993, Mentor Graphics agreed that if it terminated the employment of Dr. Rhines without cause at any time prior to October 15, 1995, Mentor Graphics would pay Dr. Rhines $600,000 in settlement of any and all claims he may have against Mentor Graphics.

  Directors

     Directors who are not employees of Mentor Graphics are paid an annual fee of $20,000 and are reimbursed for expenses incurred in attending Board and Board Committee meetings. Any non-employee director who also serves as Chairman of the Board is paid an additional fee of $10,000.

     Mentor Graphics' 1987 Non-Employee Directors' Stock Option Plan (the "1987 Directors' Option Plan") provides that upon initial election to the Board of Directors, each non-employee director will receive a one-time grant of an option to purchase 30,000 shares of Mentor Graphics Common Stock. The 1987 Directors' Option Plan also provides that on the date of each annual meeting of the stockholders, each non-employee director who is re-elected to the Board is automatically granted an option to purchase 10,000 shares of Mentor Graphics Common Stock. Each such option becomes exercisable for 20% of the number of shares covered by the option at the end of each of the first five years following the grant.

  Compensation Committee Interlocks and Insider Participation

     At December 31, 1994, the members of the Compensation Committee consisted of Mr. Richardson, Mr. Shirley and former director David R. Hathaway. As of September 30, 1995, the members of the Compensation Committee consisted of Mr. Richardson, Mr. Shirley and Ms. Congdon.

                MICROTEC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  Overview

     Microtec develops, markets and supports software development tools, real-time operating systems and software connectivity products for the embedded systems market. Microtec provides a range of services, including customer service and support contracts, training, consulting and contract development. Microtec markets its products on a worldwide basis through a direct sales force, distributors and resellers. Microtec provides sales, marketing and product support for foreign customers through wholly-owned subsidiary companies in Europe and Japan.

     In the second half of fiscal 1994, Microtec acquired Ready Systems, a leading developer of real-time operating systems software. The Ready Systems acquisition was accounted for as a purchase and the operations of Ready Systems have been included in the consolidated results of Microtec subsequent to November 30, 1993. The real-time operating systems and connectivity products acquired from Ready Systems are key to Microtec's strategy of providing integrated solutions to embedded systems developers. Ready Systems' revenues had declined rapidly prior to the acquisition as a result of its decision to discontinue several product lines and a lack of financial resources. Since the acquisition, the level of revenue generated by the Ready Systems products has been relatively stable and Microtec has significantly decreased related operating expenses. Microtec's future success will depend in part on its ability to increase sales of products acquired in connection with the Ready Systems acquisition. For the year ended March 31, 1995, 30% of Microtec's license revenues were generated from licenses of real-time operating systems and host/target connectivity products.

     Microtec has undergone a period of rapid growth and expansion due in part to its acquisition of Ready Systems, which has placed, and will continue to place, a significant strain on its resources. Microtec has been and is faced with the challenge of integrating and incorporating new operations, product lines, technologies and personnel from Ready Systems. Microtec has in the past encountered problems in connection with this integration including employee turnover and product integration issues. Failure to fully integrate the Ready Systems product line with Microtec's products could materially and adversely affect Microtec's ability to effectively compete in the embedded software development market. Microtec's success will depend in part on its ability to manage growth successfully and to continue to assimilate such new operations, products, technologies and personnel and to continue to improve its operational, management and financial systems and controls. Since the Ready Systems merger, Microtec has experienced greater than normal turnover of personnel. Microtec's future success depends to a significant extent on its ability to attract and retain sufficient numbers of highly-skilled personnel, particularly in its sales and engineering areas. There can be no assurance that Microtec will be successful in these efforts.

     Microtec's revenue is comprised of license revenue, including development and run-time licenses, and service revenue. Growth in license revenue has historically been driven primarily by increasing market acceptance of Microtec's products and the shift from distribution to direct sales and, to a lesser extent, to the introduction of new products.

     The growth in service revenue since fiscal 1993 has been driven primarily by increased sales of service and support contracts on new orders and, to a lesser extent, by increasing renewals of these contracts as Microtec's installed base of development licenses has increased. The composition of Microtec's service revenue changed significantly in fiscal 1993 as Microtec reduced its focus on contract development. Microtec expects that revenues from development contracts will remain relatively constant or decrease on an annual basis as compared to levels experienced in recent years, but may vary significantly on a quarterly basis.

     Microtec's results of operations have been impacted over the periods discussed below by a number of non recurring events. In fiscal 1993, Microtec acquired Digitailor AB, its Swedish distributor and value-added reseller. In connection with that acquisition, $0.7 million was attributed to in-process research and development and was expensed. In fiscal 1994, in connection with the Ready Systems acquisition, Microtec allocated $14.4 million of the purchase price to in-process research and development which was expensed. In fiscal 1994 and 1993, Microtec incurred litigation related costs, including the cost of settlement, of $3.9 million and $1.4 million, respectively, in connection with a lawsuit alleging misappropriation by Microtec of trade secrets of Green Hills Software, Inc. (the "Green Hills Litigation"). The Green Hills Litigation was settled in June 1993.

  Results of Operations for the Three Years Ended March 31, 1995, 1994 and 1993

     The following table sets forth certain Consolidated Statements of Operations for the periods indicated and the percentage of net revenue represented by certain line items.

                                                           YEARS ENDED MARCH 31,
                                          --------------------------------------------------------
                                           1995                1994                 1993
                                          -------             -------              -------
                                                               (IN THOUSANDS)
Net revenue:
  License...............................  $36,015      80%    $26,234       79%    $18,175      80%
  Services..............................    9,197      20       6,773       21       4,451      20
                                          -------     ---     -------     ----     -------     ---
          Total.........................   45,212     100      33,007      100      22,626     100
                                          -------     ---     -------     ----     -------     ---
Costs and expenses:
  Cost of revenue.......................    5,902      13       5,158       16       3,685      16
  Selling and marketing.................   17,726      39      10,276       31       7,092      31
  Research and development..............   11,954      27       9,176       28       6,432      28
  Acquired research and development.....                       14,403       43         650       3
  General and administrative............    3,800       8       4,114       12       2,842      13
  Litigation and settlement costs.......                        3,879       12       1,433       6
                                          -------     ---     -------     ----     -------     ---
          Total costs and expenses......   39,382      87      47,006      142      22,134      98
                                          -------     ---     -------     ----     -------     ---
Operating income (loss).................    5,830      13     (13,999)     (42)        492       2
Other income (expense), net.............      760       2          68                  (66)
                                          -------     ---     -------     ----     -------     ---
Income (loss) before taxes..............    6,590      15     (13,931)     (42)        426       2
Provision (credit) for taxes............    2,240       5      (5,600)     (17)        270       1
                                          -------     ---     -------     ----     -------     ---
     Net income (loss)..................  $ 4,350      10%    $(8,331)     (25)%   $   156       1%
                                          =======     ===     =======     ====     =======     ===
Gross Margin:
  License...............................       90%                 87%                 87%
  Service...............................       76%                 75%                 70%

  Net Revenue

     Microtec's overall revenue growth rate was 37%, 46%, and 13% in fiscal 1995, 1994 and 1993 respectively. Microtec's revenue results primarily from fees for licenses of its software products, from run-time licenses and from customer support, training and maintenance services. License revenues accounted for approximately 80% in each fiscal year 1995, 1994 and 1993, with service revenue accounting for the balance of net revenues for these periods. Substantially all of the increases in license revenues were attributable to increases in the volume of licenses sold.

     License Revenue. License revenue increased 37%, 44% and 18% in fiscal years 1995, 1994 and 1993, respectively. The fiscal year 1995 increase in license revenue was primarily the result of revenue generated from a full year of sales of Microtec's real-time operating systems and connectivity products acquired in connection with the Ready Systems acquisition in the December 1993 quarter and from the continued growth in market acceptance of Microtec's software development tools. Additionally, license revenue increased, to a lesser extent, due to new products introduced in the December 1994 quarter and a continuing shift from distribution to direct sales that resulted in higher revenue per unit. License revenue increased at a higher rate in Asia than in the United States or Europe due to increased direct sales in Asia and the consolidation of the results of operations of Microtec's joint venture in the fourth quarter of fiscal 1994. Microtec expects to generate an increasing percentage of future license revenue through direct sales and anticipates that license revenue generated through third parties will correspondingly decrease as a percent of total license revenue. The increase in fiscal 1994 was primarily attributable to revenue generated by licensing real-time operating systems products obtained in connection with the Ready Systems acquisition, increased market acceptance of Microtec's object-oriented C++ products and other software development tools and, to a lesser extent, a shift from distribution to direct sales resulting in higher average revenue per unit. The increase in fiscal 1993 was primarily attributable to Microtec's acquisition of its Swedish distributor and value-added reseller, Digitailor AB, licenses for the newly released XRAY Monitor product, the increased market acceptance of Microtec's first object-oriented C++ products and, to a lesser extent, growth in overall unit shipments.

     Service Revenue. Service revenue increased 36%, and 52% in fiscal 1995 and 1994, respectively and decreased 2% in 1993. For both fiscal 1995 and 1994, the increase was primarily due to increased sales of service and support contracts on new orders and the renewal of service and support contracts on existing licenses. The decrease in fiscal 1993 was primarily due to a significant decrease in revenue from contract development as Microtec reduced its focus on this activity, offset by a significant increase in revenue from service and support contracts. The deferred service and contract revenue balance, totaling approximately $5.3 million at March 31, 1995, related primarily to customer prepayments under software maintenance agreements that will be recognized ratably over the life of the agreements as revenue in fiscal 1996.

     Total international net revenues were 56%, 56% and 51% of total net revenue for fiscal 1995, 1994 and 1993 respectively. Microtec anticipates that international sales will continue to account for a significant portion of net sales in the foreseeable future. As a result, Microtec will be subject to certain risks, including tariffs and other barriers, difficulties in staffing and managing foreign subsidiary operations, difficulties in managing distributors and resellers, adverse tax consequences and difficulty in accounts receivable collection. Microtec is also subject to the risks associated with the imposition of protective legislation and regulations relating to import or export or otherwise resulting from trade or foreign policy. Microtec cannot predict whether quotas, duties, taxes or other charges or restrictions will be implemented by the United States or any other country upon the import or export of Microtec's products in the future. There can be no assurance that any of these factors or the adoption of restrictive policies will not have a material adverse effect on Microtec's business, financial condition and results of operations. In addition, Microtec denominates sales to and by foreign subsidiaries in local currency. Microtec attempts to offset or "hedge" a portion of its foreign currency transaction exposure through a combination of foreign exchange contracts and short term borrowings denominated in such local currency. To date, Microtec's results of operations have not been significantly affected by currency fluctuations, however, there can be no assurance that Microtec's future results of operations will not be adversely affected by such fluctuations.

  Cost of Revenue

     Cost of License Revenue. Cost of license revenue includes both direct and indirect cost for the production and duplication of media and manuals for software products and consists principally of materials, packaging and freight, amortization of capitalized software costs and royalties. In fiscal 1995 the cost of license revenue dropped to 10% of license revenue from 13% of license revenue in both fiscal 1994 and 1993. The decrease is attributable primarily to an increased percentage of revenue generated from run-time royalties where the cost of revenue is significantly lower than other software products and, to a lesser extent, decreased product costs associated with software development tools. Amortization of capitalized software development costs included in cost of license revenue amounted to $0.7 million, $0.4 million and $0.3 million in fiscal 1995, 1994 and 1993, respectively.

     Cost of Service Revenue. Cost of service revenue includes customer technical support and maintenance, engineering services consulting and training. Gross margin on service revenue was 76%, 75% and 70% in fiscal 1995, 1994 and 1993, respectively. These increases were primarily the result of a greater portion of service revenue attributable to higher margin service and support contracts obtained as Microtec's maintenance base continued to grow, offset by the cost of additional personnel to support real-time operating products.

  Operating Expenses

     Selling and Marketing. Selling and marketing expenses increased 72%, 45% and 28% in fiscal 1995, 1994 and 1993, respectively. The increases were primarily due to Microtec's continued expansion of its global sales and marketing infrastructure including the addition of sales and marketing personnel and opening additional sales offices and, to a lesser extent, an increase in Microtec's direct sales force in connection with the Ready Systems acquisition. The overall growth in sales personnel was primarily due to the greater emphasis that Microtec placed on direct sales. Selling and marketing expenses increased as a percentage of revenues to 39% in fiscal 1995 from 31% in both fiscal 1994 and fiscal 1993.

     Research and Development. Research and development expenses increased 30%, 43% and 11% in fiscal 1995, 1994 and 1993, respectively. During fiscal 1995 research and development expenses decreased slightly as a percentage of revenue to 27% of total revenue from the 28% level in both 1994 and 1993. Research and development expenses increased in absolute dollars in both fiscal 1995 and fiscal 1994 primarily as the result of a significant increase in engineering personnel in connection with the Ready Systems acquisition and internal growth. Microtec expects that it will be necessary to continue to make significant investments in product development and engineering for the foreseeable future to reduce its reliance on third-party providers of certain technologies. While a significant majority of product development costs have been charged to expense as incurred, Microtec capitalized software development costs of $0.7 million in fiscal 1995 and $0.3 million in each of fiscal 1994 and 1993. Capitalized software development costs represented 5%, 4% and 5% of research and development expenses for fiscal 1995, 1994 and 1993, respectively.

     Acquired Research and Development. In fiscal 1994, Microtec acquired all of the outstanding stock of Ready Systems for preferred stock valued at $7.0 million, cash of $0.1 million and the assumption of all outstanding stock options. The transaction was accounted for as a purchase. The excess of the purchase price and liabilities of Ready Systems over tangible assets was $16.3 million of which $14.4 million was allocated to in-process research and development and expensed, $1.6 million was allocated to capitalized software and $0.3 million was allocated to goodwill. In fiscal 1993, Microtec purchased the outstanding stock of Digitailor AB, a distributor and value-added reseller of Microtec's products in Sweden, for $0.9 million in cash and common stock valued at $0.2 million. The transaction was accounted for as a purchase. In connection with this acquisition, costs in excess of the underlying net value were $0.9 million, of which $0.7 million was attributed to in-process research and development and expensed during fiscal 1993.

     General and Administrative. General and administrative expenses decreased 8% in fiscal 1995 and increased 45% and 27% in fiscal 1994 and 1993, respectively. General and administrative expenses as a percentage of revenue were 8%, 12% and 13% in fiscal 1995, 1994 and 1993, respectively. The decrease in fiscal 1995 resulted primarily from increased revenue levels and from increased efficiencies in Microtec's finance and administrative operations after the consolidation with Ready Systems. The increase in absolute dollars in fiscal 1994 was primarily the result of expenses related to the Ready Systems acquisition and profit-sharing and bonus payments.

     Litigation and Settlement Costs. Microtec incurred litigation and settlement costs related to the Green Hills Litigation of $3.9 million and $1.4 million in fiscal 1994 and 1993, respectively. The Green Hills Litigation was settled in June 1993 and Microtec has no ongoing obligations with respect to the products that were the subject of the lawsuit.

     Income (Loss) from Operations. The loss from operations of $14.0 million in fiscal 1994 was primarily due to acquired in-process research and development of $14.4 million which was expensed and litigation and settlement costs of $3.9 million. Income from operations of $0.5 million in fiscal 1993 was adversely affected by litigation and settlement costs of $1.4 million.

     Other Income (Expense), Net. Other income (expense), net increased to $0.7 million in fiscal 1995 from $0.1 million in fiscal 1994 primarily due to foreign exchange gains, increases in interest income earned on higher average cash balances and, to a lesser extent reduced interest expense. Other income (expense), net increased to $0.1 million in fiscal 1994 from a net expense of $0.1 million in fiscal 1993. The fiscal 1993 net expense was due to the effect of minority interests. By the end of fiscal 1993, Microtec had purchased all of the minority interests of its foreign subsidiaries and, accordingly, fiscal 1994 did not include any similar charges. Interest income decreased in fiscal 1994 due to reduced cash balances as a result of the settlement of the Green Hills Litigation. Interest expense increased in fiscal 1994 as a result of Microtec's assumption of Ready Systems' debt.

     Income Taxes. Microtec's effective consolidated tax rates were 34%, 40% and 63% in fiscal 1995, 1994 and 1993, respectively. The overall decrease in the effective tax rate for fiscal 1995 resulted from research tax credits. The fiscal 1994 tax credit reflects state taxes and research tax credits. The fiscal 1993 tax rate, due to the low level of U.S. earnings in that year, was significantly impacted by overseas losses which could not be offset against U.S. taxable income, as well as research tax credits.

  Quarterly Results of Operations

     Microtec has experienced quarterly fluctuations in operating results and such fluctuations may occur in the future. Microtec generally ships products within a few days after an order is received and, as a result, typically has little or no backlog. Quarterly revenues and operating results therefore depend on the volume and timing of orders received during that quarter, which are difficult to forecast and may vary from quarter to quarter based upon customer buying decisions. In addition, since its acquisition of Ready Systems, Microtec's sales cycle has been lengthening because the sales cycle for real-time operating systems products is generally longer than the sales cycle for software development tools products. The procurement process of Microtec's customers typically ranges from a few weeks to several months or longer from initial inquiry to order, making the timing of sales and license fees difficult to predict. Moreover, as purchasing of development environments increasingly becomes a more strategic decision made at higher management levels, there can be no assurance that sales cycles for Microtec's products will not further lengthen. Over the last several quarters, Microtec's quarterly revenues have become increasingly concentrated in the last two or three weeks of each quarter due primarily to Microtec's lengthening sales cycle and the increasing percentage of sales made through its direct sales force. Operating results may also fluctuate due to factors such as the demand for Microtec's products, introduction of new products and product enhancements or upgrades by Microtec or its competitors, changes in the proportion of revenues attributable to license versus service revenue, timing of revenue recognition for development contracts, buyouts of run-time licenses, changes in the level of operating expenses, including increases in salaries related to employee review cycles, fluctuations in foreign currency, competitive conditions in the industry, and unusual events such as acquisitions or litigation. Because Microtec's staffing and other operating expenses are based on anticipated revenue, variations in the receipt of orders or delays in the shipment of products can cause significant variations in operating results from quarter to quarter.

     In view of the Ready Systems acquisition in the second half of fiscal 1994, the growth in revenues and operating income experienced by Microtec in recent quarters is not necessarily indicative of future results. In addition, Microtec believes that period-to-period comparisons of its financial results should not be relied upon as an indication of future performance. Microtec's operating results reflect seasonal trends with quarterly license revenues typically lower in the second fiscal quarter as compared to the first fiscal quarter due in large part to the slow down in business activity in the European market during those months.

     The following tables set forth selected unaudited consolidated results of operations data for each of the eight quarters ended March 31, 1995. This information has been derived from unaudited consolidated financial statements of Microtec that, in the opinion of management, reflect all recurring adjustments necessary to fairly present this information when read in conjunction with Microtec's Consolidated Financial Statements and Notes thereto appearing elsewhere in this Prospectus/Proxy Statement. The results of operations for any quarter are not necessarily indicative of the results to be expected for any future period.

                                                                     FISCAL 1995
                                                                   QUARTER ENDED(1)
                                               --------------------------------------------------------
                                                JUNE
                                                 30,       SEPTEMBER 30,     DECEMBER 31,     MARCH 31,
                                                1994           1994              1994           1995
                                               -------     -------------     ------------     ---------
                                                                     (UNAUDITED)
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total Net Revenue............................  $10,644        $10,837          $ 11,603        $12,128
Income from Operations.......................    1,213          1,337             1,447          1,833
Income before income taxes...................    1,340          1,590             1,623          2,037
Net income...................................  $   825        $   983          $  1,039        $ 1,503
Net income per share.........................  $  0.10        $  0.12          $   0.12        $  0.16
Shares used in per share calculations(2).....    8,159          8,263             8,503          9,272

                                                                     FISCAL 1994
                                                                   QUARTER ENDED(1)
                                               --------------------------------------------------------
                                                JUNE
                                                 30,       SEPTEMBER 30,     DECEMBER 31,     MARCH 31,
                                                1993           1993              1993           1994
                                               -------     -------------     ------------     ---------
                                                                     (UNAUDITED)
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total net revenue............................  $ 6,635        $ 6,551          $  9,179        $10,642
Income (loss) from operations................   (3,350)           893           (12,779)         1,237
Income (loss) before income taxes............   (3,315)           882           (12,823)         1,325
Net income (loss)............................   (1,989)           529            (7,688)           817
Net income (loss) per share..................  $ (0.31)       $  0.08          $  (1.11)       $  0.10
Shares used in per share calculations(2).....    6,492          6,967             6,905          8,006

---------------
(1) Includes the consolidated results of operations of Ready Systems subsequent to November 30, 1993.

(2) Net income (loss) per share is computed using the same method as described in Note 1 of Notes to Consolidated Financial Statements.

  Liquidity and Capital Resources

     Microtec has funded its operations primarily through cash flow from operations, sales of capital stock and long-term borrowings. At March 31, 1995, Microtec had working capital of $12.2 million and cash and equivalents and short-term investments of $13.7 million. Microtec currently has a revolving line-of-credit agreement with a bank providing for borrowings up to $3.0 million at the bank's prime rate (9% at March 31, 1995). The line-of-credit agreement provides for loans to be collateralized by accounts receivable and equipment and to be due on demand. At March 31, 1995, Microtec had no outstanding borrowings.

     In 1995 Microtec generated cash flow from operations of $5.6 million, resulting primarily from net income of $4.4 million. Microtec's operating activities used cash of $0.5 million in fiscal 1994. The primary change in fiscal 1994 was due to the $4.3 million settlement of the Green Hills Litigation. Microtec's $8.3 million net loss during fiscal 1994 included a noncash charge for purchased in-process research of $14.4 million related to the acquisition of Ready Systems, which was offset by an increased deferred tax asset of $5.4 million.

     Microtec's investing activities used cash of $4.3 million in fiscal 1995, $1.5 million in fiscal 1994 and $2.5 million in fiscal 1993. Investing activities during those periods consisted primarily of capital expenditures of $2.6 million, $0.8 million and $1.5 million, respectively, as well as $0.9 million for the acquisition of Digitailor AB in fiscal 1993.

     In fiscal 1995 Microtec generated cash of $7.3 million from financing activities, resulting primarily from its December 1994 initial public offering pursuant to which it sold one million shares of common stock and received net proceeds of $6.5 million. Microtec used cash from financing activities of $1.3 million in fiscal 1994. The primary use of cash from financing activities in fiscal 1994 was the repayment of $1.4 million in bank debt assumed in the Ready Systems acquisition.

     A significant portion of the purchase price paid for Ready Systems was attributable to products considered in-process. Microtec has incurred significant research and development expenses related to these products and Microtec believes that significant additional expenditures will be required to prepare these products for commercial release, which it anticipates funding through cash flows from operating activities.


     Microtec believes that the cash flow generated from operations, existing cash balances and available borrowings under Microtec's revolving line of credit, will be sufficient to meet its cash requirements for at least the next twelve (12) months.



  Results of Operations for the Six Months Ended September 30, 1995 and 1994



     The following table sets forth, for the periods indicated, the percentage of total revenue represented by certain line items from Microtec's Condensed Consolidated Statement of Operations for the Six Months

Ended September 30, 1995 and 1994, respectively, and the percentage change from the comparative period in each line item:




                                                            PERCENTAGE OF
                                                            TOTAL REVENUE        PERIOD-TO-PERIOD
                                                           ---------------       PERCENTAGE CHANGE
                                                             SIX MONTHS        ---------------------
                                                                ENDED            SIX MONTHS ENDED
                                                            SEPTEMBER 30,          SEPTEMBER 30,
                                                           1995       1994     1995 COMPARED TO 1994
                                                           ----       ----     ---------------------
License revenue..........................................   75 %       79 %               1%
Service revenue..........................................   25         21                23
                                                           ---        ---               ---
  Total revenue..........................................  100        100                 6
Cost of sales............................................   15         15                 9
                                                           ---        ---               ---
  Gross margin...........................................   85         85                 5
Operating expenses:
Selling and marketing....................................   42         38                18
Research and development.................................   27         26                 8
General and administrative...............................   10          9                17
                                                           ---        ---               ---
  Total operating expenses...............................   79         73                14
Income from operations...................................    6         12               (51)
Interest and other income................................    1          1                15
                                                           ---        ---               ---
Income before income taxes...............................    7         13               (42)
Provision for income taxes...............................    2          5               (53)
                                                           ---        ---               ---
Net income...............................................    5 %        8 %             (35%)
                                                           ===        ===      ===============



  Net Revenue



     License revenue. License revenue increased 1% from $16.9 million in the first six months of fiscal 1995 to $17.1 million in the first six months of fiscal 1996. The increase in overall license revenue was primarily the result of revenue generated by sales of new products introduced in the last four quarters and a continuing shift from distribution to direct sales resulting in higher revenue per unit. This increase was partially offset by an absence of a PowerPC product line, for which Microtec's key competitors currently offer products. During the first six months of fiscal 1996, Microtec's operations have been adversely affected by an absence of a PowerPC product line and Microtec believes that its business and results of operations will continue to be adversely affected until it is able to offer a competitive product that receives market acceptance. Microtec expects to generate an increasing percentage of future license revenue through direct sales and anticipates that license revenue generated through third parties will correspondingly decrease as a percentage of total license revenue. In particular, Integrated Systems, Inc. (ISI) sells products that are competitive with the real-time operating systems products Microtec acquired in connection with the Ready Systems acquisition. As a result of the acquisition of competitive products, Microtec expects ISI to increasingly offer alternative development tools products to its customers and, therefore, expects that revenue from ISI will decrease in future periods.



     Prior to Microtec's acquisition of Ready Systems in the second half of fiscal 1994, the revenues of Ready Systems were declining. Since the acquisition, the level of revenue generated by the real-time operating systems and host/target connectivity products acquired in connection with the Ready systems merger have been relatively stable. There can be no assurance that Microtec will be successful in maintaining or increasing its sales of real-time operating systems or host/target connectivity products and the failure to do so could have a material adverse effect on Microtec's results of operations.



     Service revenue. Service revenue increased 23% from $4.5 million in the first six months of fiscal 1995 to $5.6 million in the first six months of fiscal 1996. The increase was primarily due to increased sales of service and support contracts on new orders and the renewal of service and support contracts on existing licenses. Service revenue increased at a faster rate than license revenue for the six months ended

September 30, 1995 due to the large number of service and support contracts being renewed for existing licenses and the increased sales of new service and support agreements.



     Domestic license and service revenue increased by 21% between the comparative six month periods, while international license and service revenue decreased by 4%. The international revenue decrease was primarily due to a large non-recurring order from an Asian customer in fiscal 1995. The percentage of Microtec's total domestic revenue increased to 46% of net revenue in the first six months of fiscal 1996, compared to 40% in the first six months of fiscal 1995.



     Gross Margin. Gross margin was 85% for both of the six month periods ended September 30, 1995 and 1994. This reflects a product mix change that has license revenue generating 75% of total revenue in the first six months of fiscal 1996 versus 79% of revenue in the first six months of fiscal 1995. For the first six months of fiscal 1996, Microtec experienced higher gross margin on license revenue primarily generated through run-time royalties where the cost of sales is significantly lower than other products, offset by a lower gross margin on service revenue.



     Sales and Marketing. Sales and marketing expenses increased 18% from $8.2 million in the six months ended September 30, 1994 to $9.7 million in the six months ended September 30, 1995. Sales and marketing expenses as a percent of net revenue increased from 38% in the first six months of fiscal 1995 to 42% in the first six months of fiscal 1996. This increase is due primarily to an increase in Microtec's direct sales force and, to a lesser extent, Microtec's continued expansion of its global sales and marketing infrastructure including the addition of sales and marketing personnel and opening additional sales offices. The growth in sales personnel was primarily due to the greater emphasis that Microtec is now placing on direct sales.



     Research and Development. Research and development expenses increased 8% from $5.7 million in the six months ended September 30, 1994 to $6.1 million in the six months ended September 30, 1995. This increase reflects the additional costs associated with utilizing certain subcontractors and, to a lesser extent the addition of engineering personnel. Research and development expenses as a percent of net revenue increased from 27% for the six months ended September 30, 1994 to 28% for the six months ended September 30, 1995, primarily due to the additional costs associated with utilizing certain subcontractors.



     General and Administrative. General and administrative expenses increased 17% from $1.9 million in the six months ended September 30, 1994 to $2.2 million in the six months ended September 30, 1995 primarily due to the nonrecurring expenses related to the ISI Arbitration (see Note 4 to Microtec's Condensed Consolidated Financial Statements for the six months ended September 30, 1995). Microtec expects the absolute dollar amounts expensed in the general and administrative area to increase in the future, and accordingly, these expenses may fluctuate as a percent of revenue.



     Other Income (Expense), Net. Other income (expense), net remained relatively flat at $0.4 million for both the six months ended September 30, 1995 and 1994. This is primarily due to increases in interest income earned on higher average cash balances partially offset by recognizing lesser amounts of foreign currency transaction gains in the six months ended September 30, 1995.



     Provision for Income Taxes. Tax expense for the six months ended September 30, 1995 reflects Microtec's expected annual tax rate of 31%, which decreased slightly from the 38% rate for comparable period last year based on expected changes in the mix of foreign and domestic income, which are taxed at differing rates, and to a lesser extent the effect of research tax credits.



     Potential Fluctuations in Quarterly Results. Microtec has experienced quarterly fluctuations in operating results and such fluctuations may occur in the future. In particular, during the first six months of fiscal 1996 Microtec's operations were adversely affected by this absence of a PowerPC product line and Microtec believes that its business and results of operations will continue to be adversely affected until it is able to offer a competitive product that receives market acceptance. Microtec generally ships products within a few days after an order is received and, as a result, typically has little or no backlog. Quarterly revenues and operating results therefore depend on the volume and timing of orders received during that quarter, which are difficult to forecast and may vary from quarter to quarter based upon customer buying decisions. Microtec's sales cycle has been lengthening because the sales cycle for real-time operating system products is generally longer than the sales cycle for software development tools products. The procurement process of Microtec's customers typically ranges from a few weeks to several months or longer from initial inquiry to order, making the timing of sales and license fees difficult to predict. Moreover, as purchasing of development environments increasingly becomes a more strategic decision made at higher management levels, there can be no assurance that sales cycles for Microtec's products will not further lengthen. Over the last several quarters, Microtec's quarterly revenues have become increasingly concentrated in the last two or three weeks of each quarter due primarily to lengthening sales cycle and the increasing percentage of revenue generated through its direct sales force. Operating results may also fluctuate due to factors such as the demand for Microtec's products, introduction of new products and product enhancements or upgrades by Microtec or its competitors, changes in the proportion of revenue attributable to license versus service revenue, timing of recognition of revenue for development contracts, buyouts of run-time licenses, changes in the level of operating expenses, including increases in salaries related to employee review cycles, fluctuations in foreign currency, competitive conditions in the industry, and extraordinary events such as acquisitions or litigation. Because Microtec's staffing and other operating expenses are based on anticipated revenue, variations in the receipt of orders or delays in the shipment of products can cause significant variations in operating results from quarter to quarter.



  Liquidity and Capital Resources



     Microtec has funded its operation through cash flow from operations. At September 30, 1995, Microtec had $11.3 million of cash, cash equivalents and short-term investments. This represents a decrease of $2.4 million from March 31, 1995. Microtec currently has a revolving line of credit with a bank providing for borrowings up to $3.0 million at the bank's prime lending rate (8.75% at September 30, 1995). The line of credit agreement provided for loans to be collateralized by accounts receivable and equipment and to be due on demand. At September 30, 1995, Microtec had no outstanding borrowings. During the second fiscal quarter, Microtec announced that the Board of Directors authorized Microtec to repurchase up to 150,000 shares of common stock for cash, from time-to-time at market prices. During the quarter ended September 30, 1995, Microtec repurchased a total of 23,400 shares of common stock.



     Microtec's operating activities generated cash of $0.6 million in the six months ended September 30, 1995, compared to cash generated from operations of $1.9 million in the six months ended September 30, 1994. The decrease in cash generated by operating activities was primarily due to lower net income and a reduction of accounts payable and accrued liabilities, partially offset by the changes in accounts receivable. Net cash used in investing activities totaled $1.9 million in the first six months of fiscal 1996 compared to $2.0 million in the first six months of fiscal 1995. The net cash used in investing activities was due primarily to the purchase of an equity interest in an affiliate (see
Note 3 to Microtec's Condensed Consolidated Financial Statements) and capital purchases, offset by a decrease in short-term investments and amounts refunded for an office lease deposit. Financing activities provided cash of $0.5 in the six months ended September 30, 1995. Cash generated by financing activities include $0.7 million representing the proceeds from the exercise of common stock options, partially offset by the repurchase of common stock for $0.2 million.



     Microtec believes that its existing resources of liquidity, cash generated from operating activities and available borrowings under Microtec's revolving line of credit, will satisfy Microtec's cash requirements for at least the next twelve (12) months.


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                        INFORMATION CONCERNING MICROTEC

BUSINESS

  General

     Microtec is a provider of software products used for the development and operation of embedded systems. Microtec offers a broad, integrated line of software products including software development tools, real-time operating systems and host/target connectivity products. Microtec's integrated software product solutions enable embedded systems developers to increase productivity, thereby decreasing costs of product development and reducing time-to-market for new products. Microtec markets and supports its products on a global basis through its worldwide sales and service organization, distributors, OEMs and VARs.

     Microtec was incorporated in California on March 28, 1979 and reincorporated in Delaware on December 1, 1994. Microtec's principal executive offices are located at 2350 Mission College Boulevard, Santa Clara, California 95054 and its telephone number at that location is (408) 980-1300.

  Industry Background

     Embedded systems are hidden computers found in many common products such as VCRs, telephones and fax machines. An embedded system is comprised of a microprocessor and related software that are dedicated to a specialized task or set of tasks embedded within a larger device. Many products require "real-time" embedded systems that provide an immediate, predictable and reliable response to unpredictable sequences of external events. For example, an embedded system that controls an anti-lock braking system in an automobile needs to react to external events such as pressure on the brake, speed of the automobile and road conditions, all within a fraction of a second.

     The availability and decreasing cost of more powerful microprocessors has enabled the use of embedded systems in a wide range of applications in the communications, medical instrumentation, transportation, computer, industrial and consumer markets. These embedded systems are rapidly replacing existing systems based on mechanical, analog or discrete digital implementations and are enabling the development of many new applications. Embedded systems are used today in telecommunications products such as cellular telephones, satellites and call processing systems; datacommunications products such as modems, routers and hubs; medical instrumentation systems such as implantable defibrillators and diagnostic imaging machines; and consumer entertainment products such as video game consoles and set-top boxes.

     The development of applications software for embedded systems requires software development tools and, for more complex embedded systems, a real-time operating system. Software development tools, including compilers, debuggers and simulators, are used by developers to create applications software that enable the embedded system to perform its required functions. Developers use workstations or personal computers as a platform (the "host") to create applications code and then use connectivity software and debuggers to interactively load, test and debug applications software on the embedded microprocessor (the "target"). Real-time operating system software is used in many embedded systems to provide system level functions such as task scheduling, memory management and communication with input/output devices and other embedded systems.

     Embedded systems developers typically purchase software development tools from third-party vendors and many use internally developed operating systems. In recent years, however, embedded systems developers have increasingly begun to replace internally developed real-time operating systems with third-party solutions. The market for embedded software development tools and real-time operating systems is highly fragmented with over 100 third-party vendors offering software products for embedded systems software development. The ongoing adoption of third-party real-time operating systems has segmented the 32-bit embedded systems software development market into three general categories: (i) developers who develop applications without an operating system;
(ii) developers who continue to use internally developed operating systems; and
(iii) developers who have migrated to third party development solutions.

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

     In order to provide greater functionality, embedded systems are increasingly based upon 32-bit microprocessors and have a significantly higher software content than embedded systems based upon less powerful microprocessors. The complexity and size of these new software applications requires a more substantial engineering effort, necessitating more sophisticated development tools and real-time operating systems. As the number of engineers working on a development project increases, coordination of development efforts becomes more critical to meet time-to-market and quality requirements. As a result, the cost of software development has increased rapidly and software development has often become the bottleneck in the overall embedded systems development process.

     Demand for embedded systems software development tools and real-time operating systems has been driven by the increasing proliferation of embedded systems and the larger number of software engineers required to develop complex applications. Companies developing embedded systems are focused on maximizing productivity and minimizing costs while maintaining flexibility. Thus, embedded systems developers are seeking to increase productivity by utilizing a suite of software development tools that are fully integrated and allow software development to occur concurrently with hardware development. To minimize development and support costs, embedded systems developers seek solutions that enable reuse of applications code and reduce the need for retraining. At the same time, embedded systems developers want to maintain flexibility and thus are seeking uniform suites of software development products for different host and target systems and open solutions that allow them to preserve their existing investments and choose among products from third-party vendors.

     Demand for third-party real-time operating systems has also been driven by growth in real-time embedded systems and by a migration of embedded systems developers from internally developed solutions to third-party products. Embedded systems developers are increasingly replacing internally developed real-time operating systems primarily because development and maintenance is costly and diverts engineering resources that could otherwise be focused on application development. In addition, internally developed real-time operating systems are often developed for a single project and typically are not easily portable to other microprocessors or scalable for differing applications.

     The make-versus-buy and product selection decisions for development tools and real-time operating systems have typically been made on a project-by-project basis, and companies frequently use different development tools and real-time operating systems for each embedded software project often resulting in incompatibility and increased training and support costs. As product development costs and time-to-market pressures increase, enterprise-wide software productivity is becoming a more strategic issue that is being closely evaluated at senior management levels. Microtec believes that this trend towards higher level purchasing decisions will result in more companies standardizing on integrated, enterprise-wide solutions, which will drive a market consolidation around a small number of vendors who are able to provide complete integrated solutions and global sales, service and support.

  Products and Services

     Microtec provides integrated software development solutions including a suite of application development tools optimized for embedded software development, feature-rich, reliable real-time operating systems and advanced host/target connectivity products that allow embedded software developers to focus more resources on application software development. Microtec currently offers software development tools, real-time operating systems and software connectivity products for embedded systems based on a wide range of industry-standard microprocessors. Microtec also offers a wide range of services including technical support, consulting, training and contract development.

  Products

     Software Development Tools. Microtec offers a broad line of software development tools including compilers, assemblers, linkers, simulators and the XRAY Debugger. Microtec's XRAY MasterWorks product offers an integrated development environment that provides interactive coordination of individual tools through an easy-to-use common interface.

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

     Microtec offers industry-standard C compilers and, for most of its supported microprocessors, object-oriented C++ compilers. Microtec's XRAY Debugger is a widely-used product whose source code debugging capabilities are designed to work in coordination with the features of Microtec's other software development tools and real-time operating systems. Microtec also provides host-based simulation products that simulate execution of an application by the target microprocessor allowing engineers to develop software for hardware that is unavailable or still unstable. These software development tools are compatible with UNIX workstations offered by Sun Microsystems and Hewlett-Packard and with IBM-compatible personal computers under DOS, although not all products are available for all host computers. A Windows version of the XRAY Debugger for Motorola 68xxx processors is available and Windows versions of the XRAY Debugger are being implemented for other microprocessor families.

     Connectivity Products. Spectra is Microtec's host/target software connectivity product, portions of which reside on the host computer and the target embedded system. Its client/server architecture enables engineers working on multiple host systems to coordinate access to one or more embedded systems concurrently. Spectra allows a team of engineers using multiple host-based development tools to have access to one or more targets. The host-based development tools can include both Microtec development tools and other third-party development tools. Spectra is available for UNIX workstations offered by Sun Microsystems and Hewlett-Packard and is under development for Windows. Microtec offers KernelIntegrator to facilitate the connection of Spectra to various other real-time operating systems. Microtec also offers NetROM, a hardware assist product that facilitates network connectivity.

     Real-Time Operating Systems. The VRTX family of compatible embedded real-time operating systems includes VRTX32, a widely-deployed system that has been certified in certain applications regulated by the FAA and FDA, such as airplane flight control systems and blood serum analyzers; VRTXsa, an enhanced feature-rich real-time operating system designed for more complex embedded applications such as advanced telecommunication applications; and VRTXmc, a recently announced microcontroller real-time operating system adapted to the requirements of embedded systems with very limited hardware resources such as cellular phones. These VRTX real-time operating systems serve as the foundation for layered run-time packages offered by Microtec to support networking and access to file systems by embedded applications.

     Licensing. Microtec's software development products are typically licensed on a per-user basis. Microtec's real-time operating systems and layered run-time packages are also generally licensed for development on a per-user basis. Run-time license fees are typically charged on a per-unit basis when the customer's application is deployed. List prices for Microtec's software development tools and real-time operating system development licenses generally range from $1,500 to $16,000. Microtec derives a substantial portion of its revenues from software products targeted at the Motorola 68xxx family of microprocessors.

     The market for Microtec's products is characterized by ongoing technological developments, evolving industry standards and rapid changes in customer requirements. Microtec's success depends upon its ability to offer its products across a spectrum of microprocessor families used in the embedded systems market, to continue to enhance its existing product lines, to develop and introduce in a timely manner new products that take advantage of technological advances, and to respond promptly to customer requirements. In particular, Microtec has identified a number of extensions to its existing product offerings as well as new products which it believes are important to its continued success in the embedded systems market including additional software development tools and connectivity products for the Microsoft Windows ("Windows") environment, real-time operating systems and connectivity products for additional microprocessors, and networking enhancements to its real-time operating systems products. Software development tools and real-time operating systems designed for the Motorola 68xxx family of microprocessors accounted for a substantial portion of Microtec's product revenue in fiscal 1995. As a result, any shift in the embedded systems market towards other microprocessors before Microtec develops its product line for such target microprocessors, or the occurrence of any factor adversely affecting the demand for the Motorola 68xxx microprocessors, could have a material adverse affect on Microtec's business and results of operations. In particular, in the first and second quarters of fiscal 1996 Microtec experienced a more rapid than anticipated shift in the market toward the PowerPC, for which Microtec does not currently provide products. Microtec's resulting operations for the first and second quarters were adversely affected by the absence of a PowerPC product line, and although Microtec

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

has contracted with a third party developer to help provide PowerPC products in the second half of fiscal 1996, there can be no assurance that Microtec will be successful in developing and marketing such products on a timely basis or that they will adequately address the needs of the marketplace. Microtec believes that its business and results of operations will continue to be adversely affected until it is able to offer a competitive PowerPC solution that receives market acceptance. There can be no assurance that Microtec will be successful in developing and marketing, on a timely basis, enhancements to its existing products or new products, or that its new products will adequately address the changing needs of the marketplace. Failure by Microtec in any of these areas will materially and adversely affect Microtec's business and results of operations.

     Prior to Microtec's acquisition in the second half of fiscal 1994 of Ready Systems Corporation, a developer of real-time operating systems software, the revenues of Ready Systems were declining. Since the acquisition, the level of revenue generated by the real-time operating systems and host/target connectivity products acquired in connection with the Ready Systems acquisition have been relatively stable. These products are key to Microtec's strategy of providing integrated solutions for embedded systems developers and Microtec's future success will depend on its ability to increase sales of its real-time operating systems and host/ target connectivity products. There can be no assurance that Microtec will be successful in maintaining or increasing its sales of real-time operating systems or host/ target connectivity products and the failure to do so could have a material adverse effect on Microtec's results of operations.

  Service and Support

     Microtec provides a wide range of customer services including technical support, training and consulting. A high level of customer service and support is essential because many of Microtec's customers depend on Microtec's products to support the development and operation of complex, mission-critical embedded applications. Microtec's service and support contracts typically have one year terms and include technical support, product upgrades and updates. Microtec's technical support staff assists customers in the installation and use of Microtec's products. Technical support outside of North America is provided by Microtec's staff of support engineers located at six sites, four in Europe and two in Asia/Pacific. Distributors and OEMs generally offer first-level customer support to their end-user customers and rely on Microtec for additional support.

     Microtec offers consulting services through an internal consulting group and independent consultants trained in the use of Microtec's products. In addition to support and consulting services, Microtec offers a comprehensive training program to customers; publishes a periodic technical publication, NewBits; and maintains a bulletin board and a network of user groups throughout the world. Microtec also selectively engages in contract development activities related to extensions of its product line.

  Marketing, Sales and Distribution


     Microtec distributes its products and provides services worldwide through an international direct sales force, as well as VARs, OEMs and distributors. As of November 1, 1995, Microtec had 63 sales employees worldwide including 28 sales employees located in seven direct sales offices throughout North America and 35 sales employees located in wholly-owned subsidiaries in France, Germany, Japan, Sweden and the United Kingdom. Microtec also has international distribution agreements covering more than 13 countries in Europe, Asia and South America as well as Australia. For fiscal 1995, 1994 and 1993, international sales represented 56%, 56% and 52%, respectively, of Microtec's revenues. Microtec expects that international sales will continue to account for a significant portion of Microtec's revenues in the future.


     Microtec has established non-exclusive cooperative marketing and distribution relationships with industry leaders in the semiconductor, hardware and software markets. These relationships provide Microtec with access to a broader customer base and enable it to have its products offered as key components of larger development solutions. Microtec believes that developing and maintaining these relationships is important to Microtec's ability to achieve broad market penetration and obtain key design wins.

     Microtec works closely with a number of VARs and OEMs worldwide to help customers meet their specific needs for software development tools, hardware assist tools and real-time operating systems. However,

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

as purchasing decisions are beginning to be made at higher levels of management, Microtec has allocated more resources to its direct sales efforts. As a result, Microtec expects that the percentage of its net revenues generated through these reseller channels will decrease. Furthermore, Integrated Systems, Inc. ("ISI"), a VAR of Microtec's software development tools, sells products which are competitive with the real-time operating systems products that Microtec acquired in connection with its acquisition of Ready Systems. As a result of the acquisition of competitive real-time operating systems products, Microtec expects ISI to increasingly offer alternative software development tools to its customers and, as a result, expects revenue from ISI to decrease substantially in future periods. There can be no assurance that Microtec's business and results of operations will not be materially and adversely affected if such decrease were to occur over a short time period and Microtec were unable to replace the revenue currently generated by ISI with revenue from other customers. ISI accounted for 5% of revenue for fiscal 1995. ISI was Microtec's largest customer in fiscal 1994, accounting for over 7% of revenue.

     The sales cycle for Microtec's products typically ranges from a few weeks to several months or more from the initial identification of a qualified potential customer to the installation of the software. The procurement process of Microtec's customers typically ranges from a few weeks to several months or longer from initial inquiry to order, making the timing of sales and license fees difficult to predict, and Microtec's sales cycle has been lengthening because the sales cycle for real-time operating systems products is generally longer than the sales cycle for software development tools products. Moreover, as purchasing of development environments increasingly becomes a more strategic decision made at higher management levels, there can be no assurance that sales cycles for Microtec's products will not further lengthen. Microtec's coordinated sales organization includes telemarketing, telesales and field sales functions. The field sales force focuses on selling to major accounts. Microtec's success also depends in large part upon its ability to attract and retain highly-skilled sales and marketing personnel and to provide them with timely specialized training required to market, position and sell Microtec's technical software products.

     In support of the sales organization, the marketing department positions, promotes and markets Microtec's products. Marketing personnel engage in a variety of activities including public relations, direct marketing, trade shows, advertising, seminars and newsletters. In addition, the marketing department evaluates market requirements and customer needs, and performs market research.

  Research and Development

     Microtec has made substantial investments in research and development. Microtec believes that its future will depend upon its ability to enhance its existing products and develop and introduce new products that keep pace with technological developments in the embedded systems marketplace and address the increasingly sophisticated needs of its end-users. Microtec intends to expand its existing product offerings and to introduce new products for the embedded systems market. While Microtec expects that certain of its new products will be developed internally, Microtec may, based on timing and cost considerations, expand its product offerings through acquisitions or technology licensing.

     Microtec has identified a number of extensions to its existing product offerings which it believes are important to the further penetration of the embedded systems market, including additional software development tools and connectivity products for the Windows environment, real-time operating systems designed for additional microprocessors and networking enhancements to its real-time operating systems products. Microtec has also announced its commitment to provide software development tools and real-time operating systems for the Motorola PowerPC microprocessor. Part of Microtec's success in developing its PowerPC product line will depend on third-party developers to provide it with certain product enhancements. There can be no assurance that the development of these products will be completed successfully or on time or that the products will include features required to achieve market acceptance. Microtec has in the past experienced delays in software development and there can be no assurance that Microtec will not experience delays in connection with its current or future product development activities. Prior delays have been the result of the reallocation of engineering resources to other higher priority projects, problems with independent contractors, changes in market requirements and unanticipated difficulties in engineering. While Microtec believes it has adequately resolved the causes of prior delays, there can be no assurance that future delays in

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

the introduction of new products will not be the result of similar problems. If Microtec is unable to successfully develop and introduce its products in a timely manner and achieve acceptance, Microtec's business and results of operations could be materially and adversely affected.

     Microtec has a separate quality assurance and quality control group. Application specialists within this group, who generally have more than three years' experience with Microtec's products, perform the testing and packaging of new products. Microtec has a separate documentation group that is dedicated to creating and updating the documentation for each product.

     During fiscal 1995, 1994 and 1993 research and development expenses were $11.9 million, $9.2 million and $6.4 million, respectively, excluding capitalized software development costs. Microtec capitalized software development costs of $0.7 million in fiscal 1995 and $0.3 million in each fiscal year 1994 and 1993. Microtec anticipates that it will continue to commit substantial resources to research and development in the future.

  Competition

     The embedded software development industry is highly competitive and is characterized by rapidly advancing technology. Microtec's products compete with software offered by other third parties, including software vendors and microprocessor manufacturers, and software developed internally by embedded system manufacturers. Third-party competition is comprised of over 100 vendors of software development tools or real-time operating systems for embedded systems including many privately-held companies and several publicly-held companies. Many of the microprocessor manufacturers, including Intel Corp. and Motorola, Inc., also sell products that directly compete with Microtec's products. Microtec also faces competition from the Free Software Foundation, which makes its GNU software development tools available without a license fee, and from companies, such as Intel Corp., which commercialize GNU software. In addition, as the industry continues to develop, Microtec expects that additional competitors, including other large software vendors such as Microsoft, may seek to expand their product offerings in the embedded software development market. Many of Microtec's existing and potential competitors have substantially greater financial, technical, marketing and sales resources than Microtec and there can be no assurance that Microtec will be able to successfully compete against these companies.

     In addition to competition from other third-party vendors, Microtec believes that it faces significant competition for real-time operating systems from companies that internally develop and maintain real-time operating systems rather than purchasing products from third-party software vendors such as Microtec. Many of these organizations have substantial programming resources and the ability to develop specific products for their needs. While Microtec believes its products and services offer a number of advantages over internally developed alternatives, many of these companies have significant investments in their existing software and Microtec's future success will depend to a large extent on its ability to persuade existing and potential customers to replace or augment their internally developed real-time operating systems with Microtec's products. There can be no assurance that Microtec can successfully accomplish this objective.

     Microtec believes its ability to effectively compete in the embedded software development market depends on factors both within and outside its control, including timing and success of new products developed by Microtec and its competitors, product performance and price, distribution and customer support, product reputation, customers' willingness to replace internally developed software and customers' assessment of Microtec's financial resources and its technical and service expertise. There can be no assurance that Microtec will be able to compete successfully with respect to these and other factors. In particular, competitive pressures, including pricing pressures and new product introductions, from existing and new competitors could adversely affect Microtec's business and results from operations. Microtec currently does not provide software development tools and real-time operating systems for the PowerPC microprocessor which has placed it at a competitive disadvantage since its key competitors currently offer PowerPC products. In particular, in the first and second quarters of fiscal 1996, Microtec's operations were adversely affected by this absence of a PowerPC product line and Microtec believes that its business and results of operations will continue to be adversely affected until it is able to offer a competitive product that receives market acceptance. Also, run-time licenses, which provide for per-unit royalty payments for each embedded system that incorporates

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

Microtec's real-time operating systems, may be subject to significant pricing pressures, which could also have an adverse affect on Microtec's business and results from operations.

     Microtec believes that it competes effectively in the embedded software market on the basis of product functionality and reliability, price/performance characteristics, reputation, worldwide infrastructure, support services, sales and marketing strength and financial stability. There can be no assurance that Microtec will be able to compete successfully in the embedded software market or that its profitability or financial performance will not be adversely affected by increased competition. Further there can be no assurance that Microtec's current competitors or other entities will not develop embedded software products or other technologies offering significant advantages over Microtec's technology, which could have a material adverse effect on Microtec's business and financial results.

  Proprietary Rights

     Microtec's success is dependent upon its proprietary technology and products. Microtec regards its software as proprietary and, to date, Microtec has relied principally upon copyrights, trademarks, trade secrets and contractual restrictions to protect its proprietary technology. Microtec currently has no patents and has one U.S. patent application pending. Microtec generally enters into confidentiality agreements with its employees and confidentiality and license agreements with its distributors, customers and potential customers, and limits access to and distribution of the source code to its software and other proprietary information. Under some circumstances, Microtec grants licenses that give limited access to the source code of Microtec's products which increases the likelihood of misappropriation or misuse of Microtec's technology. End-user licenses of Microtec's software are often in the form of shrink-wrap license agreements. A shrink-wrap license agreement is a printed license agreement included within packaged software that sets forth the terms and conditions under which the purchaser can use the product, and binds the purchaser to such terms and conditions upon opening and using the software products. Shrink-wrap licenses typically are not signed by licensees and therefore may be unenforceable under the laws of many jurisdictions. In addition, the laws of some foreign countries do not protect Microtec's proprietary rights to the same extent as do the laws of the United States. Accordingly, despite precautions taken by Microtec, it may be possible for unauthorized third parties to copy certain portions of Microtec's technology or to obtain and use information that Microtec regards as proprietary. There can be no assurance that the steps taken by Microtec will be adequate to prevent misappropriation of its technology or to provide an adequate remedy in the event of a breach by others.

     Certain technology used in Microtec's products is licensed from third parties. These licenses generally require Microtec to pay royalties and to fulfill confidentiality obligations. In the future, it may be necessary or desirable for Microtec to seek additional licenses to intellectual property rights held by third parties. There can be no assurance that such licenses will be available or, if such licenses are available, that the terms thereof will not have a material adverse effect on Microtec's business, financial condition and results of operations.

     There has been substantial industry litigation regarding intellectual property rights of technology companies. Although Microtec is not aware of any infringement by its products of any patents or proprietary rights of others, patent protection for software is still a developing area of law and increased visibility of Microtec and its products could provoke claims of infringement from third parties. Microtec has agreed to indemnify its customers for liability incurred in connection with the infringement of a third party's intellectual property rights including patents. Microtec has, in the past, been subject to litigation related to alleged infringement by Microtec of third party rights, which resulted not only in Microtec incurring significant legal fees and settlement costs but also in a substantial diversion of management attention. In the future, litigation may be necessary to enforce and protect trade secrets and other intellectual property rights owned by Microtec. Microtec may also be subject to litigation to defend Microtec against claimed infringement of the rights of others or to determine the scope and validity of the proprietary rights of others. Any such litigation could be costly and cause diversion of management's attention, either of which could have a material adverse effect on Microtec's results of operations and financial condition. Adverse determinations in such litigation could result in the loss of Microtec's proprietary rights, subject Microtec to significant liabilities, require Microtec to seek licenses from third parties or prevent Microtec from manufacturing or selling its products, any one of which could have a material adverse effect on Microtec's business, financial condition and results of

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operations. Furthermore, there can be no assurance that any necessary licenses will be available on reasonable terms, or at all.

  Manufacturing and Backlog

     Microtec prepares master software media, user manuals and packaging for each product. Microtec's media duplication, as well as its product packaging, is performed by Microtec at its facilities throughout the world, while printing of user manuals and related materials is performed to Microtec's specifications by outside sources in both the United States and, for those printed in Kanji, in Japan. During peak demand, Microtec has used outside sources for media duplication and product packaging to its specifications. To date, Microtec has not experienced any material difficulties or delays in manufacture through an interruption in its own production or the production of any of its suppliers. Microtec grants duplication rights to certain of its OEMs. Because of the generally short time between order and shipment, Microtec does not believe that its backlog as of a particular point is indicative of future sales levels.

EMPLOYEES


     As of November 1, 1995, Microtec employed 332 people, including 164 in marketing, sales and support services, 128 in engineering and product development and 40 in management, operation, finance and administration. Of these employees, 248 are located in the United States and 84 are employed by Microtec's subsidiaries in the United Kingdom, Germany, France, Sweden and Japan. None of Microtec's employees is represented by a labor union or is the subject of a collective bargaining agreement. Microtec has never experienced a work stoppage and believes that its employee relations are good.


PROPERTIES

     Microtec's executive offices are located in a single building in Santa Clara, California, and consist of approximately 59,000 square feet under lease agreements expiring through February 2003. This space is also used for research and development, marketing and sales, operations and administration. The annual base rental payment for this space is approximately $1.4 million. Microtec also leases six other domestic sales and support offices in the United States and international sales offices in the United Kingdom, Germany, France, Sweden and Japan for an aggregate annual rental payment of approximately $0.8 million. Microtec believes that its facilities are adequate for its present needs and that additional space will be available as needed.

LEGAL PROCEEDINGS


     In September 1994, Microtec initiated legal proceedings against ISI seeking to recover amounts which Microtec believes are owed under Microtec's VAR agreement with ISI (the "ISI Agreement"). In response, ISI indicated that it believed that it had certain counterclaims against Microtec. In November 1994, Microtec and ISI entered into a Partial Settlement, Arbitration and Release Agreement (the "Arbitration Agreement") whereby the parties agreed to submit certain claims of each party under the ISI Agreement to binding arbitration and to release all other known and unknown claims. On March 31, 1995, the arbitrator found in Microtec's favor on all significant elements of the Arbitration. The final settlement award was determined in Microtec's first quarter of fiscal 1996 and the awarded amounts and additional costs related to the Arbitration were reflected in Microtec's operating results for the quarter ended June 30, 1995. The resulting impact on Microtec's liquidity and operating results for such quarter was not material.

MANAGEMENT


     The directors and officers of Microtec, and their ages as of November 1, 1995, are as follows:



             NAME                 AGE                           POSITION
------------------------------    ----    ----------------------------------------------------
Jerry Kirk....................     47     President, Chief Executive Officer and Chairman of
                                          the Board
Daniel E. Jaskolski...........     50     Executive Vice President, Chief Operating Officer,
                                          Secretary and Director
Kenneth E. Lonchar............     37     Vice President, Finance and Administration and Chief
                                            Financial Officer
Luke C. Dion..................     40     Vice President, Engineering
Paul M. Getty.................     47     Vice President, Worldwide Sales
Gail E. Hamilton..............     46     Vice President, Marketing
Andre C. Kobel................     53     Vice President, Business Development
Ronald C. Workman.............     40     Vice President, Applied Customer Engineering
                                          Services
Gregory M. Avis (1)(2)........     37     Director
Alan C. Herzig (1)(2).........     61     Director
John C. Savage (1)(2).........     47     Director


---------------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     Jerry Kirk, a founder of Microtec, has been Microtec's President, Chief Executive Officer and Chairman of the Board since 1979. Before founding Microtec, Mr. Kirk held engineering and engineering management positions in the semiconductor industry and at Bell Telephone Laboratories. Mr. Kirk holds a B.S. degree in Electrical Engineering from Kansas State University and an M.S. degree in Electrical Engineering and Computer Science from the University of California, Berkeley.

     Daniel E. Jaskolski joined Microtec in April 1983 as General Manager and was named Executive Vice President, Chief Operating Officer and a Director in March 1984. From October 1970 until November 1982, Mr. Jaskolski held several software development management positions with Medicus Systems Corporation, a provider of information systems to health care institutions. Mr. Jaskolski holds a B.A. degree in Mathematics from La Salle College and an M.B.A. from the University of Pittsburgh.

     Kenneth E. Lonchar joined Microtec in November 1988 as Director of Finance and was promoted in August 1989 to Vice President, Finance and Administration and Chief Financial Officer. Mr. Lonchar holds a B.B.A. degree in Accounting and an M.B.A. degree from Idaho State University. Mr. Lonchar is a Certified Public Accountant.

     James F. Ready joined Microtec in December 1993 as Vice President, Chief Technical Officer. Mr. Ready, a founder of Ready Systems, served as a Director and its Vice President from 1981 to Microtec's acquisition of Ready Systems. Mr. Ready holds a B.A. from the University of Illinois and an M.A. from the University of California, Berkeley.

     Luke C. Dion joined Microtec in January 1991 as Vice President, Engineering. From July 1986 to December 1990, Mr. Dion was Software Operations Manager at the Motorola Microcomputer Division (now called the Motorola Computer Group). Mr. Dion received B.A. degrees in Mathematics and Computer Science from the University of California, Berkeley.

     Paul M. Getty joined Microtec in September 1992 as Vice President, Worldwide Sales. From June 1992 until August 1992, he was self-employed as a consultant to start-up businesses and as an advisor to Ampro Computers, a computer systems company. He was previously Vice President of Worldwide Sales at Ampro Computers from January 1991 to May 1992. From January 1989 until December 1990, Mr. Getty was employed as a sales executive with Digital Equipment Corporation, a manufacturer of computer systems.

Mr. Getty holds a B.S. degree in Chemistry from Wayne State University and an M.B.A. from the University of Michigan.

     Gail E. Hamilton joined Microtec in July 1992 as Vice President, Marketing. Prior to joining Microtec, Ms. Hamilton was employed by Hewlett-Packard Company, a computer manufacturer, most recently as Marketing Manager for the Networked Systems Group from October 1991 to June 1992. From January 1988 to September 1991, she managed marketing for Hewlett-Packard's Software Engineering Systems Division and its SoftBench product family. Ms. Hamilton holds a B.S. degree in Electrical Engineering and Computer Science from the University of Colorado and an M.S. degree in Electrical Engineering: Administration from Stanford University.

     Andre C. Kobel joined Microtec in December 1993 as Vice President, Business Development from Ready Systems. In August 1987, Mr. Kobel joined Ready Systems as Director of Asia Pacific Sales and was promoted in January 1992 to Vice President of International Operations, which position he held until the merger between Microtec and Ready Systems. Mr. Kobel holds a B.S. degree in Electrical Engineering from the College of Technology in Berne, Switzerland.

     Ronald C. Workman joined Microtec as Director, VAR/OEM Sales in December 1993 from Ready Systems and was promoted to Vice President of VAR/OEM Sales in June 1994. In March 1995 Mr. Workman accepted the position of Vice President, Applied Customer Engineering Services. From October 1991 to the time of the merger between Microtec and Ready Systems, Mr. Workman was Vice President of North American Sales for Ready Systems. Mr. Workman served as Vice President of Marketing for Ready Systems from June 1989 to September 1991. He holds B.S. degrees in Biology and Food Science from the California Polytechnic State University.

     Gregory M. Avis has served on the Board of Directors since December 1991. Mr. Avis also serves as a director of Digital Link Corp., a manufacturer of networking products; CMG Information Services, Inc., an information services company; and several private companies. Since January 1987, Mr. Avis has been a general partner of Summit Partners, a venture capital partnership.

     Alan C. Herzig has served on the Board of Directors since July 1991. Mr. Herzig has been an independent consultant since May 1994 and serves as a director of two private corporations. From April 1987 until his retirement in March 1994, he was President of Robert Fleming Pacific, Inc. and a member of the Board of Directors of Robert Fleming, Inc.

     John C. Savage has served on the Board of Directors since March 1994. Mr. Savage was previously a director of Ready Systems from March 1992 to the time of the merger between Microtec and Ready Systems. Since 1990, Mr. Savage has been Managing Partner at Glenwood Capital partners, a venture buyout partnership. From 1981 to 1990, he was a partner of Weiss, Peck & Greer, an investment management firm, and a general partner of several venture capital partnerships affiliated with Weiss, Peck & Greer. He is a director of FileNet Corporation, a document image processing company; ELSXI Corporation, a diversified conglomerate; Mattson Technology, a semiconductor equipment company; and several private companies.

     Officers are elected by and serve at the discretion of the Board of Directors. There are no family relationships among any of the directors or officers of Microtec.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL
MICROTEC STOCKHOLDERS AND MANAGEMENT


     The following table sets forth certain information regarding the beneficial ownership of Microtec's Common Stock as of November 15, 1995, by: (i) each director; (ii) by each of the Executive Officers named in the Summary Compensation Table employed by Microtec in that capacity on November 15, 1995;
(iii) by all officers and directors as a group; and (iv) each beneficial owner of more than five percent (5%) of Microtec Common Stock.



                                                                          SHARES BENEFICIALLY
                                                                               OWNED(1)
                                                                          PRIOR TO THE MERGER
                                                                       -------------------------
BENEFICIAL OWNERS                                                       NUMBER           PERCENT
---------------------------------------------------------------------  ---------         -------
Jerry Kirk (2).......................................................  4,248,334          47.62%
  2350 Mission College Blvd.
  Santa Clara, CA 95054
J.P. Morgan & Co., Inc. (3)..........................................    555,100           6.23%
  J.P. Morgan Investment Management, Inc.
  522 Fifth Avenue
  New York, NY 10036
Daniel E. Jaskolski..................................................    387,551           4.35%
Glenwood Capital Partners (4)........................................    382,063           4.29%
  John C. Savage
Entities affiliated with Summit Partners(5)..........................    307,931           3.45%
  Gregory M. Avis
Kenneth E. Lonchar (6)...............................................     87,389               *
Luke C. Dion (7).....................................................     30,000               *
Alan C. Herzig (8)...................................................     24,166               *
Paul M. Getty (9)....................................................     18,493               *
All officers and directors as a group................................  5,561,676          61.51%
  (12 persons) (10)


---------------
* Less than 1%.


(1) Unless otherwise indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to the shares indicated as beneficially owned by them, subject to community property laws where applicable. Applicable percentages are based on 8,913,148 shares outstanding on November 15, 1995, as adjusted as required by rules promulgated by the SEC.



(2) Includes 8,334 shares subject to stock options exercisable within 60 days of November 15, 1995.


(3) According to a Schedule 13G filed with the SEC, as of March 31, 1995, J.P. Morgan Investment Management Inc. ("J.P. Morgan") beneficially owned 683,900 shares of Microtec's Common Stock. J.P. Morgan has since informed Microtec that, as of September 30, 1995, it beneficially owned 555,100 shares of Microtec's Common Stock. However, Microtec has not yet received a copy of an amended Schedule 13G or 13D filed with the SEC concerning J.P. Morgan's change in beneficial ownership.

(4) Includes 382,063 shares held by Meriken Nominees Ltd. as Nominee for Glenwood Capital Investment Partners. Mr. Savage, a director of Microtec, is a general partner of Glenwood Capital Partners. Mr. Savage may be deemed to share voting and investment powers with these entities but disclaims beneficial ownership of such shares held by entities affiliated with Glenwood Capital Partners except to the extent Mr. Savage has a pecuniary interest.


(5) Includes 299,615 shares held by Summit Ventures II, L.P., 3,316 shares held by Summit Investors II, L.P. and 5,000 shares subject to stock options held directly by Mr. Avis exercisable within 60 days of November 15, 1995. Mr. Avis, a director of Microtec, is a general partner of an affiliate of Summit Ventures II, L.P. Mr. Avis may be deemed to share voting and investment powers with these entities but disclaims beneficial ownership of such shares held by entities affiliated with Summit Partners except to the extent Mr. Avis has a pecuniary interest.



(6) Includes 7,334 shares subject to stock options exercisable within 60 days of November 15, 1995.

(7) Includes 20,000 shares subject to stock options exercisable within 60 days of November 15, 1995.



(8) Includes 7,500 shares subject to stock options exercisable within 60 days of November 15, 1995.



(9) Includes 12,501 shares subject to stock options exercisable within 60 days of November 15, 1995.



(10) Includes 144,608 shares subject to stock options exercisable within 60 days of November 15, 1995, and includes shares held by Meriken Nominees Ltd., Summit Ventures II, L.P., and Summit Investors II, L.P. See Notes 4 and 5 above.


CERTAIN TRANSACTIONS

     On April 23, 1993, Microtec loaned Daniel E. Jaskolski $136,500 in connection with an exercise of stock options. The loan matures on April 23, 1996 and accrues interest at the rate of 4.25% per annum. The loan is secured by 182,000 shares of Common Stock of Microtec.

     On December 14, 1993, Microtec entered into an Agreement of Employment with James F. Ready for his employment as Vice President, Chief Technical Officer. The term of the agreement is for two years. The Agreement provides that if Mr. Ready is terminated without cause or his position is eliminated, he will be entitled to twelve months base salary and bonus. Mr. Ready was Vice President of Ready Systems at the time of the Merger with Microtec.

     On March 1, 1994, Glenwood Capital Partners and its affiliates and certain other parties entered into a Put and Call Agreement with Microtec providing for an option to purchase shares of Series B Preferred Stock for a per share price of $3.214. Microtec also had the right to require the parties to purchase such shares if the option was not exercised. On June 3, 1994, Glenwood Capital Partners and its affiliates exercised such option and purchased shares of Series B Preferred Stock, which converted into 41,485 shares of Common Stock. John C. Savage, a Director of Microtec, is a general partner of Glenwood Capital Partners.

     On March 7, 1994, Microtec issued shares of Series B Preferred Stock, which converted into 78,980 shares of Common Stock, to Robert Fleming Nominee Ltd. pursuant to the December 14, 1993 Plan of Reorganization and Agreement of Merger between Microtec and Ready Systems. Robert Fleming Nominee Ltd. is affiliated with Robert Fleming Pacific Inc. ("Flemings"). Alan C. Herzig, a Director of Microtec, was President of Flemings at the time of issuance.

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

  Summary Compensation Table

     The following summary compensation table sets forth the compensation paid or accrued by Microtec during the fiscal years ended March 31, 1995 and 1994 to Microtec's Chief Executive Officer and each of Microtec's four other most highly compensated executive officers (Named Executive Officers).

                                                                             LONG TERM
                                                                            COMPENSATION
                                                  ANNUAL                       AWARDS
                                               COMPENSATION                  SECURITIES    OTHER ANNUAL
       NAME AND PRINCIPAL POSITION          ------------------      BONUS    UNDERLYING    COMPENSATION
            DURING FISCAL 1995              YEAR     SALARY($)     ($)(1)    OPTIONS(#)       ($)(2)
------------------------------------------  -----    ---------     -------  ------------   ------------
Jerry Kirk................................   1995     158,000       42,660     33,333         33,600(3)
  President, Chief Executive Officer,        1994     170,000       21,237         --         33,600(3)
  and Chairman of the Board
Daniel E. Jaskolski.......................   1995     145,000       34,256     20,000             --
  Executive Vice President, Chief            1994     136,000       22,284         --             --
  Operating Officer, Secretary and
  Director
Kenneth E. Lonchar........................   1995     138,333       49,000     33,333             --
  Vice President, Finance and                1994     120,000       21,780         --             --
  Administration and Chief Financial
  Officer
Paul M. Getty.............................   1995     157,489(4)    20,250     16,667             --
  Vice President, Worldwide Sales            1994     143,118(5)     7,084         --             --
Luke C. Dion..............................   1995     145,000       24,469     10,000             --
  Vice President, Engineering                1994     138,000        5,496         --             --

---------------
(1) Includes bonuses earned in respective fiscal year and paid the following fiscal year pursuant to Microtec's Officers' compensation arrangements.

(2) Unless otherwise specified, the total amount of personal benefits paid to executive officers during the fiscal year was less than the lesser of (i) $50,000 and (ii) 10% of such executive officer's total reported salary and bonus.

(3) Includes $27,600 for lease payments by Microtec for corporate use of a nonprimary residence owned by Mr. Kirk and $6,000 for automobile allowance.

(4) Includes commission payments in the aggregate amount of $37,489.

(5) Includes commission payments in the aggregate amount of $23,118.

  Option Grants in Last Fiscal Year

     The following table shows for the fiscal year ended March 31, 1995, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

                                          INDIVIDUAL GRANTS IN                                POTENTIAL
                                              FISCAL 1995                                    REALIZABLE
                                         ----------------------                           VALUE AT ASSUMED
                                         NUMBER OF   % OF TOTAL                            ANNUAL RATES OF
                                         SECURITIES   OPTIONS                                STOCK PRICE
                                         UNDERLYING  GRANTED TO   EXERCISE                APPRECIATION FOR
                                          OPTIONS    EMPLOYEES    OR BASE                  OPTION TERM(1)
                                          GRANTED    IN FISCAL     PRICE     EXPIRATION   -----------------
                 NAME                       (#)       YEAR(2)      ($/SH)       DATE       5%($)    10%($)
---------------------------------------  ---------   ----------   --------   ----------   -------   -------
Jerry Kirk.............................    33,333       6.46%      $ 2.81      4/04/99    $14,817   $43,226
Daniel E. Jaskolski....................    20,000       3.88%      $ 2.55      4/04/04    $32,074   $81,281
Kenneth E. Lonchar.....................    20,000       3.88%      $ 2.55      4/04/04    $32,074   $81,281
                                           13,333       2.58%      $ 3.38      8/01/04    $28,341   $71,823
Paul M. Getty..........................    16,667       3.23%      $ 2.55      4/04/04    $26,729   $67,735
Luke C. Dion...........................    10,000       1.94%      $ 2.55      4/04/04    $16,037   $40,640

---------------
(1) The potential realizable value is based on the term of the option at the time of the grant, either five or ten years. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock value. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders. These amounts represent certain assumed rates of appreciation only in accordance with the rules of the SEC. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holder's continued employment throughout the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2) Based on 516,058 options granted to employees in fiscal 1995.

  Aggregated Option Exercises in Last Fiscal Year-End Option Values

     The following table provides information on option exercises for the last fiscal year by the Named Executive Officers and the value of such officers' unexercised options as of March 31, 1995.

                                                                                           VALUE OF UNEXERCISED
                             SHARES                      NUMBER OF UNEXERCISED             IN-THE-MONEY OPTIONS
                            ACQUIRED                       OPTIONS AT 3/31/95                 AT 3/31/95(1)
                               ON         VALUE      ------------------------------   ------------------------------
           NAME             EXERCISE   REALIZED(2)   EXERCISABLE(3)   UNEXERCISABLE   EXERCISABLE(3)   UNEXERCISABLE
--------------------------  --------   -----------   --------------   -------------   --------------   -------------
Jerry Kirk................       --            --             --          33,333                --       $ 322,997
Daniel E. Jaskolski.......   83,333     $ 933,330        137,133          20,000        $1,572,463       $ 199,000
Kenneth E. Lonchar........   26,666     $ 238,661          4,000          37,333        $   41,000       $ 361,597
Paul M. Getty.............       --            --          4,167          25,000        $   42,712       $ 251,250
Luke C. Dion..............   10,000     $  13,500         15,000          15,000        $  164,250       $ 150,750

---------------
(1) Based on the value of $12.50 per share which was the closing price of Microtec's Common Stock on March 31, 1995. The value shown is for all outstanding in-the-money options regardless of vesting restrictions.

(2) "Value Realized" represents the fair market value of the underlying securities on the exercise date, minus the aggregate exercise price of each option.

(3) Options were granted under Microtec's 1985 Stock Option Plan (the "1985 Option Plan") and 1994 Stock Option Plan (the "1994 Option Plan"). Under the 1985 Option Plan, options become exercisable in full not later than four years after the date of grant and at a rate of at least 25% of the shares subject to the option per year. Under the 1994 Option Plan, options vests over a four year period at a rate of 25% per year of the optionee's continuous employment with Microtec. Under the 1985 Option Plan and 1994 Option Plan, the Board retains discretion to modify the terms, including the price, of outstanding options.

  Change of Control Arrangements

     The 1985 Option Plan provides that in the event of a dissolution or liquidation of Microtec, a sale of substantially all of its business and assets, or a merger or consolidation in which Microtec is not the surviving corporation in which, in any such case, no provision is made for the issuance of replacement options for the options then outstanding under the 1985 Option Plan, each optionee will have the right to exercise prior to such event the options granted under the 1985 Option Plan as to all of the shares then subject to such options, including any such shares as to which the options otherwise would not be exercisable. Options not continued or substituted for in connection with any such dissolution, liquidation, sale, merger or consolidation or exercised prior to such event will terminate.

  Compensation of Directors

     Microtec's non-employee directors did not receive any compensation for their services as members of the Board of Directors during the fiscal year ended March 1, 1995, but were reimbursed for expenses incurred in attending each Board and committee meeting. On August 1, 1994, Alan C. Herzig was granted a nonqualified stock option under the 1985 Option Plan to purchase 10,000 shares of Microtec Common Stock.

     The Directors Option Plan provides that upon initial election to the Board of Directors, each new nonemployee director will receive a one-time grant of an option to purchase 15,000 shares of Microtec Common Stock (an "Initial Option"). The Directors Option Plan also provides that on the date of each annual meeting of the stockholders, each nonemployee director who remains a member of the Board (excluding any nonemployee director who received an Initial Option at such annual meeting) will be granted automatically an option to purchase 5,000 shares of Microtec Common Stock. In no event is any one nonemployee director entitled to acquire more than 40,000 shares under the Directors Option Plan.

  Compensation Committee Interlocks and Insider Participation

     At March 31, 1995, the members of the Compensation Committee consisted of Gregory M. Avis, Alan C. Herzig and John C. Savage.

     Until October 1994, Jerry Kirk served as a member of the Compensation Committee. Mr. Kirk is also the President, Chief Executive Officer and Chairman of the Board of Microtec.

     Alan C. Herzig served as a member of the Board's Compensation Committee during the year ended March 31, 1995. Mr. Herzig is the former President of Robert Fleming Pacific, Inc. ("Flemings"). On March 7, 1994, Microtec issued shares of Series B Preferred Stock which converted into 78,980 shares of Microtec's Common Stock to Robert Fleming Nominee Ltd. pursuant to the December 14, 1993 Plan of Reorganization and Agreement of Merger between Microtec and Ready Systems. Robert Fleming Nominee Ltd. is affiliated with Flemings, which served as Microtec's advisor for mergers and acquisitions and for the Ready Systems merger.

                  DESCRIPTION OF MENTOR GRAPHICS CAPITAL STOCK

     The authorized capital stock of Mentor Graphics consists of 100,000,000 shares of Common Stock, no par value, and 1,200,000 shares of Incentive Stock, no par value.

COMMON STOCK

     As of September 30, 1995, there were 55,889,807 shares of Mentor Graphics Common Stock outstanding held of record by approximately 1,269 stockholders.

     Subject to preferences that may be applicable to any outstanding Incentive Stock, holders of Mentor Graphics Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. Each holder of Mentor Graphics Common Stock is entitled to one vote for each share held of record by him or her and may not cumulate votes for the election of directors. In the event of a liquidation or dissolution, voluntary or involuntary, of Mentor Graphics, holders of Mentor Graphics Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding Incentive Stock. Holders of Mentor Graphics Common Stock have no preemptive rights and have no rights to convert their Common Stock into any securities and there are no redemption provisions with respect to such shares. All of the outstanding shares of Mentor Graphics Common Stock are fully paid and non-assessable.

     The transfer agent for Mentor Graphics Common Stock is American Stock Transfer & Trust Company.

INCENTIVE STOCK

     As of September 30, 1995, there were no shares of Mentor Graphics Incentive Stock outstanding. The Mentor Graphics Incentive Stock may be issued from time to time in one or more series. Mentor Graphics' Board of Directors has authority to fix the designation, preferences, and rights of each such series and the qualifications, limitations and restrictions thereon and to increase or decrease the number of shares of such series (but not below the number of shares of such series then outstanding), without any further vote or action by the stockholders. The Incentive Stock has no voting rights except as required by law.

                       COMPARISON OF RIGHTS OF HOLDERS OF
             MENTOR GRAPHICS COMMON STOCK AND MICROTEC COMMON STOCK


     Mentor Graphics and Microtec are incorporated in Oregon and Delaware, respectively. Stockholders of Microtec receiving Mentor Graphics Common Stock in connection with the Merger, whose rights as stockholders are currently governed by the Delaware General Corporation Law ("Delaware law"), Microtec's Certificate of Incorporation (the "Microtec Certificate") and Microtec's Bylaws (the "Microtec Bylaws") will, upon the Effective Time of the Merger, automatically become stockholders of Mentor Graphics, and their rights will be governed by the Oregon Business Corporation Act ("Oregon law"), Mentor Graphics' Articles of Incorporation, as amended and restated (the "Mentor Graphics Articles") and Mentor Graphics' Bylaws ("the Mentor Graphics Bylaws"). The following is a summary of material similarities and differences between the rights of Mentor Graphics stockholders under the Mentor Graphics Articles and Mentor Graphics Bylaws and Oregon law on the one hand and Microtec stockholders under the Microtec Certificate and Microtec Bylaws and Delaware law on the other hand.


AMENDMENT OF CERTIFICATE OR ARTICLES OF INCORPORATION; AMENDMENT OF BYLAWS

     Both Oregon law and Delaware law generally provide that in order for an amendment to a corporation's articles of incorporation to be adopted, the board of directors of the corporation must adopt a resolution setting forth the proposed amendment and direct that it be submitted to a vote at a meeting of stockholders. Under Oregon law, an amendment to the articles of incorporation is approved if a quorum exits and the votes cast favoring the amendment exceed the votes cast opposing the action, unless the amendment would create dissenters' rights, in which case a majority of the votes entitled to be cast is required for approval. Supermajority voting requirements may be imposed and maintained by the articles of incorporation.

     Under Delaware law, in order for an amendment to a corporation's certificate of incorporation to be adopted, the amendment must be approved by a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon. Supermajority voting requirements may be imposed and maintained by the articles of incorporation.

     Under Oregon law, a corporation's board of directors may amend or repeal the corporation's bylaws unless the corporation's articles of incorporation or Oregon law reserves the power to amend the bylaws exclusively to the stockholders in whole or in part, or the stockholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw. The Mentor Graphics Bylaws grant the authority to the board of directors to alter, amend or repeal, and adopt new bylaws, subject to repeal or change by action of the stockholders.

     Under Delaware law, an amendment to a corporation's bylaws requires the approval of the stockholders, unless the certificate of incorporation confers the power to amend or repeal the bylaws upon the board of directors. The Microtec Bylaws permit the board of directors to adopt, amend or repeal the Bylaws by approval of a majority of the total number of authorized directors. The stockholders of Microtec are authorized to adopt, amend or repeal the Microtec Bylaws. Any such adoption, amendment or repeal of the Bylaws requires the affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

DIVIDENDS AND OTHER DISTRIBUTIONS

     Under Oregon law, the board of directors of a corporation may authorize and the corporation may make distributions (including dividends) to stockholders only if after giving effect to the distribution (i) the corporation would be able to pay its debts as they become due in the usual course of business and
(ii) the corporation's total assets would at least equal the sum of the total liabilities plus, unless the corporation's articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

     Delaware law permits a corporation to declare and pay dividends out of surplus (defined as net assets minus capital) or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

     Neither the Mentor Graphics Articles nor the Microtec Certificate contains any restrictions on the payment of dividends or the repurchase of shares.

SPECIAL MEETING OF STOCKHOLDERS

     Oregon law provides that a special meeting of stockholders may be called by the board of directors or the holders of 10% or more of the votes entitled to be cast on any issue proposed to be considered at the special meeting, or by such persons as are specified in the articles of incorporation or bylaws. The Mentor Graphics Bylaws contain provisions concerning special meetings consistent with the provisions of Oregon law described above, authorizing the president, in addition to the board of directors, to call a special meeting.

     Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Microtec Bylaws contain provisions concerning special meetings consistent with the provisions of Delaware law described above, and also empower holders of not less than 10% of all of the shares entitled to cast votes at such meeting to call a special meeting.

PROVISIONS RELATING TO DIRECTORS

     Under both Oregon law and Delaware law a corporation must have a board of directors consisting of at least one director. The Mentor Graphics Bylaws provide that the Mentor Graphics Board shall consist of not less than 5 nor more than 9 persons, the current number being set at 5, as may be amended from time to time by the Board or stockholders. The Microtec Bylaws provide for a classified board of directors, currently with Class I, Class II and Class III directors. A classified board of directors is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors, and thus a potential change in control of a corporation, a lengthier and more difficult process. None of the Mentor Graphics Articles or Mentor Graphics Bylaws or the Microtec Certificate or the Microtec Bylaws set forth specific qualification requirements for directors.

     Both Oregon law and Delaware law allow for cumulative voting in an election of directors. Under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A stockholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the stockholder may desire. Without cumulative voting, the holders of a majority of the shares voting in the election of directors would have the power to elect all the directors to be elected, and no person could be elected without the support of holders of a majority of the shares. Neither the Mentor Graphics Articles nor the Microtec Certificate provides for cumulative voting.

     Under Oregon law, unless otherwise provided in the articles of incorporation, every stockholder entitled to vote at the election of directors has the right to vote, in person or by proxy. Delaware law requires that the election of directors be by written ballot, unless otherwise provided in a corporation's certificate of incorporation.

     The Mentor Graphics Bylaws provide that vacancies in the Mentor Graphics Board may be filled in accordance with Oregon law, which allows vacancies to be filled by the stockholders or the directors then in office. The Microtec Bylaws provide that vacancies may be filled by the stockholders or the directors then in office.

     Under Oregon law, a director may be removed with or without cause unless the articles of incorporation provide that directors may be removed only for cause. Mentor Graphics Articles do not provide that the directors may be removed only for cause. A director may be removed by the stockholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.

     Delaware law provides that at a meeting of stockholders called expressly for the purpose of removing directors, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. The Microtec Certificate provides that all or any number of directors may be removed with or without cause.

CERTAIN ANTI-TAKEOVER PROVISIONS

     Oregon law regulates the process by which a person may acquire control of any Oregon-based corporation with 100 or more stockholders without the consent and cooperation of the board of directors. This law would apply to persons seeking to acquire control of Mentor Graphics. The law restricts the ability to vote shares of stock acquired in a transaction that causes the acquiring person to control at least one-fifth, one-third or one-half of the votes entitled to be cast in the election of directors. Shares acquired in a control share acquisition have no voting rights except as authorized by a vote of the stockholders. Although a corporation may elect not to be governed by this law by amendment to its articles of incorporation or bylaws, Mentor Graphics has not made such an election. In addition, Oregon has enacted a business combination statute that applies to Mentor Graphics and that is in all material respects identical to Section 203 of the Delaware law as discussed below.

     Delaware has enacted a business combination statute that is contained in
Section 203 of the Delaware law providing that any person who acquires 15% or more of a corporation's voting stock (thereby becoming an "interested stockholder") may not engage in certain "business combinations" with the target corporation for a period of three years following the date the person became an interested stockholder, unless (1) the board of directors of the corporation has approved, prior to that acquisition date, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (2) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (3) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66% of the outstanding voting stock not owned by the interested stockholder.

     For purposes of determining whether a person is the "owner" of 15% or more of a corporation's voting stock for purposes of Section 203, ownership is defined broadly to include the right, directly or indirectly, to acquire the stock or to control the voting or disposition of the stock. A "business combination" is also defined broadly to include (1) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested stockholder, (2) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (3) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested stockholder, and (4) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges, or other financial benefits.

     These restrictions placed on interested stockholders by Section 203 do not apply under certain circumstances, including, but not limited to, the following:
(1) if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 or (2) if the corporation, by action of its stockholders, adopts an amendment to its bylaws or certificate of incorporation expressly electing not to be governed by Section 203, provided that such an amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote and that such an amendment will not be effective until 12 months after its adoption and will not apply to any business combination with a person who became an interested stockholder at or prior to such adoption.

DISSENTERS' RIGHTS

     Under Oregon law, a stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder's shares in the event of, any of the following corporate acts:

          (i) consummation of a plan of merger to which the corporation is a party if stockholder approval is required and the stockholder is entitled to vote on the merger;

          (ii) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the stockholder is entitled to vote on the plan;

          (iii) consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business if the stockholder is entitled to vote on the sale or exchange, unless the sale is for cash pursuant to which all or substantially all of the net proceeds will be distributed to stockholders within one year.

          (iv) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (A) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities or (B) reduces the number of shares owned by the stockholder to a fraction of a share if the fractional share so created is to be acquired for cash under Oregon law; or

          (v) any corporate action taken pursuant to a stockholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

     Unless the articles of incorporation provide otherwise, dissenters' rights do not apply to the holders of shares of any class or series if the shares of the class or series were registered on a national securities exchange or quoted on the Nasdaq National Market on the record date for the meeting of stockholders at which the corporate action giving rise to dissenters' rights is to be approved.


     Under Delaware law, appraisal rights are available only in connection with certain mergers or consolidations, unless otherwise provided in the corporation's certificate of incorporation. Even in the event of those mergers or consolidations, unless the certificate of incorporation otherwise provides, Delaware law does not provide appraisal rights (1) if the shares of the corporation are listed on a national securities exchange or quoted on the Nasdaq National Market or (2) held of record by more than 2,000 stockholders (as long as in the merger the stockholders receive shares of the surviving corporation or any other corporation the shares of which are listed on a national securities exchange or held of record by more than 2,000 stockholders). In addition, appraisal rights are not available if the corporation is the surviving corporation and no vote of its stockholders is required for the merger.


LIMITATION ON DIRECTOR LIABILITY

     Oregon law and Delaware law permit a corporation to include a provision in its articles/certificate of incorporation to limit or eliminate the personal liability of directors, subject to certain limitations. Mentor Graphics Articles contain a provision that limits the liability of any director of Mentor Graphics to Mentor Graphics or its stockholders for monetary damages for certain conduct as a director not excluded from the provision by the Oregon law. The Microtec Certificate contains a similar provision.

                                    EXPERTS

     The consolidated financial statements of Mentor Graphics Corporation and subsidiaries as of December 31, 1994 and 1993 and for each of the years in the three year period ended December 31, 1994, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, included herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1994 financial statements refer to a change in the method of accounting for certain debt and equity securities and income taxes.

     The consolidated financial statements of Microtec Research, Inc. at March 31, 1995 and 1994, and for each of the three years in the period ended March 31, 1995, included in this Proxy Statement/Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the Mentor Graphics Common Stock issuable pursuant to the Merger and certain other legal matters relating thereto will be passed upon for Mentor Graphics by Venture Law Group, A Professional Corporation, Menlo Park, California. Tomlinson Zisko Morosoli & Maser, Palo Alto, California is acting as counsel for Microtec in connection with certain legal matters relating to the Merger and the transactions contemplated thereby.

                                 OTHER MATTERS

     The Microtec Board does not intend to bring any matters before the meeting other than those specifically set forth in the notice of meeting and does not know of any matters to be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the Microtec Board.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                        ----
MENTOR GRAPHICS CORPORATION
  Independent Auditors' Report........................................................   F-2
  Consolidated Balance Sheets as of December 31, 1994 and 1993........................   F-3
  Consolidated Statements of Operations for the years ended December 31, 1994, 1993
     and 1992.........................................................................   F-4
  Consolidated Statements of Stockholders' Equity for the years ended December 31,
     1994, 1993 and 1992..............................................................   F-5
  Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1993
     and 1992.........................................................................   F-6
  Notes to Consolidated Financial Statements..........................................   F-7
  Consolidated Balance Sheets as of September 30, 1995 (unaudited) and December 31,
     1994.............................................................................  F-21
  Consolidated Statements of Operations for the nine months ended September 30, 1995 and 1994 (unaudited).............................................................  F-22
  Consolidated Statements of Cash Flows for the nine months ended September 30, 1995 and 1994 (unaudited).............................................................  F-23
  Notes to Unaudited Consolidated Financial Statements................................  F-24
MICROTEC RESEARCH, INC.
  Independent Auditors' Report........................................................  F-27
  Consolidated Balance Sheets as of March 31, 1995 and 1994...........................  F-28
  Consolidated Statements of Operations for the years ended March 31, 1995, 1994 and
     1993.............................................................................  F-29
  Consolidated Statements of Stockholders' Equity for the years ended March 31, 1995,
     1994 and 1993....................................................................  F-30
  Consolidated Statements of Cash Flows for the years ended March 31, 1995, 1994 and
     1993.............................................................................  F-31
  Notes to Consolidated Financial Statements..........................................  F-32
  Condensed Consolidated Balance Sheets as of September 30, 1995 (unaudited) and March
     31, 1995 (derived from audited information)......................................  F-41
  Condensed Consolidated Statements of Operations for the six months ended September
     30, 1995 and 1994 (unaudited)....................................................  F-42
  Condensed Consolidated Statements of Cash Flows for the six months ended September
     30, 1995 and 1994 (unaudited)....................................................  F-43
  Notes to Condensed Consolidated Financial Statements................................  F-44

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
  Mentor Graphics Corporation:

     We have audited the accompanying consolidated balance sheets of Mentor Graphics Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mentor Graphics Corporation and subsidiaries as of December 31, 1994, and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

     As discussed in Notes 1 and 4, to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in 1994 and SFAS No. 109, "Accounting for Income Taxes" in 1993.

                                          KPMG Peat Marwick LLP

Portland, Oregon
January 31, 1995

                          MENTOR GRAPHICS CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                          AS OF DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1993
                                                                         --------     --------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................................  $130,676     $ 95,958
  Short-term investments...............................................     7,180       13,610
  Trade accounts receivable, net of allowance for doubtful accounts of
     $2,847 in 1994 and $3,928 in 1993.................................    82,285       72,655
  Other receivables....................................................     4,853        4,167
  Inventory............................................................       856        2,299
  Prepaid expenses and other...........................................    12,156        9,399
                                                                         --------     --------
          Total current assets.........................................   238,006      198,088
PROPERTY, PLANT AND EQUIPMENT, Net (notes 5 and 8).....................    97,701      104,912
CASH AND INVESTMENTS, LONG-TERM (notes 8)..............................    30,000       30,000
OTHER ASSETS (note 6)..................................................    28,090       20,584
                                                                         --------     --------
          Total assets.................................................  $393,797     $353,584
                                                                         ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings (notes 7 and 8)................................  $  8,450     $  6,364
  Accounts payable.....................................................    11,570       10,637
  Income taxes payable (note 4)........................................    12,793        9,974
  Accrued payroll and related liabilities..............................    19,469       14,162
  Accrued restructure costs............................................    11,897       28,374
  Accrued and other liabilities........................................    17,399       14,603
  Deferred revenue.....................................................    17,649       17,638
                                                                         --------     --------
          Total current liabilities....................................    99,227      101,752
LONG-TERM DEBT (note 8)................................................    53,625       54,321
OTHER LONG-TERM DEFERRALS..............................................     1,877        1,800
                                                                         --------     --------
          Total liabilities............................................   154,729      157,873
                                                                         --------     --------
STOCKHOLDERS' EQUITY: (notes 9 and 10)
  Common stock, no par value, authorized 100,000 shares; 51,350 and
     47,659 issued and outstanding for 1994 and 1993, respectively.....   254,271      243,951
  Incentive stock, no par value, authorized 1,200 shares; none
     issued............................................................        --           --
  Accumulated deficit..................................................   (27,877)     (55,779)
  Foreign currency translation adjustment..............................    12,674        7,539
                                                                         --------     --------
          Total stockholders' equity...................................   239,068      195,711
                                                                         --------     --------
COMMITMENTS AND CONTINGENCIES (note 11)
          Total liabilities and stockholders' equity...................  $393,797     $353,584
                                                                         ========     ========

          See accompanying notes to consolidated financial statements.

                          MENTOR GRAPHICS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1994         1993         1992
                                                             --------     --------     --------
REVENUES:
  System and software......................................  $187,117     $191,180     $212,397
  Service and support......................................   161,177      148,595      138,369
                                                             --------     --------     --------
          Total revenues...................................   348,294      339,775      350,766
                                                             --------     --------     --------
COST OF REVENUES:
  System and software......................................    36,757       52,301       81,993
  Service and support......................................    70,063       67,891       70,975
                                                             --------     --------     --------
          Total cost of revenues...........................   106,820      120,192      152,968
                                                             --------     --------     --------
          Gross margin.....................................   241,474      219,583      197,798
                                                             --------     --------     --------
OPERATING EXPENSES:
  Research and development (note 6)........................    72,484       77,598       73,947
  Marketing, general, and administration...................   137,310      146,577      151,683
  Restructure costs (note 2)...............................    (6,045)      24,800       12,900
  Merger related charges (note 3)..........................     9,265           --           --
                                                             --------     --------     --------
          Total operating expenses.........................   213,014      248,975      238,530
                                                             --------     --------     --------
OPERATING INCOME (LOSS)....................................    28,460      (29,392)     (40,732)
  Other income (expense), net (note 12)....................     2,452         (257)      (7,539)
                                                             --------     --------     --------
     Income (loss) before income taxes.....................    30,912      (29,649)     (48,271)
                                                             --------     --------     --------
  Provision for income taxes (note 4)......................     3,375        2,424        2,590
                                                             --------     --------     --------
     Net Income (loss).....................................  $ 27,537     $(32,073)    $(50,861)
                                                             ========     ========     ========
     Net Income (loss) per common and
       common equivalent share.............................  $    .53     $   (.69)    $  (1.13)
                                                             ========     ========     ========
  Weighted average number of common and common equivalent
     shares outstanding....................................    52,120       46,410       45,142
                                                             ========     ========     ========

          See accompanying notes to consolidated financial statements.

                          MENTOR GRAPHICS CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              FOREIGN
                                             COMMON              RETAINED    CURRENCY         TOTAL
                                             STOCK               EARNINGS   TRANSLATION   STOCKHOLDER'S
                                             SHARES    AMOUNT    (DEFICIT)  ADJUSTMENT       EQUITY
                                             ------   --------   --------   -----------   -------------
Balance at December 31, 1991...............  43,595   $215,043   $ 46,272     $ 6,352       $ 267,667
Stock issued under stock option and stock
  purchase plans...........................  2,002      16,074         --          --          16,074
Compensation related to nonqualified stock
  options granted (note 10)................     --         237         --          --             237
Foreign currency translation adjustment....     --          --         --        (885)           (885)
Net loss...................................     --          --    (50,861)         --         (50,861)
Cash dividends ($.24 per common share
  outstanding).............................     --          --    (10,826)         --         (10,826)
                                             ------   --------   --------     -------        --------
Balance at December 31, 1992...............  45,597    231,354    (15,415)      5,467         221,406
Stock issued under stock option and stock
  purchase plans...........................  1,641      10,672         --          --          10,672
Stock issued for acquisition of business
  (note 3).................................    421         507         --          --             507
Compensation related to nonqualified stock
  options granted (note 10)................     --       1,418         --          --           1,418
Foreign currency translation adjustment....     --          --         --       2,072           2,072
Net loss...................................     --          --    (32,073)         --         (32,073)
Cash dividends ($.18 per common share
  outstanding).............................     --          --     (8,291)         --          (8,291)
                                             ------   --------   --------     -------        --------
Balance at December 31, 1993...............  47,659    243,951    (55,779)      7,539         195,711
Stock issued under stock option and stock
  purchase plans...........................  1,248      10,205         --          --          10,205
Stock issued for acquisition of business
  (note 3).................................  2,443           1        899          --             900
Compensation related to nonqualified stock
  options granted (note 10)................     --         114         --          --             114
Foreign currency translation adjustment....     --          --         --       5,135           5,135
Change in value of trading securities......     --          --      1,812          --           1,812
Net Income.................................     --          --     27,537          --          27,537
Cash distribution..........................     --          --     (2,346)         --          (2,346)
                                             ------   --------   --------     -------        --------
Balance at December 31, 1994...............  51,350   $254,271   $(27,877)    $12,674       $ 239,068
                                             ======   ========   ========     =======        ========

          See accompanying notes to consolidated financial statements.

                          MENTOR GRAPHICS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    YEAR ENDED DECEMBER 31,
                                                                 ------------------------------
                                                                   1994       1993       1992
                                                                 --------   --------   --------
OPERATING CASH FLOWS:
  Net Income (loss)............................................  $ 27,537   $(32,073)  $(50,861)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation and amortization of property, plant and
       equipment...............................................    24,687     27,600     25,750
     Deferred taxes............................................      (290)      (259)     2,512
     Amortization of other assets..............................     7,428      8,217      8,743
     Amortization of nonqualified stock options................       114      1,418        237
     Write-down of assets -- in-process R&D....................     8,265         --         --
     Write-down of assets -- other.............................        --        812      6,088
  Changes in operating assets and liabilities:
     Trade accounts receivable.................................    (4,921)     2,788     23,490
     Inventory.................................................        46      7,771     13,934
     Prepaid expenses and other assets.........................    (1,782)     6,623      9,409
     Accounts payable..........................................    (1,596)    (5,845)    (9,383)
     Accrued liabilities.......................................   (11,345)    16,634     (8,078)
     Other liabilities and deferrals...........................     2,254     (8,397)    (8,231)
                                                                 --------   --------   --------
          Net cash provided by operating activities............    50,397     25,289     13,610
                                                                 --------   --------   --------
INVESTING CASH FLOWS:
     Net maturities of short-term investments..................     6,430     23,161     28,831
     Purchases of property, plant and equipment................   (14,327)   (22,790)   (18,784)
     Capitalization of software development costs..............    (5,156)    (3,609)    (6,120)
     Development of corporate facilities.......................        --       (355)    (4,655)
     Purchase of business......................................   (10,050)        --         --
     Purchases of technology...................................    (1,700)        --         --
                                                                 --------   --------   --------
          Net cash used by investing activities................   (24,803)    (3,593)      (728)
                                                                 --------   --------   --------
FINANCING CASH FLOWS:
     Proceeds from issuance of common stock....................    10,205     11,179     16,074
     Proceeds (repayment) of short-term borrowings.............      (367)       (89)     1,222
     Proceeds (repayment) of long-term debt....................    (1,936)      (937)     5,176
     Cash distribution.........................................    (2,346)        --         --
     Adjustment for pooling of interests.......................       899         --         --
     Dividends paid to stockholders............................        --     (8,291)   (10,826)
     Increase in cash and investments, long-term...............        --         --    (30,000)
                                                                 --------   --------   --------
          Net cash provided (used) by financing activities.....     6,455      1,862    (18,354)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS...     2,669        388       (992)
                                                                 --------   --------   --------
NET CHANGE IN CASH AND CASH EQUIVALENTS........................    34,718     23,946     (6,464)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD...............    95,958     72,012     78,476
                                                                 --------   --------   --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.....................  $130,676   $ 95,958   $ 72,012
                                                                 ========   ========   ========

          See accompanying notes to consolidated financial statements.

                          MENTOR GRAPHICS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  All numerical references in thousands, except percentages and per share data

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the financial statements of Mentor Graphics Corporation and its wholly owned and majority-owned subsidiaries (the Company). All significant intercompany accounts and transactions are eliminated in consolidation.

  Foreign Currency Translation

     Local currencies are the functional currencies for the Company's foreign subsidiaries except for the Netherlands and Singapore where the U.S. dollar is used as the functional currency. Assets and liabilities of foreign operations are translated to U.S. dollars at current rates of exchange, and revenues and expenses are translated using weighted average rates. Gains and losses from foreign currency translation are included as a separate component of stockholders' equity. Foreign currency transaction gains and losses are included as a component of other income and expense (note 12).

  Financial Instruments

     The Company enters into forward foreign exchange contracts as a hedge against foreign currency sales commitments. To hedge its foreign currency against highly anticipated sales transactions, the Company also purchases foreign exchange options which permit but do not require foreign currency exchanges at a future date with another party at a contracted exchange price. Remeasurement gains and losses on forward and option contracts are deferred and recognized when the sale occurs. All subsequent remeasurement gains and losses are recognized as they occur to offset remeasurement gains and losses recognized on the related foreign currency accounts receivable balances. At December 31, 1994 and 1993 the Company had forward contracts and options outstanding of $25,825 and $13,847, respectively, to primarily sell various foreign currencies. These contracts generally have maturities which do not exceed twelve months. At December 31, 1994, the recorded value and the fair value of the Company's foreign exchange position related to these contracts was approximately zero. The fair value of these contracts was calculated based on dealer quotes. The Company does not anticipate non-performance by the counterparties to these contracts.

     The fair market value of the Company's long-term debt approximates its carrying value as the interest rates on borrowings are floating rate based. The Company has entered into an interest rate swap agreement to manage exposure to interest rate fluctuations. The differential to be paid or received is accrued and is recognized over the life of the agreement as an adjustment to interest expense. The Company would incur a cost of approximately $994 to terminate its interest rate swap agreement as of December 31, 1994. This cost is based on dealer quotes taking into consideration current interest rates and the current creditworthiness of the counterparties (note 8).

     The Company places its cash equivalents and short-term investments with major banks and financial institutions. The investment policy limits the Company's credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersion across different businesses and geographic areas. The carrying amounts of cash equivalents, short-term investments, trade receivables, accounts payable, and short term borrowings approximate fair value because of the short-term nature of these instruments.

     In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Statement No. 115 requires reporting of investments as either held to maturity, available for sale or trading. The Company owns common stock and common stock warrants of an independent public company with an original carrying cost of

                          MENTOR GRAPHICS CORPORATION

$0 and a market value of $1,812 as of December 31, 1994. Under Statement No. 115, the securities have been classified as available for sale, which requires the difference between original carrying cost and market value to be recognized. This difference is included on the consolidated balance sheet in prepaid and other assets and as a reduction of the same amount in accumulated deficit. No other investments owned by the Company are materially impacted by provisions of this Statement as the underlying carrying values approximate market.

  Cash, Cash Equivalents, and Short-Term Investments

     The Company classifies highly liquid investments purchased with an original maturity of three months or less as cash equivalents. As of December 31, 1994 and 1993, the Company held $50,990 and $35,614, respectively of short term securities under agreements to resell on January 1, 1994 and 1995, respectively. Due to the short-term nature of these investments, the Company did not take possession of the securities which were instead held in the Company's account at Smith Barney Inc. The Company does not believe it is exposed to any significant credit or market risk on cash and cash equivalent balances.

     Short-term investments consist of certificates of deposit, commercial paper and other highly liquid investments with original maturities in excess of three months. These investments mature primarily in less than one year.

  Property, Plant and Equipment

     Property, plant and equipment is stated at cost and consists of land and improvements, buildings and building equipment, computer equipment and furniture, leasehold improvements, and service spare parts (note 5). Expenditures for additions to property, plant and equipment are capitalized. The cost of repairs and maintenance is expensed as incurred. Depreciation of buildings and building equipment, and land improvements, is computed on a straight-line basis over lives of forty and twenty years, respectively. Depreciation of computer equipment and furniture is computed principally on a straight-line basis over the estimated useful lives of the assets, generally three to five years. Leasehold improvements are amortized on a straight-line basis over the lesser of the term of the lease or estimated useful lives of the improvements. Service spare parts are amortized on a straight-line basis over their estimated useful lives, generally four years.

  Income Taxes

     Effective January 1, 1993, the Company adopted Statement No. 109, "Accounting for Income Taxes." Statement No. 109 requires a change from the deferred method under APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts and tax balances of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. The cumulative effect of that change in the method for accounting for income taxes was not material to the Company's financial statements, and is therefore not disclosed separately in the Consolidated Statement of Operations for the year ending December 31, 1993.

     Pursuant to the deferred method under APB Opinion 11, which was applied in 1992 and prior years, deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable for the year of calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

                          MENTOR GRAPHICS CORPORATION

  Revenue Recognition

     Revenues from system sales and software licenses are recognized at the time of shipment. Contract service revenues are billed in advance and recorded as deferred revenue. Service revenues are then recognized ratably over the contractual period as the services are performed. Training and consulting revenues are recognized as the related services are performed. Custom design and software porting revenues are recognized using the percentage of completion method or as contract milestones are achieved.

  Software Development Costs


     The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." The Company capitalizes certain costs incurred in the production of computer software once technological feasibility of the product to be marketed has been established. Capitalization of these costs ceases when the product is considered available for general release to customers. Costs incurred prior to technological feasibility, including amounts attributable to in-process research and development in business acquisitions, are expensed as research and development costs.



     Amortization of capitalized software development costs is calculated as the greater of the ratio that the current product revenues bear to estimated future revenues or the straight-line method over the expected product life cycle of approximately three years. Amortization is included in system and software cost of revenues in the Consolidated Statements of Operations.


  Net Income (Loss) per Common and Common Equivalent Share

     For 1994, net income per common and common equivalent share was calculated on the basis of the weighted average number of common shares outstanding plus dilutive common stock equivalents related to stock options outstanding. For 1993 and 1992, net loss per common and common equivalent share was calculated using only the weighted average of common shares outstanding. Common stock equivalents related to stock options are anti-dilutive in a net loss situation and, therefore, were not included in 1993 and 1992.

  Reclassifications

     Certain reclassifications have been made in the accompanying consolidated financial statements for 1992 and 1993 to conform with the 1994 presentation.

2.  RESTRUCTURING

     During 1994, the Company recorded a gross restructure credit of $10,045. This credit was the result of reduced estimates for the costs of executing certain elements of the 1993 restructure plan, and cancellation of certain actions, and was partially offset by an accrual of $4,000 associated with new restructure activities approved by management during the year. The new restructure costs in 1994 are limited to severance and write-offs of excess equipment and intangible software technology related to discontinued product development activities. Reductions in the estimated costs and cancellation of certain actions were realized primarily due to greater than anticipated employee attrition, which allowed the Company to achieve its cost reduction plan with lower severence costs. In addition, the reduction in costs reflects lower than anticipated severance costs overseas.

     In December 1993, the Company recorded a charge of $24,800 associated with a restructuring plan aimed at reducing operating expenses by streamlining and reorganizing company operations. These costs consisted primarily of direct costs related to the severance and relocation of employees facilities closure, and write-offs of obsolete equipment and intangible software technology assets.

     Restructuring costs of $12,900 were recognized in 1992. Restructuring costs included direct costs related to the severance and relocation of employees, consolidation of facilities, and write-offs of intangible software technology assets related to discontinued product lines. The result was to significantly reduce operating costs of administration, distribution, and sales.

                          MENTOR GRAPHICS CORPORATION

     Following is a summary of the major elements of the restructure charges:

                                                               YEAR ENDED DECEMBER 31,
                                                           --------------------------------
                                                             1994        1993        1992
                                                           --------     -------     -------
    Employee severance and relocation....................  $  2,430     $19,400     $ 5,700
    Asset write-offs and product discontinuance costs....     1,570       2,300       6,435
    Facilities closure and consolidation.................        --       4,300       1,800
    Reversal of accrued restructure costs................   (10,045)     (1,400)     (1,600)
    Other................................................        --         200         565
                                                           --------     -------     -------
              Total......................................  $ (6,045)    $24,800     $12,900
                                                           ========     =======     =======

3.  BUSINESS AQUISITIONS

     On September 30, 1994, the Company completed the acquisition of Anacad Electrical Engineering Software GmbH (Anacad). Anacad is primarily engaged in developing, marketing and supporting analog and mixed signal simulation and optimization software for the integrated circuit and printed circuit board markets of the electronic design automation (EDA) industry. Anacad's product offerings are complementary to the Company's current broad line of EDA tools and systems. The total purchase price of $12,000 was financed with cash of $10,050 and the issuance of a short-term obligation classified under accrued liabilities totalling $1,950.

     The acquisition was accounted for as a purchase, and therefore, the consolidated balance sheet of Anacad has been included in the accompanying Consolidated Balance sheets as of December 31, 1994. The cost of the acquisition was allocated on the basis of estimated fair value of the assets and liabilities assumed. This allocation resulted in a charge for in-process R&D of $8,265, goodwill capitalization of $2,897 and technology capitalization of $4,735. The charge for in-process R&D was a result of allocating a portion of the acquisition cost to Anacad's in-process product development that had not reached technological feasibility. The goodwill costs will be amortized over a three year period to R&D expense primarily to recognize the value of the development work-force acquired. The technology costs will be amortized over a three year period to system and software cost of revenues. Financial results subsequent to the acquisition date have been included in the Consolidated Statements of Operations and Cash Flows. The separate operational results of Anacad were not material compared to the Company's overall results of operations, and accordingly pro-forma financial statements of the combined entities have been omitted.


     On November 30, 1994, the Company issued 2,443 shares of its common stock for all outstanding common stock of Model Technology Incorporated (MTI). MTI is a developer of VHDL simulation point tools using direct compile technology to design and test application specific integrated circuits. The Company accounted for this transaction as a pooling of interests. The balance sheet of MTI is included in the accompanying Consolidated Balance Sheets as of December 31, 1994 and MTI's results of operations are included in the accompanying Consolidated Statement of Operations for all of 1994. The Company's prior year financial statements were not restated due to the relative materiality of MTI's separate financial statements for 1993 and 1992. Merger costs of $1,000 were paid by MTI for consulting services rendered to facilitate negotiation of the various components of the merger agreement. Also, cash distributions of $2,346 were paid in 1994 by MTI to its shareholders in the normal course of S-Corporation business prior to the Company's November 30, 1994 acquisition.


     On December 1, 1993, the Company issued 421 shares of its common stock for all outstanding common and preferred stock of CheckLogic Systems, Inc. (CheckLogic). In addition, up to 35 common shares were reserved for issuance with respect to CheckLogic employee stock options outstanding. CheckLogic is a developer of automatic test pattern generation point tools used to test designs of application specific integrated circuits. The Company accounted for this transaction as a pooling of interests, and the financial results for the year ended December 31, 1993 include the accounts of CheckLogic. The separate financial results of

                          MENTOR GRAPHICS CORPORATION

CheckLogic prior to the acquisition were not material, and accordingly the consolidated financial statements for 1992 were not restated.

4.  INCOME TAXES

     Domestic and foreign pre-tax income (loss) is as follows:

                                                               YEAR ENDED DECEMBER 31,
                                                          ---------------------------------
                                                           1994         1993         1992
                                                          -------     --------     --------
    Domestic............................................  $ 6,279     $(23,682)    $(41,322)
    Foreign.............................................   24,633       (5,967)      (6,949)
                                                          -------     --------     --------
              Total.....................................  $30,912     $(29,649)    $(48,271)
                                                          =======     ========     ========

     The provision (benefit) for income taxes is as follows:

                                                           1994         1993         1992
                                                          -------     --------     --------
    Current:
      Federal...........................................  $  (435)    $     --     $ (1,141)
      State.............................................       63         (162)         138
      Foreign...........................................    4,033        2,041        1,081
                                                          -------     --------     --------
                                                            3,661        1,879           78
    Deferred:
      Federal...........................................     (347)         655          102
      Foreign...........................................       57         (110)       2,410
                                                          -------     --------     --------
                                                             (290)         545        2,512
                                                          -------     --------     --------
              Total.....................................  $ 3,375     $  2,424     $  2,590
                                                          =======     ========     ========

     The effective tax (benefit) rate differs from the Federal statutory rate as follows:

                                                                   YEAR ENDED DECEMBER 31,
                                                                  -------------------------
                                                                  1994      1993      1992
                                                                  -----     -----     -----
    Federal statutory tax (benefit) rate........................     35%    (35.0)%   (34.0)%
    State taxes, net of Federal tax benefits....................    3.5      (2.3)      0.3
    Foreign tax rate differential...............................    9.2       8.0       0.3
    Losses from foreign subsidiaries............................    6.4       0.6       7.7
    Unrealized benefit of net operating loss carryforwards......     --        --      26.9
    Adjustment of deferred tax assets due to net operating
      loss......................................................     --        --       4.2
    Adjustment of beginning of year balance of deferred tax
      assets and liabilities for settlement of Federal income
      tax obligations...........................................     --       2.5        --
    Income of acquired S corporation not subject to income
      tax.......................................................   (2.9)       --         0
    Change in valuation allowance for deferred tax assets.......  (39.7)     29.5         0
    Other, net..................................................   (0.6)      4.9         0
                                                                  -----     -----     -----
    Effective tax rate..........................................   10.9%      8.2%      5.4%
                                                                  =====     =====     =====

                          MENTOR GRAPHICS CORPORATION

     The significant components of deferred income tax expense are as follows:

                                                                      YEAR ENDED DECEMBER
                                                                              31,
                                                                      --------------------
                                                                        1994        1993
                                                                      --------     -------
    Net changes in deferred tax assets and liabilities..............  $ 11,992     $(8,205)
    Increase(decrease) in beginning-of-year balance of the valuation
      allowance for deferred tax assets.............................   (12,282)      8,750
                                                                      --------     -------
              Total.................................................  $   (290)    $   545
                                                                      ========     =======

     For the year ended December 31, 1992, deferred income tax expense was $2,512, resulting from timing differences in the recognition of income and expense for income tax and financial reporting purposes.

     The sources and tax effects of those timing differences are presented below:

                                                                                 AS OF
                                                                              DECEMBER 31,
                                                                                  1992
                                                                              ------------
    Depreciation............................................................    $  1,198
    Inventory valuation adjustments.........................................         556
    Accrued vacation and other compensation.................................         822
    Other asset valuation adjustments.......................................         413
    Capitalization of software development costs............................        (152)
    Customer service accruals...............................................         901
    Accrued restructure costs...............................................        (292)
    Adjustment of deferred tax assets due to net operating loss.............      (1,296)
    Other, net..............................................................         362
                                                                                 -------
              Total.........................................................    $  2,512
                                                                                 =======

                          MENTOR GRAPHICS CORPORATION

     The tax effects of temporary differences and carryforwards which gave rise to significant portions of deferred tax assets and liabilities were as follows:

                                                                      AS OF DECEMBER 31,
                                                                     ---------------------
                                                                       1994         1993
                                                                     --------     --------
    Deferred tax assets:
      Property and equipment, principally due to differences in
         depreciation and capitalized interest.....................  $  2,032     $    810
    Inventories, principally due to adjustments to lower of cost or
      market.......................................................       494        3,358
    Accounts receivable, principally due to allowance for doubtful
      accounts.....................................................       836        1,241
    Compensated absences and other compensation, principally due to
      accrual for financial reporting purposes.....................     3,730        3,105
    Restructure costs, principally due to accrual for financial
      reporting purposes...........................................     4,480        9,642
    Net operating loss carryforwards...............................    23,567       29,576
    Tax credit carryforwards.......................................    11,153       11,523
    Other, net.....................................................     2,208        1,663
                                                                     --------     --------
      Total gross deferred tax assets..............................    48,500       60,918
                                                                     --------     --------
      Less valuation allowance.....................................   (46,213)     (58,495)
                                                                     --------     --------
      Net deferred tax assets......................................     2,287        2,423
    Deferred tax liabilities:
      Capitalization of software development costs for financial
         reporting purposes........................................    (3,208)      (3,634)
                                                                     --------     --------
    Net deferred tax liability.....................................  $   (921)    $ (1,211)
                                                                     ========     ========

     The Company has established a valuation allowance for certain current deferred tax assets, and net operating loss and tax credit carryforwards. Statement 109 requires that such a valuation allowance be recorded when it is more likely than not that some portion of the deferred tax assets will not be realized. The portion of the valuation allowance for deferred tax assets for which subsequently recognized tax benefits will be applied directly to contributed capital is $10,650 as of December 31, 1994. This amount was primarily attributable to differences between financial and tax reporting of employee stock option transactions. During 1994, the valuation allowance decreased by $12,282, of which $6,404 related to the realization of net operating loss carry forwards. The valuation allowance as of January 1, 1993 was $49,745. The net increase in the valuation allowance for the year ended December 31, 1993 was $8,750.

     As of December 31, 1994, the Company has net operating loss carryforwards for income tax purposes of approximately $53,726. Such carryforwards will expire from 1998 to 2009 if not used by the Company to reduce income taxes payable in future periods.

     As of December 31, 1994 the Company has research and experimentation tax credits available totaling approximately $11,153. These tax credits are applicable against Federal tax liabilities from 1994 through 2008 subject to various limitations under current tax law.

     The Company has not provided for Federal income taxes on approximately $85,291 of undistributed earnings of foreign subsidiaries at December 31, 1994, since these earnings have been invested indefinitely in subsidiary operations. Upon repatriation, some of these earnings would generate foreign tax credits which will reduce the Federal tax liability associated with any future foreign dividend.

     The Company has settled its Federal income tax obligations through 1991. The Company believes the provisions for income taxes for years since 1991 are adequate.

                          MENTOR GRAPHICS CORPORATION

5.  PROPERTY, PLANT AND EQUIPMENT

     A summary of property, plant and equipment follows:

                                                                      AS OF DECEMBER 31,
                                                                    ----------------------
                                                                      1994          1993
                                                                    ---------     --------
    Computer equipment and furniture..............................  $ 135,723     $121,975
    Buildings and building equipment..............................     53,365       53,326
    Land and improvements.........................................     14,641       14,641
    Leasehold improvements........................................      9,577        9,613
    Service spare parts...........................................      4,953        3,857
                                                                    ---------     --------
                                                                      218,259      203,412
    Less accumulated depreciation and amortization................   (120,558)     (98,500)
                                                                    ---------     --------
    Property, plant and equipment, net............................  $  97,701     $104,912
                                                                    =========     ========

     On January 20, 1993, the Company entered into an agreement to lease a portion of its headquarters site in Wilsonville, Oregon. Under terms of the five-year agreement, approximately 150 square feet of space was made available to a third party on a firm take-down schedule. The agreement results in rental payments of $3,252 over the remaining term of the lease.

6.  OTHER ASSETS

     A summary of other assets follows:

                                                                       AS OF DECEMBER 31,
                                                                       -------------------
                                                                        1994        1993
                                                                       -------     -------
    Software development costs, net..................................  $ 8,021     $ 9,085
    Long-term deposits...............................................    6,220       5,613
    Purchased technology, net........................................    5,781         106
    Goodwill.........................................................    2,655          --
    Investment in real estate........................................    2,935       2,935
    Long-term receivables............................................    2,316       2,453
    Other............................................................      162         392
                                                                       -------     -------
              Total..................................................  $28,090     $20,584
                                                                       =======     =======


     The Company capitalized software development costs amounting to $5,156, $3,609, and $6,120 in 1994, 1993, and 1992, respectively. Related amortization expense of $6,220, $7,449, and $5,875 was recorded for the years ended December 31, 1994, 1993, and 1992, respectively.


     Purchased technology is carried at cost and is amortized over the estimated economic life of the technology, generally three years. Related amortization expense of $760, $565, and $636 was recorded for the years ended December 31, 1994, 1993, and 1992, respectively. The 1994 Anacad acquisition resulted in goodwill capitalization of $2,897 and technology capitalization of $4,735. In addition, other purchased technology totalling $1,700 was acquired in 1994.

     During 1993 and 1992, certain purchased technology and software development costs were written off due to product discontinuance resulting from the December 1993 and August 1992 restructurings. These write-offs, combined with write-downs of certain other software development, prepaid royalty, and purchased technology costs to net realizable value, totaled $812 and $1,005 in 1993 and 1992, respectively.

                          MENTOR GRAPHICS CORPORATION

7.  SHORT-TERM BORROWINGS

     Short-term borrowings represent drawings by subsidiaries under multi-currency unsecured credit agreements and the current portion of long-term debt. Interest rates are generally based on the applicable country's prime lending rate depending on the currency borrowed. The Company has available lines of credit of approximately $23,574 as of December 31, 1994. Certain agreements require compensatory balances which the Company has met.

8.  LONG-TERM DEBT

     Long-term debt is comprised of the following:

                                                                       AS OF DECEMBER 31,
                                                                       -------------------
                                                                        1994        1993
                                                                       -------     -------
    Revolving term credit facility...................................  $54,160     $55,000
    Bank note........................................................       --       2,681
    Other............................................................      305         161
                                                                       -------     -------
                                                                        54,465      57,842
    Less current portion.............................................     (840)     (3,521)
                                                                       -------     -------
              Total..................................................  $53,625     $54,321
                                                                       =======     =======

     Effective December 31, 1992, the Company amended its committed credit facility with First Interstate Bank of Oregon, N.A. Under terms of the amendment, the revolving credit facility remains in effect until July 2000 and the commitment level was established at $55,000. Interest on borrowings under the credit facility remain floating rate based. Borrowings are collateralized by cash and investments of $30,000 and a trust deed on the Company's headquarters site in Wilsonville, Oregon of $25,000. The amendment requires commitment reductions of $840 annually which began in July 1994, therefore the debt was reduced by $840 in 1994. Also, $840 of the debt is classified as current in short-term borrowings on the Consolidated Balance Sheets as of December 31, 1994 and 1993.

     In conjunction with the loan amendment, the Company also modified its interest rate swap agreement with First Interstate Bank of Oregon, N.A., reducing the notional amount from $50,000 to $17,500 without any negative financial impact. The interest rate swap agreement effectively converts floating rates on $17,500 of borrowings to a fixed rate of 9.55% until expiration of the agreement in January 2000. The amendment allowed the Company to move $32,500 of 9.55% fixed rate borrowings to more favorable floating rates. The average floating interest rate as of December 31, 1994 was approximately 5%. While the Company may be exposed to credit risk in the event of nonperformance by the counterparty to the interest rate swap agreement, the risk of incurring losses due to nonperformance by the counterparty is considered remote.

     During 1992, the Company's Japanese subsidiary borrowed 300 million Yen ($2,681 at December 31, 1993 exchange rates) from a local bank to finance its local operations. The interest rate on these borrowings was floating rate based with a cap of 5.95%. The effective rate on these borrowings during 1994 was approximately 2%. The entire bank note was paid off on July 20, 1994.

9.  INCENTIVE STOCK PLAN

     The Board of Directors has the authority to issue incentive stock in one or more series and to determine the relative rights and preferences of the incentive stock (note 10). The incentive stock is convertible into common stock upon attainment of specified objectives or upon the occurrence of certain events to be determined by the Board of Directors.

                          MENTOR GRAPHICS CORPORATION

10.  EMPLOYEE STOCK AND SAVINGS PLAN

     The Company has five stock option plans. The three common stock option plans provide for the granting of incentive and nonqualified stock options to key employees, officers, and non-employee directors of the Company and its subsidiaries.

     The three stock option plans are administered by the Compensation Committee of the Board of Directors, and permit accelerated vesting of outstanding options upon the occurrence of certain changes in control of the Company.

     The Company also has a stock plan which provides for the sale of common stock to key employees of the Company and its subsidiaries. Shares can be awarded under the plan at no purchase price as a stock bonus and the stock plan also provides for the granting of nonqualified stock options.

     In addition, the Company has an incentive stock option plan and has reserved 600 shares of incentive stock for issuance. No options have been granted under this plan.

     Options under all five plans generally become exercisable over a four to five-year period from the date of grant or from the commencement of employment at prices generally not less than the fair market value at the date of grant. The excess of the fair market value of the shares at the date of grant over the option price, if any, is charged to operations ratably over the vesting period. At December 31, 1994, options for 2,949 shares were exercisable, 19,810 shares were reserved for issuance and 3,549 shares were available for future grant. Stock options outstanding and transactions involving the stock option plans are summarized as follows:

                                                                  SHARES     PRICE PER SHARE
                                                                  ------     ---------------
    Balance at December 31, 1992................................   6,576      $ .21 - $19.76
    Granted.....................................................   1,180         .07 - 12.63
    Exercised...................................................  (1,021)        .21 - 13.00
    Canceled....................................................    (848)       4.95 - 18.13
                                                                  ------
    Balance at December 31, 1993................................   5,887         .07 - 19.76
    Granted.....................................................     983        9.63 - 14.31
    Exercised...................................................    (780)        .07 - 13.00
    Canceled....................................................    (343)       6.00 - 14.63
                                                                  ------
    Balance at December 31, 1994................................   5,747       $ .07 - 19.76
                                                                  ======

     In October 1992, the Board of Directors adopted a resolution to offer employees holding incentive and nonqualified stock options for 5,840 shares the opportunity to exchange their existing options for nonqualified stock options. The exchange allowed employees to receive the same number of shares at $6.00 per share, the then current market price. The new options vest ratably over between two to five years, depending on the vesting status of exchanged options as of January 2, 1993. The offer was made because the Board of Directors believes lower-priced options provide a greater incentive to key employees and officers. Option holders elected to exchange options covering 3,808 shares.

     In May 1989, the shareholders adopted the 1989 Employee Stock Purchase Plan and reserved 1,400 shares for issuance. In April 1992, the shareholders amended the plan to reserve an additional 2,000 shares for issuance. Under the plan, each eligible employee may purchase up to six hundred shares of stock per quarter at prices no less than 85% of its fair market value determined at certain specified dates. Employees purchased 527 and 605 shares under the plans in 1994 and 1993, respectively. At December 31, 1994, 797 shares remain available for future purchase under the plan. The plan will expire upon either issuance of all shares reserved for issuance or at the discretion of the Board of Directors. There are no plans to terminate the plan at this time.

                          MENTOR GRAPHICS CORPORATION

     The Company has an employee savings plan (the Savings Plan) that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Savings Plan, participating U.S. employees may defer a portion of their pretax earnings, up to the Internal Revenue Service annual contribution limit. The Company currently matches 50% of eligible employee's contributions, up to a maximum of 6% of the employee's earnings. Employer matching contributions vest over 5 years, 20% for each year of service completed. The Company's matching contributions to the Savings Plan were $1,997, $1,896, and $1,989 in 1994, 1993, and 1992, respectively.

11.  COMMITMENTS

     The Company leases a majority of its field office facilities under noncancellable operating leases. In addition, the Company leases certain equipment used in its research and development activities. This equipment is generally leased on a month-to-month basis after meeting a six-month lease minimum.

     The Company rents its Japanese facilities under a two year cancellable lease with a six month notice of cancellation. The total commitment under this cancellable lease, which expires in December 1996, is $6,256, of which the first six month's payments in 1995 of $1,564 are included in the schedule below. Future minimum lease payments under noncancellable operating leases are approximately as follows:

                                  ANNUAL PERIODS                             OPERATING
                                      ENDING                                   LEASE
                                   DECEMBER 31,                              PAYMENTS
        -------------------------------------------------------------------  ---------
          1995.............................................................   $ 9,270
          1996.............................................................     6,325
          1997.............................................................     5,198
          1998.............................................................     4,838
          1999.............................................................     4,624
        Later years........................................................    15,698
                  Total....................................................   $45,953

     Rent expense under operating leases was approximately $13,722, $16,776, and $16,156 for the years ending December 31, 1994, 1993, and 1992, respectively.

12.  OTHER INCOME (EXPENSE)

     Other income (expense) is comprised of the following:

                                                                YEAR ENDED DECEMBER 31,
                                                            -------------------------------
                                                             1994        1993        1992
                                                            -------     -------     -------
    Interest income.......................................  $ 4,953     $ 4,338     $ 5,284
    Interest expense......................................   (2,703)     (4,404)     (5,469)
    Foreign exchange gain.................................      177         247         297
    Contract settlement...................................       --          --      (6,150)
    Write-off of non-operating items......................       --          --      (1,148)
    Other, net............................................       25        (438)       (353)
                                                            -------     -------     -------
              Total.......................................  $ 2,452     $  (257)    $(7,539)
                                                            =======     =======     =======

                          MENTOR GRAPHICS CORPORATION

13.  SUPPLEMENTAL CASH FLOW INFORMATION

     The following provides additional information concerning supplemental disclosures of cash flow activities:

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1994       1993       1992
                                                              ------     ------     -------
    Cash paid (received) for:
      Interest expense, net of capitalized interest.........  $2,201     $4,042     $ 5,030
    Income taxes............................................  $2,840     $2,403     $(2,662)

     The Company owns common stock and common stock warrants of an independent public company with an original carrying cost of $0 and a market value of $1,812 as of December 31, 1994. This difference resulted in a non-cash increase on the consolidated balance sheet in prepaid and other assets and as a reduction of the same amount in accumulated deficit as of December 31, 1994.

14.  INDUSTRY AND GEOGRAPHIC INFORMATION

     The Company designs, manufactures, markets and supports electronic design automation (EDA) software for the integrated circuit (IC) and systems design markets. The Company provides a broad range of EDA tools developed either by the Company or together with third parties to support the entire electronic design process. The Company's software products enable engineers and designers to design, analyze, place and route, and test custom ICs, application specific ICs (ASICs), printed circuit boards, multichip modules and other electronic systems and subsystems. The Company's Falcon Framework software provides a common foundation for the Company's EDA software products. Falcon Framework software also allows for the integration of third party software tools developed by other commercial EDA vendors and by customers for their own internal use. The Company's products help customers reduce development time while producing innovative hardware products of high quality. In addition to software products, the Company's Professional Services Division offers consulting, support and training services to enhance customers' success in the design and manufacture of hardware products.

     Foreign operations consist of offices whose principal activities are the sale, distribution, service, and research and development of the Company's products. Foreign offices purchase the computer workstations on which the Company's software operates principally from suppliers located in each respective geographic area.

                          MENTOR GRAPHICS CORPORATION

     Intercompany transfers are accounted for at amounts generally above cost. Corporate expenses are general expenses which are not allocated to the operations of each geographic area. For the purposes of determining operating income, research and development and certain marketing expenses are allocated based on each region's percentage of total revenue contribution. Corporate assets are comprised of capital assets used in research and development activities, short-term investments, and cash and investments classified as long-term in the consolidated balance sheets. Geographic information for 1994, 1993 and 1992 is set forth in the table below.


    GEOGRAPHIC INFORMATION       N. AMERICA    EUROPE    ASIA-PACIFIC   ELIMINATIONS   CORPORATE   CONSOLIDATED
-------------------------------  ----------   --------   ------------   ------------   ---------   ------------
1994
Revenues from unaffiliated
  customers....................   $192,758    $ 88,593     $ 67,614      $     (671)   $      --     $348,294
Intercompany transfers.........      2,103       1,728       14,609         (18,440)          --           --
                                  --------    --------      -------       ---------     --------     --------
Total revenues.................   $194,861    $ 90,321     $ 82,223      $  (19,111)          --     $348,294
Operating income (loss)........   $ 21,419    $  6,885     $ 10,826      $    1,979    $ (12,649)    $ 28,460
                                  --------    --------      -------       ---------     --------     --------
Identifiable assets............   $200,082    $150,508     $ 66,111      $ (112,701)   $  89,797     $393,797
                                  ========    ========      =======       =========     ========     ========
1993
Revenues from unaffiliated
  customers....................   $184,303    $ 87,178     $ 68,294      $       --    $      --     $339,775
Intercompany transfers.........      1,282       5,016       20,948         (27,246)          --           --
                                  --------    --------      -------       ---------     --------     --------
Total revenues.................   $185,585    $ 92,194     $ 89,242      $  (27,246)   $      --     $339,775
Operating income (loss)........   $   (195)   $(14,564)    $  1,678      $   (2,939)   $ (13,372)    $(29,392)
                                  --------    --------      -------       ---------     --------     --------
Identifiable assets............   $152,514    $124,956     $ 64,271      $  (92,258)   $ 104,101     $353,584
                                  ========    ========      =======       =========     ========     ========
1992
Revenues from unaffiliated
  customers....................   $180,716    $ 99,481     $ 70,569      $       --    $      --     $350,766
Intercompany transfers.........      1,611      11,849       15,187         (28,647)          --           --
                                  --------    --------      -------       ---------     --------     --------
Total revenues.................   $182,327    $111,330     $ 85,756      $  (28,647)   $      --      350,766
Operating income (loss)........   $(21,151)   $ (7,267)    $    735      $   (1,538)   $ (11,511)    $(40,732)
                                  --------    --------      -------       ---------     --------     --------
Identifiable assets............   $164,614     116,174     $ 53,518      $  (60,471)   $ 104,730     $378,565
                                  ========    ========      =======       =========     ========     ========

                          MENTOR GRAPHICS CORPORATION

                        QUARTERLY FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                    QUARTER ENDED
                                                -----------------------------------------------------
                                                MARCH 31     JUNE 30     SEPTEMBER 30     DECEMBER 31
                                                --------     -------     ------------     -----------
1994
Total revenues................................  $85,299      $82,668       $ 83,543        $  96,784
Gross margin..................................  $59,234      $57,333       $ 57,526        $  67,381
Operating income..............................  $ 4,989      $ 5,466       $  4,753        $  13,252
Net income....................................  $ 4,612      $ 4,851       $  5,067        $  13,007
Net income per common and common equivalent
  share.......................................  $   .09      $   .09       $    .10        $     .25
1993
Total revenues................................  $82,639      $88,416       $ 84,950        $  83,770
Gross margin..................................  $52,371      $56,214       $ 56,378        $  54,620
Operating income (loss).......................  $(3,317 )    $   633       $  1,888        $ (28,596)
Net income (loss).............................  $(4,298 )    $   290       $  1,490        $ (29,555)
Net income (loss) per common and common
  equivalent share............................  $  (.09 )    $   .01       $    .03        $    (.63)

COMMON STOCK MARKET PRICE:

                                                                     QUARTER ENDED
                                                 -----------------------------------------------------
                                                 MARCH 31     JUNE 30     SEPTEMBER 30     DECEMBER 31
                                                 --------     -------     ------------     -----------
1994
  High.........................................  17$1/4       1$6 1/8       11$5/8           1$5 5/8
  Low..........................................  11$1/4        $  10         9$3/8           1$0 5/8
1993
  High.........................................    $ 11        $  12        11$1/2           1$5 1/2
  Low..........................................   7$7/8        $7 7/8        8$3/8            $  10

     The table above sets forth for the quarters indicated the high and low sales prices for the common stock as reported on the NASDAQ National Market System. As of December 31, 1994, the Company had 1,532 shareholders of record.

                          MENTOR GRAPHICS CORPORATION



                          CONSOLIDATED BALANCE SHEETS


                                 (IN THOUSANDS)



                                                                           AS OF          AS OF
                                                                       SEPTEMBER 30,   DECEMBER 31,
                                                                           1995           1994
                                                                       -------------  -------------
                                                                        (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........................................    $ 154,419       $130,676
  Short-term investments.............................................       31,425          7,180
  Trade accounts receivable, net.....................................       76,755         82,285
  Other receivables..................................................        2,772          4,853
  Prepaid expenses and other.........................................       13,253         13,012
                                                                          --------       --------
          Total current assets.......................................      278,624        238,006
PROPERTY, PLANT AND EQUIPMENT, NET...................................       94,442         97,701
CASH AND INVESTMENTS, LONG-TERM......................................       30,000         30,000
OTHER ASSETS.........................................................       29,436         28,090
                                                                          --------       --------
          Total assets...............................................    $ 432,502       $393,797
                                                                          ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings..............................................    $   8,815       $  8,450
  Accounts payable...................................................        7,979         11,570
  Income taxes payable...............................................       13,329         12,793
  Accrued and other liabilities......................................       45,296         48,765
  Deferred revenue...................................................       21,216         17,649
                                                                          --------       --------
          Total current liabilities..................................       96,635         99,227
LONG-TERM DEBT.......................................................       52,589         53,625
OTHER LONG-TERM DEFERRALS............................................          839          1,877
                                                                          --------       --------
          Total liabilities..........................................      150,063        154,729
                                                                          --------       --------
STOCKHOLDERS' EQUITY:
  Common stock.......................................................      266,525        254,271
  Accumulated deficit................................................        2,346        (27,877)
  Foreign currency translation adjustment............................       13,568         12,674
                                                                          --------       --------
          Total stockholders' equity.................................      282,439        239,068
                                                                          --------       --------
          Total liabilities and stockholders' equity.................    $ 432,502       $393,797
                                                                          ========       ========



     See accompanying notes to unaudited consolidated financial statements.

                          MENTOR GRAPHICS CORPORATION



                     CONSOLIDATED STATEMENTS OF OPERATIONS


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                  (UNAUDITED)



                                                                              NINE MONTHS
                                                                                 ENDED
                                                                             SEPTEMBER 30,
                                                                         ---------------------
                                                                           1995         1994
                                                                         --------     --------
REVENUES:
  System and software..................................................  $137,182     $135,495
  Service and support..................................................   137,639      110,944
                                                                         --------     --------
          Total revenues...............................................   274,821      246,439
                                                                         --------     --------
COST OF REVENUES:
  System and software..................................................    24,392       24,332
  Service and support..................................................    58,250       47,315
                                                                         --------     --------
          Total cost of revenues.......................................    82,642       71,647
                                                                         --------     --------
          Gross margin.................................................   192,179      174,792
                                                                         --------     --------
EXPENSES:
  Research and development.............................................    53,431       50,035
  Marketing, general and administration................................   107,755      106,884
  Restructuring adjustment.............................................    (2,040)      (5,600)
  Merger related charges...............................................       800        8,265
                                                                         --------     --------
          Total expenses...............................................   159,946      159,584
                                                                         --------     --------
OPERATING INCOME.......................................................    32,233       15,208
  Other income, net....................................................     3,862        2,122
                                                                         --------     --------
     Income before income taxes........................................    36,095       17,330
                                                                         --------     --------
  Provision for income taxes...........................................     4,790        2,800
                                                                         --------     --------
     Net income........................................................  $ 31,305     $ 14,530
                                                                         ========     ========
     Net income per common and common equivalent share.................  $    .57     $    .28
                                                                         ========     ========
  Weighted average number of common and common equivalent shares
     outstanding.......................................................    55,323       51,966
                                                                         ========     ========



     See accompanying notes to unaudited consolidated financial statements.

                          MENTOR GRAPHICS CORPORATION



                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                 (IN THOUSANDS)


                                  (UNAUDITED)



                                                                            NINE MONTHS ENDED
                                                                              SEPTEMBER 30
                                                                           -------------------
                                                                             1995       1994
                                                                           --------   --------
OPERATING CASH FLOWS:
  Net Income.............................................................  $ 31,305   $ 14,530
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization of property, plant and equipment......    18,723     18,674
     Deferred taxes......................................................    (2,172)       (54)
     Amortization of other assets........................................     6,413      5,390
     Charge for in-process R&D...........................................       400      8,265
     Restructuring adjustment............................................    (2,040)    (5,600)
  Changes in operating assets and liabilities:
     Trade accounts receivable...........................................     5,838      2,061
     Prepaid expenses and other assets...................................     2,226     (1,544)
     Accounts payable....................................................    (3,622)    (4,978)
     Accrued liabilities.................................................      (226)    (5,790)
     Other liabilities and deferrals.....................................     3,482      2,898
                                                                           --------   --------
          Net cash provided by operating activities......................    60,327     33,852
                                                                           --------   --------
INVESTING CASH FLOWS:
     Maturities (purchases) of short-term investments....................   (24,170)     9,314
     Purchases of property and equipment.................................   (14,957)    (8,425)
     Capitalization of software development costs........................    (5,002)    (4,064)
     Purchase of businesses..............................................    (3,820)    (9,345)
     Purchase of technology..............................................        --     (1,770)
                                                                           --------   --------
          Net cash used by investing activities..........................   (47,949)   (14,290)
                                                                           --------   --------
FINANCING CASH FLOWS:
     Proceeds from issuance of common stock..............................    14,504      7,627
     Repurchase of common stock..........................................    (2,250)        --
     Increase (decrease) in short-term borrowings........................       339     (4,826)
     Repayment of long-term debt.........................................    (1,038)    (2,982)
     Adjustment for pooling of interests.................................      (331)       899
     Cash Distribution...................................................        --     (1,848)
                                                                           --------   --------
          Net cash provided (used) by financing activities...............    11,224     (1,130)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS.............       141      2,969
                                                                           --------   --------
NET CHANGE IN CASH AND CASH EQUIVALENTS..................................    23,743     21,401
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.........................   130,676     95,958
                                                                           --------   --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD...............................  $154,419   $117,359
                                                                           ========   ========



     See accompanying notes to unaudited consolidated financial statements.

                          MENTOR GRAPHICS CORPORATION



              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS



1.  GENERAL



     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. However, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the statements include all adjustments necessary for a fair presentation of the results of the interim periods presented. Certain reclassifications have been made in the accompanying financial statements for 1994 to conform with the 1995 presentation.



     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Statement No. 121 provides specific guidance regarding when impairment of Long-Lived assets such as plant, equipment and certain intangibles including goodwill and capitalized technology should be recognized and how impairment losses of such assets should be measured. The Company is preparing to adopt Statement No. 121 in January 1996 and expects the impact on its Statements of Operations and Financial Position will not be material.



2.  ACQUISITIONS



     On May 4, 1995, the Company completed the acquisition of Axiom Datorer Skandinavien AB (Axiom), headquartered in Stockholm, Sweden. Axiom is primarily engaged in developing, marketing and supporting software library tools used to model electronic components primarily for the printed circuit board and to a lesser extent the application specific integrated circuit markets of the electronic design automation (EDA) industry. Axiom's product offerings are complementary to the Company's current broad line of EDA tools and systems. The total purchase price was $480 in addition to Axiom's net deficit of $413 for a total acquisition cost basis of $893. The transaction was accounted for as a purchase, and therefore, the Consolidated Balance Sheet of Axiom has been included in the accompanying Consolidated Balance sheets as of June 30, 1995. The cost of the acquisition was allocated on the basis of estimated fair value of the assets and liabilities assumed. This allocation resulted in a charge for in-process R&D of $400, goodwill capitalization of $398 and technology capitalization of $95. The charge for in-process R&D was a result of allocating a portion of the acquisition cost to Axiom's in-process product development that had not reached technological feasibility. The goodwill costs will be amortized over a three year period to R&D expense primarily to recognize the value of the development work-force acquired. The technology costs will be amortized over a three year period to system and software cost of revenues. Financial results subsequent to the acquisition date have been included in the Consolidated Statements of Operations and Cash Flows. The separate operational results of Axiom were not material compared to the Company's overall results of operations, and accordingly pro-forma financial statements of the combined entities have been omitted.



     On May 31, 1995, the Company issued 1,512 shares of its common stock for all outstanding common stock of Exemplar Logic, Inc. (Exemplar) headquartered in Alameda, California. Exemplar develops, markets and supports a family of software tools for high-level-design-automation for the application specific integrated circuit and field programmable gate array markets. Exemplar's product offerings are complementary to the Company's line of EDA tools and systems. The Company accounted for this transaction as a pooling of interests. The balance sheet of Exemplar is included in the accompanying Consolidated Balance Sheet as of September 30, 1995 and Exemplar's results of operations are included in the accompanying Consolidated Statement of Operations for all of 1995. The Company's prior year financial statements were not restated due to the relative materiality of Exemplar's separate financial statements for 1994 and prior. Merger expenses of $350 were for services rendered to facilitate completion of the merger agreement and severance costs.

                          MENTOR GRAPHICS CORPORATION

3.  RESTRUCTURING



     Implementation of the Company's restructuring plan which was approved by management in December 1993, and modified in 1994, continued during 1995. Costs remaining to be incurred in executing the restructuring plan consist primarily of direct costs associated with severance and relocation of employees, facilities closures and write-offs of excess equipment and intangible software technology assets related to discontinued product development activities.



     During the second quarter of 1995, several elements of the restructuring plan were adjusted due to updated information. Costs associated with an international reorganization were modified due to additional cost information related to implementation activities associated with a new global information system. In addition, certain actions associated with a product discontinuance plan will not be taken as the technology will be used by the Company's consulting organization. As a result, the Company recorded a $2,040 credit during the second quarter of 1995 reflecting these lower costs.



4.  CAPITALIZATION OF SOFTWARE DEVELOPMENT COSTS



     During the first nine months of 1995 and 1994, $5,002 and $4,064 of new product development costs were capitalized and included in other assets on the Consolidated Balance Sheets, respectively. Amortization of previously capitalized software development costs amounted to $3,653 and $5,027 for the nine months ended September 30, 1995 and 1994, respectively, and is included in system and software cost of revenues on the Consolidated Statements of Operations.



5.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION



     The following provides additional information concerning cash flow activities:



                                                                        NINE MONTHS ENDED
                                                                          SEPTEMBER 30,
                                                                       -------------------
                                                                        1995         1994
                                                                       ------       ------
    Interest paid....................................................  $1,671       $1,686
    Income taxes paid, net of refunds................................  $5,951       $2,054



6.  STOCK REPURCHASE



     In August, 1995 the Company's Board of Directors approved a plan to repurchase, from time to time over the next eighteen months on the open market, up to $50,000 in market value of the Company's common shares. During the third quarter of 1995, the Company repurchased 110 shares on the open market with a market value of $2,250. All 110 shares repurchased during the third quarter of 1995 were subsequently re-issued through the Company's stock option plan exercises prior to consummation of the October 16, 1995 acquisition of Precedence Incorporated (Precedence) described in Note 7.



7.  SUBSEQUENT EVENTS



     On October 16, 1995, the Company issued 735 shares of its common stock for all outstanding common stock of Precedence headquartered in Santa Clara, California. Precedence is primarily engaged in developing, marketing and supporting simulation backplane technology and co-simulation solutions for the electronic design automation industry. Precedence's product offerings are complementary to the Company's current broad line of EDA tools and systems. the Company accounted for this transaction as a pooling of interest. Since the acquisition was consummated subsequent to September 30, 1995, the results of Precedence are not included in the Consolidated Financial Statements. The Company's prior year financial statements will not be restated due to the relative materiality of Precedence's separate financial statements for 1994 and prior. In addition, the separate operating results of Precedence are not material compared to the Company's overall results of operations, and accordingly, pro forma financial statements of the combined entities have been omitted.

                          MENTOR GRAPHICS CORPORATION



      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



     On October 9, 1995, the Company entered into a merger agreement with Microtec, headquartered in Santa Clara, California. Under terms of the Agreement, which is subject to approval by the shareholders of Microtec and certain other conditions, the Company will issue an estimated 6,500 shares of its common stock for all outstanding common stock of Microtec. the Company anticipates that the transaction will be completed prior to December 31, 1995. When consummated, the merger will be accounted for as a pooling of interests. Microtec is primarily engaged in developing and marketing products to optimize the development and operation of embedded systems across hardware/software boundaries. Microtec's integrated software product solutions enable embedded systems developers to increase productivity, thereby decreasing costs of product development and reducing time-to-market for new products. Microtec's product offerings are complementary to the Company's current broad line of EDA tools and systems. Since the acquisition has not been consummated, the results of Microtec are not included in the Company's Consolidated Financial Statements.



     The following is a summary of certain information concerning pro forma consolidated financial information for the Company and Microtec for the interim periods presented:




                                                    THREE MONTHS ENDED        NINE MONTHS ENDED
                                                      SEPTEMBER 30,             SEPTEMBER 30,
                                                   --------------------     ---------------------
                                                     1995        1994         1995         1994
                                                   --------     -------     --------     --------
Total revenues...................................  $106,737     $92,204     $309,681     $278,562
Operating income.................................    14,428       6,090       35,320       18,995
Net income.......................................  $ 13,398     $ 6,050     $ 33,974     $ 17,155
Net income per share.............................  $   0.21     $  0.10     $   0.55     $   0.30
Shares used in per share calculations............    62,494      57,599       61,767       57,620



     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Microtec Research, Inc.:

     We have audited the accompanying consolidated balance sheets of Microtec Research, Inc. and subsidiaries as of March 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Microtec Research, Inc. and subsidiaries as of March 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1995 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
San Jose, California
April 28, 1995

                    MICROTEC RESEARCH, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                MARCH 31,
                                                                           -------------------
                                                                            1995        1994
                                                                           -------     -------
ASSETS
CURRENT ASSETS:
  Cash and equivalents...................................................  $12,748     $ 3,673
  Short-term investments.................................................      987          --
  Accounts receivable, less allowance for doubtful accounts of $591 and
     $847................................................................    9,409       7,673
  Income taxes receivable................................................       63         456
  Deferred income taxes..................................................      478       3,731
  Prepaid expenses and other assets......................................    1,829       1,337
                                                                           -------     -------
          Total current assets...........................................   25,514      16,870
PROPERTY AND EQUIPMENT, Net..............................................    4,180       3,151
OTHER ASSETS:
  Software development costs, net........................................    2,052       1,950
  Deposits and other.....................................................    1,270       1,077
  Deferred income taxes..................................................    3,753       1,833
  Goodwill, net..........................................................       --         280
                                                                           -------     -------
TOTAL....................................................................  $36,769     $25,161
                                                                           =======     =======
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.......................................................  $ 1,979     $ 1,575
  Accrued compensation and related benefits..............................    1,721       1,169
  Other accrued expenses.................................................    3,805       2,959
  Deferred service revenue...............................................    4,941       4,241
  Deferred contract revenue..............................................      308       1,968
  Income taxes payable...................................................      569         439
                                                                           -------     -------
          Total current liabilities......................................   13,323      12,351
                                                                           -------     -------
DEFERRED RENT............................................................    1,883       3,480
COMMITMENTS AND CONTINGENCIES (Notes 9 and 13)
REDEEMABLE CONVERTIBLE PREFERRED STOCK, $.001 par value; 960 shares
  outstanding at March 31, 1994..........................................       --       1,070
STOCKHOLDERS' EQUITY:
  Convertible preferred stock, $.001 par value; 2,000 shares authorized
     at March 31, 1995; 2,084 shares outstanding at March 31, 1994.......       --       7,018
  Common stock, $.001 par value; 20,000 shares authorized; 8,656 and
     5,040 shares outstanding............................................   16,742         911
  Deferred stock compensation............................................     (150)         --
  Notes receivable for common stock......................................     (137)       (186)
  Accumulated translation adjustments....................................      588         186
  Retained earnings......................................................    4,520         331
                                                                           -------     -------
          Total stockholders' equity.....................................   21,563       8,260
                                                                           -------     -------
TOTAL....................................................................  $36,769     $25,161
                                                                           =======     =======

                See notes to consolidated financial statements.

                    MICROTEC RESEARCH, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                    YEARS ENDED MARCH 31,
                                                               --------------------------------
                                                                1995         1994        1993
                                                               -------     --------     -------
NET REVENUE:
  License....................................................  $36,015     $ 26,234     $18,175
  Service....................................................    9,197        6,773       4,451
                                                               -------     --------     -------
          Total net revenue..................................   45,212       33,007      22,626
                                                               -------     --------     -------
COST OF REVENUE:
  License....................................................    3,700        3,446       2,337
  Service....................................................    2,202        1,712       1,348
                                                               -------     --------     -------
          Total cost of revenue..............................    5,902        5,158       3,685
                                                               -------     --------     -------
GROSS PROFIT.................................................   39,310       27,849      18,941
                                                               -------     --------     -------
COSTS AND EXPENSES:
  Selling and marketing......................................   17,726       10,276       7,092
  Research and development...................................   11,954        9,176       6,432
  In-process research acquired...............................       --       14,403         650
  General and administrative.................................    3,800        4,114       2,842
  Litigation and settlement costs............................       --        3,879       1,433
                                                               -------     --------     -------
          Total operating expenses...........................   33,480       41,848      18,449
                                                               -------     --------     -------
INCOME (LOSS) FROM OPERATIONS................................    5,830      (13,999)        492
OTHER INCOME (EXPENSE):
  Interest income............................................      389          196         287
  Interest expense...........................................      (81)        (128)         (3)
  Foreign currency transaction gain, net.....................      452           --          13
  Minority interest in consolidated subsidiaries.............       --           --        (363)
                                                               -------     --------     -------
          Total other income (expense), net..................      760           68         (66)
                                                               -------     --------     -------
INCOME (LOSS) BEFORE INCOME TAXES............................    6,590      (13,931)        426
PROVISION (BENEFIT) FOR INCOME TAXES.........................    2,240       (5,600)        270
                                                               -------     --------     -------
NET INCOME (LOSS)............................................  $ 4,350     $ (8,331)    $   156
                                                               =======     ========     =======
NET INCOME (LOSS) PER SHARE..................................  $  0.50     $  (1.21)
                                                               =======     ========
SHARES USED IN PER SHARE CALCULATION.........................    8,621        6,877
                                                               =======     ========

                See notes to consolidated financial statements.

                    MICROTEC RESEARCH, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   YEARS ENDED MARCH 31, 1995, 1994 AND 1993
                                 (IN THOUSANDS)

                                                                                                     NOTES
                                     PREFERRED STOCK          COMMON STOCK          DEFERRED       RECEIVABLE     ACCUMULATED
                                    ------------------     ------------------        STOCK         FOR COMMON     TRANSLATION
                                    SHARES     AMOUNT      SHARES     AMOUNT      COMPENSATION       STOCK        ADJUSTMENTS
                                    ------     -------     ------     -------     ------------     ----------     -----------
BALANCES, April 1, 1992...........     --      $   --      4,509      $  293         $   --          $  (49)         $ (52)
Common stock issued under option
 plans............................                           167         145
Common stock issued in conjunction
 with acquisitions................                           104         179
Tax benefit of employee stock
 option transactions..............                                        70
Accumulated translation
 adjustment.......................                                                                                     (96)
Accretion of redeemable
 convertible preferred stock......
Net income........................
                                    ------     ------      -----      -------          ----            ----           ----
BALANCES, March 31, 1993..........     --          --      4,780         687             --             (49)          (148)
Common stock issued under option
 plans............................                           260         224                           (137)
Issuance of Series B convertible
 preferred stock, in connection
 with acquisition of Ready
 Systems, Inc.....................  2,084       7,018
Accumulated translation
 adjustment.......................                                                                                     334
Accretion of redeemable
 convertible preferred stock......
Net loss..........................
                                    ------     ------      -----      -------          ----            ----           ----
BALANCES, March 31, 1994..........  2,084       7,018      5,040         911             --            (186)           186
Sale of Series B convertible
 preferred stock..................    114         368
Common stock issued under option
 plans............................                           351         425
Deferred stock compensation.......                                       274           (200)
Amortization of deferred stock
 compensation.....................                                                       50
Accretion of redeemable
 convertible preferred stock......
Public offering of common stock,
 net of issuance costs of
 $1,485...........................                         1,000       6,515
Conversion of Series A redeemable
 convertible preferred stock......                           800       1,231
Conversion of Series B convertible
 preferred stock..................  (2,198)    (7,386 )    1,465       7,386
Repayment of note receivable......                                                                       49
Accumulated translation
 adjustment.......................                                                                                     402
Net income........................
                                    ------     ------      -----      -------          ----            ----           ----
BALANCES, March 31, 1995..........     --      $   --      8,656      $16,742        $ (150)         $ (137)         $ 588
                                    ======     ======      =====      =======          ====            ====           ====


                                                     TOTAL
                                    RETAINED     STOCKHOLDERS'
                                    EARNINGS        EQUITY
                                    --------     -------------
                                    <C
BALANCES, April 1, 1992...........  $ 8,965         $ 9,157
Common stock issued under option
 plans............................                      145
Common stock issued in conjunction
 with acquisitions................                      179
Tax benefit of employee stock
 option transactions..............                       70
Accumulated translation
 adjustment.......................                      (96)
Accretion of redeemable
 convertible preferred stock......     (198 )          (198)
Net income........................      156             156
                                     ------         -------
BALANCES, March 31, 1993..........    8,923           9,413
Common stock issued under option
 plans............................                       87
Issuance of Series B convertible
 preferred stock, in connection
 with acquisition of Ready
 Systems, Inc.....................                    7,018
Accumulated translation
 adjustment.......................                      334
Accretion of redeemable
 convertible preferred stock......     (261 )          (261)
Net loss..........................   (8,331 )        (8,331)
                                     ------         -------
BALANCES, March 31, 1994..........      331           8,260
Sale of Series B convertible
 preferred stock..................                      368
Common stock issued under option
 plans............................                      425
Deferred stock compensation.......                       74
Amortization of deferred stock
 compensation.....................                       50
Accretion of redeemable
 convertible preferred stock......     (161 )          (161)
Public offering of common stock,
 net of issuance costs of
 $1,485...........................                    6,515
Conversion of Series A redeemable
 convertible preferred stock......                    1,231
Conversion of Series B convertible
 preferred stock..................                       --
Repayment of note receivable......                       49
Accumulated translation
 adjustment.......................                      402
Net income........................    4,350           4,350
                                     ------         -------
BALANCES, March 31, 1995..........  $ 4,520         $21,563
                                     ======         =======

                See notes to consolidated financial statements.

                    MICROTEC RESEARCH, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                     YEARS ENDED MARCH 31,
                                                                -------------------------------
                                                                 1995        1994        1993
                                                                -------     -------     -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...........................................  $ 4,350     $(8,331)    $   156
  Reconciliation to net cash provided by (used in) operating activities:
     Depreciation and amortization............................    1,857       1,021         926
     Amortization of software development costs...............      650         401         264
     Amortization of deferred stock compensation..............       49          --          --
     In-process research acquired.............................       --      14,403         650
     Deferred rent............................................   (1,597)       (137)        (75)
     Deferred income taxes....................................    1,333      (5,430)       (313)
     Effect of minority interest on consolidated
       subsidiaries...........................................       --          --         364
     Changes in operating assets and liabilities:
       Accounts receivable....................................     (952)       (572)     (1,450)
       Prepaid expenses and other assets......................     (353)       (462)       (190)
       Accounts payable.......................................     (247)       (635)        760
       Accrued liabilities....................................    1,253      (2,678)        645
       Deferred revenue.......................................   (1,193)      2,147       1,030
       Income taxes receivable/payable........................      502        (267)        (29)
                                                                -------     -------     -------
          Net cash provided by (used in) operating
            activities........................................    5,652        (540)      2,738
                                                                -------     -------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of short term investments..........................     (987)         --          --
  Proceeds from sale of short-term investments................       --          --         123
  Purchases of property and equipment.........................   (2,606)       (789)     (1,475)
  Sale of property............................................       --          --         391
  Capitalized software development costs......................     (752)       (332)       (300)
  Decrease (increase) in deposits and other...................      (42)         33        (150)
  Decrease (increase) in notes receivable.....................       54         (13)        (47)
  Cash used in acquisitions, net of cash acquired.............       --        (377)     (1,016)
                                                                -------     -------     -------
          Net cash used in investing activities...............   (4,333)     (1,478)     (2,474)
                                                                -------     -------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Public offering of common stock, net of issuance costs......    6,515          --          --
  Repayment of capital lease obligations......................       --          --         (15)
  Repayments of long-term debt................................       --      (1,350)       (223)
  Exercise of employee stock options..........................      425          87         145
  Sale of Series B convertible preferred stock, net of
     issuance costs...........................................      368          --          --
                                                                -------     -------     -------
          Net cash provided by (used in) financing
            activities........................................    7,308      (1,263)        (93)
EFFECT OF EXCHANGE RATE CHANGES ON CASH.......................      448         228         (52)
                                                                -------     -------     -------
NET INCREASE IN CASH AND EQUIVALENTS..........................    9,075      (3,053)        119
CASH AND EQUIVALENTS, Beginning of year.......................    3,673       6,726       6,607
                                                                -------     -------     -------
CASH AND EQUIVALENTS, End of year.............................  $12,748     $ 3,673     $ 6,726
                                                                =======     =======     =======

                See notes to consolidated financial statements.

                    MICROTEC RESEARCH, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED MARCH 31, 1995, 1994 AND 1993

1.  BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION -- Microtec Research, Inc. (the Company) develops, markets and supports software development tools, real-time operating systems and connectivity products for the embedded systems market. The Company provides a range of services, including customer service and support contracts, training, consulting and contract development. The Company markets its products on a worldwide basis through a direct sales force, distributors and resellers.

     CONSOLIDATION -- The consolidated financial statements include the Company and its wholly-owned subsidiaries. Intercompany accounts and transactions are eliminated.

     CASH AND EQUIVALENTS -- The Company considers all highly liquid debt investments with a maturity date of three months or less when purchased to be cash equivalents.

     SHORT-TERM INVESTMENTS -- During fiscal 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." At March 31, 1995, the Company held commercial paper totaling $987,000 with 180 day maturities. Such amounts have been classified as short-term investments to be held to maturity and their carrying value is amortized cost, which approximates market value. There was no cumulative effect from the initial adoption of this standard.

     PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to 15 years. Leasehold improvements are amortized over the shorter of the estimated life of the improvements or the lease term.

     REVENUE RECOGNITION -- Revenue from product sales is recognized upon shipment. Royalties earned from original equipment manufacturers (OEM) relating to licensing agreements, whereby the OEM licenses the Company's propriety software for redistribution to the OEM's end-user customers, are recognized when the OEM ships its products incorporating the Company's software.

     Service maintenance and support revenue from contracts is recognized ratably over the terms of the contracts. Revenue from contract programming services is recognized using the percentage of completion method.

     SOFTWARE DEVELOPMENT COSTS -- The Company capitalizes certain costs incurred in the production of computer software once technological feasibility of the product to be marketed has been established. Costs incurred prior to technological feasibility, including amounts attributable to in-process research and development in business acquisitions, are expensed as research and development costs if there is no alternative future use. Capitalization of these costs ceases when the product is considered available for general release to customers.

     Amortization of capitalized software development costs is calculated as the greater of the ratio that current product revenues bear to estimated future revenues or the straight-line method over the expected product life cycle of three to five years.

     INCOME TAXES -- The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires an asset and liability approach for financial accounting and reporting of income taxes.

     CONCENTRATION OF CREDIT RISK -- Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments and trade accounts receivable. By policy, the Company places its investments only with high credit quality financial institutions and limits the amounts invested in any one institution or in any type of instrument. Almost all of the

                    MICROTEC RESEARCH, INC. AND SUBSIDIARIES

Company's trade accounts receivable are derived from sales to customers in the telecommunications, medical, transportation, computer, industrial and consumer markets. The Company performs ongoing credit evaluations of its customers' financial condition and limits its exposure to losses from bad debts by limiting the amount of credit extended whenever deemed necessary and generally does not require collateral.

     FOREIGN CURRENCY TRANSLATION -- The functional currency of each of the Company's foreign subsidiaries is the local currency of that country. Assets and liabilities of operations outside the United States are translated into U.S. dollars using the current exchange rates and income statement items at the average rate; the effects of foreign currency translation adjustments are included as a component of stockholders' equity. Gains and losses from transactions denominated in currencies other than the functional currency of the Company or its foreign subsidiaries are included in the determination of net income. The Company has entered into foreign currency exchange contracts from time to time to hedge certain currency exposures. There were no open contracts at March 31, 1994 or 1993. At March 31, 1995, the Company had forward sales contracts denominated in yen totaling Y60,252,000 ($692,000 at March 31, 1995 exchange rates), to receive U.S. dollars totaling $612,000, with maturity dates in May and June 1995, to hedge intercompany receivables.

     PER SHARE DATA -- Per share data is computed based on the weighted average number of common shares outstanding during the period including dilutive common share equivalents. Common share equivalents represent outstanding stock options when the exercise price is less than the average market price. In addition, pursuant to rules of the Securities and Exchange Commission, all common shares issued and stock options granted by the Company at a price less than its December 1994 initial public offering price during the 12 months preceding the offering date (using the treasury stock method until shares are issued) have been included in the calculation of common and equivalent shares outstanding for the periods prior to the initial public offering.

2.  ACQUISITIONS

     In December 1993, the Company entered into an agreement to acquire all of the outstanding stock of Ready Systems Corporation (Ready), a developer of real-time operating systems and software connectivity products, for 2,083,853 shares of Series B convertible preferred stock valued at $7,018,000, cash of $76,000 and the assumption of Ready's common stock options. For accounting purposes, the transaction has been treated as a purchase and the operations of Ready have been included in the consolidated results of the Company since December 1993. An additional 114,447 shares of Series B convertible preferred stock were sold in June 1994 at $3.214 under the Ready Purchase Agreement.

     The excess of the purchase price paid and the liabilities assumed of Ready over the tangible assets (see Note 11) was $16,273,000, of which $14,403,000 was allocated to in-process research and development (which was expensed), $1,570,000 to capitalized software and $300,000 goodwill.

     The following table presents unaudited pro forma results of operations of the Company as if the Ready acquisition had occurred at the beginning of fiscal 1993 and excludes the nonrecurring charge and related tax effect for the write-offs of Ready's in-process research and development (in thousands, except per share data):

                                                                        YEARS ENDED MARCH
                                                                               31,
                                                                       -------------------
                                                                        1994        1993
                                                                       -------     -------
    Net revenue......................................................  $39,526     $36,135
    Loss from operations.............................................   (3,106)     (2,840)
    Net loss.........................................................   (3,710)     (3,305)
    Pro forma net loss per share.....................................     (.50)         --
    Shares used in pro forma share calculation.......................    7,464          --

                    MICROTEC RESEARCH, INC. AND SUBSIDIARIES

     In December 1993, the Company purchased the minority interest in a joint venture between Ready and a Japanese company for $48,000, which was equivalent to the value of the net assets at the date of acquisition.

     In September 1992, the Company purchased the outstanding common stock of Digitailor AB, a distributor and value-added reseller of the Company's software in Sweden, for $910,000 cash and 66,665 shares of the Company's common stock valued at $150,000. This transaction was accounted for as a purchase; accordingly, the operations of Digitailor AB have been included in the consolidated results of the Company since the date of acquisition. In connection with this acquisition, costs in excess of the underlying net assets acquired were $925,000, of which $650,000 was attributed to in-process research, which was expensed. The remaining goodwill was to be amortized over a period of three years; as a result of the Ready acquisition described above, it was determined that the remaining goodwill of $137,000 was impaired and written off in fiscal 1994.

     In fiscal 1993, the Company purchased the minority interests in its European subsidiaries for $214,000 and 37,332 shares of common stock valued at $269,000. One of the former minority interest holders has the right to put 24,667 shares back to the Company for $9.75 per share in June and July of 1995. The value ascribed to the put option has been included in accrued liabilities.

3.  PROPERTY AND EQUIPMENT

     Property and equipment at March 31 consist of the following (in thousands):

                                                                        1995        1994
                                                                       -------     -------
    Computer equipment...............................................  $ 7,206     $ 5,419
    Furniture and fixtures...........................................    1,690       1,031
    Automobiles......................................................      233         225
    Leasehold improvements...........................................      384         232
                                                                       -------     -------
                                                                         9,513       6,907
    Accumulated depreciation and amortization........................   (5,333)     (3,756)
                                                                       -------     -------
                                                                       $ 4,180     $ 3,151
                                                                       =======     =======

4.  OTHER ASSETS

     Software development costs of $2,052,000 and $1,950,000 at March 31, 1995 and 1994, respectively, are presented net of accumulated amortization of $903,000 and $580,000. Goodwill is presented net of accumulated amortization of $20,000 at March 31, 1994; all remaining goodwill was reduced to zero based on utilization of Ready NOL's in 1995.

5.  FINANCING ARRANGEMENTS

     The Company has a revolving line-of-credit agreement with a bank that is due on demand. Under the terms of the agreement the Company can borrow up to $3,000,000 with interest at the bank's prime rate (9% at March 31, 1995). Borrowings under the line of credit are collateralized by accounts receivable and equipment. The agreement requires the Company to maintain certain financial covenants. There were no outstanding borrowings under the line of credit at March 31, 1995 and 1994.

6.  STOCKHOLDERS' EQUITY

     In November 1994, the stockholders approved a reincorporation in Delaware and the associated exchange of two shares of common stock of the successor Delaware corporation for every three shares of the predecessor California corporation. All shares and per share data have been adjusted to reflect the reverse split.

                    MICROTEC RESEARCH, INC. AND SUBSIDIARIES

     On December 15, 1994, the Company completed its initial public offering of 1,000,000 shares of common stock. All outstanding shares of preferred stock were converted to common stock at that time. The Company is authorized to issue up to 2,000,000 new shares of preferred stock.

STOCK OPTION PLANS

     In October 1994, the Board of Directors adopted the 1994 Stock Option Plan and reserved 1,000,000 shares of common stock for future grants. The terms of the plan are similar to the 1985 Stock Option Plan and no future grants are contemplated under the 1985 plan. Under both plans, the Company is authorized to grant incentive stock options and nonqualified stock options to officers, key employees and independent contractors. Incentive stock options are granted at fair market value on the date of grant, and nonqualified stock options are granted at a price not less than 85% of the fair market value on the date of grant. Options are exercisable from time to time as set forth in the stock option agreements (typically ratably over four years) and have a five- or ten-year term.

     In October 1994, the Board of Directors also adopted the 1994 Outside Directors Stock Option Plan and reserved 250,000 shares of common stock for future grants. Under this plan, nonstatutory stock options are automatically granted to nonemployee directors of the Company. Under the plan each outside director is initially granted an option to purchase 15,000 shares of common stock at the fair market value as of the grant date; in addition, option grants to purchase 5,000 additional shares are to be issued in each subsequent year up to a maximum of 40,000 shares for each outside director.

     Additional information with respect to the stock option plans is as follows:

                                                   SHARES         OUTSTANDING OPTIONS          TOTAL
                                                 AVAILABLE    ---------------------------  --------------
                                                 FOR FUTURE    NUMBER
                                                   GRANT      OF SHARES   PRICE PER SHARE  (IN THOUSANDS)
                                                 ----------   ---------   ---------------
Balances, April 1, 1992........................       456       1,157     $ 0.75 - $ 1.88      $1,184
Exercised......................................        --        (167)      0.75 -   1.35        (145)
Granted........................................      (107)        107       2.03 -   2.25         236
Cancelled......................................        44         (44)      0.90 -   2.25         (46)
                                                    -----       -----                          ------
Balances, March 31, 1993.......................       393       1,053       0.75 -   2.25       1,229
Authorized.....................................       667          --                              --
Assumed in merger..............................       (51)         51                1.86          95
Exercised......................................        --        (260)      0.75 -   2.25        (224)
Granted........................................       (11)         11                2.25          24
Cancelled......................................         5          (5)      0.90 -   2.25          (4)
                                                    -----       -----                          ------
Balances, March 31, 1994.......................     1,003         850       0.90 -   2.25       1,120
Close out of 1985 Plan.........................      (608)         --
Authorized under 1994 Plans....................     1,250          --                              --
Exercised......................................        --        (351)      0.90 -   2.25        (425)
Granted........................................      (526)        526       2.25 -  11.00       1,868
Cancelled......................................        57         (57)      1.05 -   7.20        (127)
                                                    -----       -----                          ------
Balances, March 31, 1995.......................     1,176         968     $ 1.05 - $11.00      $2,436
                                                    =====       =====                          ======

     At March 31, 1995, options to purchase 463,000 shares of common stock were exercisable.

                    MICROTEC RESEARCH, INC. AND SUBSIDIARIES

DEFERRED STOCK COMPENSATION

     In connection with the grant of certain stock options to employees in the year ended March 31, 1995, the Company recorded $274,000 for the difference between the deemed fair value for accounting purposes and the option price as determined by the Board at the date of grant. Of such amount, $74,000 related to option grants to former Ready employees which had been previously accrued in fiscal 1994; the remaining $200,000 is presented as a reduction of stockholders' equity and is being amortized over the 48-month vesting period of the related stock options.

7.  INCOME TAXES

     The income (loss) before income taxes for the years ended March 31 consists of the following (in thousands):

                                                                1995        1994       1993
                                                               ------     --------     ----
    Domestic...............................................    $5,411     $(15,499)    $461
    Foreign................................................     1,179        1,568      (35)
                                                               ------     ---------    ----
                                                               $6,590     $(13,931)    $426
                                                               ======     =========    ====

     The provision (benefit) for income taxes for the years ended March 31 consists of the following (in thousands):

                                                                1995       1994       1993
                                                               ------     -------     -----
    Current income taxes (benefit):
      Federal..............................................    $  518     $  (456)    $ 201
      State................................................       207          --        64
      Foreign..............................................       182         286       318
                                                               ------     -------     -----
                                                                  907        (170)      583
    Deferred income taxes (benefit):
      Federal..............................................     1,512      (4,930)     (112)
      State................................................      (227)       (500)      (20)
      Foreign..............................................        48          --      (181)
                                                               ------     -------     -----
                                                                1,333      (5,430)     (313)
                                                               ------     -------     -----
                                                               $2,240     $(5,600)    $ 270
                                                               ======     =======     =====

     The provision (benefit) for income taxes is net of research tax credits of $589,000 in 1995, none in 1994 and $343,000 in 1993.

     Deferred income taxes which result from temporary differences in the recognition of revenue and expense for tax and financial reporting purposes consists of (in thousands):

                                                               1995        1994       1993
                                                              -------     -------     -----
    Reserves and accruals.................................    $   478     $ 2,237     $ 463
    Research credit carryforwards.........................      1,520         131        --
    Acquired research and development.....................      2,342       4,089        --
    Software development costs............................       (286)       (735)     (180)
    Depreciation and amortization.........................        177        (158)     (149)
    Operating loss carryforward of foreign subsidiaries...      1,043       1,263        --
    Valuation allowance...................................     (1,043)     (1,263)       --
                                                              -------     -------     -----
    Net deferred tax asset................................    $ 4,231     $ 5,564     $ 134
                                                              =======     =======     =====

                    MICROTEC RESEARCH, INC. AND SUBSIDIARIES

     The Company's foreign subsidiaries have net operating loss carryforwards of approximately $2,500,000 which are available to offset future taxable income through 1999. These fully reserved foreign net operating losses were incurred by Ready and its subsidiaries prior to acquisition by the Company. Accordingly, the tax benefit of realizing these net operating losses in the future will be used to reduce long-term intangible assets acquired in the Ready transaction. Tax benefits realized in excess of such intangible assets will reduce future tax expense.

     The effective tax rate differs from the statutory federal income tax rate as follows:

                                                                      1995     1994     1993
                                                                      ----     ----     ----
    Federal statutory rate........................................      35%     (35)%     34%
    State income taxes, net of federal benefit....................       5       (2)       7
    Foreign income taxed at different rates.......................      (1)      (2)      25
    Foreign losses without current benefit........................      --       --       38
    Effect of minority interest transactions......................      --       --       27
    Research income tax credits...................................      (9)      (3)     (65)
    Change in valuation allowance.................................       3       --       --
    Other, net....................................................       1        2       (3)
                                                                        --
                                                                                ---      ---
    Effective tax rate............................................      34%     (40)%     63%
                                                                        ==      ===      ===

8.  EMPLOYEE BENEFIT PLANS

     The Microtec Research, Inc. Profit-Sharing and Savings Plan covers substantially all U.S. employees. The Plan permits voluntary salary reduction contributions in accordance with Section 401(k) of the Internal Revenue Code as well as voluntary contributions from the Company. The Company made no contributions to the Plan for the years ended March 31, 1995, 1994 and 1993.

     In October 1994, the Board of Directors adopted the 1994 Employee Stock Purchase Plan. Under this plan, eligible employees may authorize payroll deductions of up to 10% of their regular base salary to purchase shares at the lower of 85% of the fair market value of the common stock on the date of commencement of the offering or on the last day of the six-month purchase period. At March 31, 1995, $199,000 had been contributed by employees that will be used to purchase a minimum of 29,000 shares in fiscal 1996 at a price determined under the terms of the Plan. At March 31, 1995, the Company had 400,000 shares of its common stock reserved for future issuance under the plan.

9.  LEASES

     The Company leases facilities and equipment under operating leases which expire through 2003. Certain of the facilities leases require the Company to pay a portion of property taxes, insurance and common area charges and contain rent escalation clauses and renewal options. In connection with one of the leases, the Company has been granted a free rent period. The consolidated statements of income reflect rent expense on a straight-line basis over the terms of the leases.

                    MICROTEC RESEARCH, INC. AND SUBSIDIARIES

     Following is a schedule of future minimum rental payments under noncancelable operating lease agreements (in thousands):

                                   YEARS ENDING
                                     MARCH 31,
            -----------------------------------------------------------
              1996.....................................................  $ 2,237
              1997.....................................................    1,977
              1998.....................................................    1,913
              1999.....................................................    1,621
              2000.....................................................    1,024
            Thereafter through 2003....................................    2,479
                                                                         -------
                                                                         $11,251
                                                                         =======

     Rent expense for the years ended March 31, 1995, 1994 and 1993 was $2,064,000, $1,721,000 and $1,211,000, respectively.

10.  GEOGRAPHIC AREA INFORMATION

     The Company and its subsidiaries market products in the United States and in foreign countries. Geographic financial information is as follows (in thousands):

                                                                 YEAR ENDED MARCH 31,
                                                            -------------------------------
                                                             1995        1994        1993
                                                            -------     -------     -------
    Net sales to unaffiliated customers:
      United States.......................................  $23,818     $17,591     $12,483
      Asia................................................    8,285       5,805       3,253
      Western Europe......................................   13,109       9,611       6,890
                                                            -------     -------     -------
                                                            $45,212     $33,007     $22,626
                                                            =======     =======     =======
    Transfers from the United States to foreign
      subsidiaries (eliminated in consolidation)..........  $ 9,236     $ 6,045     $ 4,034
                                                            =======     =======     =======
    Net income (loss):
      United States.......................................  $ 3,402     $(9,777)    $   483
      Asia................................................       55         689        (310)
      Western Europe......................................      893         757         (17)
                                                            -------     -------     -------
                                                            $ 4,350     $(8,331)    $   156
                                                            =======     =======     =======

                                                                       MARCH 31,
                                                            -------------------------------
                                                             1995        1994        1993
                                                            -------     -------     -------
    Identifiable assets:
      United States.......................................  $23,924     $14,964     $11,209
      Asia................................................    4,516       3,914       1,568
      Western Europe......................................    8,329       6,283       4,050
                                                            -------     -------     -------
                                                            $36,769     $25,161     $16,827
                                                            =======     =======     =======

                    MICROTEC RESEARCH, INC. AND SUBSIDIARIES

     Unaffiliated sales by the U.S. operations include export revenues of the following (in thousands):

                                                          1995        1994        1993
                                                         ------      ------      ------
        Asia...........................................  $2,687      $1,603      $1,022
        Western Europe.................................   1,446       1,577         485
                                                         ------      ------      ------
                                                         $4,133      $3,180      $1,507
                                                         ======      ======      ======

     During 1995, 1994 and 1993, no single customer accounted for more than 10% of revenues.

11.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     The following provides additional information concerning supplemental disclosures of cash flow activities (in thousands):

                                                              1995       1994        1993
                                                              ----     --------     -------
    Cash paid during the year for:
      Income taxes, net.....................................  $557     $    372     $   577
      Interest..............................................    13          128           3
    Noncash investing and financing activities:
      Note receivable for issuance of common stock..........    --          137          --
      Tax benefit of employee stock option transactions.....    --           --          70
    Effect of acquisitions:
      Liabilities assumed...................................           $ 12,759     $   822
      Cash paid, net of cash acquired.......................                377       1,016
      Stock issued..........................................              7,018         419
      In-process technology and minority interests
         acquired...........................................            (14,403)     (1,133)
                                                                       --------     -------
              Total assets acquired.........................           $  5,751     $ 1,124
                                                                       ========     =======

12.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summarized quarterly financial data for fiscal 1995 and 1994 are as follows:

                                                  FIRST      SECOND       THIRD       FOURTH
            YEAR ENDED MARCH 31, 1995:           QUARTER     QUARTER     QUARTER      QUARTER
    -------------------------------------------  -------     -------     --------     -------
    Net revenue................................  $10,644     $10,837     $ 11,603     $12,128
    Cost of revenue............................    1,700       1,497        1,362       1,343
    Gross profit...............................    8,944       9,340       10,241      10,785
    Income from operations.....................    1,213       1,337        1,447       1,833
    Net income.................................      825         983        1,039       1,502
    Income per share...........................  $  0.10     $  0.12     $   0.12     $  0.16

            YEAR ENDED MARCH 31, 1994:
    -------------------------------------------
    Net revenue................................  $ 6,635     $ 6,551     $  9,179     $10,642
    Cost of revenue............................    1,234         915        1,432       1,577
    Gross profit...............................    5,401       5,636        7,747       9,065
    Income (loss) from operations..............   (3,350)        893      (12,779)      1,237
    Net income (loss)..........................   (1,989)        529       (7,688)        817
    Income (loss) per share....................  $ (0.31)    $  0.08     $  (1.11)    $  0.10

                    MICROTEC RESEARCH, INC. AND SUBSIDIARIES

13.  CONTINGENCIES

     Litigation and settlement costs represent the cost of litigation with, and settlement payment made to, Green Hills Software, Inc. regarding alleged misappropriation of trade secrets by the Company. The Company has no ongoing obligations with respect to the issues which were the subject of the litigation.

     In September 1994, the Company initiated legal proceedings against a distributor seeking to recover amounts which the Company believed were owed under the distributor agreement. In November 1994, the Company and the distributor entered into a Partial Settlement, Arbitration and Release Agreement (the Arbitration Agreement) whereby the parties agreed to submit certain claims of each party under the distributor agreement to binding arbitration and to release all other known and unknown claims. On March 31, 1995 judgment was ruled in the Company's favor on all significant elements of the Arbitration Agreement, however the settlement award had not yet been determined. The financial results for the year ended March 31, 1995 do not include any of the awarded gain.

                                 *  *  *  *  *

                            MICROTEC RESEARCH, INC.



                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                 (IN THOUSANDS)



                                                                  UNAUDITED          DERIVED FROM
                                                                  SEPT. 30,       AUDITED INFORMATION
                                                                    1995            MARCH 31, 1995
                                                                -------------     -------------------
ASSETS
  Cash and cash equivalents...................................     $11,345              $12,748
  Short-term investments......................................          --                  987
  Accounts receivable, net....................................       7,647                9,409
  Deferred income taxes.......................................         525                  478
  Prepaids and other current assets...........................       1,951                1,892
                                                                   -------              -------
          Total current assets................................      21,468               25,514
  Equipment and furniture, net................................       4,901                4,180
  Software development costs, net.............................       2,040                2,052
  Deposits and other assets...................................         869                1,270
  Deferred income taxes.......................................       3,546                3,753
  Investment in affiliate.....................................       1,344                   --
                                                                   -------              -------
          Total Assets........................................     $34,168              $36,769
                                                                   =======              =======
LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable............................................     $ 1,584              $ 1,979
  Accrued liabilities and compensation........................       3,858                5,526
  Deferred revenue............................................       4,213                5,249
  Income taxes payable........................................         337                  569
                                                                   -------              -------
          Total current liabilities...........................       9,992               13,323
  Deferred rent...............................................       1,517                1,883
  Stockholders' equity:
     Common stock.............................................      17,202               16,742
     Deferred stock compensation..............................        (125)                (150)
     Notes receivable for common stock........................        (137)                (137)
     Accumulated translation adjustments......................          31                  588
     Retained earnings........................................       5,688                4,520
                                                                   -------              -------
          Total stockholders' equity..........................      22,659               21,563
                                                                   -------              -------
          Total liabilities and stockholders' equity..........     $34,168              $36,769
                                                                   =======              =======



           See notes to condensed consolidated financial statements.

                            MICROTEC RESEARCH, INC.



                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                  (UNAUDITED)



                                                                            SIX MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                           -------------------
                                                                            1995        1994
                                                                           -------     -------
Net revenue:
  License................................................................  $17,143     $16,935
  Service................................................................    5,589       4,546
                                                                           -------     -------
          Total net revenue..............................................   22,732      21,481
Costs and expenses:
  Cost of revenue........................................................    3,472       3,197
  Selling and marketing..................................................    9,662       8,154
  Research and development...............................................    6,146       5,706
  General and administrative.............................................    2,197       1,874
                                                                           -------     -------
          Total costs and expenses.......................................   21,477      18,931
               Income from operations....................................    1,255       2,550
Interest income..........................................................      340         150
Interest expense.........................................................      (34)        (15)
Foreign currency transaction gains.......................................      131         245
                                                                           -------     -------
          Total other income (expense), net..............................      437         380
               Income before income taxes................................    1,692       2,930
Provision for income taxes...............................................      524       1,122
                                                                           -------     -------
Net income...............................................................  $ 1,168     $ 1,808
                                                                           =======     =======
Net income per share.....................................................  $  0.13     $  0.22
                                                                           =======     =======
Shares used in per share calculations....................................    9,311       8,247
                                                                           =======     =======



           See notes to condensed consolidated financial statements.

                            MICROTEC RESEARCH, INC.



                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                 (IN THOUSANDS)


                                  (UNAUDITED)



                                                                            SIX MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                          --------------------
                                                                           1995          1994
                                                                          -------       ------
Cash flows from operating activities:
  Net income............................................................  $ 1,168       $1,808
  Reconciliation to net cash provided by (used in) operating activities:
     Depreciation and amortization......................................      735          894
     Amortization of software development costs.........................      409          210
     Equity in net loss of affiliate....................................       55           --
     Amortization of deferred stock compensation........................       25           25
     Increase (decrease) in deferred rent...............................     (378)        (987)
     Deferred income taxes..............................................      159          970
     Change in operating assets and liabilities:
       Accounts receivable, net.........................................    1,762         (166)
       Prepaid expenses and other current assets........................      (58)         (35)
       Accounts payable.................................................     (394)         350
       Accrued compensation and related benefits........................     (186)         191
       Other accrued liabilities........................................   (1,470)         172
       Deferred revenue.................................................   (1,036)      (1,456)
       Income taxes receivable/payable..................................     (232)         (89)
                                                                          -------       ------
  Net cash provided by (used in) operating activities...................      559        1,887
Cash flows from investing activities:
  Capital expenditures..................................................   (1,456)      (1,335)
  Capitalized software development costs................................     (397)        (255)
  Decrease (increase) in deposits.......................................      402         (420)
  Decrease in short-term investments....................................      987           --
  Decrease (increase) in notes receivable...............................       (2)          --
  (Purchase) of investment in affiliate.................................   (1,399)          --
                                                                          -------       ------
  Net cash uses in investing activities.................................   (1,865)      (2,010)
Cash flows from financing activities:
  Exercise of common stock options......................................      683          194
  Sales of convertible preferred stock..................................       --          368
  Repurchase of common stock............................................     (223)          --
                                                                          -------       ------
  Net cash provided by (used in) financing activities...................      460          562
Effect of foreign exchange rate changes on cash.........................     (557)         (97)
                                                                          -------       ------
  Net increase in cash and cash equivalents.............................   (1,403)         342
  Cash and cash equivalents at beginning of period......................   12,748        3,673
                                                                          -------       ------
  Cash and cash equivalents at end of period............................  $11,345       $4,015
                                                                          =======       ======
Supplemental disclosures:
  Cash paid during the period for:
     Income taxes.......................................................  $   372       $  240
     Interest...........................................................  $    34       $   15


           See notes to condensed consolidated financial statements.

                            MICROTEC RESEARCH, INC.



                    NOTES TO CONDENSED FINANCIAL STATEMENTS


                                  (UNAUDITED)



1.  GENERAL



     Microtec Research, Inc. (the Company), a Delaware corporation, develops, markets, sells and supports software development tools, real-time operating systems and connectivity products for the embedded systems market.



     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q and therefore do not include all information and footnotes necessary for a complete presentation of the results of operations, the financial position and cash flows, in conformity with generally accepted accounting principles. The Company filed audited financial statements that included all information and footnotes necessary for such a presentation of the results of operation, the financial position and cash flows for the three years ended March 31, 1995, in conjunction with its Form 10-K for the fiscal year ended March 31, 1995. The condensed balance sheet data as of March 31, 1995 included herein has been derived from such audited financial statements.



     In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring accruals) necessary to summarize fairly the financial position, results of operations and cash flows for such periods. The results for the interim period ended September 30, 1995 are not indicative of the results that may be expected for any future period.



2.  SOFTWARE DEVELOPMENT COSTS



     The Company capitalizes certain costs incurred in the production of computer software once technological feasibility of the product to be marketed has been established. Costs incurred prior to technological feasibility, including amounts attributable to in-process research and development in business acquisitions, are expensed as research and development costs. Capitalization of these costs ceases when the product is considered available for general release to customers. Amounts capitalized for the six months ended September 30, 1995 was $397,000, compared to $255,000 for the same period of the previous year.



     Amortization of capitalized software development costs is calculated as the greater of the ratio that current product revenues bear to estimated future revenues or the straight-line method over the expected product life cycle of three to five years. Amortization for the six months ended September 30, 1995 was $409,000 compared to $210,000 for the six months ended September 30, 1994.



3.  INVESTMENT IN AFFILIATE



     In June 1995, the Company purchased a 20% equity interest in a privately held software company for $1.4 million. The investment is carried at cost and future results of the Company will reflect the effect of using the equity method of accounting for this investment. The excess of the purchase price over the proportionate recorded net book value of the company is being amortized over five years.



4.  LEGAL PROCEEDINGS:



     In November 1994, the Company and Integrated Systems, Inc. (ISI) a Value Added Reseller (VAR) of the Company's software development tools, began arbitration proceedings (the Arbitration) whereby the Company sought to recover amounts that the Company believed were owed under the Company's VAR agreement with ISI. On March 31, 1995 judgment was ruled in the company's favor on all significant elements of the Arbitration. The final settlement award was determined in the Company's first fiscal quarter and the awarded amounts and additional costs related to the Arbitration were reflected in the Company's operating results for the quarter ended June 30, 1995. The resulting impact on Microtec's liquidity and operating results for such quarter was not material.

                            MICROTEC RESEARCH, INC.



             NOTES TO CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)



5.  SUBSEQUENT EVENT



     On October 9, 1995, the Company entered into an Agreement and Plan of Merger with Mentor Graphics Corporation (Mentor). The merger, which is subject to approval of the Company's stockholders, will be a stock exchange whereby each share of the Company's common stock will be exchanged for .6930693 shares of Mentor common stock.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                          MENTOR GRAPHICS CORPORATION

                            M ACQUISITION SUB, INC.

                                      AND

                            MICROTEC RESEARCH, INC.

                          DATED AS OF OCTOBER 9, 1995

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
ARTICLE I -- THE MERGER...............................................................    1
     1.1     The Mergers..............................................................    1
     1.2     Effective Time...........................................................    1
     1.3     Effect of the Merger.....................................................    1
     1.4     Certificate of Incorporation; Bylaws.....................................    1
     1.5     Directors and Officers...................................................    1
     1.6     Effect on Capital Stock..................................................    2
     1.7     Surrender of Certificates................................................    2
     1.8     No Further Ownership Rights in Company Common Stock......................    3
     1.9     Lost, Stolen or Destroyed Certificates...................................    3
     1.10    Tax and Accounting Consequences..........................................    4
     1.11    Taking of Necessary Action; Further Action...............................    4
ARTICLE II -- REPRESENTATIONS ANY WARRANTIES OF THE COMPANY...........................    4
     2.1     Organization and Qualification; Subsidiaries.............................    4
     2.2     Certificate of Incorporation and Bylaws..................................    4
     2.3     Capitalization...........................................................    5
     2.4     Authority Relative to this Agreement.....................................    5
     2.5     No Conflict; Required Filings and Consents...............................    5
     2.6     Compliance, Permits......................................................    6
     2.7     SEC Filings; Financial Statements........................................    6
     2.8     Absence of Certain Changes or Events.....................................    7
     2.9     No Undisclosed Liabilities...............................................    7
     2.10    Absence of Litigation....................................................    7
     2.11    Employee Benefit Plans...................................................    7
     2.12    Labor Matters............................................................    8
     2.13    Registration Statement; Proxy Statement/Prospectus.......................    9
     2.14    Restrictions on Business Activities......................................    9
     2.15    Title to Property........................................................    9
     2.16    Taxes....................................................................   10
     2.17    Environmental Matters....................................................   10
     2.18    Brokers..................................................................   11
     2.19    Full Disclosure..........................................................   11
     2.20    Intellectual Property....................................................   11
     2.21    Pooling Matters..........................................................   12
     2.22    Insurance................................................................   12
     2.23    Opinion of Financial Advisor.............................................   12
     2.24    The Company's Best Knowledge.............................................   12

                                                                                        PAGE
                                                                                        ----
ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB................
                                                                                         13
     3.1     Organization and Qualification; Subsidiaries.............................   13
     3.2     Certificate of Incorporation and Bylaws..................................   13
     3.3     Capitalization...........................................................   13
     3.4     Authority Relative to this Agreement.....................................   13
     3.5     No Conflict; Required Filings and Consents...............................   14
     3.6     Compliance...............................................................   14
     3.7     SEC Filings; Financial Statements........................................   14
     3.8     Absence of Certain Changes or Events.....................................   15
     3.9     Absence of Litigation....................................................   15
     3.10    Registration Statement; Proxy Statement/Prospectus.......................   15
     3.11    Restrictions on Business Activities......................................   15
     3.12    Brokers..................................................................   16
     3.13    Full Disclosure..........................................................   16
     3.14    Pooling Matters..........................................................   16
     3.15    Intellectual Property....................................................   16
ARTICLE IV -- CONDUCT OF BUSINESS PENDING THE MERGER..................................   16
     4.1     Conduct of Business by the Company Pending the Merger....................   16
     4.2     No Company Solicitation..................................................   18
ARTICLE V -- ADDITIONAL AGREEMENTS....................................................   18
     5.1     Proxy Statement/Prospectus; Registration Statement.......................   18
     5.2     Meeting of Company Stockholders..........................................   19
     5.3     Access to Information; Confidentiality...................................   19
     5.4     Hart-Scott-Rodino Filings................................................   19
     5.5     Consents; Approvals......................................................   19
     5.6     Stock Options............................................................   19
     5.7     Company Employee Stock Purchase Plans....................................   20
     5.8     Agreements of Affiliates.................................................   20
     5.9     Notification of Certain Matters..........................................   20
     5.10    Further Action...........................................................   20
     5.11    Public Announcements.....................................................   21
     5.12    Parent Stock.............................................................   21
     5.13    Director and Officer Indemnification.....................................   21
ARTICLE VI -- CONDITIONS OF MERGER....................................................   21
     6.1     Conditions to Obligation of Each Party to Effect the Merger..............   21
     6.2     Additional Conditions to Obligations of Parent and Merger Sub............   22
     6.3     Additional Conditions to Obligation of the Company.......................   22
ARTICLE VII -- TERMINATION, AMENDMENT AND WAIVER......................................   23
     7.1     Termination..............................................................   23

                                                                                        PAGE
                                                                                        ----
     7.2     Liquidated Damages.......................................................   24
     7.3     Effect of Termination....................................................   24
     7.4     Fees and Expenses........................................................   24
     7.5     Amendment................................................................   24
     7.6     Waiver...................................................................   24
ARTICLE VIII -- GENERAL PROVISIONS....................................................   25
     8.1     Non-Survival of Representations, Warranties and Agreements...............   25
     8.2     Notices..................................................................   25
     8.3     Certain Definitions......................................................   25
     8.4     Headings.................................................................   26
     8.5     Severability.............................................................   26
     8.6     Entire Agreement.........................................................   26
     8.7     Assignment...............................................................   26
     8.8     Parties in Interest......................................................   26
     8.9     Governing Law............................................................   26
     8.10    Counterparts.............................................................   26
EXHIBITS AND SCHEDULES
Exhibit A -- Form of Affiliates Letter

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of October 9, 1995 among MENTOR GRAPHICS CORPORATION, an Oregon corporation ("Parent"), M ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and MICROTEC RESEARCH, INC., a Delaware corporation (the "Company").

     WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein; and

     WHEREAS, in furtherance of such acquisition, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the General Corporation Law of' the State of Delaware ("Delaware Law") and upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the time of such filing being the "Effective Time").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4 Certificate of Incorporation; Bylaws.

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Microtec Research, Inc."

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

     1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the securities of Parent, Merger Sub or the Company:

          (a) Conversion of Company Common Stock. Each share of common stock, par value $.001 per share, of the Company (the "Company Common Stock)" issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section l.6(b)) will be canceled and extinguished and be converted automatically into the right to receive 0.6930693 shares (the "Exchange Ratio") of common stock, no par value, of Parent (the "Parent Common Stock") in the manner provided in Section 1.7.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c) Stock Options and Stock Purchase Rights. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's Amended and Restated 1985 Stock Option Plan (the "1985 Option Plan") and the Company's 1994 Stock Option Plan (the "1994 Option Plan") shall be assumed by Parent in accordance with Section 5.6(a) and all options to purchase Company Common Stock then outstanding under the Company's 1994 Outside Directors' Stock Option Plan (the "Directors Option Plan") shall terminate in accordance with Section 5.6(d). Immediately prior to the Effective Time, all outstanding rights to acquire shares of Company Common Stock under the Company's 1994 Employee Stock Purchase Plan (the "Company ESPP") shall be exercised for shares of Company Common Stock as provided in Section 5.7.

          (d) Capital Stock of Merger Sub. Each share of common stock, par value $.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

          (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction, multiplied by $20.20.

     1.7 Surrender of Certificates.

          (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") in the Merger.

          (b) Parent to Provide Common Stock. As soon as reasonably practicable after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock and, from time to time, cash for payment in lieu of fractional shares.

          (c) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to
     Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with
     Section 1.6.

          (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f) No Liability.  Notwithstanding anything to the contrary in this
     Section 1.7, none of the Exchange Agent, Parent, the Surviving Corporation or any party hereto shall be liable to a holder of Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     1.10 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and qualify for accounting treatment as a pooling of interests.

     1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the Disclosure Schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"):

     2.1 Organization and Qualification; Subsidiaries. Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power. authority and Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of the Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in connection with the Company or any of its subsidiaries, the term "Material Adverse Effect" means any change or effect that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition, results of operations, or prospects of the Company and its subsidiaries taken as a whole. The term "Material Adverse Effect" shall not include adverse effects resulting from (i) changes attributable to conditions affecting the embedded systems business generally (in the case of the Company),
(ii) changes in general economic conditions or (iii) changes attributable to the announcement or pendency of the Merger. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary, is set forth in Section 2.1 of the Company Disclosure Schedule. Except as set forth in Section 2.1 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     2.2 Certificate of Incorporation and Bylaws. The Company has heretofore furnished to Parent a complete and correct copy of its Certificate of Incorporation and Bylaws, as amended to date. Such Certificate of Incorporation, Bylaws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

     2.3 Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 2,000,000 shares of Preferred Stock, par value $.001 per share, of the Company (the "Company Preferred Stock"). As of September 30, 1995, (i) 8,923,161 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) 23,400 shares of Company Common Stock were held in the treasury of the Company or by subsidiaries of the Company; (iii) 919,682 shares of Company Common Stock were reserved for future issuance pursuant to outstanding employee stock options granted under the Company's 1985 Option Plan and the Company's 1994 Option Plan and 10,000 shares were reserved for issuance pursuant to outstanding stock options granted under the Company's Director Option Plan; and (iv) approximately 75,000 shares of Company Common Stock had been subscribed for the purchase period ending December 31, 1995 pursuant to the Company ESPP. Except as set forth in this Section 2.3 or in Section 2.3 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

     2.4 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company's Certificate of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company.

     2.5 No Conflict; Required Filings and Consents.

          (a) Section 2.5(a) of the Company Disclosure Schedule includes a list of all material agreements (the "Material Contracts") of the Company and its subsidiaries, taken as a whole.

          (b) Except as noted in Section 2.5(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of the Company or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the material properties or assets of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by

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     which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for such events that may result from a "change in control" or similar provision contained in the Material Contracts ("Change in Control Provisions"), which Material Contracts containing such a Change in Control Provision shall be specifically designated in Schedule 2.5(b) of the Company Disclosure Schedule, and except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect.

          (c) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of appropriate merger or other documents as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not have a Material Adverse Effect.

     2.6 Compliance, Permits.

          (a) Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or
     (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole (collectively, the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not have a Material Adverse Effect.

     2.7 SEC Filings; Financial Statements.

          (a) The Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") since December 15, 1994, and has made available to Parent complete and correct copies of
     (i) its Annual Report on Form 10-K for the fiscal year ended March 31, 1995, (ii) its Quarterly Report on Form 10-Q for the period ended June 30, 1995, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since December 15, 1994, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above and Reports on Form SR) filed by the Company with the SEC since December 15, 1994 and (vi) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

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          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

          (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

     2.8 Absence of Certain Changes or Events. Since June 30, 1995, the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any change in the financial condition, results of operations or business of the Company or any of its subsidiaries having a Material Adverse Effect or, to the best knowledge of the Company, any development that could reasonably be expected to have a Material Adverse Effect, other than as reflected in the Company's results of operations for the quarter ended June 30, 1995, or as disclosed in Company SEC Reports, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of its subsidiaries having a Material Adverse Effect, (iii) any change by the Company in its accounting methods, principles or practices, (iv) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business or (v) except as disclosed in the Company Disclosure Schedule, any other action or event that would have required the consent of Parent pursuant to
Section 4.1 had such action or event occurred after the date of this Agreement.

     2.9 No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (a) adequately provided for in the Company's balance sheet for the fiscal year ended March 31,1995, (b) incurred in the ordinary course of business and not required under GAAP to be reflected on such balance sheet, or (c) incurred since March 31, 1995 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

     2.10 Absence of Litigation. Except as set forth in Section 2.10 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could have a Material Adverse Effect.

     2.11 Employee Benefit Plans.

          (a) Section 2.11 of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Company, any trade or business (whether or not incorporated) which is a member or which is under common control with the Company (an "ERISA Affiliate") within the meaning of
     Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), or any subsidiary of the Company (together, the "Employee Plans"), and a copy of each such Employee Plan and all amendments, documents, correspondence and filings related thereto, including but not limited to any statements, filings, returns, reports or returned files with any governmental agency with

                                       A-7
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     respect to the Employee Plans at any time within the three-year period ending on the date hereof has been made available to Parent.

          (b) (i) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law, including but not limited to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan, which could result in any material liability of the Company or any of its subsidiaries; (iii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code does so qualify and a favorable determination letter with respect to each such Employee Plan and trust has been received from the Internal Revenue Service (the "IRS"), and nothing has occurred which may reasonably be expected to cause the loss of such qualification or exemption; (v) all contributions, premiums or other payments required to be made to any Employee Plan, the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years, all accounts have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis and no further contributions will be due or will have accrued thereunder as of the Closing Date; (vi) with respect to each Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
     Section 4062, 4063 or 4041 of ERISA has occurred; (vii) no Employee Plan is covered by, and neither the Company nor any subsidiary has incurred or expects to incur any liability under, Title IV of ERISA or Section 412 of the Code; (viii) with respect to each Employee Plan, no act or omission by the Company and each of its subsidiaries constituting a violation of
     Section 402, 403, 404, 405, 503, 510 or 511 of ERISA or giving rise to liability under Section 502 of ERISA or under Sections 4972 or 4976 through 4980 of the Code has occurred; and (ix) to the best knowledge of the Company and its subsidiaries, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Employee Plans or any trusts related thereto.

          (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the date of grant of such option, the extent to which such option is vested, the option price of such option, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option. Section 2.11(c) of the Company Disclosure Schedule also sets forth the total number of such ISOs and such nonqualified options.

     2.12 Labor Matters.

          (a) Except as set forth in Section 2.12 of the Company Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of the Company or any of its subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees, which controversies have or may have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither the Company nor any of

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     its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

          (b) The Company is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wage and hour laws and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. The Company has complied in all material aspects with all applicable provisions of COBRA and has no material obligations with respect to any former employees or qualifying beneficiaries thereunder.

     2.13 Registration Statement; Proxy Statement/Prospectus. The information supplied by the Company for inclusion in the Registration Statement (as defined in Section 3.10) shall not at the time the Registration Statement is declared effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to consider the Merger (the "Company Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement"), shall not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations thereunder.

     2.14 Restrictions on Business Activities.  Except as set forth in Section
2.14 of the Company Disclosure Schedule, there is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has had or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company.

     2.15 Title to Property. The Company owns no real property. Section 2.15 of the Company Disclosure Statement sets forth a true and complete list of all real property leased by the Company or any of its subsidiaries and the aggregate monthly rental or other fee payable under such lease. Except as set forth in
Section 2.15 of the Company Disclosure Schedule, the Company and each of its subsidiaries have good and marketable title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable as reflected in the Company's financial statements, liens for current taxes not yet delinquent, liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, liens and respective pledges or deposits under worker's compensation laws or similar legislation and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect; and all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default on the part of the Company or its subsidiaries (or event which with notice or lapse of time, or both, would

                                       A-9
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constitute a material default and in respect of which the Company or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect. All the plants, structures and equipment of the Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, except where the failure of such plants, structures and equipment to be in such good operating condition and repair would not, individually or in the aggregate, have a Material Adverse Effect.

     2.16 Taxes.

          (a) The Company and its subsidiaries have filed all United States federal income tax and all other material tax returns required to be filed by them, and the Company and its subsidiaries have paid and discharged all Taxes due in connection with or with respect to the filing of all Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required) and with respect to which the Company is maintaining reserves to the extent currently required in all material respects adequate for their payment except to the extent the failure to do so would not have a Material Adverse Effect. For purposes of this agreement, "Tax" or "Taxes" shall mean taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation)
     (i) income, franchise, profits, gross receipts, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of the Company's knowledge, threatening to assert against the Company or any of its subsidiaries any deficiency or claim for additional Taxes other than additional Taxes with respect to which the Company is maintaining reserves in all material respects adequate for their payment. Neither the Company nor any of its subsidiaries has granted any waiver of any federal or California statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. There are no liens for Taxes on any of the Company's or its subsidiaries' assets, other than liens for Taxes not yet due. The accruals and reserves for Taxes reflected in the March 31, 1995 Balance Sheet are in all material respects adequate to cover all Taxes accruable through the date thereof in accordance with generally accepted accounting principles, and no material tax liability has been incurred (or prior to closing will be incurred) since the date thereof other than in the ordinary course of business. Neither the Company nor any of its subsidiaries is required to include in income either (i) any amount in respect of any adjustment under Section 481 of the Code, or (ii) any installment sale gain, where the inclusion in income would result in a tax liability materially in excess of the reserves therefor. Neither the Company nor any of its subsidiaries has made an election under Section 341(1) of the Code.

          (b) Except as set forth in Section 2.16 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, determined without regard to Section 280G(b)(4) of the Code.

     2.17 Environmental Matters. Except as set forth in Section 2.17 of the Company Disclosure Schedule, and except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries to the best of their respective knowledge (i) have obtained all applicable permits, licenses and other authorization which are required under federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its subsidiaries (or their respective agents); (ii) are

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in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the Company's or any of its subsidiary's (or any of their respective agent's) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

     2.18 Brokers. Except as set forth in Section 2.18 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and any such broker, finder or investment banker pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

     2.19 Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by the Company or its subsidiaries to Parent or Merger Sub in, or pursuant to the provisions of, this Agreement taken together with this Agreement, the exhibits, certificates and schedules delivered hereunder and other documents expressly required to be delivered hereunder contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     2.20 Intellectual Property. The Company owns, or is licensed or otherwise has sufficient rights to use rights to all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, schematics, technology, know-how, microcode, computer software programs or applications and tangible or intangible proprietary information or material that in any material respect are used or proposed to be used in any material portion of the business of the Company and its subsidiaries as currently conducted or as proposed to be conducted within the twelve months following the date hereof (the "Company Intellectual Property"). Section 2.20 of the Company Disclosure Schedule lists all patents, trademarks, registered copyrights, trade names and service marks which are included in the Company Intellectual Property and relate to products currently offered for sale by the Company, and specifies the jurisdictions in which each such Company Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers. Attached to the Company Disclosure Schedule is a catalogue of the Company's software products; the Company holds a registered or unregistered copyright to each such product. Sections 2.5(a) and 2.20 of the Company Disclosure Schedule also list all material licenses, sublicenses and other agreements, other than license agreements with customers in the ordinary course of the Company's business, as to which the Company or any of its subsidiaries is a party and pursuant to which the Company or any of its subsidiaries or any other person is authorized to use any Company Intellectual Property or other trade secret material to the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is in material violation of, and the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder will not impair in any material respect, the Company's rights or alter the rights or obligations of any third party under or violate any material license, sublicense or agreement, except for any Change in Control Provisions. Except as set forth in Section 2.20 of the Company Disclosure Schedule, the Company is not contractually obligated to pay any compensation in excess of $100,000 per year in the aggregate to any third party in respect of any Company Intellectual Property or the material covered thereby or in connection with the services or products in respect of which the Company Intellectual Property is being used or proposed to be used. Except as set forth in Section 2.20 of the Company Disclosure Schedule, no claims with respect to the Company Intellectual

Property have been asserted or, to the knowledge of the Company, are threatened by any person, nor does the Company or any subsidiary of the Company have knowledge of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale or use of any product, or any licensing of any Company Intellectual Property, as now used or offered or proposed for sale, use or licensing by the Company or any subsidiary of the Company, infringes on any copyright, patent or trade secret, (ii) against the use by the Company or any subsidiary of the Company of any Company Intellectual Property, or (iii) challenging the ownership or validity of any of the Company Intellectual Property and which, in the case of all three subclauses, would have a Material Adverse Effect if determined adversely. To the Company's best knowledge, all patents, registered trademarks and copyrights held by the Company are valid. Except as set forth in Section 2.20 of the Company Disclosure Schedule, to the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of the Company or any of its subsidiaries. Except as set forth in Section 2.20 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, or copyrights and which has not been finally terminated prior to the date hereof or (ii) has knowledge of any infringement liability with respect to, or infringement by, the Company or any of its subsidiaries of any trade secret, patent, trademark, service mark or copyright of another. The Company maintains a trade secret protection program pursuant to which its officers, employees and consultants have been requested to sign a proprietary information and inventions agreement substantially in the form delivered to Parent (which agreement includes, among other things, confidentiality and assignment of inventions provisions). Since December 15, 1994 and thereafter, each of the Company's officers, employees and consultants with access to technical data of the Company has signed such an agreement and each such agreement remains in full force and effect. To the best knowledge of the Company, none of its current or former officers, employees or consultants is in violation of such agreements.

     2.21 Pooling Matters. Neither the Company nor any of its affiliates has, to its knowledge and based upon consultation with its independent accountants, taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

     2.22 Insurance. Except as set forth in Section 2.22 of the Company Disclosure Schedule, the Company Disclosure Schedule lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its subsidiaries. There is no claim by the Company or any of its subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company and its subsidiaries are otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company and its subsidiaries. The Company does not know of any threatened termination of or material premium increase with respect to, any of such policies.

     2.23 Opinion of Financial Advisor. The Company has been advised by its financial advisor, Lehman Brothers Inc., that in its opinion, as of the date hereof, the terms of the Merger are fair to the stockholders of the Company from a financial point of view.

     2.24 The Company's Best Knowledge. The term "the Company's best knowledge" or words of similar import shall mean the best knowledge of any of the Company's Chief Executive Officer, Chief Operating Officer, or Chief Financial Officer.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth in the Disclosure Schedule previously delivered by Parent to the Company (the "Parent Disclosure Schedule"):

     3.1 Organization and Qualification; Subsidiaries. Each of Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of Parent and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in connection with Parent or any of its subsidiaries, the term "Material Adverse Effect" means any change or effect that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition, results of operations, or prospects of Parent and its subsidiaries taken as a whole.

     3.2 Certificate of Incorporation and Bylaws. Parent has heretofore furnished to the Company a complete and correct copy of the Certificate of Incorporation and Bylaws, as amended to date, of each Parent and Merger Sub. Such Certificate of Incorporation and Bylaws are in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

     3.3 Capitalization.

          (a) As of June 30, 1995, the authorized capital stock of Parent consisted of (i) 100,000,000 shares of Parent Common Stock of which:
     54,326,189 shares were issued and outstanding, no shares were held in treasury, an aggregate of 5,497,162 shares were reserved for issuance pursuant to outstanding options under Parent's 1982 Stock Option Plan, Nonqualified Stock Option Plan, 1986 Stock Plan and 1987 Non-Employee Directors' Stock Option Plans ("Parent Stock Plans") and 2,503,048 shares remained available for issuance under Parent's 1989 Employee Stock Purchase Plan and (ii) 1,200,000 shares of Incentive Stock were authorized and were reserved for issuance, none of which was outstanding. No material change in such capitalization has occurred between June 30, 1995 and the date hereof. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.001 per share, 100 shares of which are issued and outstanding, as of the date hereof.

          (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and, subject to notice of issuance, shall be listed on the Nasdaq National Market System.

     3.4 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub.

     3.5 No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which Parent's properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's rights, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or its properties are bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act and the rules and regulations thereunder, and the filing and recordation of appropriate merger or other documents as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement, and would not have Material Adverse Effect.

     3.6 Compliance.

          (a) Neither Parent nor Merger Sub is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub, is a party or by which Parent or Merger Sub or Parent's properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) Parent and Merger Sub hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Parent and Merger Sub (collectively, the "Parent Permits"). Parent and Merger Sub are in compliance with the terms of the Parent Permits, except where the failure to so comply would not have a Material Adverse Effect.

     3.7 SEC Filings; Financial Statements.

          (a) Parent has filed all forms, reports and documents required to be filed with the SEC since June 30, 1992, and has heretofore delivered to the Company, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1992, 1993 and 1994, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1995, (iii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since June 30, 1992, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by Parent with the SEC since June 30, 1992 and (v) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     3.8 Absence of Certain Changes or Events. Since June 30, 1995, Parent and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any change in the financial condition, results of operations or business of Parent or any of its subsidiaries having a Material Adverse Effect or, to the best knowledge of Parent, any development that could reasonably be expected to have a Material Adverse Effect, other than as reflected in the Company's results of operations for the quarter ended June 30, 1995, or as disclosed in Company SEC Reports, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Parent or any of its subsidiaries having a Material Adverse Effect, (iii) any change by Parent in its accounting methods, principles or practices or (iv) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     3.9 Absence of Litigation. Other than as disclosed in the Parent SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could have a Material Adverse Effect.

     3.10 Registration Statement; Proxy Statement/Prospectus.

          (a) Subject to the accuracy of the representations of the Company in
     Section 2.13, the registration statement (the "Registration Statement") pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading.

          (b) The information supplied by Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents. The Registration Statement and Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

     3.11 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon Parent which has had or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted or as proposed to be conducted by Parent.

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

     3.12 Brokers. Except as set forth in Section 3.11 of the Parent Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

     3.13 Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by Parent or Merger Sub to the Company in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     3.14 Pooling Matters. Neither Parent nor any of its affiliates has, to its knowledge and based upon consultation with its independent accountants, taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

     3.15 Intellectual Property. Except as disclosed in the Disclosure Schedule, Parent owns or has valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Parent as currently conducted, and to the knowledge of Parent, there is no assertion or claim challenging the validity of any of the foregoing which, individually or in the aggregate, could have a Material Adverse Effect on Parent. Except as disclosed in the Disclosure Schedule, to the knowledge of Parent, the conduct of the business of Parent as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party that, individually or in the aggregate, could have a Material Adverse Effect on Parent. Except as disclose in the Disclosure Schedule, to the knowledge of Parent, there are no infringements of any proprietary rights owned by Parent which, individually or in the aggregate, could have a Material Adverse Effect on Parent.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

     4.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, the Company shall, and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use all reasonable efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

          (a) amend or otherwise change the Company's Certificate of Incorporation or Bylaws or equivalent organizational documents;

          (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (i) any shares of capital stock of any class, or any options (except for options granted consistent with past practices, to employees, other than officers hired on or after September 6, 1995, which options represent the right to acquire no more than 75,000 shares of Company Common Stock in the aggregate and no more than 7,500 shares of Company Common Stock by any individual), warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of the Company, any of its subsidiaries or affiliates (except for the issuance of shares of Company Common Stock issuable upon the exercise of stock options outstanding on the date hereof under the Company's 1985 Option Plan, 1994 Option Plan or the Director Option Plan or pursuant to rights to purchase such shares under the Company ESPP or (ii) any assets of the Company or any of its subsidiaries (except for sales of assets in the ordinary course of business and in a manner consistent with past practice);

          (c) (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

          (d) sell, transfer, license, sublicense or otherwise dispose of any Company Intellectual Property, or amend or modify any existing agreements with respect to any Company Intellectual Property except in the ordinary course of business;

          (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of the Company's subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business; (iv) authorize any capital expenditures in excess of $80,000 for any particular item or which are, in the aggregate, in excess of $350,000 for the Company and its subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 4.1(e);

          (f) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries who are not officers of the Company in accordance with past practices, or grant any severance or termination pay or stock options (except for options granted consistent with past practices, to employees, other than officers, hired on or after September 6, 1995, which options represent the right to acquire no more than 75,000 shares of Company Common Stock in the aggregate and no more than 7,500 shares of Company Common Stock by any individual) to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

          (g) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

          (h) make any material Tax election, settle or compromise any material federal, state, local or foreign income Tax liability, adopt or change any material for amounting material or agree to an extension of a statute of limitations; or

          (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice.

     4.2 No Company Solicitation. The Company shall not, and shall not authorize or permit any of its officers, directors, agents, representatives or advisors to, (a) solicit, initiate or knowingly encourage or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any person relating to (i) any acquisition or purchase of any material asset or assets of the Company or any class of equity securities of the Company, (ii) any tender offer (including a self tender offer) or exchange offer involving shares of capital stock of the Company, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company other than the transactions contemplated by this Agreement or (iv) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would or could reasonably be expected to materially dilute the benefits to Parent of the transactions contemplated hereby (the transactions referred to in clauses (i)-(iv) are collectively referred to herein as "Company Transaction Proposals"), or (b) enter into or participate in any discussions or negotiations regarding any Company Transaction Proposal, or furnish to any other person any information with respect to its business, properties or assets or any Company Transaction Proposal, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any person to make or seek any Company Transaction Proposal; provided, however, that the foregoing shall not prohibit the Company from (x) furnishing information pursuant to a confidentiality agreement substantially similar to the Confidentiality Agreement (as defined in Section 5.3(b) hereof) to a third party who has initiated contact with the Company regarding a bona fide unsolicited Company Transaction Proposal under circumstances not constituting a breach of the foregoing provisions of this Section 4.2 (a "Permitted Company Contact"), (y) engaging in discussions or negotiations with a third party who has initiated a Permitted Company Contact regarding a Company Transaction Proposal, and/or (z) following receipt of a Company Transaction Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise make disclosure to its stockholders, but in each case referred to in the foregoing clauses (x) through (z) only to the extent that the Board of Directors of the Company shall have concluded in good faith in the exercise of its fiduciary duties, after consultation with its outside counsel and financial advisor, that such actions are more likely than not to result in a bona fide Company Transaction Proposal, the terms of which would be more favorable to the Company's stockholders than the Merger (a "Superior Company Proposal"). If the Company receives a Company Transaction Proposal, the Company shall within one business day of its receipt of such proposal inform Parent of the terms and conditions of such proposal and identity of the person making it. Immediately from and after the date hereof, the Company will cease and cause to be terminated any existing activities, discussions or negotiations with the parties conducted heretofore with respect to any Company Transaction Proposal.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Proxy Statement/Prospectus; Registration Statement.

          (a) Each of the Company and Parent shall promptly prepare and file with the SEC the Proxy Statement and Parent shall promptly prepare and file with the SEC the Registration Statement on Form S-4, in which the Proxy Statement will be included as a prospectus. Subject to Section 4.2, each of Parent and the Company shall use all reasonable efforts to (i) have the Registration Statement declared effective under the Securities Act a promptly as practicable after such filing and (ii) cause the Proxy Statement to be mailed to the stockholders of the Company at the earliest practicable date. Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of the Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action.

          (b) Parent and the Company shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable Blue Sky or similar securities laws, rules and regulations and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

     5.2 Meeting of Company Stockholders. The Company shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Company Stockholders' Meeting. The Company shall consult with Parent and use all reasonable efforts to hold the Company Stockholders' Meeting as soon as practicable and shall not postpone or adjourn (other than for the absence of a quorum) the Company Stockholders' Meeting. Subject to Sections 4.2 and 5.1(a), the Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law to effect the Merger.

     5.3 Access to Information; Confidentiality.

          (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which the Company is subject (from which the Company shall use reasonable efforts to be released) the Company shall (and shall cause its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Parent, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and during such period, the Company shall (and shall cause its subsidiaries to) furnish promptly to Parent all information concerning its business, properties and personnel as Parent may reasonably request, and shall make available to Parent such appropriate individuals for discussion of the Company's business, properties and personnel as Parent may reasonably request.

          (b) Parent shall keep such information confidential in accordance with the terms of the Confidential Information Exchange Agreement, dated August 10, 1995 (the "Confidentiality Agreement"), between Parent and the Company.

     5.4 Hart-Scott-Rodino Filings. Each of Parent, the Company and Jerry Kirk shall promptly prepare and file the applicable notices required to be filed by it under the HSR Act and comply promptly with any requests to it from the Federal Trade Commission or United States Department of Justice for additional information.

     5.5 Consents; Approvals. The Company and Parent shall use all reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. The Company and Parent shall furnish all information required to be included in the Proxy Statement and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

     5.6 Stock Options.

          (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each a "Company Option") under the Company's 1985 Option Plan and 1994 Option Plan, as amended (the "Company Option Plans"), whether vested or unvested, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the either of the Company Option Plans, as applicable, (and in the agreement issued to the optionee for each such Company Option) immediately prior to the Effective Time, except that (i) such Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were purchasable under such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

          (b) After the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

          (c) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

          (d) In accordance with the terms of the Company's Directors Option Plan, (i) from and after the date 30 days prior to the Effective Time, all options outstanding under such plan shall become fully exercisable without regard to the vesting schedule of such options and (ii) all options outstanding thereunder at the Effective Time shall terminate and no such options shall be exercisable after the Effective Time, be assumed by Parent or be converted into the right to purchase Parent Common Stock.

          (e) As promptly as practicable after the Effective Time, Parent shall file a registration statement, or amend an existing registration statement, in order to cover the shares of Parent Common Stock issuable upon the exercise of the Company Options converted to Parent Options pursuant to this Section 5.6 and shall use all reasonable efforts to cause the offer and sale of such shares to be registered under the Securities Act, and to maintain such registration in effect until the exercise or termination of the Company Options. Parent shall also use all reasonable efforts to cause such shares of Parent Common Stock to be listed on the Nasdaq National Market System.

     5.7 Company Employee Stock Purchase Plans.

          (a) The Company shall take such actions as are necessary to cause the Purchase Date (as such term is used in the Company ESPP) applicable to the then current offering period (as such term is used in the Company ESPP) to be the last trading day on which the Company Common Stock is traded on the Nasdaq National Market immediately prior to the Effective Time (the "Final Company Purchase Date"); provided, that such change in the Purchase Date shall be conditioned upon the consummation of the Merger. On the Final Company Purchase Date, the Company shall apply the funds credited as of such date under the Company ESPP within each participant's payroll withholdings account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company ESPP.

          (b) Parent hereby consents, pursuant to Section 4.1 hereof, to the grant of rights to purchase shares of Company Common Stock pursuant to and in accordance with the terms of the Company ESPP and consistent with the Company's past practices, except as otherwise contemplated by this Section 5.7.

     5.8 Agreements of Affiliates. The Company has delivered to Parent, prior to the date of this Agreement, a letter (the "Affiliate Letter") identifying all persons who are "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter, or who shall be an "affiliate" at the time of the Company Stockholders' Meeting, to deliver to Parent, prior to the Effective Time, a written agreement (an "Affiliate Agreement") in the form attached hereto as Exhibit A.

     5.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.10 Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

     5.11 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable laws or the rules and regulations of the Nasdaq National Market.

     5.12 Nasdaq Listing. Parent shall file an additional listing application with Nasdaq to list the shares of Parent Common Stock to be issued in the Merger and shall use its best efforts to cause such application to be approved prior to the Effective Time.

     5.13 Director and Officer Indemnification. Parent agrees that all rights to indemnification and advancement of expenses existing in favor of the current and former directors and officers of the Company (the "Indemnified Parties") under the provisions existing on the date hereof the Certificate of Incorporation, Bylaws and indemnification agreements of the Company shall survive the Effective Date for a period of six years thereafter and Parent agrees to indemnify and advance expenses to the Indemnified Parties to the full extent as would be required or permitted by the Company under the provisions existing on the date hereof of the Certificate of Incorporation, Bylaws and indemnification agreements of the Company. Until the third anniversary of the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect with respect to matters occurring prior to the Effective Time, to the extent available on reasonable economic terms, the policies of directors' and officers' liability insurance currently maintained by the Company; provided that the Surviving Corporation may substitute therefor policies containing coverage, terms and conditions which are comparable.

                                   ARTICLE VI

                              CONDITIONS OF MERGER

     6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall, on or prior to the Effective Time, have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC;

          (b) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company;

          (c) Nasdaq Listing. The shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been authorized for listing on the Nasdaq National Market.

          (d) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking arty of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal; and

          (f) Tax Opinion. Parent and the Company shall have received written opinions of Venture Law Group and Tomlinson Zisko Morosoli & Maser, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. In rendering such opinion, counsel may rely upon representations of the parties hereto contained herein and in certificates of officers of Parent, the Company and others.

     6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement (together with the Company Disclosure Schedule), except that the representation contained in Section 2.8(i) shall be correct only as of the date of this Agreement (and shall remain true and correct as of such date), and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omission of such representations and warranties as do not have a Material Adverse Effect, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

          (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company;

          (d) Employment/Non-Compete Agreements. Parent shall have entered into consulting or employment agreements in a form reasonably satisfactory to Parent (which agreements shall include a covenant not to compete with Parent) with Jerry Kirk and Kenneth E. Lonchar;

          (e) Affiliate Agreements. Parent shall have received from each person who is identified in the Affiliate Letter as an "affiliate" of the Company, an Affiliate Agreement substantially in the form attached hereto as Exhibit A; and

          (f) Opinion of Accountants.  Provided that Parent has complied with
     Section 5.12 hereof, Parent and the Company shall have received an opinion of Deloitte & Touche LLP, independent auditors, to the effect that the Merger qualifies for a pooling of interests accounting treatment if consummated in accordance with this Agreement, which opinion shall be delivered before or concurrent with the execution of this Agreement.

     6.3 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement (together with the Parent Disclosure Schedule), and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omission of such representations and warranties as do not have a Material Adverse Effect, and the Company shall have received a certificate to such effect signed by the President and Treasurer of Parent;

          (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the President and Treasurer of Parent;

          (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub;

          (d) Opinion of Investment Banker. Lehman Brothers Inc. shall have delivered an opinion to the Board of Directors of the Company, dated the date of this Agreement and reaffirmed no earlier than two days prior to the mailing of the Proxy Statement, in form reasonably satisfactory to the Company, to the effect that the consideration to be received by the stockholders of the Company pursuant to this Agreement is fair from a financial point of view to such holders.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

          (b) by either Parent or the Company if the Merger shall not have been consummated by January 31, 1996; provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

          (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

          (d) by Parent or the Company, if, at the Company Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Company shall not have been obtained; or

          (e) by the Company if prior to the consummation of the Merger, (i) the Company receives a bona fide written Company Transaction Proposal from a third party, (ii) the Board of Directors of the Company determines in good faith pursuant to Section 4.2 that such Company Transaction Proposal is a Superior Company Proposal and (iii) the Company has provided Parent with at least five business days' written notice of such Company Transaction Proposal, including a copy thereof, and of the determination of its Board of Directors referred to in clause (ii) above; provided, however, that a condition to the effectiveness of the termination of this Agreement and the abandonment of the Merger pursuant to this subsection 7.1(e) is the payment to Parent in same day funds of the sum of Five Million Dollars ($5,000,000) (the "Termination Fee"); or

          (f) by Parent, if neither Parent nor Merger Sub is in material breach of its obligations under this Agreement, and if (A) there has been a breach by the Company of any of its representations and warranties hereunder such that Section 6.2(a) will not be satisfied or (B)there has been the willful breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 6.2(b) will not be satisfied, and, in both case (A) and case (B), such breach has not been promptly cured after notice to the Company; or

          (g) by the Company, if it is not in material breach of its obligations under this Agreement, and if (A)there has been a breach by Parent or Merger Sub of any of their respective representations and warranties hereunder such that Section 6.3(a) will not be satisfied or (B) there has been the willful breach on the part of Parent or Merger Sub of any of their respective covenants or agreements contained in this Agreement such that Section 6.3(b) will not be satisfied, and, in both case (A) and case (B), such breach has not been promptly cured after notice to Parent and Merger Sub.

          (h) by Parent for any reason other than as provided in subsections 7.1(a), (b), (c), (d) or (f) upon payment by Parent to the Company, as liquidated damages for breach of this Agreement, the amount of the Termination Fee, in same day funds. The parties agree that such amount is a reasonable sum considering all the circumstances existing on the date of this Agreement, including the relationship of the sum to the range of harm to the Company that reasonably could be anticipated and the anticipation that proof of actual damages would be costly or inconvenient.

     The power of termination provided for by this Section 7.1 may be exercised for Parent or the Company only by their respective Boards of Directors and will be effective only after written notice thereof, signed on behalf of the party for which it is given by its Chairman of the Board, President or other duly authorized officer, shall have been given to the other. If this Agreement is terminated in accordance with this Section 7.1, the Merger shall be abandoned without further action by Parent or the Company.

     7.2 Liquidated Damages. In the event that the Company terminates this Agreement as a result of Parent's continued breach of the Agreement pursuant to
Section 7.1(g) hereof, then Parent shall pay to the Company an amount equal to the Termination Fee as liquidated damages. The parties agree that such amount is a reasonable sum considering all the circumstances existing on the date of this Agreement, including the relationship of the sum to the range of harm to the Company that reasonably could be anticipated and the anticipation that proof of actual damages would be costly or inconvenient.

     7.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (i) except as set forth in Section 7.1(e), Section 7.1(h), Section 7.2, Section 7.4 and
Section 8.1 hereof and (ii) except as set forth in clause (i) of this Section 7.3, notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall be relieved of or released from any liabilities or damages arising out of any breach of any provision of this Agreement.

     7.4 Fees and Expenses.  Except as set forth in Section 7.1(e), 7.1(h),
Section 7.2 and this Section 7.4, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

     7.5 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     7.6 Waiver. At any time prior to the Effective Time, any party hereto may
(a) extend the time for the performance of any of the obligations or other acts required hereunder, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, in the case of each of subsections (a), (b) and (c), by or of the other parties hereto. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article I,
Section 5.5, Section 5.6 and Section 5.13, shall survive the Effective Time indefinitely and those set forth in Section 5.3(b) and 7.2 shall survive termination indefinitely.

     8.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally, by fax or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address shall be effective upon receipt):

          (a) If to Parent or Merger Sub:

              Mentor Graphics Corporation
              8005 S.W. Boeckman Road
              Wilsonville, OR 97070-7777
              Facsimile Number: (503) 685-1485
              Attention: Vice President and General Counsel

        With a copy to:

            Venture Law Group
            2800 Sand Hill Road
            Menlo Park, CA 94025
            Facsimile Number: (415) 854-1121
            Attention: Craig W. Johnson

          (b) If to the Company:

              Microtec Research, Inc.
              2350 Mission College Boulevard
              Santa Clara, CA 95054
              Facsimile Number: (408) 982-8266
              Attention: President

        With a copy to:

            Tomlinson Zisko Morosoli & Maser
            200 Page Mill Road
            Second Floor
            Palo Alto, CA 94306
            Facsimile Number: (415) 324-1808
            Attention: Timothy Tomlinson

     8.3 Certain Definitions.  For purposes of this Agreement, the term:

          (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "beneficial owner" with respect to any shares of Company Common Stock, means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options. or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or
     (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

          (c) "business day" means any day other than a day on which banks in Oregon or California are required or authorized to be closed;

          (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (f) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     8.4 Headings. The headings continued in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     8.6 Entire Agreement. This Agreement, together with the Disclosure Schedules, exhibits and schedules hereto, constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     8.7 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Merger Sub may assign all or any of its rights hereunder to any wholly owned nonoperating subsidiary of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder.

     8.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     8.9 Governing Law. This Agreement shall governed by, and construed in accordance with, the laws of the State of Delaware.

     8.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          MENTOR GRAPHICS CORPORATION

                                          By: /s/ WALDEN C. RHINES

                                            ------------------------------------
                                            Walden C. Rhines
                                            President and Chief Executive
                                              Officer

                                          M ACQUISITION SUB, INC.

                                          By: /s/ WALDEN C. RHINES

                                            ------------------------------------
                                            Walden C. Rhines
                                            President

                                          MICROTEC RESEARCH, INC.

                                          By: /s/ JERRY KIRK

                                            ------------------------------------
                                            Jerry Kirk
                                            Chairman of the Board, President and
                                            Chief Executive Officer

                                   EXHIBIT A

                              AFFILIATE AGREEMENT
                                               , 1995

Mentor Graphics Corporation
8005 S.W. Boeckman Road
Wilsonville, OR 97070-7777

Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Merger dated as of October 9, 1995 (the "Merger Agreement"), among Mentor Graphics Corporation, an Oregon corporation ("Parent"), M Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Microtec Research, Inc., a Delaware corporation (the "Company"), Parent will acquire the Company through the merger of Merger Sub with and into the Company (the "Merger"). Subject to the terms and conditions of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), outstanding shares of the common stock, par value $.001 per share, of the Company (the "Company Common Stock") will be converted into the right to receive shares of the common stock, no par value, of Parent (the "Parent Common Stock") on the basis described in the Merger Agreement. The Merger is intended to qualify as a "reorganization" under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

     The undersigned has been advised that as of the date hereof it may be deemed to be (but does not hereby admit to be) an "affiliate" of the Company, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission.

     The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, stockholders of Parent, the Company, other stockholders of the Company and their respective counsel and accounting firms.

     The undersigned represents and warrants to and agrees with Parent that:

     1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder.

     2. The undersigned has carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent the undersigned felt necessary, with its counsel or with counsel for the Company.

     3. The undersigned shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

     4. The undersigned has been advised that the issuance of shares of Parent Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since, at the time the Merger was submitted for a vote of the stockholders of the Company the undersigned may be deemed to have been an affiliate of the Company and the distribution by the undersigned of any Parent Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock issued to the undersigned in the Merger unless
(i) such sale, transfer or other disposition has been registered under the Act,
(ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     5. Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by the undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available. Parent agrees that it shall make available adequate current public information as required by Rule 144(c) promulgated by the Commission under the Act.

     6. Stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Common Stock and that there will be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

     "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated October 9, 1995, between the registered holder hereof and Parent, a copy of which agreement is on file at the principal offices of Parent."

     7. Unless the transfer by the undersigned of its Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued any transferee of the undersigned:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     8. The legends set forth in paragraphs 6 and 7 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

     9. The undersigned is the beneficial owner of (has sole or shared voting or investment power with respect to) all the shares of Company Common Stock, options to purchase Company Common Stock indicated on the last page hereof (the "Company Securities"). Except for the Company Securities, the undersigned does not beneficially own any shares of Company Common Stock or any other equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company.

     10. Continuity of Interest. The undersigned has, and at all times from the date hereof to the Effective Time will have, no present plan or intent to engage in a sale, exchange, transfer, pledge, redemption, disposition or any other transaction (including a distribution by a partnership to its partners or by a corporation to its shareholders) that results in a reduction in the risk of ownership (collectively, a "Sale") of more than 25% of the Parent Common Stock to be acquired by the undersigned upon consummation of the Merger. The undersigned is not aware of, nor participating in, any plan or intent on the part of the Company shareholders (a "Plan") to engage in Sales of Parent Common Stock to be issued in the Merger that will reduce the Company shareholders' ownership of Parent Common Stock to a number of shares having an aggregate fair market value, as of the Effective Time, of less than fifty percent (50%) of the aggregate fair market value of all shares of outstanding Company Common Stock immediately prior to the Merger. A Sale of Company Common Stock will be considered to have occurred pursuant to a Plan if such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger Agreement (a "Related Transaction"). In addition, shares of Company Common Stock
(i) exchanged for cash in lieu of fractional shares of Company Common Stock and
(ii) with respect to which a Sale occurred in a Related Transaction prior to or after the Merger will be considered to have been shares of outstanding Company Common Stock that were exchanged for Parent Common Stock in the Merger and then disposed of pursuant to a Plan. If any of the undersigned's representations and covenants in this paragraph 10 ceases to be true at any time prior to the Effective Time, the undersigned will deliver to each of Company and Parent, prior to the Effective Time, a written statement to that effect. Except as indicated on the last page hereof, the undersigned Shareholder has not engaged in a sale of any shares of Company Common Stock since July 1, 1995. The undersigned Shareholder understands and acknowledges that Company, Parent and their respective shareholders and stockholders, as well as legal counsel (in connection with rendering an opinion that the Merger will qualify as a "reorganization" described in Section 368(a) of the Code), are entitled to rely on (i) the truth and accuracy of the undersigned Shareholder's representations and covenants herein and (ii) the undersigned Shareholder's performance of the obligations set forth herein.

     11. Notwithstanding any other provision hereof to the contrary, during the 30-day period immediately preceding the Effective Time (as defined in the Agreement), the undersigned has not or will not, and after the Effective Time until such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, the undersigned will not sell, transfer or otherwise dispose of, or offer or agree to sell, transfer or otherwise dispose of, or in any other way reduce the risk of the undersigned's risk of ownership of or investment in, any of the following:

          (a) any shares of Parent Common Stock which the undersigned may acquire in connection with the Merger, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefore (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities;

          (b) any Company Securities; or

          (c) any shares of Company Common Stock or other Company equity securities which the undersigned purchases or otherwise acquires after the execution of this Affiliate Agreement.

     12. As promptly as practicable following the Merger, Parent shall publish results covering at least 30 days of combined operations of the Company and Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations; provided, however, that Parent shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Parent.

                    NUMBER OF SHARES OF COMPANY COMMON STOCK
                     BENEFICIALLY OWNED BY THE UNDERSIGNED:
                            ------------------------

              NUMBER OF SHARES OF COMPANY COMMON STOCK SUBJECT TO
                 OPTIONS BENEFICIALLY OWNED BY THE UNDERSIGNED:
                            ------------------------

SALES OF COMPANY COMMON STOCK BY THE UNDERSIGNED SINCE JULY 1, 1995 ____ :
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                          Very truly yours,

                                          --------------------------------------
                                          (print name of stockholder above)

                                          By:

                                            ------------------------------------

                                          Title:

                                             -----------------------------------
                                             (if applicable)

Accepted this ____ day
of  ______________ , 1995,
by:

MENTOR GRAPHICS CORPORATION

By:

   --------------------------------------------------------

Name:

      -------------------------------------------------------

Title:

     --------------------------------------------------------

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER


     THIS AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (the "AMENDMENT") is entered into as of November 6, 1995, by and among Microtec Research, Inc., a Delaware corporation ("MRI"), Mentor Graphics Corporation, an Oregon corporation ("PARENT") and M Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB") to amend that certain Agreement and Plan of Merger entered into as of October 9, 1995 by and among MRI, Parent and Merger Sub (the "MERGER AGREEMENT"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement.

                                    RECITALS

     A. Pursuant to the Merger Agreement, Merger Sub will merge into and with MRI and MRI will be the surviving corporation.

     B. Pursuant to Article VII, Section 7.5, the Merger Agreement may be amended by or on behalf of the respective Boards of Directors by a writing signed by the parties to the Merger Agreement.

     C. In accordance with Article VII, Section 7.2 of the Merger Agreement, in the event that Parent is in continuing breach of certain obligations set forth in the Merger Agreement, MRI has the option to terminate the Merger Agreement upon Parent's failure to promptly cure such breach after notice of the breach from MRI. Parent must pay to MRI an amount equal to the Termination Fee of Five Million Dollars ($5,000,000) as liquidated damages for such breach and resulting termination.

     D. In connection with the Merger Agreement and pending Merger, the parties desire to increase the amount payable pursuant to Article VII, Section 7.2 by Parent to MRI as liquidated damages from an amount equal to the Termination Fee of Five Million Dollars ($5,000,000) to Ten Million Dollars ($10,000,000), and in consideration of the increase in liquidated damages, MRI will reasonably cooperate in certain transition planning, including making its employees reasonably available for consultations with Parent and making office space and administrative support available on a reasonable basis for certain Parent employees engaged in the transition effort.

                                   AMENDMENT

     NOW, THEREFORE, in reliance on the foregoing recitals and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MRI, Parent and Merger Sub do hereby consent and agree as follows:


     1. Article VII, Section 7.2 is amended to increase the liquidated damages payable by Parent to MRI for certain continuing breaches of the Merger Agreement from an amount equal to the Termination Fee to Ten Million Dollars ($10,000,000), which amount is a reasonable sum considering all the circumstances existing on the date of this Amendment, including the relationship of the sum to the range of harm to MRI that reasonably could be anticipated and the anticipation that proof of actual damages would be costly or inconvenient.


     2. MRI will reasonably cooperate in certain transition planning, including making its employees reasonably available for consultations with Parent and making office space and administrative support available on a reasonable basis for certain Parent employees engaged in the transition effort.

     3. Except as expressly amended herein, the terms and conditions of the Merger Agreement shall remain in full force and effect.

Microtec Research, Inc.
Amendment to Agreement and Plan of Merger
Page 2

     4. This Amendment may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, MRI, Parent and Merger Sub have executed this Amendment as of the date first hereinabove written.

                                          MICROTEC RESEARCH, INC.


                                          By:   /s/  JERRY KIRK


                                            ------------------------------------
                                            Jerry Kirk
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                                          MENTOR GRAPHICS CORPORATION


                                          By:   /s/  WALDEN C. RHINES


                                            ------------------------------------
                                            Walden C. Rhines
                                            President and Chief Executive
                                              Officer

                                          M ACQUISITION SUB, INC.


                                          By:   /s/  WALDEN C. RHINES


                                            ------------------------------------
                                            Walden C. Rhines
                                            President

                                                                         ANNEX B

                        OPINION OF LEHMAN BROTHERS, INC.

                                                                 October 9, 1995

Board of Directors
Microtec Research, Inc.
2350 Mission College Boulevard
Santa Clara, CA 95054

Attention:  Mr. Jerry Kirk
          Chairman and Chief Executive Officer

Members of the Board:

     We understand that Microtec Research, Inc. ("Microtec" or the "Company") intends to merge with M Acquisition Sub, Inc. ("MAS"), a wholly-owned subsidiary of Mentor Graphics Corporation ("Mentor"), whereby Microtec shall continue as the surviving corporation and become a wholly-owned subsidiary of Mentor (the "Proposed Merger"). In the Proposed Merger, each outstanding share of Microtec stock will be exchanged for 0.69307 shares of Mentor common stock (the "Conversion Ratio"). In addition, each outstanding option to purchase Microtec common stock will be converted to an option to purchase shares of Mentor common stock based upon the Conversion Ratio. The terms and conditions of the Proposed Merger are set forth in more detail in the Agreement and Plan of Merger by and among Microtec, MAS and Mentor dated as of October 9, 1995 (the "Merger Agreement").

     We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the Conversion Ratio to be offered to such stockholders in the Proposed Merger. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement, (2) such publicly available information concerning the Company and Mentor which we believe to be relevant to our inquiry, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (4) financial and operating information with respect to the business, operations and prospects of Mentor furnished to us by Mentor, (5) a trading history of the Company's common stock and a comparison of that trading history with those of other companies which we deemed relevant, (6) a trading history of Mentor's common stock and a comparison of that trading history with those of other companies which we deemed relevant,
(7) a comparison of the historical financial results and present financial condition of the Company with those of other companies which we deemed relevant,
(8) a comparison of the historical financial results and present financial condition of Mentor with those of other companies which we deemed relevant, (9) a comparison of the financial terms of the Proposed Merger with the financial terms of certain other recent transactions which we deemed relevant, and (10) the potential pro forma earnings per share impact of the Proposed Merger on Mentor's earnings. In addition, we have had discussions with the managements of the Company and Mentor concerning their respective businesses, operations, assets, financial conditions and prospects, and undertook such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the

Microtec Research, Inc.
October 9, 1995
Page 2

financial forecasts of the Company and Mentor, upon advice of the Company we have assumed that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements of the Company and Mentor as to the future financial performance of the Company and Mentor, as the case may be, and that the Company and Mentor will perform in accordance with such forecasts. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Mentor and have not made nor obtained any evaluations or appraisals of the assets or liabilities of the Company or Mentor. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Conversion Ratio to be offered to the stockholders of the Company in the Proposed Merger is fair to such stockholders.

     The Company has agreed to pay us a fee in connection with the delivery of this opinion and to indemnify us for certain liabilities which may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past and have received customary fees for such services. In the ordinary course of our business, we may actively trade in the equity securities of the Company and Mentor for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Merger.

                                          Very truly yours,

                                          LEHMAN BROTHERS

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Restated Certificate of Incorporation of the Registrant provides that a director of the Registrant, to the full extent permitted by the Oregon Business Corporation Act shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Article V of the Registrant's Bylaws provides for the indemnification of officers, directors, employees and agents of the Registrant. The Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending, or completed action, suit or proceeding (other than an action by or in the right of the corporation), if they acted in good faith and in a manner they reasonably believe to be in or not opposed to the best interest of the corporation, was not adjudged liable on the basis of receipt of an improper personal benefit, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In relation to a proceeding by or in the right of the Registrant, a director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of such proceeding if the director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation. The Bylaws also provide that expenses incurred by a director or officer may be advanced by the Registrant upon receipt of a written affirmation of such director or officer's good faith belief that he or she is entitled to be indemnified by the corporation and an undertaking by or on behalf of the director or officer to repay such amount to the extent it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant. The Registrant may also obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.

     The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors, or otherwise.

     The Registrant has also entered into Indemnity Agreements with all directors and officers. While the Indemnity Agreements in large part incorporate the indemnification provisions of the Oregon Business Corporation Act ("the Act") as described above, they vary from the Act in several respects. The Indemnity Agreements obligate the Registrant to provide the maximum indemnification protection allowed under Oregon law, which is intended to provide indemnification broader than that expressly authorized by the Act. The most significant effect of the Indemnity Agreements is to add indemnification for judgments and settlements of derivative lawsuits to the fullest extent permitted by law as may be limited by public policy considerations applied by the courts.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS

     The following exhibits are filed herewith or incorporated herein by reference.


EXHIBIT                                                                                  PAGE OR
NUMBER                                         DESCRIPTION                               FOOTNOTE
------            ---------------------------------------------------------------------  --------
  2.1        --   Agreement and Plan of Merger, dated as of October 9, 1995 as amended
                  November 6, 1995, among the Registrant, M Acquisition Sub, Inc. and
                  Microtec Research, Inc. (included as Annex A to the Proxy
                  Statement/Prospectus included as part of this Registration
                  Statement).
 *2.2        --   Form of Certificate of Merger between M Acquisition Sub, Inc. and
                  Microtec Research, Inc.
  3.1 (1)    --   Restated Articles of Incorporation of the Registrant, as amended.
  3.2 (2)    --   Bylaws of the Registrant.
 *5.1        --   Opinion of Venture Law Group, A Professional Corporation, as to the
                  legality of the Registrant's Common Stock being registered hereby.
  8.1        --   Form of tax opinion of Venture Law Group, A Professional Corporation, together with Exhibits.

EXHIBIT                                                                                  PAGE OR
NUMBER                                         DESCRIPTION                               FOOTNOTE
------            ---------------------------------------------------------------------  --------
  8.2        --   Form of tax opinion of Tomlinson Zisko Morosoli & Maser, together with Exhibits.
 10.1 (3)    --   1982 Stock Option Plan.
 10.2 (4)    --   Nonqualified Stock Option Plan.
 10.3 (5)    --   1986 Stock Plan.
 10.4 (6)    --   1987 Non-Employee Directors' Stock Option Plan.
 10.5 (7)    --   Stock Option Agreement under the 1986 Stock Plan dated October 15,
                  1993 between the Registrant and Walden C. Rhines.
 10.6 (8)    --   Employment Agreement dated July 7, 1993, as amended July 5, 1994, between the Registrant and R. Douglas Norby.
 10.7 (9)    --   Form of Indemnity Agreement entered into between the Registrant and each of its officers and directors.
 10.8 (10)   --   Lease dated November 20, 1991, for 999 Ridder Park Drive and 1051
                  Ridder Park Drive, San Jose, California.
 10.9 (11)   --   Amended and Restated Loan Agreement between the Registrant and First
                  Interstate Bank of Oregon, N.A. dated December 31, 1992, as amended.
 21.1 (12)   --   Subsidiaries of the Registrant.
*23.1        --   Consent of Venture Law Group, A Professional Corporation, with respect to the legality of securities being registered (contained in
                  Exhibit 5.1).
*23.2        --   Consent of Venture Law Group, A Professional Corporation, with respect to certain tax matters (contained in Exhibit 8.2).
 23.3        --   Consent of KPMG Peat Marwick LLP, Independent Auditors, with respect to financial statements of the Registrant.
 23.4        --   Consent of Deloitte & Touche LLP, Independent Auditors, with respect to financial statements of Microtec.
*23.5        --   Consent of Lehman Brothers with respect to its fairness opinion.
*24.1        --   Power of Attorney (included in page II-4).
*99.1        --   Voting Agreement, dated as of October 9, 1995, among the Registrant,
                  Microtec and Jerry Kirk.
 99.2        --   Consultant Services Agreement, dated October 9, 1995, between the
                  Registrant and Jerry Kirk, together with the Agreement Re Stock
                  Option, dated October 9, 1995, between the Registrant and Jerry Kirk, the Assignment and Assumption of Contract, dated November 6, 1995, between Microsystem Services, Inc. and Jerry Kirk, and the Guaranty,
                  dated November 6, 1995, between the Registrant and Jerry Kirk, relating to the Consultant Services Agreement.
 99.3        --   Form of Proxy Card.



     (B) FINANCIAL STATEMENT SCHEDULE



     The following schedule is filed herewith.



 II.  Valuation and Qualifying Accounts



     Other financial statement schedules have been omitted since they are either not required, not applicable, or the required information is shown in the Consolidated Financial Statements or notes thereto.

---------------

 * Previously filed with the Commission.


 (1) Incorporated by reference to Exhibit 4A to the Registrant's Registration Statement on Form S-3 (Registration No. 33-23024).

 (2) Incorporated by reference to Exhibit 4B to the Registrant's Registration Statement on Form S-3 (Registration No. 33-56759).

 (3) Incorporated by reference to Exhibit 10A to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "1994 Form 10-K").

 (4) Incorporated by reference to Exhibit 10B to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (the "1989 Form 10-K").

 (5) Incorporated by reference to Exhibit 10C to the Registrant's 1989 Form
     10-K.

 (6) Incorporated by reference to Exhibit 10D to the Registrant's 1994 Form
     10-K.

 (7) Incorporated by reference to Exhibit 10E to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

 (8) Incorporated by reference to Exhibit 10F to the Registrant's 1994 Form
     10-K.

 (9) Incorporated by reference to Exhibit B to the Registrant's 1987 Proxy Statement.

(10) Incorporated by reference to Exhibit 10M to the Registrant's Form SE dated March 25, 1992.

(11) Incorporated by reference to Exhibit 10J to the Registrant's Form SE dated March 25, 1993.

(12) Incorporated by reference to Exhibit 21 to the Registrant's 1994 Form 10-K.

ITEM 22.  UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     B. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     C. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     D. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Mentor Graphics Corporation has duly caused this Amendment No. 1 to the Registration Statement No. 33-63733 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on December 5, 1995.


                                          MENTOR GRAPHICS CORPORATION

                                          By: /s/  WALDEN C. RHINES
                                            ------------------------------------
                                            Walden C. Rhines
                                            President and Chief Executive
                                              Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



             SIGNATURE                                TITLE                         DATE
             ---------                                -----                         ----
      /s/     WALDEN C. RHINES               Director, President and          December 5, 1995
-----------------------------------          Chief Executive Officer
         Walden C. Rhines                 (Principal Executive Officer)
                    *                       Senior Vice President and         December 5, 1995
-----------------------------------          Chief Financial Officer
         R. Douglas Norby
                    *                       Corporate Controller and          December 5, 1995
-----------------------------------         Chief Accounting Officer
       James J. Luttenbacher
                    *                  Chairman of the Board of Directors     December 5, 1995
-----------------------------------
          Jon A. Shirley
                    *                               Director                  December 5, 1995
-----------------------------------
         Marsha B. Congdon
                    *                               Director                  December 5, 1995
-----------------------------------
         James R. Fiebiger
                    *                               Director                  December 5, 1995
-----------------------------------
      Fontaine K. Richardson


  *By: /s/     DEAN FREED
      --------------------------
      Dean Freed
      Attorney-in-Fact

                                                                     SCHEDULE II



                          MENTOR GRAPHICS CORPORATION



                       VALUATION AND QUALIFYING ACCOUNTS


                                 (IN THOUSANDS)



                                                                 ADDITIONS
                                                                 CHARGED TO
                                                   BEGINNING       COST &                      ENDING
                   DESCRIPTION                      BALANCE       EXPENSES      DEDUCTION      BALANCE
-------------------------------------------------  ---------     ----------     ----------     -------
Year ended December 31, 1992:
  Allowance for deferred tax assets..............   $     0       $      0       $      0      $     0
  Allowance for doubtful accounts................   $ 3,736       $  1,282       $    642(1)   $ 4,376
  Allowance for obsolete inventory...............   $15,639       $  2,665       $  5,868(2)   $12,436
  Accrued restructure costs......................   $10,233       $ 14,500       $ 12,463(3)   $12,270
Year ended December 31, 1993:
  Allowance for deferred tax assets..............   $     0       $ 58,495(4)    $      0      $58,495
  Allowance for doubtful accounts................   $ 4,376       $    508       $    956(1)   $ 3,928
  Allowance for obsolete inventory...............   $12,436       $  1,924       $  6,346(2)   $ 8,014
  Accrued restructure costs......................   $12,270       $ 26,200       $ 10,096(3)   $28,374
Year ended December 31, 1994:
  Allowance for deferred tax assets..............   $58,495       $      0       $ 12,282(4)   $46,213
  Allowance for doubtful accounts................   $ 3,928       $    478       $  1,559(1)   $ 2,847
  Allowance for obsolete inventory...............   $ 8,014       $      0       $  7,155(2)   $   859
  Accrued restructure costs......................   $28,374       $  4,000       $ 20,477(3)   $11,897


---------------

(1) Deductions primarily represent accounts written off during the period.



(2) Deductions represent inventory scrapped during each period and reclassification of demonstration equipment from inventory to property plan and equipment in 1994.



(3) Deductions primarily represent payments made to carry out restructure plans and reversals of accrued restructure charges due to changes in estimates of $10,045, $1,400 and $1,600 for the years ended December 31, 1994, 1993 and
    1992, respectively.



(4) Addition represents adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" on January 1, 1993 and increases to the valuation allowance during the year. As such, the Company established a valuation allowance for certain deferred tax assets, including net operating loss and tax credit carryforwards. Statement No. 109 requires that such a valuation allowance be recorded when it is more likely than not that some portion of the deferred tax assets will not be realized. The deduction in 1994 primarily represents the realization of net operating loss carryforwards for the year.

                               INDEX TO EXHIBITS

     The Exhibit numbers in the following list correspond to the numbers assigned to such exhibits in Item 601 of Regulation S-K.


EXHIBIT                                                                                PAGE OR
NUMBER                                     DESCRIPTION                                 FOOTNOTE
------      -------------------------------------------------------------------------  --------
  2.1       Agreement and Plan of Merger, dated as of October 9, 1995, as amended
            November 6, 1995, among the Registrant, M Acquisition Sub, Inc. and
            Microtec Research, Inc. (included as Annex A to the Proxy
            Statement/Prospectus included as part of this Registration Statement)....
 *2.2       Form of Certificate of Merger between M Acquisition Sub, Inc. and
            Microtec Research, Inc...................................................
  3.1 (1)   Related Articles of Incorporation of the Registrant, as amended..........
  3.2 (2)   Bylaws of the Registrant.................................................
 *5.1       Opinion of Venture Law Group, A Professional Corporation, as to the
            legality of the Registrant's Common Stock being registered hereby........
  8.1       Form of Tax opinion of Venture Law Group, A Professional Corporation, together with Exhibits...................................................
  8.2       Form of Tax opinion of Tomlinson Zisko Morosoli & Maser, together with
            Exhibits.................................................................
 10.1 (3)   1982 Stock Option Plan...................................................
 10.2 (4)   Nonqualified Stock Option Plan...........................................
 10.3 (5)   1986 Stock Plan..........................................................
 10.4 (6)   1987 Non-Employee Directors' Stock Option Plan...........................
 10.5 (7)   Stock Option Agreement under the 1986 Stock Plan dated October 15, 1993 between the Registrant and Walden C. Rhines..............................
 10.6 (8)   Employment Agreement dated July 7, 1993, as amended July 5, 1994, between the Registrant and R. Douglas Norby......................................
 10.7 (9)   Form of Indemnity Agreement entered into between the Registrant and each of its officers and directors............................................
 10.8 (10)  Lease dated November 20, 1991, for 999 Ridder Park Drive and 1051 Ridder
            Park Drive, San Jose, California.........................................
 10.9 (11)  Amended and Restated Loan Agreement between the Registrant and First
            Interstate Bank of Oregon, N.A. dated December 31, 1992 as amended.......
 21.1 (12)  Subsidiaries of the Registrant...........................................
*23.1       Consent of Venture Law Group, A Professional Corporation, with respect to the legality of securities being registered (contained in Exhibit
            5.1).....................................................................
*23.2       Consent of Venture Law Group, A Professional Corporation, with respect to certain tax matters (contained in Exhibit 8.2)...........................
 23.3       Consent of KPMG Peat Marwick LLP, Independent Auditors, with respect to financial statements of the Registrant...................................
 23.4       Consent of Deloitte & Touche LLP, Independent Auditors, with respect to financial statements of Microtec.........................................
*23.5       Consent of Lehman Brothers with respect to its fairness opinion..........
*24.1       Power of Attorney (included in page II-4)................................
*99.1       Voting Agreement, dated as of October 9, 1995, among the Registrant,
            Microtec and Jerry Kirk..................................................
 99.2       Consultant Services Agreement, dated October 9, 1995, between the
            Registrant and Jerry Kirk, together with the Agreement Re Stock Option, dated October 9, 1995, between the Registrant and Jerry Kirk, the
            Assignment and Assumption of Contract, dated November 6, 1995, between
            MicroSystem Services, Inc. and Jerry Kirk, and the Guaranty, dated
            November 6, 1995, between the Registrant and Jerry Kirk, relating to the
            Consultant Services Agreement............................................
 99.3       Form of Proxy Card.......................................................

     (B) FINANCIAL STATEMENT SCHEDULE



  II.       Valuation and Qualifying Accounts


---------------

 *  Previously filed with the Commission.


 (1) Incorporated by reference to Exhibit 4A to the Registrant's Registration Statement on Form S-3 (Registration No. 33-23024).

 (2) Incorporated by reference to Exhibit 4B to the Registrant's Registration Statement on Form S-3 (Registration No. 33-56759).

 (3) Incorporated by reference to Exhibit 10A to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "1994 Form 10-K").

 (4) Incorporated by reference to Exhibit 10B to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (the "1989 Form 10-K").

 (5) Incorporated by reference to Exhibit 10C to the Registrant's 1989 Form
     10-K.

 (6) Incorporated by reference to Exhibit 10D to the Registrant's 1994 Form
     10-K.

 (7) Incorporated by reference to Exhibit 10E to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

 (8) Incorporated by reference to Exhibit 10F to the Registrant's 1994 Form
     10-K.

 (9) Incorporated by reference to Exhibit B to the Registrant's 1987 Proxy Statement.

(10) Incorporated by reference to Exhibit 10M to the Registrant's Form SE dated March 25, 1992.

(11) Incorporated by reference to Exhibit 10J to the Registrant's Form SE dated March 25, 1993.

(12) Incorporated by reference to Exhibit 21 to the Registrant's 1994 Form 10-K.